Exhibit 15


                      AGREEMENT TO ESTABLISH JOINT VENTURE

                                      among



                   DOMAINES BARONS DE ROTHSCHILD (LAFITE) SCA
                           CONSTELLATION BRANDS, INC.
                                       and
                              HUNEEUS VINTNERS LLC










                                October 30, 2004


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                                Table of Contents

Section                                                                     Page
-------                                                                     ----

ARTICLE I CERTAIN DEFINITIONS..................................................1

ARTICLE II formation of holdco; merger.........................................5

         2.1      Formation of Holdco; Capitalization..........................5
         2.2      Merger Agreement; Guaranty...................................5
         2.3      Exclusivity and Voting Agreement;
                  Merger Agreement Break-up Fee................................5

ARTICLE III ESTABLISHMENT OF JOINT VENTURE.....................................6

         3.1      Formation of Venture.........................................6
         3.2      Creation of Joint Venture....................................6
         3.3      Capital Contributions........................................7
         3.4      Employment Arrangements......................................7
         3.5      Other Business Arrangements..................................8
         3.6      Chalone Wine Rights..........................................8
         3.7      Loan to Holdco...............................................8
         3.8      Authority to Borrow; Merger Consideration Shortfall..........9

ARTICLE IV DBR INTANGIBLES ARRANGEMENT.........................................9

         4.1      Formation of VentureCo.......................................9
         4.2      Assistance Agreement.........................................9
         4.3      Custom Processing, Distribution and Marketing Agreement......9

ARTICLE V COVENANTS RELATED TO CONTRIBUTION OF ASSETS TO VENTURE..............10

         5.1      Covenants Relating to the Huneeus Contribution..............10
         5.2      Covenants Relating to the Constellation Contribution........12
         5.3      Covenants Related to the Chalone Contribution...............13
         5.4      Title Insurance.............................................13
         5.5      Proration Amounts...........................................14
         5.6      2004 Winemaking Expenses....................................14

ARTICLE VI INDEMNIFICATION....................................................14

         6.1      Indemnification.............................................14
         6.2      Notification of Claim.......................................14
         6.3      Defense of Action or Proceeding.............................14
         6.4      Contribution................................................16
         6.5      Remedy Not Exclusive........................................16

ARTICLE VII undertaking.......................................................16

ARTICLE VIII MISCELLANEOUS....................................................16

         8.1      Corporate Authority.........................................16
         8.2      Effectiveness; Termination..................................17
         8.3      Legal Expenses..............................................17
         8.4      Certain Representations of the Parties......................18

         8.5      Public Announcements........................................19
         8.6      Notices.....................................................19
         8.7      Amendment...................................................20
         8.8      Assignment; Binding Effect..................................20
         8.9      Entire Agreement............................................20
         8.10     Governing Law...............................................20
         8.11     No Third Party Rights.......................................20
         8.12     No Waiver...................................................20
         8.13     Headings....................................................21
         8.14     Counterparts; Facsimile Signature...........................21
         8.15     Due Diligence; Financial Modeling...........................21


EXHIBITS
--------

Exhibit A -- Form of Limited Liability Company Agreement
Exhibit B -- Form of Franciscan Contribution Agreement
Exhibit C -- Form of Huneeus Contribution Agreement
Exhibit D -- Form of Chalone Contribution Agreement
Exhibit E -- [Intentionally Omitted]
Exhibit F -- Form of Stonewall Canyon 2005-2009 Grape Contract
Exhibit G -- Form of Pinnacles 2005-2009 Grape Contract
Exhibit H -- Form of Oakville Estates 2005-2009 Grape Contract
Exhibit I-1 -- Form of Assignment and Amendment of FVI/Huneeus Grape Contract
Exhibit I-2 -- Form of Amendment to Lewis Grape Contract
Exhibit J -- Form of Australia/New Zealand Production Commitment Letter Exhibit K -- Form of Production Services Agreement
Exhibit L -- [Intentionally Omitted]
Exhibit M -- Form of Limited Liability Company Agreement For VentureCo, LLC Exhibit N -- [Intentionally Omitted]
Exhibit O -- [Intentionally Omitted]
Exhibit P -- [Intentionally Omitted]
Exhibit Q -- Chalone Shareholder Wine Program Continuation (Termsheet) Exhibit R -- Form of Holdco Promissory Note
Exhibit S -- [Intentionally Omitted]
Exhibit T -- [Intentionally Omitted]
Exhibit U -- Form of license for the Oakville Estates trademark

     AGREEMENT TO ESTABLISH JOINT VENTURE, dated as of October 30, 2004 among Domaines Barons de Rothschild (Lafite) SCA ("DBR"), a French societe en commandite par actions, Constellation Brands, Inc., a Delaware corporation ("Constellation"), and Huneeus Vintners LLC, a Delaware limited liability company ("Huneeus").

     WHEREAS, the parties hereto wish to establish a joint venture on the terms and conditions herein set forth, which would combine inter alia the wineries and vineyards of The Chalone Wine Group, Ltd., a California corporation ("Chalone"), the Quintessa vineyard and winery of Huneeus and the Oakville Estates vineyard of Franciscan to serve as a platform for the luxury wine business in the United States; and

     WHEREAS, in furtherance of the proposed joint venture, on May 16, 2004, DBR with the support of Constellation and Huneeus, proposed to the Board of Directors of Chalone a business combination which would result in Chalone becoming a wholly-owned subsidiary of DBR; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement Chalone, DBR and Triple Wines, Inc., a California corporation wholly-owned by DBR ("Holdco") are entering into the Merger Agreement.

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" means any day on which banking institutions in New York City or Paris, France, are not authorized or obligated by law to close.

     "Chalone" has the meaning assigned to such term in the recitals hereto.

     "Chalone Contribution Agreement" has the meaning assigned to such term in
Section 3.3(c).

     "Closing Date" means the Closing Date under the Merger Agreement.

     "Commitment Letter" means that certain letter agreement by and among DBR, Constellation and Huneeus, dated May 16, 2004.

     "Competing Transaction" has the meaning assigned to such term in Section 2.3(b).

     "Conservation Easements" has the meaning assigned to such term in Section 5.1(g).

     "Constellation" has the meaning assigned to such term in the recitals hereto.

     "Contributed Chalone Assets" means the Contributed Assets as defined under the Chalone Contribution Agreement.

     "Contributed Franciscan Assets" means the Contributed Assets as defined under the Franciscan Contribution Agreement.

     "Contributed Huneeus Assets" means the Contributed Assets as defined under the Huneeus Contribution Agreement.

     "Contributed Chalone Liabilities" means the Contributed Liabilities as defined under the Chalone Contribution Agreement.

     "Contributed Franciscan Liabilities" means the Contributed Liabilities as defined under the Franciscan Contribution Agreement.

     "Contributed Huneeus Liabilities" means the Contributed Liabilities as defined under the Huneeus Contribution Agreement.

     "DBR" has the meaning assigned to such term in the recitals hereto.

     "Franciscan" means Franciscan Trio Sub, LLC, a Delaware limited liability company wholly-owned by FVI.

     "FVI" means Franciscan Vineyards, Inc., a Delaware corporation wholly-owned by Constellation.

     "Franciscan Contribution Agreement" has the meaning assigned to such term in Section 3.3(a).

     "Holdco" has the meaning assigned to such term in the recitals hereto.

     "Huneeus" has the meaning assigned to such term in the recitals hereto.

     "Huneeus Contribution Agreement" has the meaning assigned to such term in
Section 3.3(b).

     "Huneeus Employment Agreement" has the meaning assigned to such term in
Section 3.4(a).


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     "Indemnified Party" has the meaning assigned to such term in Section 6.1.

     "Indemnifying Party" has the meaning assigned to such term in Section 6.1.

     "LLC Agreement" has the meaning assigned to such term in Section 3.2.

     "Losses" means any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any Proceeding) incurred by any Party to which such Party may become subject as a result of a claim of or Proceeding initiated by a third party, irrespective of whether such Losses have been incurred or suffered as a result of Proceedings initiated by a governmental entity or otherwise.

     "Membership Percentage Interest" in the Venture of any Party means, at any time, the percentage which such Party's Membership Units (as defined in the LLC Agreement) immediately following the Closing Date and after giving effect to the contributions contemplated by Section 3.3 represents of the total Membership Units then outstanding.

     "Merger" means the merger between Chalone and Holdco to be effected pursuant to the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of October 30, 2004 among DBR, Holdco and Chalone.

     "Merger Consideration" has the meaning assigned to such term in the Merger Agreement.

     "Merger Consideration Shortfall" has the meaning assigned to such term in
Section 3.8(a).

     "Option Merger Consideration" has the meaning assigned to such term in the Merger Agreement.

     "Other Losses" means any Losses incurred by a Party which at any time arise out of or are based upon:

          (A) actions or discussions by another Party inconsistent with the course of conduct or direction approved or consented to by the Parties;

          (B) the failure of another Party to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC Report");

          (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another Party, which such statement or omission originated from such other Party;

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          (D) any act or omission by another Party which would constitute fraud, gross negligence or willful misconduct by such other Party; or

          (E) the violation by another Party of any obligation of such other Party under any agreement relating to the Transactions.

     "Party" means a party to this Agreement.

     "Person" means any individual, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

     "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity.

     "Quintessa Business" means the "Business" as defined in the Huneeus Contribution Agreement.

     "Reference Share Price" has the meaning assigned to such term in Section 2.3(c).

     "Shares" means the shares of common stock, no par value per share, of Chalone held by DBR and to be contributed to Holdco (including any shares which may be obtained upon conversion of any Chalone convertible debt held by DBR).

     "Transactions" means the transactions described in Articles II, III and IV hereof, including without limitation the Merger and formation and capitalization of the Venture.

     "Transferred Quintessa Employee" has the meaning assigned to such term in
Section 5.1(b)(i).

     "Venture" means Triple Wines, LLC, a Delaware limited liability company formed on June 9, 2004, under the name "Triple Wines, LLC," in accordance with
Article III hereof.

     "VentureCo" has the meaning assigned to such term in Section 4.1.

     "VentureCo LLC Agreement" has the meaning assigned to such term in Section 4.1.

     "Venture Losses" means any Losses, but only insofar as such Losses arise out of or are based upon this Agreement, the Commitment Letter among the parties hereto dated May 16, 2004 or the making of a proposal with respect to the Merger by the parties hereto to the Board of Directors of Chalone, or the consummation of the Transactions (including the Merger) pursuant to the Commitment Letter or this Agreement; provided, however, that Venture Losses

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shall not include any Losses arising out of or based upon conduct, omissions or statements described in any of clauses (A) through (E) of the definition of "Other Losses."

                                   ARTICLE II
                           FORMATION OF HOLDCO; MERGER

     2.1 Formation of Holdco; Capitalization. On August 18, 2004, DBR formed Holdco as a wholly-owned subsidiary. Immediately prior to the Closing Date, DBR will capitalize Holdco with a $18,000,000 cash equity contribution.

     2.2 Merger Agreement; Guaranty. Contemporaneously with the execution and delivery of this Agreement, (a) DBR and Holdco are entering into the Merger Agreement, and (b) Constellation and Huneeus are executing and delivering a limited Guaranty in favor of Chalone, jointly and severally guaranteeing the payment of an aggregate of (i) $54,000,000, plus (ii) the difference between (A) the total Merger Consideration plus the Option Merger Consideration, and (B) $72,000,000. DBR shall not, and shall not authorize or permit Holdco to, (x) exercise any discretion, including any discretionary judgment as to whether a materiality or similar standard has been met for taking or refraining from taking any action, under the Merger Agreement, (y) consent to any modification to or waiver under the Merger Agreement, or (z) terminate the Merger Agreement voluntarily at any time or for any reason, without (in any such case) the consent of each of the other Parties.

     2.3 Exclusivity and Voting Agreement; Merger Agreement Break-up Fee.

     (a) Until the termination of the Merger Agreement in accordance with its terms: none of the Parties shall, directly or through Affiliates or agents, take any action or enter into any agreement inconsistent with the terms of this Agreement; each of the Parties shall act exclusively with the others with respect to the Merger and the other Transactions; and each of the Parties shall use reasonable efforts to cause the Merger and the other Transactions to be consummated as herein contemplated.

     (b) For a period commencing upon the date hereof and ending on the earliest of the Closing Date or the date of termination of the Merger Agreement by its terms, DBR (i) shall not sell or otherwise transfer any of the Shares (other than to an Affiliate which agrees in writing to be bound by the terms of this Agreement), (ii) shall not solicit proposals for any transaction with a third party that would result in such third party owning more than 50% of the voting securities of Chalone or its successor or a transaction involving a sale of substantially all the assets of Chalone (each a "Competing Transaction") or enter into discussions with any third party with respect to a Competing Transaction, (iii) shall immediately notify Constellation and Huneeus of any written proposal received from a third party with respect to a Competing Transaction, and provide Constellation and Huneeus with a copy of such written proposal, and (iv) shall vote the Shares at a shareholders meeting of Chalone in favor of the transaction proposed by the Merger Agreement and against any Competing Transaction.

     (c) If at any time on or before the date that is six months from the date of the Merger Agreement Chalone enters into a definitive agreement for a Competing Transaction, then (whether or not the Competing Transaction is consummated within such six month period) DBR shall, within seven days of receipt of any amounts paid to it pursuant to the Competing Transaction, pay to each of Constellation and Huneeus an amount equal to $3,000,000.

     (d) The commitments and understandings of DBR set forth in this Section 2.3 shall not restrict any actions taken by any director of Chalone who is also an employee of or affiliated with DBR, in furtherance of such director's fiduciary obligations.

     (e) If the Merger Agreement is terminated in such a manner as to result in payment of a break-up fee to either Holdco or DBR or both (other than due to Chalone entering into a definitive agreement for a Competing Transaction within six months of the date of the Merger Agreement as described in Section 2.3(c)), then any such break-up fee shall be shared by the Parties in proportion to the Membership Percentage Interests set forth in Section 3.2. DBR shall pay each of Constellation and Huneeus their respective portion of such break-up fee within seven days of receipt of any such break-up fee by either DBR or Holdco.

                                  ARTICLE III
                         ESTABLISHMENT OF JOINT VENTURE

     3.1 Formation of Venture. On June 9, 2004, Constellation formed Venture under the name "Triple Wines, LLC," a Delaware limited liability company. On the date hereof, Venture is a wholly-owned indirect subsidiary of Constellation, and a wholly-owned direct subsidiary of Franciscan. Venture shall not, and Constellation shall cause Venture not to, conduct any business or incur any indebtedness or other liabilities prior to the Closing Date, except as otherwise approved by each party as set forth in Section 3.8.

     3.2 Creation of Joint Venture. On the Closing Date, Chalone, Franciscan and Huneeus shall enter into a limited liability company agreement (the "LLC Agreement") in the form attached as Exhibit A hereto, and shall make the capital contributions to the Venture described in Section 3.3. The Membership Percentage Interests of each of the Members of the Venture (before dilution for Class D Membership Interests, as such term is defined in the LLC Agreement), which are based upon the agreed valuations of the net contributions to be made by the Members shown below, will be as follows:

        Party            Agreed Valuation of    Membership Percentage
        -----            Net Contribution       Interest
                         ----------------       --------
        Franciscan       $79,200,000            37.61%
        Huneeus          $70,000,000            33.24%
        Chalone          $61,372,000            29.15%

The foregoing Agreed Valuations of Net Contribution and Membership Percentage Interests are not subject to adjustment based upon actions or events between the date hereof and the Closing Date.

     3.3 Capital Contributions. On the Closing Date:

     (a) Constellation shall cause Franciscan to execute and deliver to the Venture a contribution agreement (the "Franciscan Contribution Agreement") in the form attached as Exhibit B hereto, pursuant to which Franciscan on the Closing Date shall contribute to the Venture cash, the Oakville Estates vineyard and certain related equipment, subject to specified liabilities, all as more specifically described in the Franciscan Contribution Agreement.

     (b) Huneeus shall execute and deliver to the Venture a contribution agreement (the "Huneeus Contribution Agreement") in the form attached as Exhibit C hereto, pursuant to which Huneeus on the Closing Date shall contribute to the Venture the assets of the Quintessa vineyard and winery and the business related to those assets, subject to specified exclusions and to specified liabilities, all as more specifically described in the Huneeus Contribution Agreement. Prior to the Closing Date, Huneeus shall elect whether or not it is going to contribute $2,000,000 as a cash capital contribution. If Huneeus contributes a $2,000,000 cash capital contribution, then the amount of debt being contributed by Huneeus as Contributed Liabilities (as defined in the Huneeus Contribution Agreement) shall not exceed $18,000,000. If Huneeus is not contributing a $2,000,000 cash capital contribution, then the amount of debt being contributed by Huneeus as Contributed Liabilities shall not exceed $16,000,000. At the time of such election by Huneeus, the parties shall complete the form of Huneeus Contribution Agreement appropriately.

     (c) DBR shall cause Chalone to execute and deliver to the Venture a contribution agreement (the "Chalone Contribution Agreement") in the form attached as Exhibit D hereto, pursuant to which Chalone on the Closing Date immediately following the Merger shall contribute to the Venture substantially all of its assets, subject to substantially all of its liabilities, all as more specifically described in the Chalone Contribution Agreement.

The asset and liability schedules attached to the forms of Franciscan Contribution Agreement and Huneeus Contribution Agreement (Exhibits B and C hereto) were prepared as of the date hereof. Those schedules will be updated as of the Closing Date to reflect additions or subtractions made in the ordinary course consistent with the terms of Article V hereof.

     3.4 Employment Arrangements.

     (a) On the Closing Date, the Venture and Agustin Francisco Huneeus shall enter into an Executive Employment Agreement (the "Huneeus Employment Agreement"), in a form reasonably acceptable to the Parties and Agustin Francisco Huneeus, designating Agustin Francisco Huneeus as Chief Executive Officer of the Venture and providing for certain compensation and bonus, all as set forth in the Huneeus Employment Agreement.

     (b) On the Closing Date, Agustin Francisco Huneeus will be admitted as a Class D member of the Venture on the terms provided in the LLC Agreement.

     (c) Following the Closing Date, the Venture shall establish an incentive compensation plan for its employees other than the Chief Executive Officer, in a form to be agreed upon among the Parties.


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     3.5 Other Business Arrangements. On the Closing Date, the Venture shall enter into agreements with various of the Parties and their Affiliates as follows:

     (a) The Venture will enter into an agreement with FVI in the form attached hereto as Exhibit F, under which the Venture will purchase from FVI Pinot Noir grapes produced at FVI's Stonewall Canyon vineyard from the 2005-2009 harvests.

     (b) The Venture will enter into an agreement with FVI in the form attached hereto as Exhibit G, under which the Venture will purchase from FVI Pinot Noir and Chardonnay grapes produced at FVI's Pinnacles vineyard from the 2005-2009 harvests.

     (c) The Venture will enter into an agreement with FVI in the form attached hereto as Exhibit H, under which FVI will purchase from the Venture grapes from the 2005-2009 Oakville Estate harvests.

     (d) The agreement between Huneeus and FVI, for the purchase by FVI of grapes from the 2004-2006 Quintessa harvests, will be assigned by Huneeus to the Venture pursuant to the Huneeus Contribution Agreement and the assignment in the form attached hereto as Exhibit I-1. FVI will enter into an agreement with Huneeus in the form attached hereto as Exhibit I-2 amending the terms under which FVI purchases grapes from Huneeus for the 2005-2006 harvests at Lewis Vineyard.

     (e) The Venture will enter into an agreement with Constellation, in the form attached hereto as Exhibit J, under which Constellation will make its wineries in Australia and New Zealand available for the production of wines to be sold by the Venture under Venture brands and with Venture-designed labels.

     (f) The Venture will enter into an agreement with FVI, in the form attached hereto as Exhibit K, pursuant to which production services will be provided to the Venture at the Franciscan and Estancia wineries.

     (h) FVI will grant to the Venture a perpetual, royalty free, nonexclusive license, in the form attached hereto as Exhibit U, for the use by the Venture of the "Oakville Estates" trademark.

     3.6 Chalone Wine Rights(a) . In accordance with the Merger Agreement, following the Closing Date the Venture will establish a new wine club program for former Chalone stockholders substantially on the terms set forth in Exhibit Q attached hereto.

     3.7 Loan to Holdco. Immediately prior to the Closing Date, but no sooner than the cash contribution by DBR to Holdco described in Section 2.1, Constellation will cause Venture to loan $52,000,000 to Holdco for the sole use by Holdco to pay the Merger Consideration and the Option Merger Consideration pursuant to the terms of the Merger Agreement. In consideration for the loan, Holdco shall deliver to Venture a promissory note in the form attached hereto as Exhibit R.


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     3.8 Authority to Borrow; Merger Consideration Shortfall.

     (a) Prior to the Closing Date, Venture shall have the authority to seek financing in sufficient amount to (i) refinance the debt contributed by Huneeus under the Huneeus Contribution Agreement, (ii) refinance the debt contributed by Chalone under the Chalone Contribution Agreement, and (iii) finance the difference between (A) the total Merger Consideration paid by Holdco under the Merger plus the total Option Merger Consideration, and (B) $70,000,000 (which is the sum of the $18,000,000 contributed to Holdco by DBR at its formation pursuant to Section 2.1 and the $52,000,000 loan that Constellation is causing Venture to loan to Holdco pursuant to Section 3.7) (such difference being referred to herein as the "Merger Consideration Shortfall"). The terms of any such financing shall be approved by each Party.

     (b) The Parties acknowledge that in the event Huneeus makes a cash capital contribution equal to $2,000,000 as described in Section 3.3(b), the amount of financing needed to finance any Merger Consideration Shortfall will decrease in a corresponding amount.

     (c) In the event Venture is unable to obtain sufficient financing to completely satisfy any Merger Consideration Shortfall, each party shall lend to Venture an amount equal to its pro rata share (based on the Membership Percentage Interests set forth in Section 3.2) of the additional amount needed to satisfy such Merger Consideration Shortfall. Immediately after the Closing Date, the Board of Directors of Venture (as defined in the LLC Agreement) shall vote on a proposal to convert such loans to capital contributions. Such vote shall require Unanimous Approval (as defined in the LLC Agreement). If the Board of Directors does not approve a conversion of the loans to capital contributions, then the Board of Directors shall determine the terms and conditions of the loans, which terms and conditions shall be commercially reasonable. Such commercially reasonable terms and conditions shall be approved by Majority Approval (as defined in the LLC Agreement).

     (d) Any amount borrowed by Venture pursuant to Section 3.8(a)(iii) or
Section 3.8(c) to satisfy a Merger Consideration Shortfall, shall be loaned by Venture to Holdco prior to the Closing Date in addition to the amount loaned to Holdco under Section 3.7 using the form of promissory note attached as Exhibit R.

                                   ARTICLE IV
                           DBR INTANGIBLES ARRANGEMENT

     4.1 Formation of VentureCo. On or before the Closing Date, DBR, Constellation and Huneeus shall form a limited liability company ("VentureCo") as a Delaware limited liability company and shall execute a limited liability company agreement for VentureCo (the "VentureCo LLC Agreement") in the from attached hereto as Exhibit M.

     4.2 Assistance Agreement(a) . On the Closing Date, the Parties shall cause DBR and VentureCo to enter into an Assistance Agreement in a form reasonably acceptable to the Parties.

     4.3 Custom Processing, Distribution and Marketing Agreement(a) . On the Closing Date, the Parties shall cause VentureCo and the Venture to enter into a custom processing, distribution and marketing agreement in a form reasonably acceptable to the Parties.

                                   ARTICLE V
             COVENANTS RELATED TO CONTRIBUTION Of ASSETS tO VENTURE

     5.1 Covenants Relating to the Huneeus Contribution.

     (a) Ordinary Course. From the date hereof until the earlier of the Closing Date and the date of termination of this Agreement, Huneeus shall conduct the Quintessa Business in the ordinary course and substantially in the same manner as heretofore conducted. Without limiting the generality of the foregoing:

          (i) Huneeus will not change in any manner the rate or terms of compensation or bonus payable or to become payable to any Transferred Quintessa Employee (or, until the Transferred Quintessa Employees have been identified, to any employee of the Quintessa Business), or change in any manner the rate or terms of any Plan, payment or arrangement made to, for or with any such employee of the Quintessa Business, or enter into any agreement to do any of the foregoing; provided that nothing herein shall prevent Huneeus from paying "stay bonuses" or "retention bonuses" to any employees of the Quintessa Business so long as such bonuses do not become obligations of the Venture;

          (ii) Huneeus will not enter into any grape purchase contract which would become an obligation of the Venture;

          (iii) Huneeus will use its best efforts to preserve its existence and business organization intact;

          (iv) Huneeus will use its best efforts to preserve its rights to, and the goodwill associated with, the "Proprietary Assets" (as defined under the Huneeus Contribution Agreement);

          (v) Subject to the terms and conditions of this Agreement, Huneeus will use its best efforts to keep available the services of the employees of the Quintessa Business, and preserve the goodwill, reputation, and present relationships of the Quintessa Business with its suppliers, customers, licensors, and others having such business relations with the Quintessa Business;

          (vi) Huneeus will continue its wine making, bottling and storage activities in the ordinary course of business, consistent with past practices, and will continue to only use FVI as the exclusive distributor of Quintessa wines;

          (vii) Except with the written consent of the other Parties, Huneeus will not (i) sell, lease, transfer, or otherwise dispose of any of the Contributed Huneeus Assets, other than in the ordinary course of business,
     (ii) create or permit to exist any Lien (as defined under the Huneeus Contribution Agreement) on the Contributed Huneeus Assets, other than in the ordinary course of business or those that will be removed prior to the Closing Date or which secure Contributed Liabilities (as defined in the Huneeus Contribution Agreement), or (iii) make any new commitments for capital expenditures related to the Quintessa Business in addition to those described on Schedule 5.1 hereto; and

          (viii) Huneeus will (i) use commercially reasonable efforts to maintain the Contributed Huneeus Assets in good repair, order, and condition, subject to normal wear and tear, (ii) maintain its records relating to the Contributed Huneeus Assets and Contributed Huneeus Liabilities in the usual, regular, and ordinary manner on a basis consistent with past practices, and (iii) use commercially reasonable efforts to perform and comply with its obligations under the Contracts (as defined under the Huneeus Contribution Agreement). Huneeus will not make any material alterations to the Contributed Huneeus Assets without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

     (b) Employee Matters.

          (i) From the date hereof until the earlier of the Closing Date and the date of termination of this Agreement, Huneeus shall afford to the Parties, their counsel, and other authorized representatives reasonable access to each and every employee of the Quintessa Business, and the employment records thereof, for the purpose of the Parties making a determination, in their sole discretion, as to which employees of the Quintessa Business the Venture will extend offers of employment. The Venture shall be permitted to make employment offers to all employees of the Quintessa Business. Any employee of the Quintessa Business who is offered and accepts employment with the Venture on the Closing Date is herein referred to as a "Transferred Quintessa Employee". Nothing herein shall obligate the Parties to cause the Venture to extend employment offers to any employee of the Quintessa Business.

          (ii) The Venture shall compensate Transferred Quintessa Employees at wages and salaries no less favorable than those paid by Huneeus as of the Closing Date and shall give each Transferred Quintessa Employee past service credit under its compensation and benefit plans and arrangements for service with Huneeus prior to the Closing Date as if such service had been with the Venture; provided that such credit for past service with Huneeus shall be solely for purposes of vesting and eligibility, but not benefit accrual.

          (iii) The Venture shall assume liability for accrued but unpaid vacation and sick leave, if any, of the Transferred Quintessa Employees.

          (iv) Huneeus shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide notice required thereby for transactions contemplated by this Agreement.

     (c) Insurance; Property. Until the earlier of the Closing Date or termination of this Agreement, Huneeus shall continue to insure the Contributed Huneeus Assets in the same manner as insured by Huneeus prior to the date of this Agreement, and all such property shall be used, operated, maintained and repaired in a careful and reasonable manner.

     (d) No Default; Amendment. Huneeus shall use its best efforts not to do any act or omit to do any act, or permit any act or omission to act, that will cause a breach of any Contract (as defined under the Huneeus Contribution Agreement). Huneeus shall not amend any such Contract without the prior written consent of the other Parties.

     (e) Consents. Huneeus shall obtain all consents, including, without limitation, consents of the members and managers of Huneeus, and those of any third parties required to effect the transactions contemplated in this Agreement.

     (f) Intercompany Arrangements and Accounts. Prior to the Closing Date, Huneeus shall terminate all intercompany arrangements and accounts with any Affiliate of Huneeus (other than the Venture) relating to the Contributed Huneeus Assets or Quintessa Business.

     (g) Easements; Conservation Easements. On or before the Closing Date, Huneeus shall record one or more easements providing ingress, egress, utility access, fire protection and water for the parcels of real property that it is retaining under the Huneeus Contribution Agreement. In addition, on or before the Closing Date, Huneeus shall record one or more restrictive easements barring construction on the Real Property (other than on the parcels where the winery and the pavilion are located), in form reasonably acceptable to the other Parties but in any event containing such provisions as are required to provide charitable contribution treatment under the Internal Revenue Code of 1986, as amended (the "Conservation Easements"), the benefits of which Huneeus shall be free to donate (whether before or after the Closing Date) to any institution of its choice as a charitable contribution.

     5.2 Covenants Relating to the Constellation Contribution. From the date hereof until the earlier of the Closing Date and the date of termination of this Agreement, Constellation shall cause FVI and Franciscan to conduct the Oakville Business in the ordinary course and substantially in the same manner as heretofore conducted. Without limiting the generality of the foregoing, Constellation shall cause FVI and Franciscan to act in accordance with the following:

     (a) Not enter into any agreement to sell grapes from the Oakville Estates vineyard to any Person other than the Venture;

     (b) Except in the ordinary course of business, or except upon the written consent of the Parties hereto, not (i) sell, lease, transfer, or otherwise dispose of any of the Contributed Franciscan Assets (except that FVI shall be permitted to transfer the Contributed Franciscan Assets to Franciscan, if such transfer has not occurred prior to the date of this Agreement), or (ii) create or permit to exist any "Lien" (as defined under the Franciscan Contribution Agreement) on the Contributed Franciscan Assets; and

     (c) To (i) use commercially reasonable efforts to maintain the Contributed Franciscan Assets in good repair, order, and condition, normal wear and tear excepted, (ii) maintain its records relating to the Contributed Franciscan Assets and Contributed Franciscan Liabilities in the usual, regular, and ordinary manner on a basis consistent with past practices, and (iii) use commercially reasonable efforts to perform and comply with its obligations under all Authorizations (as defined under the Franciscan Contribution Agreement). Franciscan will not make any material alterations to the Contributed Franciscan Assets without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

     5.3 Covenants Related to the Chalone Contribution.

     (a) Employee Matters. The Parties shall cause the Venture to take any necessary actions to implement the undertakings of DBR and Holdco in Section 4.5 of the Merger Agreement with respect to employees of Chalone and its subsidiaries, including providing and maintaining employee benefit plans and arrangements consistent with those undertakings.

     (b) Indemnification Matters. The Parties shall cause the Venture to take any necessary actions to implement the undertakings of DBR and Holdco in Section
4.7 of the Merger Agreement with respect to continued indemnification of officers and directors of Chalone and its subsidiaries.

     (c) Chalone Debt. The Parties shall cause the Venture to use its best efforts to negotiate, and the Venture shall bear all costs and expenses in connection with any negotiations, with Chalone's creditors to assign all of Chalone's debt instruments (including all private placement notes and bank credit agreements) to the Venture. In the event that such debt instruments cannot be assigned, the Parties shall cause the Venture, at its own cost and expense and for its own account, to take all necessary actions to discharge all of Chalone's obligations, including principal, interest, penalties and all costs and expenses in connection therewith, under such debt instruments.

     (d) Distributor Notice. The Merger Agreement will require Chalone, prior to the effective time of the Merger, to give notice to its distributors with respect to the distribution of its products. Such notice shall be in the form agreed by Chalone and DBR pursuant to Section 4.10 of the Merger Agreement.

     (e) Liquidation of Subsidiaries. Prior to the transfer to the Venture of the Contributed Chalone Assets, DBR shall cause Chalone to liquidate Canoe Ridge, Inc., Canoe Ridge Vineyards, LLC, Staton Hills Winery Equity, Inc. and Staton Hills Winery, Ltd. into Chalone.

     5.4 Title Insurance.

     (a) Within 30 days after the date hereof, each of Constellation and Huneeus will provide the other Parties with a current survey of each parcel of real property to be included in the Contributed Franciscan Assets or Contributed Huneeus Assets, as applicable, prepared by a licensed surveyor and conforming to current ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys.

     (b) On or prior to the Closing Date, the Parties will cause the Venture to obtain, at the expense of the Venture, an ALTA Owner's Policy of Title Insurance with respect to each parcel of real property included in the Contributed Chalone Assets, Contributed Franciscan Assets and Contributed Huneeus Assets, issued by a title insurer reasonably satisfactory to each of the Parties, in such amount as the Parties reasonably determine to be the fair market value of such real property (including all improvements located thereon), with such endorsements (including, to the extent available, a "non-imputation" endorsement) and such conditions as are reasonably acceptable to each of the Parties. Each of the Parties shall cooperate in obtaining such title insurance, including furnishing and causing its Affiliates to furnish such customary affidavits and documentation as the insurer may request.

     5.5 Proration Amounts. No later than three (3) Business Days prior to the Closing Date, if possible, and in any event as soon as possible after the Closing Date, each of Constellation and Huneeus shall provide the other Parties with an estimate of the amounts of the pro-rations and reimbursements to be made pursuant to Article III-A of the Franciscan Contribution Agreement and Article III-A of the Huneeus Contribution Agreement, respectively.

     5.6 2004 Winemaking Expenses. If the Closing Date occurs after the 2004 harvest, the Venture on and after the Closing Date will undertake the production of wine from the grapes of the 2004 Quintessa Vineyards harvest which are being retained by Huneeus pursuant to the Huneeus Contribution Agreement. Huneeus will pay the Venture for such winemaking services at customary prices and on customary terms.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Indemnification. Each of DBR, Constellation and Huneeus (each, an "Indemnifying Party") shall severally, but not jointly, indemnify and hold harmless each other Party and their respective Affiliates, subsidiaries, managers, officers, employees, agents and assigns (each, an "Indemnified Party") against (x) Venture Losses incurred by the Indemnified Party (whether or not such Venture Losses are occasioned by the acts or failures to act of the Indemnified Party), in an amount that is proportionate to the Indemnifying Party's prospective Membership Percentage Interest in the Venture, and (y) Other Losses arising out of the conduct, omission or statement of the Indemnifying Party.

     6.2 Notification of Claim. Promptly after the commencement of any action or proceeding against an Indemnified Party which could give rise to a claim for indemnification under this Article VI, the Indemnified Party shall give notice to each Indemnifying Party if it wishes to assert a claim for indemnification under this Article VI, provided, however, that the failure so to notify each Indemnifying Party (i) will not relieve such Indemnifying Party from its indemnification obligations in this Article VI unless and then only to the extent the Indemnifying Party did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification provisions in this Article VI.

     6.3 Defense of Action or Proceeding.

     (a) Following delivery of the notice specified in Section 6.2, but subject to the provisions of Section 6.3(b), each Indemnifying Party shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party (but prior to assuming such defense, the Indemnifying Party shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Party). After notice from the

Indemnifying Party to the Indemnified Party of its election to assume the defense of a claim, the Indemnifying Party shall not be liable to such Indemnified Party under this Article VI for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation, or as provided in Section 6.3(c) below. If an Indemnifying Party assumes the defense of such an action, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (2) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the commencement of any action and it does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof (and in connection therewith, acknowledge in writing its indemnification obligation hereunder), the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld). Should there be more than one Indemnifying Party, each Indemnifying Party shall have the option to assume the defense of the action or proceeding. If more than one Indemnifying Party chooses to assume the defense, such Indemnifying Parties shall act jointly in the defense, it being understood that no failure of agreement or cooperation among such Indemnifying Parties shall prejudice the rights of the Indemnified Party. Any Indemnifying Party which does not choose to assume the defense shall (to the extent it is liable for Losses as an Indemnifying Party) be bound by the actions of the Indemnifying Party or Parties which do assume the defense.

     (b) In the case of Venture Losses, the Parties shall select a single counsel to represent them at their joint expense in the action or proceeding. The Parties may retain separate counsel to protect their individual interests, but the fees and expenses of any such counsel shall be for the sole account of the Party retaining such counsel.

     (c) Notwithstanding the Indemnifying Party's election to assume the defense of an action or proceeding, the Indemnified Party or Parties in connection with an Other Loss (but not a Venture Loss) shall have the right to employ one separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party or Parties would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party or Parties and the Indemnifying Party and either or both of the Indemnified Parties shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party or Parties to represent the Indemnified Party or Parties within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Party shall authorize either or both of the Indemnified Parties to employ separate counsel at the expense of the Indemnifying Party.

     6.4 Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless any Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the Venture Loss or Other Loss, as the case may be, in such proportion as is appropriate to reflect (a) in the case of Venture Losses, the relative benefits received by the Indemnified Party on the one hand and the Indemnifying Parties on the other hand, in each case from the consummation of the Transactions as contemplated by and pursuant to the terms of this Agreement, which relative benefits the parties agree are proportionate to their prospective Membership Percentage Interests in the Venture, and (b) in the case of Other Losses, the extent to which such Losses result from actions or failures to act of the Indemnifying Party. Notwithstanding the rights of any Party to contribution in this Section 6.4, no Party shall be required to contribute an amount that is in excess of the amount which would have been required to be paid by such Party had such amount been calculated in accordance with the indemnification provisions of this Article VI.

     6.5 Remedy Not Exclusive. The rights and remedies of the Parties under this
Article VI with regard to Venture Losses and Other Losses shall be in addition to and not exclusive of any other rights or remedies the Parties may have at law, equity or otherwise for any other breach or nonperformance by another Party of its obligations under this Agreement, other than for any breach by Huneeus or its Affiliates of their obligations under Section 5.1, as to which the sole remedy shall be a claim for indemnification by the Venture under Article VI of the Huneeus Contribution Agreement, or any breach by Constellation or its Affiliates of their obligations under Section 5.2, as to which the sole remedy shall be a claim for indemnification by the Venture under Article VI of the Franciscan Contribution Agreement.

                                   ARTICLE VII
                                   UNDERTAKING

     Each of the Parties shall, and shall cause their respective Affiliates to, promptly perform their respective obligations under, and observe the applicable provisions in, this Agreement and the various agreements entered into pursuant hereto.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Corporate Authority. Each of the Parties hereby represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by it, and that it has all requisite corporate or other power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     8.2 Effectiveness; Termination.

     (a) The obligations of the Parties to consummate the Transactions (other than the Merger) on the Closing Date or to cause the Transactions (other than the Merger) to be so effected are subject only to the occurrence of the Closing Date.

     (b) Upon termination of the Merger Agreement by its terms, the obligations of the Parties to consummate the Transactions shall terminate and be of no further effect, provided that the indemnification and contribution obligations under Article VI and any reimbursement or other payment obligation under Section
2.3 shall survive any such termination and the Parties shall retain any rights they may have against any other Parties for any breach of this Agreement prior to the date of termination.

     8.3 Legal Expenses.

     (a) Subject to the provisions of Article VI, all legal expenses of the Venture and each of the Parties incurred in connection with the Transactions and the other transactions contemplated in this Agreement (including the transactions described in the Exhibits hereto) (the "Transaction Costs") will be borne individually by each of the Parties or their Affiliates (with respect to the legal fees incurred by such Party or its Affiliate) except as follows:

          (i) Transaction Costs incurred by Constellation and Franciscan in the formation of Triple Wines, LLC, will be borne by Constellation;

          (ii) Transaction Costs for the following services in connection with work required to consummate the Transactions will be borne by the Venture:

               - Proxy materials/ 13e-3 Filings/ SEC review process
               - Special Committee process/ Merger Agreement process
               - Third party consents for asset/liability transfers
                 (other than Huneeus debt to the extent borne solely by Huneeus)
               - HSR and other regulatory consents (on behalf of Chalone,
                 Holdco and DBR)
               - Legal due diligence (to be performed by Nixon Peabody).

          (iii) Transaction Costs incurred by Constellation for obtaining alcoholic beverage and other operating licenses for the Venture will be borne by the Venture.

Notwithstanding the foregoing, in the event that the transactions described herein (including the Exhibits hereto) are not consummated, Transaction Costs for services performed for each of Parties or their Affiliates will be borne by those Parties or their Affiliates, and Transaction Costs under paragraph (ii), above, will be shared by the Parties in proportion to the Membership Percentage Interests set forth in Section 3.2.

     (b) The expenses of outside advisors (other than legal advisors) retained by or for the account of the Venture with the written approval of the Parties will be borne by the Venture.

     8.4 Certain Representations of the Parties(a) .

     (a) Constellation represents and warrants to the other Parties that it has the full corporate power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the Transactions. This Agreement has been duly authorized, executed and delivered by Constellation and no other corporate proceedings on the part of Constellation are necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Constellation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     (b) DBR represents and warrants to the other Parties that each of DBR and Holdco has the full corporate power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement (in the case of DBR) and to carry out its obligations hereunder and otherwise to consummate the Transactions. This Agreement has been duly authorized, executed and delivered by DBR and no other corporate proceedings on the part of DBR are necessary to authorize this Agreement or to consummate and perform the Transactions. This Agreement is a legal, valid and binding obligation of DBR, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity. The Merger Agreement has been duly authorized, executed and delivered by Holdco and no other corporate proceedings on the part of Holdco are necessary to authorize the Merger Agreement or to consummate and perform the Transactions. The Merger Agreement is a legal, valid and binding obligation of Holdco, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     (c) Huneeus represents and warrants to the other Parties that it has the full power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the Transactions. This Agreement has been duly authorized, executed and delivered by Huneeus and no other company proceedings on the part of Huneeus are necessary to authorize this Agreement or to consummate and perform the Transactions. This Agreement is a legal, valid and binding obligation of Huneeus, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     (d) Each of the Parties represents and warrants to the other Parties that, except as set forth on Schedule 8.4, there is no (i) suit, action, litigation or other similar proceeding pending or threatened against it or any of its Affiliates or, to the knowledge of such Party, against the Venture, any other Party or any proposed Member of the Venture, that would or could have a material adverse effect on the operations of the Venture or the consummation of the transactions contemplated by this Agreement or the LLC Agreement, or (ii) order, judgment or decree to which it, any of its Affiliates or the Venture is subject or, to the knowledge of such Party, to which any other Party or any proposed Member of the Venture is subject, that would or could affect the operations of the Venture or the consummation of the transactions contemplated by this Agreement or the LLC Agreement.

     8.5 Public Announcements. No Party shall issue any press release or make any public statement with respect to this Agreement or the Transactions without the prior consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent will be required for a press release or public statement that is required to be made by applicable Law or rules of any stock exchange upon which securities of Constellation or Chalone are traded.

     8.6 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telecopy (provided that if sent by telecopy, a copy shall also be sent by first class mail or overnight courier service) and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of delivery by professional overnight courier service when delivered to the notice address, or, in the case of delivery by telecopy, upon confirmation of receipt, and addressed to the Party at its address set forth immediately below, or at such other address as the Party shall have furnished the other Parties in accordance with this Section. The Parties will use reasonable efforts to provide a courtesy copy of any notice by facsimile or electronic mail to any Party who has provided such a facsimile or electronic mail address, but unless otherwise agreed, failure to send such a courtesy copy will not cause the notice to be ineffective if provided in writing as above.

        (a) If to DBR                     Mr. Emmanuel Roth
            and its Affiliates:           Domaines Barons de Rothschild
                                          33, rue de la Baume
                                          75008 Paris, France
                                          Fax: +33-1-53-89-7801

            With a copy to:               Mr. Francis Currie
                                          Davis Polk & Wardwell
                                          1600 El Camino Real
                                          Menlo Park, California  94025
                                          Fax: (650) 752-2114

        (b) If to Constellation           Constellation Brands, Inc.
            and its Affiliates:           370 Woodcliff Drive
                                          Fairport, New York  14450
                                          Attention: Office of General Counsel
                                          Fax: (585) 218-3603

            With a copy to:               Nixon Peabody LLP
                                          1300 Clinton Square
                                          Rochester, New York  14604
                                          Attention:  James A. Locke, III
                                          Fax: (585) 263-1600

        (c) If to Huneeus                 Huneeus Vintners LLC
            and its Affiliates:           P.O. Box 505
                                          Rutherford, California  94573
                                          Attention:  Agustin Huneeus
                                          Fax: (707) 286-2727

            With a copy to:               Farella Braun + Martel LLP
                                          235 Montgomery Street
                                          San Francisco, CA  94104
                                          Attention:  Jeffrey P. Newman
                                          Fax: (415) 954-4480

     8.7 Amendment. This Agreement may not be amended, modified or terminated except by an instrument in writing signed by each of the Parties.

     8.8 Assignment; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, whether by operation of law or otherwise, without the prior written consent of the other Parties and any attempted assignment without the required consent shall be void. For purposes hereof, any "Change of Control" (as defined in the LLC Agreement) of a Party shall be deemed to constitute an assignment by such Party of this Agreement.

     8.9 Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes any prior oral and written understandings or agreements.

     8.10 Governing Law. This Agreement and the interpretation thereof shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

     8.11 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, corporation or entity other than the Parties and their respective Affiliates any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.12 No Waiver. No course of dealing between or among the Parties and the Venture, and no delay by any Party or the Venture in exercising any right, power or remedy, shall operate as a waiver or otherwise prejudice the exercise by that Party or the Venture of that right, power or remedy against that or any other Party.

     8.13 Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

     8.14 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures sent by telecopy shall constitute originals.

     8.15 Due Diligence; Financial Modeling. Each of the Parties acknowledges that the other parties, in particular but not exclusively Constellation, have provided and shared with them various financial models, financial analyses and projections of the business of Chalone and the proposed business of the Venture and have conducted business and other due diligence with respect to Chalone and its business and the assets and liabilities to be contributed to the Venture by Huneeus and Constellation (collectively, "Shared Work Product"). No Party which developed, provided or conducted such Shared Work Product shall have any liability (including liability based upon alleged negligence, gross negligence or willful misconduct) to any other Party with respect to its Shared Work Product and each of the Parties specifically waives any actual or potential claim against each of the other Parties with respect to the Shared Work Product of such other Parties.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    DOMAINES BARONS DE ROTHSCHILD (LAFITE) SCA


                                    By  /s/ Eric de Rothschild
                                        ----------------------------------------
                                        Eric de Rothschild, Managing Director


                                    CONSTELLATION BRANDS, INC.


                                    By  /s/ Richard Sands
                                        ----------------------------------------
                                        Richard Sands, Chairman of the Board and
                                        Chief Executive Officer


                                    HUNEEUS VINTNERS LLC


                                    By  /s/ Agustin Huneeus
                                        ----------------------------------------
                                        Agustin Huneeus, Manager


The undersigned executes this Agreement for purposes of his obligations under
Section 3.4(a) only:


                                        /s/ Agustin Francisco Huneeus
                                        ----------------------------------------
                                        Agustin Francisco Huneeus

                                                            SCHEDULE 5.1 To AEJV

     Without the written consent of the other Parties, Huneeus may make continuing reasonable capital expenditures, and commitments for additional reasonable capital expenditures, for the design and construction of the Pavilion (as defined in the Huneeus Contribution Agreement).

                                                               Exhibit A to AEJV


                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                                TRIPLE WINES, LLC







                        Dated as of ________ ___, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE  I. DEFINITIONS........................................................1

   1.1.         DEFINITIONS....................................................1
   1.2.         TERMS..........................................................7

ARTICLE  II. ORGANIZATION OF THE COMPANY.......................................7

   2.1.         FORMATION; QUALIFICATION.......................................7
   2.2.         NAME...........................................................8
   2.3.         PURPOSES.......................................................8
   2.4.         POWERS.........................................................8
   2.5.         PRINCIPAL PLACE OF BUSINESS: REGISTERED OFFICE AND AGENT.......8
   2.6.         TERM...........................................................8
   2.7.         ORGANIZATION EXPENSES..........................................8

ARTICLE  III. MEMBERS AND MEMBERS' INTERESTS...................................8

   3.1.         MEMBERSHIP INTERESTS; MEMBERS..................................8
   3.2.         LIMITATION ON LIABILITY........................................9
   3.3.         BUSINESS OPPORTUNITIES; OTHER BUSINESS VENTURES;
                NONSOLICITATION OF EMPLOYEES...................................9
   3.4.         BUSINESS TRANSACTIONS INVOLVING A MEMBER OR
                AFFILIATE OF A MEMBER.........................................10
   3.5.         MANAGEMENT BY MEMBERS.........................................11

ARTICLE  IV. MANAGEMENT OF THE COMPANY........................................11

   4.1.         BOARD OF DIRECTORS............................................11
   4.2.         POWERS AND AUTHORITY OF THE BOARD.............................11
   4.3.         MEETINGS; QUORUM..............................................12
   4.4.         ORGANIZATION..................................................13
   4.5.         VOTE..........................................................14
   4.6.         ACTION WITHOUT MEETING; TELEPHONE MEETINGS....................17
   4.7.         VACANCIES AND REMOVAL.........................................17
   4.8.         COMMITTEES....................................................17
   4.9.         COMPENSATION OF DIRECTORS.....................................17
   4.10.        STATUS AND DUTIES OF DIRECTORS; TRANSACTIONS
                WITH THE COMPANY..............................................17
   4.11.        LIMITATIONS ON LIABILITY......................................18
   4.12.        BUSINESS TRANSACTIONS INVOLVING A DIRECTOR OR
                AFFILIATE OF A DIRECTOR.......................................18

ARTICLE  V. OFFICERS..........................................................19

   5.1.         GENERAL.......................................................19
   5.2.         TERM OF OFFICE; REMOVAL AND VACANCY...........................19
   5.3.         POWERS AND DUTIES.............................................19
   5.4.         POWER TO VOTE.................................................19

ARTICLE  VI. EXCULPATION; INDEMNIFICATION.....................................20

   6.1.         EXCULPATION...................................................20
   6.2.         INDEMNIFICATION...............................................20

ARTICLE  VII. ACCOUNTING AND RECORDS..........................................22

   7.1.         RECORDS AND ACCOUNTING........................................22
   7.2.         AUDITORS......................................................23
   7.3.         ACCESS TO ACCOUNTING RECORDS..................................23
   7.4.         DEPOSIT AND USE OF COMPANY FUNDS..............................23
   7.5.         FINANCIAL AND TAX INFORMATION.................................23

   7.6.         ACCOUNTING DECISIONS..........................................23
   7.7.         TAX MATTERS PARTNER; FEDERAL INCOME TAX ELECTIONS.............24
   7.8.         OTHER RECORDS.................................................24

ARTICLE  VIII. CAPITAL CONTRIBUTIONS..........................................24

   8.1.         INITIAL CAPITAL CONTRIBUTIONS.................................24
   8.2.         ADDITIONAL CAPITAL CONTRIBUTIONS..............................25
   8.3.         CAPITAL ACCOUNT...............................................25
   8.4.         STATUS OF CAPITAL CONTRIBUTIONS...............................26

ARTICLE  IX. RESERVES AND DISTRIBUTIONS.......................................26

   9.1.         RESERVES......................................................26
   9.2.         CLASS C MEMBER SPECIAL DISTRIBUTIONS AND ALLOCATIONS..........26
   9.3.         SPECIAL DISTRIBUTION AND ALLOCATION UPON SALE OF
                CLASS C MEMBER'S INTEREST.....................................28
   9.4.         MANDATORY DISTRIBUTION OF AVAILABLE FUNDS.....................29
   9.5.         PRO RATA DISTRIBUTIONS........................................31
   9.6.         RESTRICTION ON DISTRIBUTIONS..................................31
   9.7.         PASSED DISTRIBUTIONS..........................................31
   9.8.         CAPITAL ACCOUNT LIMITATIONS; LIQUIDATION......................31
   9.9.         CERTAIN DEFINITION............................................32

ARTICLE  X. ALLOCATIONS.......................................................32

   10.1.        NET INCOME....................................................32
   10.2.        NET LOSS......................................................32
   10.3.        REGULATORY ALLOCATIONS........................................33
   10.4.        CURATIVE ALLOCATIONS..........................................34
   10.5.        TAX ALLOCATIONS...............................................34
   10.6.        REVALUATION...................................................35
   10.7.        CLASS D MEMBERS; SUCCESSOR MEMBERS............................35
   10.8.        ALLOCATIONS UPON LIQUIDATION OR SALE..........................35
   10.9.        ALLOCATIONS UPON BOOK-UP OR SALE OF SIGNIFICANT ASSETS........36

ARTICLE  XI. TRANSFER OF MEMBER INTERESTS; WITHDRAWAL; ADDITIONAL MEMBERS;
             CHANGE OF CONTROL................................................36

   11.1.        TRANSFER OF MEMBER INTERESTS; WITHDRAWAL......................36
   11.2.        RESTRICTION ON TRANSFER OF MEMBERSHIP INTERESTS;
                RIGHT OF FIRST OFFER..........................................37
   11.3.        ADDITIONAL RESTRICTIONS ON TRANSFER...........................40
   11.4.        SUBSTITUTE OR ADDITIONAL MEMBERS..............................40

   11.5.        FINANCIAL ADJUSTMENTS.........................................41
   11.6.        CHANGE OF CONTROL.............................................41
   11.7.        EFFECT OF TRANSFER OF MEMBERSHIP INTERESTS TO
                ANOTHER MEMBER................................................42

ARTICLE  XII. BUSINESS PLAN DEADLOCK..........................................43

   12.1.        BUSINESS PLAN DEADLOCK........................................43

ARTICLE  XIII. DISSOLUTION OF THE COMPANY.....................................45

   13.1.        DISSOLUTION OF THE COMPANY....................................45
   13.2.        DISTRIBUTION OF ASSETS........................................45
   13.3.        FILING OF CERTIFICATE OF CANCELLATION.........................47
   13.4.        RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS..........47

ARTICLE  XIV. MISCELLANEOUS...................................................47

   14.1.        NOTICES.......................................................47
   14.2.        AMENDMENTS....................................................47
   14.3.        BINDING EFFECT................................................47
   14.4.        TITLE TO COMPANY PROPERTY.....................................48
   14.5.        PARTITION.....................................................48
   14.6.        DIRECTORS AND OFFICERS LIABILITY INSURANCE....................48
   14.7.        COUNTERPARTS..................................................48
   14.8.        HEADINGS......................................................48
   14.9.        SCHEDULES AND ANNEXES.........................................48
   14.10.       SEVERABILITY..................................................48
   14.11.       ENTIRE AGREEMENT..............................................48
   14.12.       GOVERNING LAW.................................................49
   14.13.       NO WAIVER.....................................................49

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                TRIPLE WINES, LLC


     This Amended and Restated Limited Liability Company Agreement of Triple Wines, LLC, a Delaware limited liability company (the "Company"), dated as of ________, 2005, is made by and among the Persons listed on Schedule I hereto, as amended from time to time (individually, a "Member" and, collectively, together with any additional members hereafter admitted to the Company in accordance with this Limited Liability Company Agreement, the "Members").

                              W I T N E S S E T H:

     WHEREAS, on June 9, 2004, Francisco Trio Sub, LLC, as the sole Member of the Company (the "Initial Member"), caused the Company to be formed by filing a Certificate of Formation with the Delaware Secretary of State; and

     WHEREAS, the Initial Member executed a Limited Liability Company Agreement pursuant to the Act dated as of July 1, 2004 (the "Original Limited Liability Company Agreement"); and

     WHEREAS, the parties hereto desire to amend the Original Limited Liability Company Agreement, and to restate such agreement in its entirety as herein set forth, in order to define and express all of their respective rights and obligations with respect to the operation of the Company as a limited liability company within the meaning of Section 18-101(7) of the Act (as defined below); and

     WHEREAS, the parties hereto desire to be bound by the terms of this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1.1. Definitions. As used in this Agreement, the following terms shall have the meanings specified (terms in the singular to have the correlative meaning in the plural and vice versa):

     "Act" means the Delaware Limited Liability Company Act set forth in Title 6 of the Delaware Code (6 Del. C.ss.18-101, et seq.), as amended from time to time.

     "Acquisition Model" means any ten year budget and operating plan as approved on or prior to the Effective Date by the majority decision of Emmanuel Roth, Paul Hetterich and Agustin F. Huneeus.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Available Funds" means, for any period, funds available for distribution to Members after the payment of current obligations and the establishment of reserves pursuant to Section 9.1 and taking into account the reasonable working capital needs of the Company.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day on which banking institutions in San Francisco, California and Paris, France are not authorized or obligated by law to close.

     "Business Plan" means as follows: (i) the annual budget and operating plan for the Company, together with a rolling five-year budget and operating plan, as approved by the majority vote of the Board of Directors each year; provided, however, until the first Business Plan is approved, the Acquisition Model shall be deemed to be the Business Plan; and (ii) in the absence of approval of the Business Plan in any year, the "Business Plan" shall be deemed to be the budget and operating plan for such year appearing in the last Business Plan approved by the Board. It is understood and expected that the first Business Plan to be approved by the Board shall be prepared by the Chief Executive Officer and submitted to the Board within six months after the commencement of operations by the Company.

     "Capital Account" means the individual accounts established and maintained pursuant to Section 8.3 hereof.

     "Capital Contribution" for each Member means the aggregate of any cash, cash equivalents and the net agreed value, as determined in good faith by the Board in accordance with this Agreement, of property that a Member contributes to the Company pursuant to Article VIII, provided that with respect to each Member's initial Capital Contribution, the net agreed value of such property shall equal the Agreed Valuation of Net Contribution set forth on Schedule I (which reflects the Contributed Liabilities assumed by the Company pursuant to the Contribution Agreement between the Company and such Member).

     "Carrying Value" means (i) initially, with respect to any Company property, the fair market value of such property at the time of its acquisition (by contribution or otherwise) by the Company as determined in good faith by the Board, provided that with respect to each

Member's initial Capital Contribution, the aggregate Carrying Value of the assets contributed by the Member shall equal the Agreed Valuation of Net Contribution set forth on Schedule I plus the Contributed Liabilities assumed by the Company pursuant to the Contribution Agreement of such Member, and (ii) thereafter, shall be adjusted by the depreciation, amortization or other cost recovery deduction allowable with respect to such asset for purposes of computing Net Income and Net Loss. In the case of any revaluation of Company property pursuant to Section 10.6, the Carrying Value of any property shall mean its fair market value as determined in good faith by the Board.

     "CBI" means Constellation Brands, Inc., a Delaware corporation.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State on July 9, 2004, in the form set forth on Annex A hereto.

     "Change of Control" means,

     (A) with respect to CBI, the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended - the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that no voting stock or other equity held by any member of the Sands family shall be included in any such beneficial ownership), directly or indirectly, of more than 50% of the total outstanding voting stock or voting equity of CBI; (2) individuals who on the date hereof constituted the board of directors of CBI, together with any new directors whose election to such board or whose nomination for election by the stockholders of CBI was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such board of directors then in office; (3) CBI consolidates with or merges with or into any other Person or conveys, transfers or leases all or substantially all of its assets to any other Person, or any corporation consolidates with or merges into or with CBI, in any such event pursuant to a transaction in which the outstanding voting stock or voting equity of CBI is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or voting equity of CBI is not changed or exchanged at all, except to the extent necessary to reflect a change in the jurisdiction of incorporation of CBI or where no "person" or "group" (excluding members of the Sands family) owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding voting stock or voting equity of the surviving corporation; or
(4) CBI is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     (B) with respect to HVL, the occurrence of any event or series of events that results in a majority of the voting or economic interests of the members being held by Persons who are not Agustin Huneeus, his spouse or descendants or trusts for their benefit or entities controlled by them or by such trusts.

     (C) with respect to DBR, if less than 50% of the total outstanding voting equity of such DBR or any Person which directly or indirectly controls DBR is owned by members (or Affiliates of members) of the branch of the Rothschild family which owns Chateau Lafite.

     "Class A Director" means a Director designated by the Class A Members.

     "Class B Director" means a Director designated by the Class B Members.

     "Class C Director" means a Director designated by the Class C Members.

     "Class A Membership Interest" means the Membership Interest held by a Class A Member.

     "Class B Membership Interest" means the Membership Interest held by a Class B Member.

     "Class C Membership Interest" means the Membership Interest held by a Class C Member.

     "Class D Membership Interest" means an incentive interest as described in
Section 3.1.

     "Class A Member" means a Member designated as a Class A Member on Schedule I hereto or any permitted transferee of a Class A Membership Interest in accordance with the provisions of this Agreement.

     "Class B Member" means a Member designated as a Class B Member on Schedule I hereto or any permitted transferee of a Class B Membership Interest in accordance with the provisions of this Agreement.

     "Class C Member" means a Member designated as a Class C Member on Schedule I hereto or any permitted transferee of a Class C Membership Interest in accordance with the provisions of this Agreement.

     "Class D Member" means a Member holding a Class D Membership Interest.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contribution Agreement" means, as to any Member, the Contribution Agreement to be entered into between such Member and the Company, providing for the contribution to the capital of the Company of the cash and/or assets, subject to the liabilities, identified therein.

     "DBR" means Domaines Barons de Rothschild (Lafite) SCA, a French societe en commandite par actions.

     "Director" means a manager (as defined in Section 18-101(10) of the Act) of the Company who is a member of the Board of Directors.

     "EBITDA" means, with respect to the Company for any fiscal period, net income for such period computed in accordance with GAAP after adding back (to the extent deducted in computing net income) interest expense, income tax expense and depreciation and amortization expense.

     "Effective Date" means the effective date of the merger under the Agreement and Plan of Merger dated as of October ___, 2004 by and among DBR, Triple Wines, Inc. and The Chalone Wine Group, Ltd.

     "Final Membership Percentage Interest" means the Interim Membership Percentage Interest for each Member calculated as of the liquidation of the Company in accordance with Article XIII.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "HVL" means Huneeus Vintners LLC, a Delaware limited liability company.

     "Interim Membership Percentage Interest" means a fraction, the numerator of which is equal to the number of Membership Units held by such Member and the denominator of which is equal to the total number of Membership Units held by all Members. Prior to the first Calculation Date, the Interim Membership Percentage Interest of the Class D Member shall be zero.

     "Liquidation Value" shall mean (i) in the case where a Sale occurs in the context of the liquidation of the Company or Sale, the Sale Price for such Sale minus the Total Liabilities as of the date of the Sale, or (ii) in the case of any other liquidation of the Company or Sale, the Carrying Value of all assets of the Company immediately following such liquidation or Sale minus the Total Liabilities.

     "Majority Approval" has the meaning set forth in Section 4.5(b).

     "Membership Interest" means all of the rights and obligations attendant to a Member's ownership interest in the Company, including, but not limited to, the right to receive distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions and credits of the Company, and any and all other rights and obligations a Member is entitled to as a holder of an ownership interest in the Company, including voting rights, as and to the extent provided in this Agreement.

     "Membership Percentage Interest" means the Interim Membership Percentage Interest or the Final Membership Percentage Interest, as the case may be.

     "Membership Units" means, as to any Member, the number of units set forth opposite such Member's name on Schedule I hereto.

     "Net Income" and "Net Loss", respectively, mean for each fiscal year or other applicable period (a) the taxable income or loss (including items required to be separately stated) of the Company in accordance with the method of accounting followed by the Company for federal income tax purposes plus any tax-exempt income of the Company for federal income tax purposes, minus (b) any expenditures described in Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(i), in each case as determined in accordance with Section 703(a) of the Code with respect to such fiscal year or period (or in the case of Section 10.8 or 10.9, with respect to the event referred to therein); provided, however, that:

          (x) for purposes of determining "Net Income" or "Net Loss," income, gain, loss, depreciation, or amortization shall be computed for book purposes in a manner consistent with Regulations Section
     1.704-1(b)(2)(iv)(g), and

          (y) to the extent Section 10.6 applies (relating to revaluation of company property) (i) Net Income and Net Loss shall include Unrealized Gain and Unrealized Loss, respectively, and (ii) for purposes of computing Net Income or Net Loss, income, gain, loss, depreciation or amortization with respect to such revalued property shall be computed for book purposes in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(g); and

provided, further, that notwithstanding any other provisions of this definition, any items that are specially allocated pursuant to Sections 9.2, 9.3, 10.3 and
10.4 hereof shall not be taken into account in determining Net Income or Net
Loss.

     "Person" means any individual, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

     "Regulations" means Treasury Regulations promulgated under the Code.

     "Taxable Income" or "Taxable Loss" for any Fiscal Year means the taxable income or taxable loss of the Company for such Fiscal Year, computed for federal income tax purposes in accordance with this Agreement.

     "Transfer" means any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of a Membership Interest or any portion thereof, and includes any such transaction between Members. Without limitation upon the generality of the foregoing, any transaction whereby the Class A Member ceases to be Constellation Brands, Inc. or a direct or indirect wholly-owned subsidiary of Constellation Brands, Inc. shall be considered a Transfer of the Class A Membership Interest, any Transaction whereby the Class B Member ceases to be Huneeus Vintners LLC or a direct or indirect wholly-owned subsidiary of Huneeus Vintners LLC shall be considered a Transfer of the Class B Membership Interest, and any transaction whereby the Class C Member ceases to be Domaines Barons de Rothschild (Lafite) SCA or a direct or indirect wholly-owned subsidiary of Domaines Barons de Rothschild (Lafite) SCA shall be considered a Transfer of the Class C Membership Interest.

     "Unanimous Approval" has the meaning set forth in Section 4.5(c).

     "Unrealized Gain" means the excess, if any, of the fair market value of Company property over the Carrying Value of such property as of the date of determination.

     "Unrealized Loss" means the excess, if any, of the Carrying Value of the Company property over the fair market value of such property as of the date of determination.

     1.2. Terms.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article", "Section", "Schedule" or "Annex" refer to the specified Article, Section, Schedule or Annex of this Agreement, unless otherwise specifically stated; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

     (e) Any capitalized term used herein and not otherwise defined shall have its respective meaning set forth in Annex B hereto.

                                  ARTICLE II.
                           ORGANIZATION OF THE COMPANY

     2.1. Formation; Qualification. The Company was formed under the laws of the State of Delaware on June 9, 2004 upon the filing of the Certificate of Formation with the Delaware Secretary of State. The Chief Executive Officer of the Company, or any other officer or Director authorized by the Board or the Chief Executive Officer, shall (a) file such other documents and instruments with such appropriate authorities as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in Delaware, and (b) execute and file all requisite documents and instruments to enable the Company to qualify to do business as a foreign limited liability company in the State of California and in each other jurisdiction in which, in the reasonable judgment of the Board, such qualification may be necessary or appropriate for the conduct of the business of the Company. The Members hereby agree to operate the Company as a limited liability company under and pursuant to the provisions of this Agreement and the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

     2.2. Name. The business of the Company shall be conducted under the name "Triple Wines, LLC". The Board, by Unanimous Approval, shall have the power to change the name of the Company at any time.

     2.3. Purposes. The purposes for which the Company is formed are (a) to serve as a platform for the luxury wine business in the United States and throughout the world, and in furtherance thereof to engage in the ownership and operation of vineyards, the production, sale and distribution of wine, the development, ownership and licensing of brands and related activities, and (b) to engage in any other lawful business, purpose or other activity (whether similar or dissimilar to the enumerated activities) approved by the Board, by Unanimous Approval, subject to the provisions of section 18-106 of the Act.

     2.4. Powers. The Company shall possess and may exercise all powers necessary, convenient or incidental to the conduct, promotion or attainment of its business, purposes or activities to the fullest extent provided in the Act.

     2.5. Principal Place of Business: Registered Office and Agent. The Company's registered office shall be at the office of its registered agent located at 15 East North Street, Dover, Delaware 19901, in the City of Dover, County of Kent, State of Delaware, and the registered agent at such address shall be Incorporating Services, Ltd. The registered office and agent may be changed from time to time by the Board by amending the Certificate of Formation in accordance with the provisions of this Agreement and the Act. The Board shall cause prompt notice of any such change to be given to the Members. The principal offices of the Company shall be in Napa County, California, or another place in California approved by the Board.

     2.6. Term. The term of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Act.

     2.7. Organization Expenses. The Company shall pay the fees of its registered agent, registration and filing fees, costs (including legal fees) of obtaining alcoholic beverage and other operating licenses for the Company and other like expenses incurred in connection with its formation and organization, whether paid initially by the Company or by any of the Members. All expenses of the Members, including legal fees for the preparation and review of the organizational documents of the Company, shall be paid and borne by the Members.

                                  ARTICLE III.

                         MEMBERS AND MEMBERS' INTERESTS

     3.1. Membership Interests; Members.

     (a) There shall be four classes of Membership Interest in the Company:
Class A Membership Interests, Class B Membership Interests, Class C Membership Interests and Class D Membership Interests. Class D Memberships may in turn be divided into separate subclasses. Membership Interests shall not be represented by membership certificates.

     (b) Except as otherwise provided in this Agreement with regard to the designation and removal of Directors, each of the Class A Membership Interests, Class B Membership Interests and Class C Membership Interests shall be entitled to the same benefits, rights, duties and obligations and shall vote together on all matters as a single class.

     (c) Class D Membership Interests shall be available for issuance solely to management of the Company. Class D Membership Interests shall have no voting rights and no rights to designate Directors of any Class. Class D Membership Interests shall be issued with initial capital account balances of zero (or such greater amounts as shall reflect the actual Capital Contributions of the Class D Members at the time of issuance). All other rights, powers and privileges of Class D Membership Interests, including rights to share in profits or losses of or distributions from the Company, shall be as determined by the Board of Directors and set forth in an Annex to this Agreement (without further action of the Members). The rights, powers and privileges of the Class D Membership Interests issued to Agustin Francisco Huneeus as Chief Executive Officer of the Company, hereby designated as Class D-1 Membership Interests, are set forth on Annex B hereto.

     (d) The names of the initial Members and their respective Membership Units are set forth on Schedule I hereto. Subsequent Members shall be admitted as Members in accordance with Section 10.3.

     3.2. Limitation on Liability. No Member shall be liable for any debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Member shall be required to make any contribution to the Company by reason of any negative balance in the Member's Capital Account nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

     3.3. Business Opportunities; Other Business Ventures; Nonsolicitation of Employees.

     (a) The Members recognize that each of them is currently engaged in the production, sale and distribution of wines, that, except as to any portion of their assets or businesses which may be contributed to the Company, they will continue in such businesses following establishment of the Company and that certain of their continuing businesses will be in competition with the business of the Company. Accordingly, subject only to the provisions of any employment agreement, consulting agreement or other written agreement with the Company or as set forth in Sections 3.3(b) and 3.3(c), any Member, any Affiliate, agent or representative of a Member, and any officer, director, employee or shareholder of, or other person holding a legal or beneficial interest in any entity which is, a Member or Affiliate of a Member, may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not such other enterprises shall be in competition with or operating the same or similar businesses as the Company, and no Member shall have any obligation or duty to bring business opportunities to the attention of the Company or any other Member.

     (b) If any Member or Affiliate of Member shall at any time be presented with a bona fide opportunity to acquire an interest in or enter into a distribution, joint venture or comparable business arrangement with respect to any of the brands to be unanimously designated by the Board at its initial meeting as a "Reserved Business Opportunity," whether or not that Member or its Affiliate wishes to pursue that opportunity for its own account, the Member (the "Notifying Member") shall give written notice to the Board describing the opportunity in reasonable detail. No later than 15 Business Days after receipt of the notice the Board shall convene a meeting to consider whether the Company should seek to pursue such Reserved Business Opportunity for its own account. The Directors designated by the Notifying Member shall be entitled to attend and participate in such meeting, but their presence shall not be required to constitute a quorum. The determination of the Board shall be made by Majority Approval (notwithstanding any contrary provision in Article IV), no later than 30 Business Days after receipt of notification from the Notifying Member. If the Board determines to pursue the Reserved Business Opportunity, the Members and their Affiliates shall refrain from pursuing the Reserved Business Opportunity and shall assist the Company in pursuing it. If (i) the Board does not determine to pursue the Reserved Business Opportunity within the time period specified above, (ii) the Company does not succeed in consummating the Reserved Business Opportunity within six months of its determination, or (iii) the Company at any earlier time abandons its efforts to pursue the Reserved Business Opportunity, the Notifying Member or its Affiliate shall be free to pursue the Reserved Business Opportunity for its own account. If any Member brings a Reserved Business Opportunity to the Company in accordance with the provisions of this Section 3.3(b), the other Members and their Affiliates shall maintain such Reserved Business Opportunity in confidence and shall refrain from pursuing such Reserved Business Opportunity for their own accounts for so long as it is being pursued by the Company or by the Notifying Member.

     (c) No Member will and no Member will allow any of its Affiliates or any person acting on behalf of or in concert with such Member or any of its Affiliates, for a period beginning on the date of this Agreement and ending on the second anniversary of the Transfer of such Member's interest pursuant to this Agreement, without the prior written consent of the Board, directly or indirectly solicit for employment or otherwise encourage to leave the Company's employ any manager, director, executive officer or other supervisory-level employee of the Company (a "Supervisory Employee") who at the time is employed by the Company or hire or solicit for employment any Supervisory Employee who voluntarily terminated his or her employment within six (6) months prior thereto; provided that nothing herein shall prevent general solicitations through advertising or similar means which are not specifically directed at employees of the Company or the hiring of employees or former employees of the Company who respond solely to such general solicitations.

     3.4. Business Transactions Involving a Member or Affiliate of a Member. A Member or Affiliate of a Member may lend money to, provide services to and transact other business with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Member or an Affiliate of a Member, provided that a written memorandum describing the terms of the loan, service or transaction so authorized has been signed by such Member or Affiliate and by a Director designated by each of the Members not party to the loan, service or other transaction, and such loan, service or transaction, if required to be authorized by the Board in accordance with Section 4.5(b)(vii) or 4.5(c)(xx), has been so authorized.

     3.5. Management by Members. Except as authorized by the Board in accordance with this Agreement, no Member (in his, her or its capacity as such) or representative of a Member shall take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except and only to the extent expressly delegated by the Board or specified in this Agreement, no Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. Nothing in this Section 3.5, however, is intended to restrict a Director or officer of the Company who is also a Member in the exercise of his or her power or authority as a Director or officer of the Company.

                                  ARTICLE IV.

                            MANAGEMENT OF THE COMPANY

     4.1. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, in the manner of a board of directors of a public corporation incorporated under Delaware law. The Board shall consist of three classes of Directors: Class A Directors, who shall be selected and nominated by the holders of the Class A Membership Interests; Class B Directors, who shall be selected and nominated by the holders of the Class B Membership Interests; and Class C Directors, who shall be selected and nominated by the holders of the Class C Membership Interests. To the extent permitted by applicable law, any action that could be taken by the Members, may be taken by the Board of Directors, as provided below. The holders of each class of Class A, Class B and Class C Membership Interests shall select and nominate at least two Directors of the corresponding class, but may in their sole discretion select and nominate additional Directors of that class. Each Director on the Board shall continue to serve as a Director until such time as his or her death, resignation, incapacity or removal in accordance with Section 4.7.

     4.2. Powers and Authority of the Board. Except where approval of the Members is expressly required by nonwaivable provisions of applicable law, the Board shall have full, exclusive and complete discretion to direct and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to authorize management of the Company or such other Persons as it may designate to take all such actions as it deems necessary or appropriate to accomplish the foregoing and the purposes of the Company as set forth herein. Without limiting the generality of the foregoing, but subject to the other provisions of this Article IV, the Board shall have the power and authority to cause the Company to:

     (a) expend funds in furtherance of the purposes of the Company;

     (b) invest and reinvest in securities or other property of any character, real or personal, including, but not limited to, common and preferred stocks, bonds, notes, debentures, mortgages, leases and partnership interests (general or limited);

     (c) sell, exchange or otherwise dispose of any such securities or other property at public or private sale and to grant options for the purchase, exchange or other disposition thereof, and to exercise or sell any options and any conversion, subscription, voting and other rights, discretionary or otherwise, in respect thereof;

     (d) manage and keep in force such insurance as may be required to reasonably protect the Company and its assets;

     (e) borrow money and/or guarantee obligations, on such terms and at such rates of interest as the Board may deem advisable and proper;

     (f) pledge the credit of the Company and grant security interests in Company assets for Company purposes;

     (g) appoint and remove officers and employees of the Company;

     (h) employ such agents, independent contractors, attorneys and accountants as the Board deems reasonably necessary;

     (i) commence, defend, compromise or settle any claims, proceedings, actions or litigation for and on behalf of the Company;

     (j) execute, deliver and file any amendment, restatement or revocation of the Certificate of Formation as may be necessary or appropriate to reflect actions properly taken by the Board and/or the Members under this Agreement;

     (k) execute, deliver, file and/or record any and all instruments, documents or agreements of any kind which the Board may deem appropriate or as may be necessary or desirable to carry out the purposes of the Company; and

     (l) take such other actions as the Board of Directors may reasonably believe to be necessary or desirable to carry out the purposes of the Company.

     Only the Board, acting collectively, shall have the power to bind the Company, except and to the extent otherwise set forth in Article V or as expressly delegated to any other Person by the Board, but such delegation shall not cause the Board to cease to be responsible for the management of the Company. The expression of any power or authority of the Board in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

     4.3. Meetings; Quorum.

     (a) Meetings of the Board of Directors shall be held at least quarterly. Meetings may be called by order of the Chief Executive Officer or any Director. Notice of the time and place of each meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least twelve (12) Business Days before the meeting, or by sending the same by nationally recognized overnight courier service at least ten (10)

Business Days before the meeting, or by telephoning, telecopying, e-mailing or delivering personally the same at least ten (10) Business Days before the meeting to each Director; provided, however, that notice of any special meeting of the Board may be given by nationally recognized (for notices to Directors in the United States) or internationally recognized (for notices to other Directors) overnight courier service, or by telephoning, telecopying, e-mailing (in each case confirmed on the same day by nationally or internationally, as appropriate, recognized courier service) or delivering personally the same, at least three (3) Business Days before the meeting to each Director. Except as otherwise specified in the notice thereof, or as required by the Act, the Certificate of Formation or this Agreement, any and all business may be transacted at any meeting.

     (b) At any meeting of the Board of Directors, the presence in person or by proxy of at least one Class A Director, one Class B Director and one Class C Director shall constitute a quorum for the transaction of business or of any specified item of business. In the absence of a quorum those Directors present may adjourn the meeting to a specified date (which shall not be less than 72 hours after the date of the originally-scheduled meeting). If a quorum is lacking at the adjourned meeting, that meeting may again be adjourned to a specified date (which shall not be less than 72 hours after the date of the first adjourned meeting). Notice of an adjourned meeting shall be given in the manner specified in Section 4.3(a), except that (i) such notice need not be delivered more than 72 hours prior to the adjourned meeting, and (ii) notice of the second adjourned meeting shall be accompanied by a meeting agenda describing in general terms the matters to be discussed and approved at the meeting. At a second adjourned meeting, the quorum for the transaction of business, and for any specified items of business on the meeting agenda, shall be reduced to the presence in person or by proxy of at least one Director from two of the three classes. At any adjourned meeting at which the requisite quorum is present any action may be taken which might have been taken at the meeting as originally called, except that at a second adjourned meeting at which a quorum of only two of the three classes is present action may be taken only on those matters included on the meeting agenda accompanying the notice of meeting.

     (c) The secretary of each meeting of the Board shall record the deliberations and determinations of the Board in written minutes which will be circulated by the secretary to the Directors following the meeting for their review and approval at or before, if so directed by the Board, the next meeting of the Board.

     4.4. Organization. Every meeting of the Board shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by such Director as shall be selected by the majority of the Directors present. The Chairman of the Board or the presiding Director, as the case may be, shall select a person (who need not be a Director) to act as the secretary of the meeting. The Chief Executive Officer, if he or she is not a Director, shall be entitled to be present at all Board sessions, except as to matters affecting his or her employment, compensation or performance. The Chairman of the Board shall be selected annually by a majority of the Board, provided that the initial Chairman of the Board shall be Christophe Salin.

     4.5. Vote.

     (a) At any meeting of the Board of Directors, the Directors of each Class shall cast a single vote on any matter presented to the Board. Those Directors of each Class present at the meeting shall determine among themselves the vote to be cast.

     (b) Except as to matters requiring consent of all three Classes of Director pursuant to Section 4.5(c) or another section of this Agreement, the affirmative vote, approval or consent of not less than two classes of Directors (i.e. Class A and Class B, Class A and Class C or Class B and Class C) ("Majority Approval") shall be necessary and required for the approval of any item of business. Without limitation upon the powers and authority of the Board generally, the following matters shall require Majority Approval of the Board:

          (i) adoption of and adjustment or amendment of any Business Plan;

          (ii) determination on behalf of the Company to terminate the Chief Executive Officer pursuant to the terms of the Chief Executive Officer's employment agreement, in circumstances where Unanimous Approval is not required by that employment agreement;

          (iii) authorization during any fiscal year of the Company of any action, transaction or series of transactions, or any capital expenditure or like transaction (including but not limited to capital leases) not (as to any of the foregoing) authorized by other Board action (such as a line item in the Business Plan or any continuing written authorization) (A) in the ordinary course of business of the Company, involving in the aggregate an amount in excess of $1 million, or (B) outside the ordinary course of business of the Company, involving in the aggregate an amount in excess of $100,000;

          (iv) determination of the terms of employment offers to senior management (individuals reporting directly to the Chief Executive Officer);

          (v) approval of all long term and short term incentive plans offered to the employees of the Company, other than such plans which include the issuance of Membership Interests in the Company (for which Unanimous Approval is required pursuant to Section 4.5(c));

          (vi) authorization of issuances of Class D Membership Interests pursuant to a long-term incentive plan approved by the Board pursuant to
     Section 4.5(c);

          (vii) authorization of transactions, contracts or commitments between the Company and any Member or Affiliate of a Member involving an aggregate amount in excess of $50,000 but less than $100,000 in any calendar year (it being understood that individual purchases or other transactions under approved contracts shall not require authorization separate from that of the underlying contract);

          (viii) authorization of any borrowings by the Company and the granting of any security interests in Company assets, except to the extent Unanimous Approval is required under Section 4.5(c)(v);

          (ix) any incurrence of bank indebtedness below the threshold requiring Unanimous Approval pursuant to Section 4.5(c)(v) (after taking into account any exercise by management or the Board by Majority Approval of its limited discretion under Section 4.5(c)(v) to increase that threshold); and

          (x) selection of professional advisors including tax experts, appraisers, auditors and counsel.

     (c) Notwithstanding the provisions of Section 4.5(b), the following actions or transactions shall require the affirmative vote, approval or consent of the Directors of each of Class A, Class B and Class C ("Unanimous Approval"):

          (i) the assumption of the representation of any third party brands, or the purchase, licensing, sale or other acquisition or disposition of brands;

          (ii) any amendments to the Certificate of Formation or this Limited Liability Company Agreement;

          (iii) the issuance of additional Membership Interests or rights therein, other than Class D Membership Interests;

          (iv) the adoption of any long-term incentive plan involving the issuance of Class D Membership Interests, or the issuance of Class D Membership Interests (other than Class D-1 Membership Interests issued to Agustin Francisco Huneeus in accordance with Annex B) outside of such a plan;

          (v) any incurrence of bank indebtedness where the ratio of such indebtedness to the EBITDA for the most recently ended fiscal year of the Company is higher than the greater of (i) the debt to EBITDA ratio established by the most recent Business Plan unanimously adopted by the Board based on projected EBITDA and estimated indebtedness for such year as set forth in such Business Plan, or (ii) 3.5; provided, nevertheless, that such ratios may be increased by up to 0.25 (e.g., from 3.5 to 3.75) in the discretion of management or by Majority Approval (e.g., if EBITDA equals $40,000,000, the discretionary increase in threshold indebtedness may be up to $10,000,000);

          (vi) any capital expenditure for a specific project in excess of $15 million and any other capital expenditures not authorized by a line item in the Business Plan, in excess of $1 million in the aggregate in any fiscal year;

          (vii) any program to build up inventory above the level provided for in the current Business Plan;

          (viii) any merger, consolidation or other business combination;

          (ix) any acquisition of assets, equity or debt of another business or Person outside the ordinary course of the Company's business in excess of $1,000,000;

          (x) any sale, exchange, lease, mortgage, pledge or other disposition, directly or indirectly, of all or substantially all of the assets of the Company (other than by bank indebtedness properly authorized under Section 4.5(b) or 4.5(c));

          (xi) any disposition of an asset, other than inventory or barrels disposed of in the ordinary course of business, with either a book or fair market value in excess of $1,000,000, unless such disposition is specifically authorized in a disposition plan incorporated into the Business Plan and the sales price is not less than the sales price contemplated by the disposition plan;

          (xii) any (i) voluntary dissolution or liquidation, (ii) filing of a petition in bankruptcy (iii) appointment of a receiver, or (iv) assignment for the benefit of creditors of the Company;

          (xiii) any agreements or commitments which, by their terms, restrict the Company from making any mandatory distribution in the amount contemplated by Section 9.2(a);

          (xiv) any change in the reserve or distribution policies set forth in
     Article IX;

          (xv) any material change in accounting or tax policies, including any change or revocation of the "Entity Classification Election" under the Code, or any similar provision enacted in lieu thereof, or any corresponding provision of state tax laws or any action that will cause the Entity Classification Election of the Company to be changed;

          (xvi) appointment of a new Chief Executive Officer of the Company and termination of the Chief Executive Officer, except where by the explicit terms of his or her employment agreement with the Company less than Unanimous Approval is required for a decision to terminate the Chief Executive Officer;

          (xvii) appointment or termination of the Chief Financial Officer of the Company;

          (xviii) any material departure from the strategic direction developed by the Members for the business of the Company;

          (xix) if at any time the Company fails for three consecutive calendar years to achieve on a cumulative basis at least 70% of the projected level of earnings before interest and taxes ("EBIT") for each calendar year (the "Target"), then, thereafter, any action not in accordance with the Business Plan (for example, if the Company achieves 50% of the Target in year one, 100% of the Target in year two and 80% of the Target in year three, then the Company achieved at least 70% of the Target for years one through three on a cumulative basis; however, if the Company then achieves 50% of the Target in year four and 60% of the Target in year five, then the Company failed to achieve at least 70% of the Target for years three through five);

          (xx) transactions involving an aggregate amount of $100,000 or more between the Company and any Member or Affiliate of a Member in any calendar year (it being understood that individual purchases or other transactions under approved contracts shall not require authorization separate from that of the underlying contract) ;

          (xxi) with respect to each Member's initial Capital Contribution, the allocation of the aggregate Carrying Value of the assets contributed by the Member among the specific assets contributed; and

          (xxii) the revaluation of the Carrying Value of any Company properties pursuant to Section 10.6.

     4.6. Action Without Meeting; Telephone Meetings. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if at least one Class A Director, one Class B Director and one Class C Director consent thereto in writing. Any one or more Directors on the Board and the Chief Executive Officer of the Company shall be entitled to participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     4.7. Vacancies and Removal. Any Director may be removed at any time, with or without cause, by the holders of the class of Membership Interests who selected and nominated such Director. Any vacancy occurring in the Board due to the death, resignation, incapacity, or removal, with or without cause, of a Director shall be filled by the holders of the class of Membership Interests who selected and nominated such Director pursuant to Section 4.1. If necessary, the Members agree to vote the Membership Interests owned by them in favor of such replacement nominee at a special meeting of the Company's Members or to execute a written consent in lieu thereof.

     4.8. Committees. The Board of Directors by Unanimous Approval of the Board may designate committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     4.9. Compensation of Directors. The Directors shall be entitled to reimbursement by the Company for reasonable out-of-pocket expenses incurred in connection with the business of the Company. No Director shall receive a salary or other compensation for his services as Director.

     4.10. Status and Duties of Directors; Transactions with the Company.

     (a) Each Director on the Board of Directors shall be a "manager" for purposes of the Act, entitled to all rights, privileges and protections of a "manager" thereunder, provided that no Director shall, absent specific delegation or authorization by the Board, have the right or responsibility, acting individually, to manage the business or affairs of the Company or otherwise to act for or bind the Company as an agent, but may only act collectively through actions or determinations of the Board taken by appropriate majority in accordance with the provisions of this Agreement.

     (b) Each Director shall perform his duties as a Director in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the Company, or (ii) counsel, public accountants or other persons as to matters that such Director believes to be within such person's professional or expert competence. If a Director so performs the duties of Director in accordance with this Section 4.10, then he shall have no liability by reason of being or having been a Director of the Company.

     (c) Each Director shall devote such of his time as he deems reasonably necessary to the affairs of the Company. No Director shall be required to devote any specified amount of time or efforts to the business and affairs of the Company. No Director shall have any obligation to loan money to the Company or to fund operating deficits. Except as provided in Section 3.3(a), no Director shall be required to offer any investment opportunities to the Company and each Director may make investments or undertake activities that compete or conflict with the Company.

     4.11. Limitations on Liability.

     (a) No Director shall be liable for any debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Director shall be required to make any Capital Contribution to the Company in his capacity as a Director.

     (b) Provided that he has acted in good faith, and not directly contrary to any express prohibitions contained in this Agreement, no Director shall be liable to the Company or the Members for any mistakes in judgment or for any failure to perform any of his obligations hereunder, or for any loss due to such mistake or failure to perform, or due to the negligence, dishonesty, fraud or bad faith of any other Person, including any other Director, Member, employee, agent or independent contractor of the Company or any other Person with which the Company transacts business.

     4.12. Business Transactions Involving a Director or Affiliate of a Director(a) . A Director and any other corporation, partnership, limited liability company or other business entity in which a Director is a manager, director or officer or has a substantial financial interest may enter into contracts or other transactions with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Director or related to a Director or an Affiliate of a Director, provided that a written memorandum describing the terms of the contract or transaction has been signed by such Director and a copy of such memorandum given to each of the other class of Directors, and such contract or other transaction, if required to be authorized by the Board in accordance with Section 4.5(b)(vii) or 4.5(c)(xx), has been so authorized.

                                   ARTICLE V.

                                    OFFICERS

     5.1. General.

     (a) Subject to the provisions of Section 5.1(b), the Board shall elect a Chief Executive Officer and may elect such other officers of the Company, including a President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer and such other or additional officers (including one or more Vice-Presidents (of such special rank and designation as the Board may specify), Assistant Secretaries and Assistant Treasurers) as the Board deems necessary or appropriate.

     (b) The initial Chief Executive Officer shall be Agustin Francisco Huneeus.

     5.2. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her resignation or removal. Subject in the case of the Chief Executive Officer to the terms of his employment agreement with the Company, any officer or agent shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

     5.3. Powers and Duties.

     (a) The Chief Executive Officer shall be the principal executive officer of the Company and shall in general supervise and have active management of all of the business and affairs of the Company, unless otherwise directed by the Board of Directors or provided by this Agreement. The Chief Executive Officer shall report directly to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such other powers and duties and may be conferred upon him or her by the Board of Directors.

     (b) Each other officer of the Company shall, unless otherwise ordered by the Board, have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon him or her by the Board.

     5.4. Power to Vote. The Chief Executive Officer, subject to the Board's authorization, shall have full power and authority on behalf of the Company to attend and to vote at any meeting of the equity holders of any entity in which the Company may hold an interest, may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such interest at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such interest. The Board, from time to time, may confer like powers upon any other Person or Persons.

                                  ARTICLE VI.

                          EXCULPATION; INDEMNIFICATION

     6.1. Exculpation.

     (a) No Member or Director or Affiliate, partner, representative or agent of a Member or Director (each, a "Covered Person") shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     6.2. Indemnification.

     (a) To the greatest extent not inconsistent with the laws and public policies of Delaware, the Company shall indemnify any Covered Person made a party to any proceeding because such Person is or was a Member or Director, or an Affiliate, partner, representative or agent of a Member or Director, as a matter of right, against all liability incurred by such Person in connection with any proceeding; provided that the Covered Person has met the standard of conduct for indemnification set forth in subsection (c) of this Section 6.2. To the maximum extent permitted by the laws and public policies of Delaware, the Company shall pay for or reimburse the reasonable expenses incurred by a Covered Person in connection with any such proceeding in advance of final disposition thereof if (i) the Covered Person furnishes the Company a written affirmation of the Covered Person's good faith belief that it has met the standard of conduct for indemnification described in subsection (c) of this Section 6.2 and (ii) the Covered Person furnishes the Company a written undertaking, executed personally or on such Covered Person's behalf, to repay the advance if it is ultimately determined that such Covered Person did not meet such standard of conduct. The undertaking described in subsection (a)(ii) above must be a general obligation of the Covered Person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify a Covered Person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the Covered Person in connection with the proceeding without the requirement of a determination as set forth in subsection (c) of this Section 6.2. Upon demand by a Covered Person for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Covered

Person is entitled thereto in accordance with this Section 6.2. The indemnification and advancement of expenses provided for under this Section 6.2 shall only be applicable to a proceeding arising from acts or omissions occurring after the Effective Date.

     (b) The Company shall have the power, but not the obligation, to indemnify any Person who is or was an officer, employee or agent of the Company or was serving as such at the request of the Company to the same extent as if such Person was a Covered Person designated in Section 6.1 or otherwise to the fullest extent allowed by applicable law.

     (c) Indemnification of a Covered Person is permissible under this Section
6.2 only if (i) such Covered Person reasonably believed that it conducted itself in good faith; (ii) such Covered Person reasonably believed that its conduct was in or at least not opposed to the Company's best interest and was within the authority delegated to it by this Agreement or by the Directors; (iii) in the case of any criminal proceeding, such Covered Person had no reasonable cause to believe its conduct was unlawful; and (iv) such Covered Person is not adjudged in any such proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent to have failed to meet the standard of conduct described in this subsection (c).

     (d) A Covered Person who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

          (i) in a proceeding in which the Covered Person is wholly successful, on the merits or otherwise, the Covered Person is entitled to indemnification under this Section 6.2, in which case the court shall order the Company to pay the Covered Person its reasonable expenses incurred to obtain such court ordered indemnification; or

          (ii) the Covered Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Covered Person met the standard of conduct set forth in subsection (c) of this Section 6.2.

     (e) Nothing contained in this Section 6.2 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any Person who is or was a Member or Director of the Company or is or was serving at the Company's request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not. Nothing contained in this Section 6.2 shall limit the ability of the Company to otherwise indemnify or advance expenses to any Person. It is the intent of this
Section 6.2 to provide indemnification to Covered Persons to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section 6.2. Indemnification shall be provided in accordance with this
Section 6.2 irrespective of the nature of the legal or equitable theory upon which a claim is made, including negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law or violation of any law of any other jurisdiction.

     (f) For purposes of this Section 6.2:

          (i) The term "expenses" includes all direct and indirect costs (including counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section 6.2, applicable law or otherwise.

          (ii) The term "liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (iii) The term "party" includes a Person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

          (iv) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     The Company may purchase and maintain insurance for its benefit, the benefit of any Covered Person who is entitled to indemnification under this
Section 6.2, or both, against any liability asserted against or incurred by such Covered Person in any capacity or arising out of such Covered Person's service with the Company, whether or not the Company would have the power to indemnify such Covered Person against such liability

                                  ARTICLE VII.

                             ACCOUNTING AND RECORDS

     7.1. Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company in accordance with GAAP and in accordance with federal income tax rules. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain and preserve, during the term of the Company, and for seven years thereafter, all such books and records. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

     7.2. Auditors. The firm of KPMG LLP or such other firm of certified public accountants as may be subsequently designated by the Board, shall serve as the auditors of the Company. The Board shall direct the auditors to complete their audit and review of the Company's annual financial statements no later than sixty (60) days following the end of each fiscal year of the Company.

     7.3. Access to Accounting Records. All books and records of the Company shall be maintained at the Company's principal place of business or at such other location as may be designated by the Board, and each Member, and the Member's duly authorized representative, shall have access to them at such location and the right to inspect and copy them at reasonable times for any purpose reasonably related to his interest in the Company. All confidential financial and business information in such books and records shall be kept confidential by the Members and their authorized representatives, shall not be disclosed to any other Person and shall be used solely for the purpose of managing the Member's investment in the Company.

     7.4. Deposit and Use of Company Funds. Upon formation of the Company, all cash Capital Contributions shall be transferred to a separate Company account or accounts in such banks or other financial institutions as may be selected by the Board. Such account or accounts shall be maintained in the name of or for the benefit of the Company. Thereafter, all revenues, bank loans, proceeds and other receipts shall be deposited and maintained in such account or accounts, which may or may not bear interest, and all expenses, costs and similar items payable by the Company shall be paid from such accounts. The Company's funds, including, but not limited to, the Members' cash Capital Contributions, Company revenue and the proceeds of any borrowing by the Company, may be invested as the Board, in its sole discretion, deems advisable. Any interest or other income generated by such deposits or investments shall be considered part of the Company's account. Company funds from any of the various sources mentioned above may be commingled with other Company funds, but not with the separate funds of any other Person, and may be withdrawn, expended and distributed as authorized by the terms and provisions of this Agreement.

     7.5. Financial and Tax Information.

     (a) The Board shall furnish or cause to be furnished to each Member such financial information as any such Member may request from time to time, including monthly financial statements and all financial information as may be required by a Member to satisfy its quarterly reporting requirements under applicable United States or foreign securities laws.

     (b) The Board shall use its best efforts to cause the Company to deliver to each Member, within 90 days after the end of each fiscal year of the Company, all information necessary for the preparation of such Member's federal income tax return; provided that the Board may authorize the Company to seek a single extension each year for the filing of its information returns and, if such extension is obtained, the deadline for delivery of tax information to the Members shall be extended accordingly.

     7.6. Accounting Decisions. All decisions as to accounting matters shall be made by the Board.

     7.7. Tax Matters Partner; Federal Income Tax Elections. To the extent permitted by Treasury Regulations or the Code, the Company shall elect to be treated as a partnership for income tax purposes. The Board shall designate a "Tax Matters Partner" for purposes of the Code. The Tax Matters Partner shall notify the Members of any audit or other matters of which he is notified or becomes aware. All decisions as to tax elections and accounting matters shall be made by the Board (or by the Tax Matters Partner pursuant to an authorized delegation by the Board), provided that the Company shall make the election provided for in Code Section 754 upon request of a Member.

     7.8. Other Records. The Company shall maintain records at the principal place of business of the Company or such other place as the Directors may determine, which shall include the following:

     (a) financial reports of the Company, if any, for the most recent fiscal year;

     (b) a current list of the name and last known business, residence or mailing address of each Member;

     (c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

     (d) a copy of the Certificate of Formation and all amendments thereto;

     (e) a copy of this Limited Liability Company Agreement and all amendments thereto;

     (f) copies of any written information with respect to the amount of cash and a description of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future and the date such Member became a Member;

     (g) minutes of every meeting of the Board of Directors and the Members;

     (h) any written consents obtained from Directors or Members for actions taken by the Board or by Members without a meeting; and

     (i) a copy of the Company's most recent annual report delivered to the Delaware Secretary of State.

                                 ARTICLE VIII.

                              CAPITAL CONTRIBUTIONS

     8.1. Initial Capital Contributions. Each Class A Member, Class B Member and Class C Member shall contribute, in exchange for such Member's Membership Interest in the Company, the cash and/or assets, subject to the liabilities (if any) identified in such

Member's Contribution Agreement. Agustin Francisco Huneeus shall contribute the cash shown on Schedule I in exchange for his Class D-1 Membership Interest.

     8.2. Additional Capital Contributions. Except as otherwise provided under applicable state law and subject to (i) the last sentence of Section 13.2(a),
(ii) the provisions of Annex B, and (iii) the terms established by the Board with respect to capital contribution requirements (if any) of any future Class D Membership Interests, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company in excess of those made pursuant to Section 8.1. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall be required to make up, or to make any payment to any Person on account of, any deficit in its Capital Account.

     8.3. Capital Account.

     (a) Capital Accounts shall be determined and maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). In accordance therewith, a Capital Account shall be established for each Member. The Capital Account shall be credited with (i) the Capital Contributions of such Member (net of liabilities relating to any contributed property that the Company is considered to assume or take subject to under Code Section 752), (ii) the amount of any cash and the Carrying Value of any property subsequently contributed by such Member to the capital of the Company (net of liabilities relating to any contributed property that the Company is considered to assume or take subject to under Code Section 752), (iii) such Member's distributive share of Net Income (or any item of income or gain separately allocated pursuant to this Agreement) and (iv) any adjustment that increases the basis of a Company asset (treated for these purposes as an item of gain) that is taken into account in determining capital accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m). The parties hereto agree that the initial Capital Account balance of each Member shall be equal to the Agreed Valuation of Net Contribution set forth on Schedule I.

     (b) Each Member's Capital Account shall be debited by (i) such Member's distributive share of Net Loss (or any item of loss, deduction, depreciation or amortization separately allocated pursuant to this Agreement), (ii) any adjustment that decreases the basis of a Company asset (treated for these purposes as an item of loss) that is taken into account in determining capital accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), (iii) the amount of cash and the Carrying Value of other Company property distributed to such Member (net of any liabilities relating to such distributed property that the Member is considered to assume or take subject to under Code Section 752 and
(iv) without duplication, all allocations to such Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code (including expenditures treated as described in Section 705(a)(2)(B) of the Code under Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations).

     (c) Upon the transfer of an interest of a Member in the Company (i) if such transfer does not cause a termination of the Company within the meaning of Code
Section 708(b)(1)(B), the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member and, if the Company has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Code

Section 743, or (ii) if such transfer causes a termination of the Company within the meaning of Code Section 708(b)(1)(B), the income tax consequences of the contribution of the assets to the new limited liability company and the distribution of the membership interests in the new limited liability company (which for all other purposes continues to be the Company) to the Members shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Regulations promulgated thereunder, and the initial Capital Accounts of the Members in the new limited liability company shall be determined in accordance with the Treasury Regulations Sections 1.704-1(b)(2)(iv)(d), (e),
(f), (g) and (1) under Code Section 704(b) and thereafter in accordance with this Section 8.3.

     8.4. Status of Capital Contributions.

     (a) Except as otherwise expressly provided herein, no Member shall be entitled to withdraw or demand a refund or return of any Capital Contributions or any interest thereon. No return of a Member's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

     (b) No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.

                                  ARTICLE IX.

                           RESERVES AND DISTRIBUTIONS

     9.1. Reserves. The Board shall have the right to set aside Company funds in such capital, operating or other reserves as the Board in its reasonable discretion determines to be prudent for the operation of the Company's business, including sums it deems necessary to reserve for the future payment or reduction of any Company obligations. In establishing such reserves, the Board shall take into account projected revenues and expenses as well as the distribution requirements of Sections 9.2, 9.3 and 9.4.

     9.2. Class C Member Special Distributions and Allocations.

     (a) Subject to Sections 10.3 and 10.4 , but notwithstanding any other provision of this Article IX or Article X and prior to making any other distributions or allocations pursuant to such Articles (other than Section 10.3 and Section 10.4) for the relevant fiscal year, the Class C Member shall be entitled to special distributions and corresponding special allocations of gross income as described in this Section 9.2, such that, after giving effect to each such distribution and allocation the Class C Member's Capital Account balance shall be equal to such balance immediately prior to such distribution and allocation. Special distributions and corresponding allocations of gross income shall be made to the Class C Member in any fiscal year in amounts equal to:

          (x) (1) the Net Realized Built-In Gain, if any, (to the extent not reflected in a calculation pursuant to clause (y) below) multiplied by
          (2) the Class C Member Tax Rate divided by (3) one minus the Class C Member Tax Rate; and

          (y) (1) the excess, if any, of depreciation calculated based upon initial Carrying Values over depreciation calculated based upon tax bases with respect to any Class C Contributed Asset which excess is allocated to the Class C Member, including, if applicable, the effect of any remedial or curative allocations made with respect to the Class C Member, multiplied by (2) the Class C Member Tax Rate divided by (3) one minus the Class C Member Tax Rate.

Notwithstanding the foregoing, the Company shall have no obligation to make distributions or to make special allocations of gross income as provided in this
Section 9.2(a) with respect to any transferee (other than a Permitted Transferee) of all or a portion of the Class C Member's Membership Interest. The amount of Net Realized Built-In Gain shall be reduced by Cumulative Taxable Net Loss, provided that (1) the next allocations of Taxable Income (not including any Taxable Income (or items thereof) allocated pursuant to Sections 9.2, 9.3 or 10.5(b)) to the Class C Member (up to the amount of such reduction) shall be treated as Pre-Contribution Built In Gain subject to this Section 9.2 (the "Reduction Amount") and (2) Cumulative Taxable Net Loss shall reduce such Net Realized Built-In Gain only to the extent that such losses may be used to actually reduce taxes owed by the Class C Member with respect to such Pre-Contribution Built-In Gain, taking into account the character of such losses, the impact of the alternative minimum tax and other similar items but not taking into account any limitation on the use of such losses occasioned by activities of the Class C Member outside of the Company after the contribution of the assets giving rise to the Pre-Contribution Built-In Gain.

     (b) To the extent there is insufficient gross income in any fiscal year to make the allocations described in Section 9.2(a), the excess of the amount distributed to the Class C Member over the amount of the gross income allocations to the Class C Member pursuant to Section 9.2(a) shall be treated as a "guaranteed payment" within the meaning of Section 707 of the Code to the Class C Member and the related expense shall be allocated among the Members in proportion to their Interim Membership Percentage Interests.

     (c)

          (i) The "Class C Member Tax Rate" shall be equal to the actual U.S. federal and state income (or corporate franchise) tax rate applicable in such fiscal year to the Class C Member, determined without regard for any Taxable Income or Loss allocated to the Class C Member pursuant to Article X (other than section 10.5(b));

          (ii) "Class C Contributed Asset" shall mean any asset contributed to the Company by the Class C Member pursuant to the Class C Member's Contribution Agreement; and

          (iii) "Pre-Contribution Built-In Gain" and "Pre-Contribution Built-In Loss" shall mean, with respect to each Class C Contributed Asset, the positive or negative (as the case may be) difference between the initial Carrying Value of such asset and the adjusted tax basis of such asset at the time of contribution.

          (iv) "Net Unrealized Built-In Gain" shall mean the excess of the total Pre-Contribution Built-In Gain over the total Pre-Contribution Built-In Loss as of the date hereof.

          (v) "Net Realized Built-In Gain" shall mean, with respect to any relevant period, the excess of the Pre-Contribution Built-In Gain that is allocated to the Class C Member upon a sale or other disposition of a Class C Contributed Asset by the Company during such period over the cumulative amount of Pre-Contribution Built-In Loss realized during that period and all prior periods and not previously taken into account in calculating Net Realized Built-In Gain or a payment pursuant to Section 9.2(e), provided that Pre-Contribution Built-In Loss shall be taken into account in calculating Net Realized Built-In Gain only to the extent that such losses may be used to actually reduce taxes owed by the Class C Member, taking into account the character of such losses, the impact of the alternative minimum tax and other similar items. Furthermore, the amount of any loss realized by the Class C Member with respect to Chateau Duhart-Milon SCA shall be treated as a Pre-Contribution Built-In Loss and taken into account in calculating Net Realized Built-In Gain in the year that such amount is deductible by the Class C Member or any of its Affiliates.

          (vi) "Cumulative Taxable Net Loss" shall mean the excess of the amount of Taxable Loss (not including any Taxable Loss (or items thereof) allocated pursuant to Sections 9.2, 9.3 or 10.5(b)) allocated to the Class C Member during the fiscal year and all prior fiscal periods over the amount of Taxable Income (not including any Taxable Income (or items thereof) allocated pursuant to Sections 9.2, 9.3 or 10.5(b)) allocated to the Class C Member during the fiscal year and all prior fiscal periods.

     (d) The distributions required under this Section 9.2 shall be made at the same time as the distributions described in clause First of Section 9.4(a).

     (e) To the extent the Class C Member actually realizes a tax benefit with respect to a Pre-Contribution Built-In Loss which has not previously been taken into account in calculating Net Realized Built-In Gain, the Class C Member shall pay over the amount of such tax benefit actually realized, and future allocations of Net Income and Loss shall be made, in such a manner so as to put the parties in as close to the same position as they would have been if such Pre-Contribution Built-In Loss had been contemporaneously netted against an equal amount of Pre-Contribution Built-In Gain.

     9.3. Special Distribution and Allocation Upon Sale of Class C Member's Interest. (a) Subject to Sections 9.2, 9.3(c), 10.3 and 10.4, but notwithstanding any other provision of this Article IX or Article X and prior to making any other distributions or allocations pursuant to such Articles (other than Sections 9.2, 9.3(c), 10.3 and 10.4) for the relevant fiscal year, in connection with any taxable sale or other disposition by the Class C Member of all or any portion of its Membership Interest, other than a Transfer pursuant to
Section 11.2(b), the Class C Member shall be entitled to a special distribution and corresponding allocation of gross income by the Company immediately prior to such sale or other disposition equal to the result of (x) the remaining Net Unrealized Built-In Gain, if any, of the Class C Contributed Assets (including, solely for this purpose, any remaining Reduction Amount not previously treated as Pre-Contribution Built-In Gain subject to the special distribution and allocation provisions of Section 9.2) at the time of such taxable sale or other disposition, multiplied by (y) the Class C Member Tax Rate divided by (z) one-minus the Class C Member Tax Rate, multiplied by (z) the portion (expressed as a percentage) of the Class C Member's Membership Interest that is being sold or otherwise disposed of.

     (b) Notwithstanding the foregoing, the Company shall have no obligation to make distributions or to make special allocations of gross income as provided in
Section 9.3(a) with respect to any transferee (other than a Permitted Transferee) of all or a portion of the Class C Member's Membership Interest.

     9.4. Mandatory Distribution of Available Funds.

     (a) The Company, to the extent there exist Available Funds, shall make the following distributions of Available Funds to its Members in the following order of priority, subject to modification of this provision by the Board pursuant to
Section 4.5(c)(xiv):

          First, to the Members, pro rata in accordance with their Interim Membership Percentage Interests, a payment in an amount at least sufficient, as reasonably determined by the Board, to permit each Member to pay its estimated federal, state and local income taxes on its allocable share of the Taxable Income (not including any Taxable Income or Loss (or items thereof) allocated pursuant to Sections 9.2, 9.3 or 10.5(b)) of the Company allocated to such Member in accordance with this Agreement, assuming an income tax rate equal to the highest overall effective tax rate then in effect for any Member (whether or not that rate is applicable to all Members or is the rate actually paid by any Member on its income, the "Assumed Tax Rate"). The Board shall take into account the cross-deductibility of federal, state and local taxes, any losses that have been previously allocated to Members and any varying interest of the Members during the year. The distribution pursuant to this clause First of
     Section 9.4(a), if any, shall be made annually on or before March 31 of the year following the year in which such Taxable Income was earned, provided that if the Taxable Income of the Company for any year has not yet been determined as of the following March 31, the Board shall (to the extent of Available Funds) make a distribution based upon its good faith estimate of such Taxable Income, subject to adjustment (and prompt repayment by the Members of any excess amounts distributed) when the actual Taxable Income for that year has been determined, and provided further that the Board, in its reasonable discretion, may make distributions pursuant to this clause First of Section 9.4(a) at such times and in such amounts (based on estimates) as is appropriate to permit the Members to make estimated tax payments with respect to their allocable shares of such Taxable Income, as advances in respect of Tax Distributions to be made pursuant to this clause First.. To the extent that there are insufficient Available Funds for distribution to make the full amount of any distribution pursuant to this clause First of Section 9.4(a), any shortfall shall be distributed to the Members as soon as practicable when such cash becomes available.

          Second, upon the request of any Member, at such times as may be determined by the Board (but in no event later than six months following the end of the fiscal year for which the request is made) and to the extent there exist Available Funds after any distributions made in accordance with
     Section 9.2, Section 9.3, and clause First of Section 9.4(a) above, an aggregate of $1,500,000 to the Members, pro rata in accordance with their Interim Membership Percentage Interests.

          Third, beginning with the fiscal year of the Company which begins on or after the seventh anniversary of the Effective Date, an aggregate amount which, together with the distributions made pursuant to clauses First and Second of this Section 9.4(a), will be equal to 75% of the excess of Available Funds over the amount distributed pursuant to Sections 9.2 or 9.3, in each fiscal year of the Company, such distribution to be made to the Members pro rata in accordance with their Interim Membership Percentage Interests and at such times as may be determined by the Board.

     Provided however, following the Measurement Date, to the extent there exist Available Funds after the making of any distributions then required by Sections 9.2 and 9.3 or payable under clause First of Section 9.4(a) above with respect to Taxable Income that has already been allocated (after taking into account any adjustment to the Interim Membership Percentage Interests from and after the Measurement Date and any amounts contributed to the Company as required by Annex B and Section 13.2(a)), the Company shall make distributions to each Member to the extent necessary to cause the percentage of the cumulative amount of all Net Distributions with respect to such Member's Membership Interest to be in proportion to the then current Interim Membership Percentage Interest (or Final Membership Percentage Interest, if applicable) that corresponds to such Member's Membership Interest. For purposes of this Agreement, "Net Distributions" shall mean, with respect to each Membership Interest, the amount of actual distributions pursuant to this Article IX or Article XIII (but excluding distributions pursuant to Sections 9.2 and 9.3) received by a Member (or predecessor in interest of a Member) with respect to such Membership Interest since the Measurement Date, less the amount of all contributions made to the Company with respect to such Membership Interest by such Member (or the predecessor in interest of such Member) as required by paragraphs
     (d) and (e) of Section 3 of Annex B or Section 13.2(a). To the extent that at the time of any distributions are required under this proviso, Available Funds are insufficient to satisfy the amount of all distributions described in this proviso, then such Available Funds as are available for distribution shall be distributed to each Member in proportion to the amount distributable to such Member pursuant to this proviso.

     (b) For purposes of this Section 9.4 and Article IX, "Members" shall be limited to Class A Members, Class B Members, Class C Members and those Class D Members who at the time of the applicable distribution are entitled to receive distributions hereunder. With respect to such Class D Members, if the terms of their Class D Membership Interests limit the distributions to which they are entitled or otherwise modify the pro rata rules set forth in this Article IX, this Article IX will be deemed to have been modified to reflect such variances.

     (c) Any amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article IX for all purposes of this Agreement. The Board is authorized to withhold from distributions and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

     9.5. Pro Rata Distributions. To the extent that at the time of payment of any distributions under Sections 9.2, 9.3, or 9.4 hereof, Available Funds are insufficient to satisfy the amount of all Distributions described in such sections, then such funds that are available for distribution shall be distributed in accordance with the priorities set forth in such sections. In the event more than one Member shall be entitled to equal priority with respect to the amount of any distribution, then such funds available for distribution with respect to such priority shall be applied to each Member in proportion to the amount payable to such Member with respect to such priority.

     9.6. Restriction on Distributions. Notwithstanding any other provision in this Agreement, payment of distributions under Sections 9.2, 9.3 and 9.4 may be made by the Company only to the extent that such payment would not violate applicable financing or credit agreements of the Company, and no distribution may be made by the Company to any Member in violation of the Act (including
Section 18-607 thereof).

     9.7. Passed Distributions. If any Member assigns all or part of its interest in the Company in a Transfer permitted under the terms of this Agreement, unless otherwise agreed by the assigning Member and the assignee, the assignee shall be entitled to receive, to the extent of the interest in the Company assigned, the amount of any distributions required to be made to the assigning Member under Sections 9.2, 9.3 and 9.4 of this Agreement that were not actually made prior to the date of the assignment ("passed distributions"), when such passed distributions are made by the Company.

     9.8. Capital Account Limitations; Liquidation. (a) Except as provided in this Section 9.8, no distribution will be made to a Member that would create a negative balance in the Capital Account of that Member or increase the amount by which such Capital Account balance is negative. Any amount not distributed in accordance with the previous sentence will be distributed to the Member (to the extent that there are sufficient Available Funds) as soon as such distribution would not violate the first sentence of this Section 9.8(a). Notwithstanding the foregoing, to the extent that a distribution to any Class D Member would violate the first sentence of this Section 9.8(a), such amount shall be paid to such Class D Member as a "guaranteed payment" within the meaning of Section 707 of the Code to such Class D Member and the related expense shall be allocated among the other Members (other than other Class D Members) in proportion to their then current Interim Membership Percentage Interests.

     (b) Upon the liquidation of the Company (as defined in Section 9.9), liquidation proceeds, if any, shall be distributed in accordance with Section 13.2(a).

     9.9. Certain Definition. For purposes of this Agreement, the term "liquidation of the Company" shall mean either (a) a termination of the Company, which shall be deemed to occur on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind up its affairs, or
(b) a termination of the Company pursuant to section 708(b)(1)(A) of the Code.

                                   ARTICLE X.

                                   ALLOCATIONS

     10.1. Net Income. Except as otherwise provided in this Article X, Net Income for any fiscal year or other applicable period shall be allocated to the Members, as follows:

          First, to all Members which were allocated any Excess Net Loss (as defined in Section 10.2), before any other allocation of Net Income hereunder, an amount of Net Income equal and in proportion to, the amount of Excess Net Loss previously allocated to such Members.

          Second, following the Measurement Date, to the Members such that following the allocation pursuant to this clause Second, the cumulative net amount of Net Income and Net Loss allocated to each Member since the Measurement Date is in proportion to its then current Interim Membership Percentage Interest. To the extent that at the time of any allocation under this clause Second, Net Income is insufficient to satisfy the amount of all allocations described in this clause Second, then such Net Income as is available for allocation shall be allocated to each Member in proportion to the amount allocable to such Member pursuant to this clause Second.

          Third, to all Members in accordance with their Interim Membership Percentage Interests.

     10.2. Net Loss. Except as otherwise provided in this Article X, Net Loss for each fiscal year or other applicable period shall be allocated as follows:

          First, subsequent to the Measurement Date, to the Members such that following the allocation pursuant to this clause First, the cumulative net amount of Net Income and Net Loss allocated to each Member since the Measurement Date is in proportion to its then current Interim Membership Percentage Interest. To the extent that at the time of any allocations under this clause First, Net Loss is insufficient to satisfy the amount of all allocations described in this clause First, then such Net Loss as is available for allocation shall be allocated to each Member in proportion to the amount allocable to such Member pursuant to this clause First.

          Second, to the Members in accordance with their respective Interim Membership Percentage Interests, provided that no Net Loss shall be allocated to any Member if the effect of such allocation would be to create a deficit Capital Account balance in excess of such Member's "restoration amount" (as defined in Section 10.3) at a time when any other Member has a positive Capital Account balance and such Net Loss ("Excess Net Loss") shall instead be allocated to the Member(s) with positive Capital Account balance(s) (pro rata to such positive balances) until such balances have been reduced to a negative balance equal to the "restoration amount", and any remaining Net Loss shall be allocated to the Members in accordance with their respective Interim Membership Percentage Interests.

     10.3. Regulatory Allocations.

     (a) No Member shall be allocated any Net Loss (or item thereof) to the extent such allocation would cause or increase a deficit balance in such Member's Capital Account in excess of the amount such Member is obligated to restore to the Company pursuant to Regulations Section 1.704-(b)(2)(ii) (or is treated as obligated to restore to the Company pursuant to Regulations Section 1.704-2(g)(1)) (the sum of such amounts being hereinafter referred to as the "restoration amount"). A Member who unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which creates or increases a deficit balance in such Member's Capital Account in excess of such Member's restoration amount will be allocated items of income and gain (consisting of a pro rata portion of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided that an allocation pursuant to the last sentence of this Section 10.3(a) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(a) were not in the Agreement.

     (b) Minimum Gain Chargeback. Except as otherwise provided in Regulations
Section 1.704-2(f), notwithstanding any other provision of this Article X, if there is a net decrease in Company Minimum Gain during any fiscal year of the Company, each Member shall be specially allocated items of income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the representative amounts required to be allocated to each Member pursuant thereto. The items so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2 and shall be interpreted consistently therewith.

     (c) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this
Article X, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year of the Company, each Member who has a share of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.3(c) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2 and shall be interpreted consistently therewith.

     (d) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year or other period shall be specially allocated among the Members in proportion to their respective Interim Membership Percentage Interests.

     (e) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     10.4. Curative Allocations. The allocations set forth in Section 10.3 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss and deduction pursuant to this Section 10.4. Therefore, notwithstanding any other provision of Article X (other than the Regulatory Allocations), the Company shall make such offsetting special allocations in such manner as the Board (by Majority Approval) may determine is appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the maximum extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1 and
10.2 (ignoring the proviso in clause Second of Section 10.2).

     10.5. Tax Allocations.

     (a) Items of Income or Loss. Except as is otherwise provided in this
Article X, an allocation of Net Income or Net Loss to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Code Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

     (b) Precontribution Gain or Loss. Except as may otherwise be unanimously agreed by the Board with respect to any assets contributed by the Class C Member, the Company shall use the allocation method contained in Regulations
Section 1.704-3(b)(1) to take into account any variation between the adjusted tax basis at the time of the contribution and the initial Carrying Value of any property contributed to the Company.

     (c) Reverse 704(c) Allocations. In the event the Capital Accounts of the Members are adjusted pursuant to Section 10.6 as a result of the revaluation of the assets of the Company and the Carrying Value of the Company's assets differs from their adjusted tax basis, the Members' distributive shares of depreciation, amortization, income gain, or loss, as computed for tax purposes, with respect to such assets shall be determined so as to take account of the variation between the adjusted tax basis and the Carrying Value of such assets in the same manner as under section 704(c) of the Code and otherwise in accordance with Regulations Section 1.704-1(b)(2)(iv)(f)(4) and (b)(4)(i).

     (d) Change in Percentage Interests. If any Member's Interim Membership Percentage Interest or share of distributions changes during a fiscal year for any reason, including, without limitation, the Transfer of any interest in the Company, the tax allocations contained in this Article X shall be applied as necessary to reflect the varying interests of the Members during such year.

     (e) References to Regulations. Any reference in this Article X to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent that such successor provision applies to the Company under the effective date rules applicable to such successor provision.

     10.6. Revaluation. Upon the occurrence of any of the events described in Regulations Section 1.704-1(b)(2)(iv)(f)(5), the Carrying Value of all Company properties shall be adjusted upwards or downwards to reflect their then fair market value as determined in good faith by the Board. Any resulting Unrealized Gain or Unrealized Loss shall be allocated to the Members as agreed by the Board in accordance with Section 10.9, or if no such agreement is reached, pursuant to this Article X, but excluding Section 10.8, as if such Unrealized Gain or Unrealized Loss were recognized upon an actual sale of such properties.

     10.7. Class D Members; Successor Members.

     (a) For purposes of this Article X, "Members" shall be limited to Class A Members, Class B Members, Class C Members and those Class D Members who at the time of the applicable allocation are entitled to receive allocations of profit and loss hereunder. With respect to such Class D Members, if the terms of their Class D Membership Interests limit the allocations to which they are entitled or otherwise modify the pro rata rules set forth in this Article X, this Article X will be deemed to have been modified to reflect such variances.

     (b) For purposes of this Article X, a transferee of an interest in the Company shall be deemed to have been allocated the Net Income, Net Loss and other items of Company income, gain, loss, deduction and credit that previously have been allocated to the transferor Member pursuant to this Agreement.

     10.8. Allocations Upon Liquidation or Sale. Notwithstanding any provision of this Article X to the contrary, upon a liquidation in accordance with Section
13.2 (a "Liquidation") or Sale of the Company or substantially all the assets thereof, any Net Income or Net Loss realized (or deemed realized with respect to assets distributed in kind) upon such event (but not on other events described in Section 10.6) shall be allocated among the Members such that following the allocation pursuant to this Section 10.8, the Capital Account balance of each Member is equal to the sum of:

     (a) the positive or negative difference between (i) the product of such Member's Final Membership Percentage Interest and the aggregate distributions (other than pursuant to Section 9.2 and 9.3) to all Members since the Measurement Date and
(ii) the Net Distributions made with respect to such Member's Membership Interest, and

     (b) the product of such Member's Final Percentage Interest and the Liquidation Value of the Company calculated taking into account the transactions occurring in connection with the Liquidation or Sale of the Company and any unrealized appreciation deemed realized.

To the extent that at the time of any allocations under this Section 10.8, Net Loss or Net Income is insufficient to satisfy the amount of all allocations described in this Section, then such Net Income or Net Loss as is available for allocation shall be allocated to each Member in proportion to the amount allocable to such Member pursuant to this Section 10.8. To the extent that the aggregate amount of Net Income or Net Loss exceeds the amount necessary to adjust the Members' Capital Accounts in accordance with this section, any excess will be allocated among the Members in accordance with their Final Membership Percentage Interests.

     10.9. Allocations Upon Book-up or Sale of Significant Assets. Notwithstanding any provision of this Article X to the contrary, upon a revaluation of Company properties in accordance with Section 10.6 (other than a Sale or Liquidation described in Section 10.8), or the sale of assets, which in the reasonable judgment of the Board are significant assets, any Net Income or Net Loss realized (or deemed realized) upon such event shall be allocated among the Members as agreed to by all members of the Board consistent with the principles reflected in Sections 10.8 and 13.2 or on such other basis as the Board reasonably determines is likely to have "substantial economic effect" as such term is used in Treas. Reg.ss.1.704-1(b)(2).

                                  ARTICLE XI.

                         TRANSFER OF MEMBER INTERESTS;
                WITHDRAWAL; ADDITIONAL MEMBERS; CHANGE OF CONTROL

     11.1. Transfer of Member Interests; Withdrawal. No Member shall have the right or power (a) directly or indirectly, to Transfer or otherwise dispose of all or any portion of its interest as a Member in the Company, or to grant or assign any participation in its right to receive distributions or allocations or profits or losses in respect thereof, whether voluntarily or by operation of law, or (b) to withdraw prior to the dissolution or winding up of the Company, except (as to clause (a) or (b)) (i) as provided in Section 11.2. 11.6 or
Article XIII, or (ii) with the prior written consent of each of the Class A, Class B and Class C Directors, which consent may be granted or withheld by any such Director in his sole discretion. Any attempt to Transfer a Member's interest in the Company, or to withdraw from the Company, in violation of this
Section 11.1 shall be void, the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of a Membership Interest pursuant to any such Transfer, and the Member attempting to effect such Transfer or withdrawal shall indemnify the Company for any costs or expenses it may incur in connection with the attempted Transfer or withdrawal.

     11.2. Restriction on Transfer of Membership Interests; Right of First
Offer.

     (a) No Member may Transfer all or any portion of its Membership Interest on or prior to January 1, 2011, except in a Permitted Transfer (as defined in Section 11.2(b)). No Member may Transfer all or any portion of its Membership Interest after January 1, 2011, except (i) in a Permitted Transfer, or (ii) pursuant to the following provisions of this Section 11.2.

     (b) For purposes of this Section 11.2, a "Permitted Transfer" shall mean any Transfer by a Class A Member, Class B Member or Class C Member to any Affiliate of such Member of its entire Class A, Class B or Class C Membership Interest (as applicable, a "Permitted Transferee"), provided that (i) no Permitted Transfer shall release the Transferring Member from its liabilities and obligations to the Company or the other Members under this Agreement, (ii) in connection with such Transfer, the Transferring Member shall deliver to the Company an acknowledgement, in form and substance reasonably satisfactory to the Board, of its continuing responsibility for all payment and performance obligations to the Company and the other Members under this Agreement, the Joint Venture Agreement among the Members dated as of the date hereof and any other agreements and instruments entered into by it pursuant to such Joint Venture Agreement, and (iii) without the unanimous consent of the non-Transferring Class A Members, Class B Members and Class C Members (not to be unreasonably withheld or delayed), no Transfer described in this Section 11.2(b) shall constitute a Permitted Transfer if such Transfer would result in a "termination" of the Company under Section 708(b)(i)(B) of the Code.

     (c) If after January 1, 2011 a Member (the "Offeror Member") desires to Transfer all or any portion of its Membership Interest, or any of CBI, HVL or DBR desires to transfer an interest in any direct or indirect wholly-owned subsidiary which would result in a Transfer of a Membership Interest in the Company (a "Subsidiary Sale"), then the Offeror Member shall first offer such Membership Interest to the other Members (the "Offeree Members") by giving written notice of such offer (the "Offer") to the Board and the Offeree Members, stating the portion of its Membership Interest it proposes to sell (which, in the case of a Subsidiary Sale shall be the entire Membership Interest), the offer price, the type and amount of consideration it will accept (it being understood that the Offeror Member must be willing to accept all cash but may propose additional options as well) and, in reasonable detail, all other material matters relating to the Offer.

     (d) If a second Member does not, within 15 days of receipt of the Notice, give notice that it will join the Offer to sell, then the following procedures will apply and, until the earliest of the closing of a sale by the Offeror Member, abandonment by the Offeror Member of the proposed sale or expiration of the time to consummate such a sale, neither Offeree Member may initiate a sale of its Membership Interest.

          (i) Each of the Offeree Members shall have the option to accept the Offer, exercisable by giving written notice of acceptance (the "Notice of Acceptance") to the Offeror Member, with a copy to the other Offeree Member, within 120 days after receipt of the Offer (the "Offer Period"). Each Offeree Member, in its Notice of Acceptance, shall indicate whether it is prepared to purchase the entire Membership Interest offered by the Offeror Member in the event the other Offeree

     Member declines or otherwise fails to accept the Offer within the Offer Period. If both Offeree Members accept the Offer within the Offer Period, they shall purchase, pro rata to their Membership Units, the Membership Interest offered by the Offeror Member upon the terms of the Offer. If one Offeree Member accepts the Offer and has indicated in its Notice of Acceptance that it is prepared to purchase the entire Membership Interest being offered, that Offeree Member shall purchase the Membership Interest offered by the Offeror Member upon the terms of the Offer. If only one Offeree Member accepts the Offer and does not indicate in its Notice of Acceptance that it is prepared to purchase the entire Membership Interest being offered, the Offer will be deemed to have been declined.

          (ii) The closing of the transfer of the Membership Interest pursuant to the Offer shall take place on a date selected by the purchasing Offeree Member or Members not less than 30 days nor more than 60 days after delivery of the last-to-be delivered Notice of Acceptance.

          (iii) If the Offeree Members do not elect to purchase all of the offered Membership Interest within the Offer Period, then the Offeror Member shall have 180 days from the earlier of (x) notification of decline of the Offer from the last-to-respond of the Offeree Members, and (y) expiration of the Offer Period, within which to sell the offered Membership Interest to a third party on terms and conditions (including price) no more favorable in the aggregate to the third party than those set forth in the Offer.

     (e) If, within 15 days of receipt of the Offer, a second Member gives notice that it will join the Offeror Member's offer to sell, then the following procedures will apply.

          (i) The notice from the second Offeror Member shall state the portion of such Member's Membership Interest it proposes to sell, the offer price, the consideration it will accept and, in reasonable detail, all other material matters relating to its Offer (the "Second Offer", the original Offer for purposes of this Section 11.2(e) being hereinafter referred to as the "First Offer" and the First Offer and Second Offer collectively as the "Offers"). The terms of the Second Offer (including price) shall be substantially identical to those of the First Offer.

          (ii) The remaining Offeree Member shall have the option to accept all or a portion of the Offers of the Offeror Members by giving a Notice of Acceptance to the Offeror Members within 120 days the Offer Period (which shall not be extended by virtue of the making of the Second Offer). If the Offeree Member accepts the Offers within the Offer Period, it shall purchase the Membership Interests offered by the Offeror Members upon the terms of their respective Offers. If the Offeree Member accepts less than all of the Membership Interests subject to the Offers, the Offeree Member shall purchase the Membership Interests subject to the Offers pro rata based on the Membership Percentage Interest represented by the Membership Interest offered by each Member Offeror. If the Offeree Member accepts less than all of the Membership Interests subject to the Offers, each Offeror Member may, at its option, either sell the portion of the Membership Interest accepted by the Offeree Member or take any action permitted by clause (iii) below as if the entire Offer were rejected.

          (iii) If the Offeree Member does not elect to purchase all of the offered Membership Interests, then the Offeror Members shall have 180 days from the earlier of (x) notification of decline of the Offer from the Offeree Member, and (y) expiration of the Offer Period within which to either (A) sell the offered Membership Interests to one or more third parties on terms and conditions (including price) no more favorable to the third parties than those set forth in their respective Offers or (B) by agreement between themselves, cause the Company or its assets to be sold to a Person not an Affiliate of either Offeror Member on such terms as the Offeror Members may determine.

          (iv) If the Offeror Members choose to sell their Membership Interests pursuant to clause (e)(iii)(A), then at the option of the Offeror Members, to be exercised by notice to the Offeree Member no later than 30 days prior to the closing date of the sale, the Offeree Member shall sell its Membership Interest on the same terms and conditions as the Offeror Members. Should the Offeror Members not exercise their option to require the Offeree Member to sell its Membership Interest, the Offeree Member shall nonetheless have the option, to be exercised by notice to the Offeror Members no later than 25 days prior to the closing date of the sale, to sell its Membership Interest in the sale on the same terms and conditions as the Offeror Members.

          (v) If the Offeror Members choose to cause the Company or its assets to be sold pursuant to clause (e)(iii)(B), then the remaining Member shall give its consent and otherwise grant any necessary approvals to such sale.

     (f) Time shall be of the essence with respect to exercise of all rights to buy or sell under the provisions of this Section 11.2.

     (g) For purposes of Section 11.2(c)-(e), "Members" shall include only Class A Members, Class B Members and Class C Members except as otherwise provided in the terms and conditions of the Class D Membership Interests, provided that upon a sale of Membership Interests or of the Company or its assets to a third party pursuant to Section 11.2(e), the Class D Members shall at the request of the Offeror Members be required to sell their Class D Membership Interests to the third party (on terms which are equivalent to those received by the other Members, taking into account any differences in the rights and privileges of the Class D Membership Interests but without any discount for differences in voting or transferability of the Class D Membership Interests that might be different than those of the other Members) or to give their consent and otherwise grant any necessary approvals to the sale.

     (h) Notwithstanding anything to the contrary in this Article XI, a Member may not Transfer all or any portion of its interest if such Transfer would result in the Company becoming a "publicly-traded partnership" within the meaning of Section 7704 of the Code.

     11.3. Additional Restrictions on Transfer. Any Transfer of a Membership Interest which is permitted pursuant to Section 11.2 shall be subject to the following additional requirements and conditions:

     (a) The Board may require the transferee to pay a Transfer fee to the Company sufficient to cover all reasonable expenses connected with the assignment, including legal fees, and to do all other things and execute and deliver all such papers as may be necessary or reasonably requested by the Board in order to consummate the Transfer of such Membership Interest.

     (b) The transferee shall deliver to the Company a signed counterpart of this Agreement or a written acknowledgment that the Membership Interest to be received in such proposed Transfer is subject to this Agreement and that the proposed recipient and its successors in interest are bound hereby and agree to comply with this Agreement, each such document to be in form and substance reasonably satisfactory to the Board.

     (c) Such Transfer, if legally required, shall be made pursuant to an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption from such registration, and prior to any such Transfer the Member proposing to Transfer a Membership Interest shall give the Company (i) notice describing the manner and circumstances of the proposed Transfer (copies of which the Company shall furnish to each Member following receipt thereof by the Company) and (ii) if such Transfer is to be made pursuant to an exemption from such registration and if reasonably requested by the Company, a written opinion of counsel, who shall be reasonably satisfactory to the Company and its counsel, such opinion to be in form and substance reasonably satisfactory to the Company and its counsel, to the effect that the proposed Transfer of Membership Interest may be effected without registration under the Securities Act of 1933, as amended, and any applicable state securities laws.

     (d) An approved transferee will, subject to compliance with the requirements of this Article XII, become a substitute or additional Member, entitled to receive the transferor Member's share of distributions and allocations and other rights of a Member holding the Class of Membership Interest Transferred to it.

     11.4. Substitute or Additional Members.

     (a) Any Person wishing to be admitted to the Company as an additional Class A, Class B or Class C Member, other than by virtue of the Transfer to such Person of a Membership Interest pursuant to Sections 11.2 and 11.3, may be admitted only with the Unanimous Approval of the Board, which approval may be granted or withheld in the sole discretion of the Directors and may be made subject to the satisfaction of such conditions as the Board may require.

     (b) Upon the admission of a substitute or additional Member, Schedule I annexed hereto shall be amended to reflect the revised Membership Units of the Members. No Person shall become a Member until such Person shall have become a party to, and adopted all of the terms and conditions of, this Agreement.

     11.5. Financial Adjustments. No new Members shall be entitled to any retroactive allocation of losses, income, or expense deductions incurred by the Company. The Directors may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of income, loss and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(a) and the Regulations promulgated thereunder.

     11.6. Change of Control.

     (a) If a Change of Control occurs with respect to CBI, HVL or DBR, the Class A Member (upon a Change of Control with respect to CBI), the Class B Member (upon a Change of Control with respect to HVL) or the Class C Member (upon a Change of Control with respect to DBR) (as applicable, the "Affected Member") shall promptly (and in no event later than ten Business Days after consummation of the Change of Control) notify the other Members, identifying in reasonable detail the Person or Persons who have assumed control with respect to CBI, HVL or DBR, as the case may be. The other Members will then have the right, by notice given to the Affected Member no later than forty-five (45) days after receipt of notice of the Change of Control from the Affected Member (or, if no such notice is given, the date they actually discover the Change of Control has occurred) to either sell their Membership Interests to the Affected Member or purchase the entire Membership Interest held by the Affected Member, in either case at the fair market value thereof. The decision to purchase or sell must be made jointly by the other Members. In the absence of agreement, or if no notice of purchase or sale is given within the forty-five (45) day period specified above, no purchase or sale shall take place and the Affected Member shall continue as a Member of the Company with no modification to its rights or obligations. If the other Members choose to purchase the Membership Interest held by the Affected Member, each of the other Members will purchase its pro rata share of such Membership Interest, based upon their respected Membership Units, provided that the other Members may agree between themselves (which agreement will be binding upon the Affected Member) that one of them will purchase the Membership Interests of the other two Members, that they will divide the purchase of the Affected Member's Membership Interest among themselves on a non-pro rata basis or that the Company will purchase the Affected Member's Membership Interest.

     (b) Unless otherwise agreed among the Affected Member and the other Members, any sale pursuant to this Section 11.6 shall be for cash, payable in full at the closing of the purchase and sale, and shall be made on an "as is, where is" basis without representations from any party other than customary representations as to title to the Membership Interests being Transferred and due authorization, power and authority for the Transfer. The closing of the transfer shall take place at the offices of the Company, at a time specified by the purchasing Member which shall be no later than the later of (i) ninety (90) days following delivery of the notice of purchase or sale from the other Members, and (ii) ten (10) days following resolution of the fair market value of the Membership Interests being Transferred in accordance with Section 11.6(c).

     (c) The fair market value of any Membership Interest to be sold hereunder will be the amount that would be distributed to the holder of such Membership Interest if the

Company's assets, subject to its liabilities, were sold at an aggregate amount equal to the fair market value of the Company as a going concern in an arms-length sale between a willing buyer and seller ("Going Concern Value"), the Company liquidated and the liquidation proceeds distributed to the Members in accordance with Section 13.2. Unless it is determined by agreement among the Affected Member and the other Members, fair market value of a Membership Interest for purposes of this Section 11.6 will be determined by the following process: No later than thirty (30) days after delivery of the notice of purchase or sale from the other Members, the Affected Member, on the one hand, and the other Members (by agreement between them), on the other hand, will each specify a Going Concern Value of the Company, including with their submission such supporting information as they may select, and each will submit its proposal to an arbitrator, who shall be experienced in the valuation of businesses similar to the Company's business. The arbitrator shall conduct a hearing to receive additional information about the basis of and support for the two proposals. The arbitrator will then determine the Going Concern Value of the Company by choosing one or the other of the two proposals; provided that the arbitrator shall not have the discretion or authority to choose any other value. The fair market value of the Membership Interest or Interests to be sold will then be determined by the Company's management based upon the Going Concern Value so established, by application of Section 13.2. If any Member disagrees with the value established by management and that disagreement cannot be resolved between or among the concerned Members, the determination of the fair market value of the Membership Interest or Interests to be sold based upon the established Going Concern Value will be resubmitted to the arbitrator. The timing and procedure before the arbitrator (including the requirement that the arbitrator choose the value of one or the other of the competing proposals) will be the same as that followed for the original establishment of the Going Concern Value.

     (d) For purposes of this Section 11.6, the "other Members" shall include only Class A Members, Class B Members and Class C Members except as otherwise provided in the terms and conditions of the Class D Membership Interests.

     11.7. Effect of Transfer of Membership Interests to Another Member. If at any time any Class A Member, Class B Member or Class C Member should acquire a majority or more of the Class A, Class B or Class C Membership Interest of another Member, then effective upon such acquisition all actions of the Board shall require Unanimous Approval, subject to the following:

     (a) The determination under Section 3.3(a) whether the Company should seek to pursue a Reserved Business Opportunity for its own account shall be made solely by the Directors designated by the Member other than the Notifying Member.

     (b) The determination under Section 4.5(b)(ii) to terminate the Chief Executive Officer and any other determination with regard to the relative rights and responsibilities of the Chief Executive Officer shall be made by Majority Approval of the Board, except that any determination to terminate Agustin Franciscan Huneeus as Chief Executive Officer without "Cause" pursuant to the terms of his employment agreement with the Company shall require Unanimous Approval if the Class A Interest is no longer held by the Class A Member or an Affiliate of CBI.

                                  ARTICLE XII.

                             BUSINESS PLAN DEADLOCK

     12.1. Business Plan Deadlock. If the Board fails to approve the Business Plan in any two successive years, beginning with the fiscal year which commences January 1, 2007, then the following process shall be followed, to be commenced by the Members no later than the date (the "Initiation Date") which is the first day of the fiscal year immediately following the second fiscal year of deadlock:

     (a) The Members shall first negotiate in good faith to resolve the issue and agree upon the Business Plan or to agree on a voluntary sale or dissolution of the Company or the interests of any Member therein. If no resolution is reached by representatives of the Members, the dispute will be referred for resolution to the chief executive (or equivalent) officers of each of the Members.

     (b) If no agreement is reached among the Members within 120 days following the Initiation Date, then the following blind auction process shall be initiated:

          (i) A majority of the Members shall jointly designate an independent third party (the "Bid Holder") to whom any Member wishing to do so may submit a sealed offer for the purchase of the Company as a going concern and as an entirety. All offers must be for an all cash purchase, payable at closing, and be accompanied by evidence of the availability of the full cash purchase price and/or a firm commitment for financing of the full cash purchase price from a reputable financial institution. Any such bid must be submitted no later than 240 days following the Initiation Date.

          (ii) The Member submitting the highest offer must purchase the Membership Interests of all other Members. If more than one Member submits the same highest offer, they may resubmit bids, which may be higher, lower or the same as before. If, after resubmission, there remains more than one offer at the same highest amount, the buyer will be selected by a random process agreed to by the Members having submitted those offers or, failing agreement, specified by the Bid Holder.

               (A) The price paid to each selling Member which submitted an offer pursuant to clause (b)(i) shall be based upon the offer submitted by that Member. The price paid to each selling Member which did not submit an offer pursuant to clause (b)(i) and to the holders of Class D Membership Interests shall be based upon the offer submitted by the purchasing Member.

               (B) The purchase of Membership Interests contemplated by this
          Section 12.1(b)(ii) shall be treated as a Sale for purposes of Annex B hereto.

               (C) Each selling Member, including holders of Class D Membership Interests, shall be paid an amount equal to the amount it would have received had the Company's assets, subject to its liabilities, been sold to a third party at the applicable offer price determined in accordance with Section 12.1(b)(ii)(A), the Company been liquidated and the liquidation proceeds distributed to the Members in accordance with Section 13.2. If the Members are unable to agree on the amount of such liquidation proceeds, the determination of such amount will be submitted to the arbitrator in accordance with the procedures, including timing, of Section 11.6(c).

          (iii) The closing of any purchase under this Section 12.1(b) will be held at the offices of the Company on a date selected by the buying Member, which date shall be no later than 60 days after the date such Member is finally determined to be the buyer.

          (iv) If the buying Member selected pursuant to Section 12.1(b)(ii) fails to close on the closing date specified in accordance with Section 12.1(b)(iii) or within five Business Days thereafter, other than as a result of the failure or refusal of all selling Members to close, that buying Member will promptly reimburse the other Members for all reasonable costs incurred by them in connection with the auction process specified in this Section 12.1(b) and pay to them, as liquidated damages, an amount equal to the difference between the amount they would have realized had that buying Member consummated the purchase in accordance with its offer and the amount they actually realize from the sale or liquidation pursuant to this Section 12.1 or Article XIII. If there is at least one other Member who submitted an offer, then the Member who submitted the next highest offer will become the buying Member and the original buying Member shall become a selling Member. The price paid by the substitute buying Member shall be adjusted such that the price paid both to the original buying Member and to any Member which did not submit an offer, including any holder of Class D Membership Interests, shall be based upon the offer of the substitute buying Member.

          (v) Should the substitute buying Member designated pursuant to Section 12.1(b)(iv) also fail to close, the provisions of Section 12.1(b)(iv) as to reimbursement of expenses (but not liquidated damages) and selection of another buying Member shall be applied again, as if the substitute buying Member were the original buying Member.

     (c) If the process in Sections 12.1(b)(i)-(v) above does not result in a sale of all of the Membership Interests to a single Member, including if no offers are submitted by the Members, the Members will jointly appoint an investment banker of recognized standing in the California wine industry to value the Company and solicit bids from third parties to buy the entire Company. If one or more bids within the valuation range provided by the investment banker are received from Persons not Affiliates of the Members, the Company will be sold to the Person which submitted the highest and best of such bids. Otherwise, the Company shall be dissolved and its assets distributed in accordance with
Article XIII.

                                 ARTICLE XIII.

                           DISSOLUTION OF THE COMPANY

     13.1. Dissolution of the Company. The Company shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

     (a) a unanimous determination by the Members that the Company should be dissolved;

     (b) a Unanimous Approval by the Board of Directors that the Company should be dissolved;

     (c) the sale of all or substantially all of the assets of the Company;

     (d) the occurrence of an unresolved Business Plan deadlock which results in dissolution of the Company in accordance with Section 12.1(c); (e) the entry of a decree of judicial dissolution under section 18-802 of the Act; and

     (f) at such earlier time as may be required by applicable law.

     13.2. Distribution of Assets.

     (a) If the Company is dissolved and its affairs are to be wound up, the Board shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Board may determine to distribute any assets to the Members in kind), (2) allocate any Net Income or Net Loss resulting from such sales to the Members' Capital Accounts in accordance with Article X hereof, (3) discharge all liabilities of the Company (other than liabilities to Members), whether by payment or the making of reasonable provision for payment thereof, including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (4) establish such reserves as may be reasonably necessary to provide for contingent, conditional and unmatured liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company), (5) discharge any liabilities of the Company to the Members other than on account of their interests in the Company capital or profits, and (6) distribute the remaining assets as follows:

          (x) To the Class C Member in accordance with Sections 9.2 and 9.3, and

          (y) To the extent of any excess, to each of the Members an amount equal to the sum of:

               (1) the positive or negative difference between (A) the product of such Member's Final Membership Percentage Interest and the aggregate distributions to all Members since the Measurement Date, and
          (B) the Net

          Distributions made with respect to such Member's Membership Interest, and

               (2) the product of such Member's Final Membership Percentage Interest and the Liquidation Value of the Company calculated by taking into account the transactions occurring in connection with the Liquidation or Sale of the Company and any unrealized appreciation deemed realized with respect to assets distributed in kind.

Such amount shall be distributed to the Members, either in cash or in kind, as determined by the Board (or, if there is then no Board, by any remaining Directors or, if none, by agreement of Members holding a majority of the Membership Units in the Company), with any assets distributed in kind being valued for this purpose at the Carrying Value as determined pursuant to Section 13.2(b). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). To the extent that a distribution to a Member would exceed the positive balance of such Member's Capital Account, the excess shall be treated as a "guaranteed payment" to such Member within the meaning of Section 707 of the Code and the related expense shall be allocated among the other Members in accordance with their Final Membership Percentage Interests. In the event that (i) the computation set forth in Section 13.2(a)(6) yields a negative number for any Class D Member, such Member shall make a contribution to the Company in the amount of such negative number or (ii) any Class D Member's adjusted tax basis in such Class D Member's Membership Interest exceeds the Company's tax basis in all assets distributed to or with respect to such Member, such Class D Member shall make a contribution to the Company in an amount equal to the result of (a) such excess multiplied by
(b) the Assumed Tax Rate and divided by (c) one minus the Assumed Tax Rate.

     (b) If any assets of the Company are to be distributed in kind, the Carrying Value of such assets as of the date of dissolution shall be adjusted to their fair market value as of the date of distribution as determined by the Board in its reasonable discretion (or, if there is then no Board, by any remaining Directors or, if none, by agreement of Members holding a majority of the Membership Units in the Company). Such assets shall be deemed to have been sold as of the date of dissolution for their Carrying Value (as adjusted), and the Capital Accounts of the Members shall be adjusted to reflect the Unrealized Gain or Unrealized Loss resulting from such deemed sale.

     (c) Notwithstanding anything to the contrary in this Agreement other than the last sentence of Section 13.2(a), upon a liquidation within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a negative Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

     (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

     (e) The Board shall comply with any applicable requirements of applicable law pertaining to the winding up of the Company and the final distribution of its assets.

     13.3. Filing of Certificate of Cancellation.

     (a) Upon the dissolution and complete winding up of the Company, a Certificate of Cancellation shall be delivered to the Delaware Secretary of State.

     (b) Upon the issuance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Board (or, in the absence of a Board, the remaining Directors) shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

     13.4. Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

     14.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telecopy (provided that if sent by telecopy, a copy shall also be sent by first class mail or overnight courier service) and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of delivery by professional overnight courier service when delivered to the notice address, or, in the case of delivery by telecopy, upon confirmation of receipt, and addressed to the party at its address set forth on Schedule I hereto, or at such other address as the party shall have furnished the other parties in accordance with this Section. The parties will use reasonable efforts to provide a courtesy copy of any notice by facsimile or electronic mail to any party who has provided such a facsimile or electronic mail address, but unless otherwise agreed, failure to send such a courtesy copy will not cause the notice to be ineffective if provided in writing as above.

     14.2. Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, except by Unanimous Approval of the Board.

     14.3. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and permitted assigns; provided, however, that nothing contained in this Section 14.3 shall be construed to permit any attempted assignment or other transfer which would be prohibited or void pursuant to any other provision of this Agreement.

     14.4. Title to Company Property. All property and assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity and no Member individually, shall have any ownership of such property and assets.

     14.5. Partition. No Member nor any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, and its successors, successors-in-title, executors, administrators, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement and that the right of any Member or successor-in-interest to assign, Transfer, sell or otherwise dispose of such Member's interest in the Company shall be subject to the limitations and restrictions of this Agreement.

     14.6. Directors and Officers Liability Insurance. The Board of Directors may in its discretion obtain and continue in effect directors and officers liability insurance coverage for Directors and employees of the Company, in such amounts and under such terms and conditions as the Board shall deem prudent.

     14.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14.8. Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

     14.9. Schedules and Annexes. All schedules and annexes hereto, including those hereafter added or amended in accordance with the terms of this Agreement, are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such schedules or annexes shall be deemed to refer to and include all such schedules and annexes.

     14.10. Severability. Each provision hereof is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     14.11. Entire Agreement. This Agreement, including all Schedules and Annexes hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes any prior oral and written understandings or agreements.

     14.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

     14.13. No Waiver. No course of dealing between the Company and any Member, and no delay by the Company in exercising any right, power or remedy, shall operate as a waiver or otherwise prejudice the exercise by the Company of that right, power or remedy against that or any other Member.

     IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.


                                          FRANCISCAN TRIO SUB, LLC


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          HUNEEUS VINTNERS LLC


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          THE CHALONE WINE GROUP, LTD.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Agustin Francisco Huneeus

                                          --------------------------------------

                                                                         Annex A


                        Form of Certificate of Formation
                        --------------------------------


                            CERTIFICATE OF FORMATION
                                       OF
                                TRIPLE WINES, LLC


     This Certificate of Formation of Triple Wines, LLC is being executed and filed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

     (1) The name of the limited liability company formed hereby is Triple Wines, LLC.

     (2) The address of the registered office of the Company in the State of Delaware is 15 East North Street, Dover, Delaware 19901, in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such address is Incorporating Services, Ltd..

     IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation as of the 9th day of June, 2004.


                                               /s/ Tracy S. Wolf
                                               ---------------------------------
                                               Tracy S. Wolf, Organizer

                                                                      SCHEDULE I


                                                                       Number of        Agreed
                                                          Membership   Membership    Valuation of
                          Members                            Class        Units    Net Contribution
                          -------                            -----        -----    ----------------

Franciscan Trio Sub, LLC                                       A         37,610       $79,200,000

         Notices to:

         Constellation Brands, Inc.
         370 Woodcliff Drive
         Fairport, New York  14450
         Attention: Office of General Counsel
         Fax:  (585) 218-3603

             With a copy to:
         Nixon Peabody LLP
         1300 Clinton Square
         Rochester, New York  14604
         Attention:  James A. Locke, III, Esq.
         ---------
         Fax: (585) 263-1600

Huneeus Vintners LLC                                           B         33,240       $70,000,000

         Notices to:

         Huneeus  Vintners LLC
         1601 Silverado Trail
         Napa, California  94574
         Attention:  Agustin Huneeus and
               Agustin Francisco Huneeus
         Fax: __________________


             With a copy to:
         Farella Braun + Martel LLP
         235 Montgomery Street
         22nd Floor
         San Francisco, CA  94104
         Attention:  Jeffrey P. Newman, Esq.
         Fax: (415) 954-4480

The Chalone Wine Group, Ltd.                                    C           29,150    $61,372,000

         Notices to:

         Mr. Emmanuel Roth
         Domaines Barons de Rothschild
         33, rue de la Baume
         75008 Paris, France
         Fax: +33-1-53-89-7801

             With a copy to:
         Mr. Francis Currie, Esq.
         Davis Polk & Wardwell
         1600 El Camino Real
         Menlo Park, California  94025
         Fax: (650) 752-2114

Agustin Francisco Huneeus                                      D-1       (none - see         $100
                                                                           Annex B)
         Notices to:

                                                                         Annex B


         Rights, Powers and Privileges of Class D-1 Membership Interests
         ---------------------------------------------------------------

[To be agreed upon by the parties to this agreement prior to execution]

                                                               Exhibit B to AEJV


                             CONTRIBUTION AGREEMENT


                                     Between

                            FRANCISCAN TRIO SUB, LLC

                                       And


                                TRIPLE WINES, LLC






                             Dated: [________], 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1

         1.1      Definitions..................................................1
         1.2      Construction.................................................5

ARTICLE II CONTRIBUTION OF ASSETS BY MEMBER....................................6

         2.1      Contribution of Assets.......................................6
         2.2      Retained Assets..............................................6
         2.3      Retained Liabilities.........................................6
         2.4      Non-Assignable Rights........................................7
         2.5      Issuance of Membership Interest..............................7
         2.6      Allocation...................................................7
         2.7      Transfer Taxes...............................................8

ARTICLE III CONVEYANCE DOCUMENTS...............................................8

         3.1      Documents of Conveyance......................................8
         3.2      Reasonable Efforts...........................................8
         3.3      Bulk Sales...................................................8

ARTICLE III-A  APPORTIONMENTS AND REIMBURSEMENTS...............................8

         3A.1     Apportionment of Property Taxes..............................8
         3A.2     Reimbursement for 2005 Crop Costs............................9
         3A.3     Reimbursement for Certain 2004 Grapes........................9
         3A.4     Allocation of Utilities and Other Costs......................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEMBER............................9

         4.1      Due Organization, Qualification and Company Power............9
         4.2      Consents....................................................10
         4.3      No Breach...................................................10
         4.4      Litigation..................................................10
         4.5      Compliance With Laws........................................10
         4.6      Assets of the Company.......................................11
         4.7      Title to Assets.............................................11
         4.8      Tangible Personal Property..................................11
         4.9      Real Property...............................................11
         4.10     Environmental Matters.......................................12
         4.11     Contracts; No Default.......................................13
         4.12     Insurance...................................................13
         4.13     Investor Representations....................................13

                                                                            Page
                                                                            ----

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................14

         5.1      Due Organization............................................14
         5.2      Power and Authority.........................................14
         5.3      Consents....................................................14

ARTICLE VI INDEMNIFICATION AND CERTAIN REMEDIES...............................14

         6.1      Survival of Representations and Warranties..................14
         6.2      Obligation of Member to Indemnify for Certain Liabilities...14
         6.3      Obligation of the Company to Indemnify......................15
         6.4      Procedure...................................................15
         6.5      Limitation on Losses; Exclusive Remedy......................16

ARTICLE VII MISCELLANEOUS.....................................................18

         7.1      Counterparts and Facsimile Signatures.......................18
         7.2      Notices.....................................................18
         7.3      Successors and Assigns......................................19
         7.4      Governing Law...............................................19
         7.5      Waiver and Other Action.....................................19
         7.6      Entire Agreement............................................19
         7.7      Severability................................................19
         7.8      Third Party Beneficiaries...................................19
         7.9      Constellation Guaranty......................................20


SCHEDULES

1.1............................     Equipment

4.9............................     Real Property

Exceptions Schedule

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT is made this ____ day of ____, 2004, by and between Franciscan Trio Sub, LLC, a Delaware limited liability company ("Member"), and Triple Wines, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Constellation Brands, Inc. ("Constellation"), Huneeus Vintners LLC ("Huneeus") and Domaines Barons de Rothschild (Lafite) SCA ("DBR") entered into an Agreement to Establish Joint Venture dated as of October 30, 2004 (the "Joint Venture Agreement") with the intent to create the Company and make it one of the world's most prestigious luxury wines companies; and

     WHEREAS, pursuant to the Joint Venture Agreement, each of Constellation, Huneeus and DBR agreed to contribute or cause to be contributed certain assets to the Company in exchange for membership interests in the Company (each an "Initial Capital Contribution"); and

     WHEREAS, as and for its Initial Capital Contribution, Constellation desires to cause Member to contribute and transfer substantially all of the assets relating to Member's Oakville Estates vineyard; and

     WHEREAS, the parties hereto intend such contribution and transfer to qualify as a contribution to a partnership under Section 721 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Member and the Company agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Contribution Agreement, the exhibits, and schedules hereto, and the Conveyance Instruments.

     "Appurtenant Easement" means a public or private easement extending from a parcel of the Real Property to one or more public streets, public rights-of way or utility facilities.

     "Authorization" means any license, membership, approval, variance or permit, consent, order, decree, notification, declaration, registration, filing, certificate or other authorization, domestic or foreign.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Date" means May 16, 2004.

     "Company" has the meaning assigned to such term in the recitals to this Agreement.

     "Contributed Assets" means the Equipment, the Real Property, the Improvements, and any Authorizations related to the ownership and farming of grapes on the Real Property.

     "Environmental Laws" shall mean all applicable federal, state, local or foreign Laws, in each case as in effect as of the date hereof, relating to protection of human health and safety, use and conservation of water, and the protection and clean-up of the environment and activities or conditions related thereto, including those relating to the use, manufacture, recycling, generation, handling, disposal, transportation or Release of Hazardous Substances.

     "Equipment" means that equipment set forth on Schedule 1.1.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is treated with a Person as a single employer under Section 414(b), (c),
(m) or (o) of the Code.

     "FVI" means Franciscan Vineyards, Inc., a Delaware corporation wholly-owned by Constellation.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Hazardous Substances" means: (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any other chemicals, materials or substances defined or regulated as hazardous or as a pollutant, contaminant or waste under any Environmental Law, including, without limitation, those included in the definition of a "hazardous waste", "hazardous material", "hazardous substance", "acutely hazardous waste", "toxic substance", "pollutant", "toxic pollutant", "solid waste", "industrial waste", or "restricted hazardous waste" under any Environmental Law.

     "Improvements" means all of Member's interest in and to the structures, buildings, building systems (including without limitation roof, HVAC, electrical, plumbing, sprinklers and fire safety systems), irrigation systems, drainage systems, wells, septic systems, roads, crops

(other than the 2004 grape crop), vineyards, fixtures and other improvements on, servicing, or related to the Real Property.

     "Initial Capital Contribution" has the meaning assigned to such term in the recitals hereto.

     "IRS" means the United States Internal Revenue Service.

     "JV Date" means the date of execution of the Joint Venture Agreement.

     "Knowledge" means the actual knowledge of the relevant party or parties. In the case of Member, Knowledge shall mean the actual knowledge of Jon Moramarco (President of FVI), after review of his own files and inquiry of those employees of Member who would reasonably be expected to have knowledge of the specific matter at issue.

     "Law" means any law, statute, order, ordinance, code, governmental rule or regulation, requirement, specification, directive, policy, decree or judgment, whether federal, state, local or municipal, domestic or foreign.

     "Lien" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claim of a third party of any kind, except for (a) liens for Taxes or governmental charges or claims
(i) not yet due and payable or (ii) being contested in good faith if a reserve or other appropriate provision is made in the Financial Statements; (b) statutory liens of landlords, lien of carriers, warehousemen's, mechanics and materialmen's and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable and (ii) being contested in good faith, if a reserve or other appropriate provision shall have been made therefor on the Financial Statements; (c) all producers liens under the California Food and Agricultural Code Section 55631 et. seq.; and (d) with respect to the Real Property and Improvements, the Permitted Real Property Encumbrances.

     "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company as in effect on the date hereof.

     "Loss" means any claim, demand, cause of action, proceeding, loss, liability, damage, deficiency, interest, penalty, expense, judgment or cost (including reasonable attorneys', consultants' and accountants' fees and disbursements, court costs, amounts paid in settlement and expenses of investigation).

     "Material Adverse Effect" means a material adverse effect on the assets, business, condition or results of operations of a Person or on the Contributed Assets or any effect which would materially delay or hinder or render unlawful the consummation of the transactions contemplated by this Agreement and the Joint Venture Agreement.

     "Membership Interest" means the "Class A Membership Interest" (as defined in the Limited Liability Company Agreement) of the Company, which interest represents a "Membership Percentage Interest" (as defined in the Limited Liability Company Agreement) equal to thirty-seven and sixty-one one-hundredths percent (37.61%).

     "Merger" means the Merger between The Chalone Wine Group, Ltd. and Triple Wines, Inc., to be effected pursuant to the Merger Agreement.

     "Merger Agreement" means the Merger Agreement dated as of October 30, 2004 among DBR, Triple Wines, Inc. and The Chalone Wine Group, Ltd.

     "Permitted Real Property Encumbrances" means those encumbrances of record on the title of the Real Property.

     "Person" means any individual, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity or government agency or authority.

     "Property Law" means any Law (including, without limitation, applicable building, health, fire, safety, subdivision, zoning or other similar regulatory Law and the Americans with Disabilities Act) related to real property.

     "Real Property" means the Oakville Estates vineyard described on Schedule 4.9.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance, including the on-site abandonment, discarding, burying or disposal of barrels, containers and other receptacles containing any Hazardous Substance.

     "Retained Assets" means the 2004 grape crop on the Real Property, and the right to harvest such crop.

     "Retained Liabilities" has the meaning assigned to such term in Section
2.4.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

     "Transfer Tax" means any excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains or similar Tax, but excluding any income taxes, related to the transfer of assets.

     "Utility Facilities" has the meaning assigned to such term in Section 4.9.

     "Venture Loss" means any Loss, but only insofar as such Loss arises out of or is based upon the Joint Venture Agreement, the Commitment Letter (the "Commitment Letter") among Constellation, Huneeus and DBR (the "JV Parties") dated May 16, 2004 or the making of a proposal with respect to the Merger by the JV Parties to the Board of Directors of The Chalone Wine Group, Ltd., or the consummation of the Transactions (as defined in the Joint Venture Agreement), including the Merger, pursuant to the Commitment Letter or the Joint Venture Agreement; provided, however, that Venture Loss shall not include any Loss incurred by a JV Party which at any time arises out of or is based upon:

     (A) actions or discussions by another JV Party inconsistent with the course of conduct or direction approved or consented to by the JV Parties;

     (B) the failure of another JV Party to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC Report");

     (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another JV Party, which such statement or omission originated from such other JV Party;

     (D) any act or omission by another JV Party which would constitute fraud, gross negligence or willful misconduct by such other JV Party; or

     (E) the violation by another JV Party of any obligation of such other JV Party under any agreement relating to the Transactions.

     1.2 Construction.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article", "Section", "Schedule" or "Exhibit" refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

     (e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II
                        CONTRIBUTION OF ASSETS BY MEMBER

     2.1 Contribution of Assets. Member hereby assigns, transfers, and delivers to the Company, as a capital contribution, all of Member's right, title, and interest as of the date hereof in, to, and under the Contributed Assets, together with a cash payment of fifty-two million dollars ($52,000,000).

     2.2 Retained Assets. Notwithstanding anything herein to the contrary, Member does not assign, transfer, or deliver to the Company the Retained Assets.

     2.3 Retained Liabilities. Notwithstanding any provision of this Agreement to the contrary, the Company does not assume any liability or obligation of Member (or any predecessor owner of all or part of the Contributed Assets) of whatever nature whether presently in existence or arising hereafter (it being understood that the Company shall be responsible for all liabilities and obligations arising out of the ownership or use of the Contributed Assets on or after the date hereof) and all such liabilities and obligations have been retained by and remain liabilities of Member (collectively, the "Retained Liabilities"), including:

     (a) all debts, claims, liabilities or obligations for any Tax arising from or with respect to the Contributed Assets (other than Taxes related to the transfer and contribution of the Contributed Assets as provided in Section 2.7) on or prior to the date hereof;

     (b) all debts, claims, liabilities or obligations specifically arising out of or relating to any of the Retained Assets;

     (c) all debts, claims, liabilities or obligations related in any way to any employees of Member;

     (d) all debts, claims, liabilities or obligations related in any way to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other similar plan, arrangement, payroll practice, agreement or understanding (whether or not written or legally binding and whether or not subject to ERISA), including any "employee pension benefit plan" as defined in Section 3(2) of ERISA and any

"employee welfare benefit plan" as defined in Section 3(1) of ERISA, of Member or any ERISA Affiliate of Member; and

     (e) liabilities under Environmental Laws, including those arising out of the treatment, storage, disposal, recycling, reuse or arrangements for disposal (whether at the Real Property or other locations) of wastes and Hazardous Materials generated, used, handled or transported by or on behalf of Member in connection with the use and occupancy of the Real Property on or prior to the date hereof.

     2.4 Non-Assignable Rights.

     (a) Non-Assignability. To the extent any Authorization is not capable of being assigned or transferred without the consent or waiver of the issuer thereof, including a government or governmental unit, or if such assignment or transfer, or attempt to assign or transfer, would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer thereof.

     (b) Parties to Use Reasonable Efforts. Each of the parties hereto agrees to use commercially reasonable efforts to obtain the consents and waivers referred to in Section 2.4(a) hereof and to obtain any other consents and waivers necessary to assign, convey, settle, deliver and transfer the Contributed Assets. The Company shall pay all costs and expenses associated with obtaining such consents and waivers.

     (c) If Waivers or Consents Cannot be Obtained. If any of the consents or waivers referred to in Section 2.4(a) are not obtained, or if there is a delay in obtaining such consents, (i) Member and the Company will, at the Company's expense, cooperate in a mutually agreeable arrangement under which the Company would obtain the rights and benefits of and bear the obligations and liabilities under the applicable Authorization contemplated by this Agreement, and (ii) Member and the Company shall continue to use commercially reasonable efforts to attempt to obtain such consents or waivers. The Company will indemnify and otherwise make whole Member for any claims, obligations and liabilities (including all costs and expenses incurred in connection therewith) arising under any such Authorizations.

     2.5 Issuance of Membership Interest. In consideration of the contribution of the cash payment described in Section 2.1 and the contribution and transfer of the Contributed Assets by Member to the Company, Company hereby issues to Member the Membership Interest.

     2.6 Allocation. The parties hereto agree that (a) the aggregate net value of the Initial Capital Contribution is the amount set forth as the Agreed Valuation of Net Contribution with respect to Member in Section 3.2 of the Joint Venture Agreement, and (b) the allocation of the gross value of such Initial Capital Contribution among the assets contributed by Member shall be as determined by the Board of Directors of the Company pursuant to the Limited Liability Company Agreement. The parties agree to report the transaction contemplated by this Agreement in accordance with the foregoing for all federal, state and local income tax purposes.

     2.7 Transfer Taxes. Any excise, transfer, sales, use, value added, registration real estate transfer, documentary stamp or similar Taxes imposed by any taxing authority applicable to, imposed upon or arising out of the contribution of the Contributed Assets and the other transactions contemplated by this Agreement shall be paid by the Company.

                                   ARTICLE III
                              CONVEYANCE DOCUMENTS

     3.1 Documents of Conveyance. Contemporaneously with execution hereof, Member is delivering to the Company and the Company is delivering to the Member, as the case may be, the following documents, to the extent the same are applicable to the transfer of the Contributed Assets to the Company and the assumption by the Company of the Contributed Liabilities (the "Conveyance Instruments"):

     (a) a bill of sale duly executed by Member in favor of the Company;

     (b) a deed or deeds transferring all right, title and interest in and to the Real Property and Improvements from Member to the Company, free and clear of all Liens; and

     (c) a certificate of non-foreign status as described in Section 1445 of the Code, duly executed by Member.

     3.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Company and Member will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and Member agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the Company good title to the Contributed Assets.

     3.3 Bulk Sales. Member and the Company each hereby waives compliance by Member with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

                                  ARTICLE III-A
                        APPORTIONMENTS AND REIMBURSEMENTS

     Within 60 days following the date hereof, the parties shall determine the amounts due to Member and the Company in respect of the following apportionments and reimbursements. The net amount due to Member or the Company, as applicable, shall be paid by transfer to an account designated by the party to which such net amount is owing.

     3A.1 Apportionment of Property Taxes.

     (a) Real property and personal property taxes and similar ad valorem obligations levied with respect to the Contributed Assets for taxable periods which include, but do not end on, the date hereof, shall be apportioned between Member and the Company, based on the number of days included in the taxable period up to and including October 31 on the one hand, and the number of days included in the taxable period following October 31 on the other hand.

     (b) If the actual taxes and assessments payable during the current taxable year are not known as of the date the apportionment pursuant to this Section 3A.1 is to be completed, the apportionment of such taxes shall be upon the basis of taxes and assessments for the Contributed Assets payable during the immediately preceding year. If the taxes and assessments payable during the current year are later determined to be more or less than the taxes and assessments payable during the preceding year, Member and the Company shall promptly adjust the apportionment theretofore made pursuant to this Section 3A.1 and Member or the Company, as the case may be, shall pay to the other any amount required as a result of such adjustment.

     3A.2 Reimbursement for 2005 Crop Costs. The Company will reimburse Member for all reasonable, documented out-of-pocket costs expended by Member or its Affiliates between November 1, 2004 and the date hereof in connection with the maintenance of the Real Property and preparation for the 2005 grape crop thereon, including cultural costs, maintenance, insurance and other customary costs. The parties acknowledge that the 2005 grape crop is included in the Contributed Assets and will belong solely to the Company.

     3A.3 Reimbursement for Certain 2004 Grapes. The Company will reimburse Member for 96.34 tons of grapes from the 2004 harvest at Oakville Estate vineyard delivered by FVI to Huneeus Vintners LLC prior to execution of this Agreement. On the Closing Date, HVI will deliver to the Company the wine produced from such grapes. The Company will reimburse Member for such grapes at rates determined in accordance with the "Price" section set forth in Exhibit H.

     3A.4 Allocation of Utilities and Other Costs. All other costs customarily pro-rated between a buyer and seller in a sale of assets, to the extent not already provided for herein, including the cost of utilities, utility deposits and maintenance contracts, will be prorated between Member and the Company as of the date hereof.

                                   ARTICLE iV
                    REPRESENTATIONS AND WARRANTIES OF MEMBER

     Member represents and warrants to the Company that (x) as of the date hereof with respect to Sections 4.1, and 4.2, and (y) otherwise as of the JV Date but in all cases subject to any exceptions shown on a Schedule corresponding in number to the applicable section of this Article IV (which Schedule shall be deemed to modify or limit only the representations and warranties contained in the section of this Article IV to which it corresponds in number):

     4.1 Due Organization, Qualification and Company Power

     (a) Organization/Qualification. Member is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the property owned or operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the operations of Member relating to the Contributed Assets or on the Contributed Assets.

     (b) Authority of Member. Member has the full company power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Member and no other company proceedings on the part of Member are necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Member, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     4.2 Consents. There are no Authorizations of any governmental or regulatory authority or third party required by Member in connection with the execution, delivery or performance by Member of this Agreement or the consummation by Member of the transactions contemplated hereby.

     4.3 No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the articles of formation or operating agreement of Member. Neither the execution and delivery of this Agreement by Member nor the consummation of the transactions contemplated hereby will:

     (a) to the Knowledge of Member, violate any Law or Authorization applicable to Member; or

     (b) except in connection with the Taxes to be borne by the Company pursuant to Section 2.7, result in the creation or imposition of any Lien (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, Law, equity or otherwise on any of the Contributed Assets.

     4.4 Litigation. There is no (i) suit, action, litigation or other similar proceeding pending or threatened against Member affecting the Contributed Assets or (ii) order, judgment or decree to which the Member or the Contributed Assets is subject.

     4.5 Compliance With Laws. Member is in compliance with all Laws applicable to the ownership and operation of the Contributed Assets, including all Property Laws, and Environmental Laws. Member has not, since January 1, 2000, received any notification of any asserted past or present failure to comply with any Law. Constellation has not, since January 1, 2000, received any notification of any asserted past or present failure to comply with any Law relating to Member or the Contributed Assets. Member has provided the Company with true, correct and complete copies of all of the Authorizations under which Member operates the Contributed Assets, which Authorizations also represent all such Authorizations that are necessary for the ownership and use of the Contributed Assets as used by Member or as heretofore used by FVI. Each of such Authorizations is valid and existing under all applicable Laws and is in full force and effect, and in final, non-appealable form. Member is not in breach of or default under, nor has any event occurred that (immediately or upon the giving of notice or the passage of time or both) would constitute a default by Member under, any of such Authorizations.

     4.6 Assets of the Company. The Contributed Assets constitute all of the rights, interests, property and assets necessary for farming grapes on the Real Property as farmed by the Member as of the date hereof.

     4.7 Title to Assets. Member has good marketable title to all of the Contributed Assets, free and clear of all Liens except, for Liens related to the Taxes to be borne by the Company pursuant to Section 2.7; provided that Member makes no representation as to title to the Real Property, as to which the Company is relying upon title insurance to be obtained in accordance with the terms of the Joint Venture Agreement.

     4.8 Tangible Personal Property. All of the Equipment is in good operating condition and repair, except for ordinary wear and tear.

     4.9 Real Property.

     (a) Schedule 4.9 sets forth a complete and accurate list and legal descriptions of the Real Property. Member is not a party to any contract, lease or other agreement regarding the Real Property, other than the Permitted Real Property Encumbrances and this Agreement.

     (b) The Real Property has free and unimpeded vehicular and pedestrian access to a dedicated public way via a dedicated public way or Appurtenant Easements.

     (c) All electric, communications, telephone, irrigation and drainage facilities and all other utilities required by law or for the present use and operation of the Real Property ("Utilities Facilities") are: (i) installed to the boundary lines of the Real Property and the buildings and, in the case of irrigation and drainage facilities, are installed in or connected to the vineyards situated thereon, (ii) all connected and operating pursuant to valid Authorizations, (iii) adequate to service the Real Property and to permit compliance with all Property Laws and the present usage of the Real Property by Member, and (iv) are connected to the Real Property by means of one or more Appurtenant Easements. To the Knowledge of Member, neither the Real Property nor any Improvements or Utility Facilities encroach on the property of others or rely on any facilities located on other property not subject to Appurtenant Easements. To the Knowledge of Member, all of the Utility Facilities not located on the Real Property are situated within and comply at all times with the provisions of the Appurtenant Easements.

     (d) All Improvements are (i) in good working order and repair (ordinary wear and tear excepted) and (ii) suitable for the use presently being made of such Improvements by Member.

     (e) Member has not committed or obligated itself in any manner whatsoever to sell, transfer or lease any Real Property to any Person, or otherwise encumber any Real Property, other than as contemplated by this Agreement.

     (f) Member has not caused any work or improvements to be performed upon or made to the Real Property for which there remains outstanding any material payment obligation that could result in the imposition of any Lien on the Real Property.

     (g) There are no eminent domain, condemnation or similar proceedings pending or, to Member's Knowledge, threatened in writing against the Real Property which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of the Real Property.

     (h) The Real Property, and its continued use and operation in the same manner as on the JV Date does not constitute a nonconforming use under any Property Law.

     (i) Member has not received notice of any pending or proposed change in the zoning or any special use permit of the Real Property or any proposal for a new special assessment district including the Real Property. To Member's Knowledge, the transfer of ownership of the Real Property to the Company will not result in a change of the zoning or any special use permit applicable to the Real Property or require any alterations or improvements to the Real Property in order to maintain compliance with any zoning requirement or any special use permit.

     (j) To the Member's Knowledge, no part of the Real Property is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map.

     (k) Notwithstanding anything to the contrary in this Section 4.9, Member makes no representation as to any matter relating to the title to, encumbrances upon or restrictions upon the use and occupancy of, the Real Property to the extent that such matter is affirmatively insured under the title insurance policy referred to in Section 4.7.

     4.10 Environmental Matters.

     (a) Member has not manufactured, recycled, released, discharged, or disposed of any Hazardous Substances on, under, in or about the Real Property. There are no Hazardous Substances on, under, in or about the Real Property, the presence of which: (i) is a violation of any applicable Environmental Law, or
(ii) requires reporting, investigation, monitoring and/or remediation under any applicable Environmental Law.

     (b) Neither Member nor Constellation has received any notice or request for information from any governmental agency or authority or other third party with respect to (i) a Release or threatened Release of any Hazardous Substances from the Real Property, or any facility or location to which Hazardous Substances have been sent by or on behalf of Member or FVI from the Real Property for recycling, treatment, storage, or disposal, (ii) the presence of any Hazardous Substances on or under any Real Property, or (iii) a violation or alleged violation of any Environmental Law with respect to the Real Property. Neither Member nor Constellation has received notice of any claim from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Substance or violation of any Environmental Law related, in any such case, to the Real Property.

     4.11 Contracts; No Default. Neither Member nor Constellation is a party to any contract or other agreement, whether written or oral, that (i) imposes, or will impose any Lien on any of the Contributed Assets that has not been removed, or (ii) would prevent or threaten the consummation of the transaction contemplated by this Agreement.

     4.12 Insurance. Member currently maintains in full force and effect policies of insurance of the type and having such coverage amounts as are commercially reasonable given the nature of and the value of the Contributed Assets. There is no current default by Member with respect to the payment of premiums under any such policy of insurance.

     4.13 Investor Representations.

     (a) Member has, during the course of this transaction, had the opportunity to ask questions of, and has received answers from, the Company and its representatives concerning the Company and this transaction.

     (b) Member is acquiring the Membership Interest for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act.

     (c) Member understands that because the sale of the Membership Interest to Member has not been registered under the Securities Act, Member cannot dispose of the Membership Interest or any portion thereof until the Membership Interest has been registered under the Securities Act or an exemption from such registration is available.

     (d) Member is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of Member's investment in the Company, and Member is able to bear the economic risk of loss of Member's entire investment in the Company. Member is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

     (e) Member has been advised that the issuance of the Membership Interest by the Company pursuant to the transactions contemplated in this Agreement has not been registered under the Securities Act or under the "blue sky" Laws of any jurisdiction and that the Company is issuing the Membership Interest to Member pursuant to this Agreement in reliance upon, among other things, the representations and warranties of Member contained in this Section 4.13.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Member as follows:

     5.1 Due Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Power and Authority. The Company has the full company power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and no other company proceedings on the part of the Company is necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     5.3 Consents. There are no Authorizations of any governmental or regulatory authority or third party required by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

                                   ARTICLE VI
                      INDEMNIFICATION AND CERTAIN REMEDIES

     6.1 Survival of Representations and Warranties. The respective representations and warranties of Member and the Company contained herein or in any certificate, document or other writing delivered pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and shall survive for a period of twelve (12) months after the date hereof (the "Survival Period").

     6.2 Obligation of Member to Indemnify for Certain Liabilities. Member shall indemnify the Company and hold the Company harmless and, upon the Company's request, defend the Company, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against any Losses (included legal fees and costs related to enforcement of the rights under this section) incurred by the Company based upon, arising out of or otherwise in respect of
(a) any breach by Member of any representation or warranty contained in this Agreement, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, (b) any breach by Member of any covenant contained in Section 5.2 of the Joint Venture Agreement, or (c) any Retained Liability; provided, however, that:

          (i) Member shall not have any liability under clause (a) above unless the aggregate of all Losses relating thereto for which Member would, but for this proviso, be liable exceeds $500,000 on a cumulative basis and then only to the extent of any such excess;

          (ii) Member shall not have any liability under clause (b) above unless the aggregate of all Losses relating thereto for which Member would, but for this proviso, be liable exceeds $100,000 on a cumulative basis and then only to the extent of any such excess;

          (iii) the aggregate liability of Member under clause (a) above shall in no event exceed an amount equal to $10,000,000; and

          (iv) Member shall not have any liability under clause (a) or clause
     (b) after the expiration of the Survival Period; but provided further that if, at any time on or prior to the end of the Survival Period, the Company delivers to Member a written notice indicating that the Company has determined, in good faith, that there has been a breach of any representation or warranty of Member hereunder or of any covenant in
     Section 5.2 of the Joint Venture Agreement, then the obligation of Member to indemnify and hold harmless the Company with respect to such breach shall survive until any indemnification claim relating to such breach has been fully and finally resolved.

     6.3 Obligation of the Company to Indemnify. The Company shall indemnify and hold Member harmless and, upon Member's request, defend Member, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against (a) any Losses arising out of or otherwise in respect of any breach of the Company's representations and warranties contained herein, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, (b) any Losses arising out of or otherwise in respect of any Contributed Liability, and (c) any Losses arising out of the use of any Contributed Assets after the date hereof or the operation of the Company's business after the date hereof. Notwithstanding the foregoing, the Company shall not have any liability under clause (a) after the expiration of the Survival Period provided that if, at any time on or prior to the end of the Survival Period, Member delivers to the Company a written notice indicating that Member has determined, in good faith, that there has been a breach of any representation or warranty of the Company, then the obligation of the Company to indemnify and hold harmless Member with respect to such breach shall survive until any indemnification claim relating to such breach has been fully and finally resolved.

     6.4 Procedure.

     (a) Promptly after the commencement of any action or proceeding against a party having a right to indemnification under this Article VI (an "Indemnified Party") which could give rise to a claim for indemnification under this Article VI, the Indemnified Party shall give notice to the other party (the "Indemnifying Party") if it wishes to assert a claim for indemnification under this Article VI, provided, however, that the failure so to notify the Indemnifying Party (i) will not relieve the Indemnifying Party from its indemnification obligations in this Article VI unless and then only to the extent the Indemnifying Party did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification provisions in this Article VI.

     (b) Following delivery of the notice specified in Section 6.4(a), the Indemnifying Party shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party (but prior to assuming such defense, the Indemnifying Party shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Party). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of a claim, the Indemnifying Party shall not be liable to such Indemnified Party under this
Article VI for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party assumes the defense of such an action, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (2) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the commencement of any action and it does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld).

     6.5 Limitation on Losses; Exclusive Remedy.

     (a) Losses payable by an Indemnifying Party under this Article VI shall not include Venture Losses.

     (b) Except with regard to compensation for claims paid to third parties, Losses payable by an Indemnifying Party under this Article VI shall not include punitive damages.

     (c) The amount of indemnifiable Losses incurred by an Indemnified Party under this Article VI, prior to application of applicable indemnification percentages, caps and thresholds, shall be (a) reduced by any insurance proceeds actually received by the Indemnified Party with respect to the Loss for which indemnification may be sought, net of retrospective premium adjustments and similar charges, and (b) reduced by any amounts actually recovered from any third parties, by way of indemnification or otherwise, with respect to the Loss for which indemnification may be sought, in each case net of expenses incurred by the Indemnified Party in collecting such proceeds or amounts. In the event an insurance or other claim by an Indemnified Party against a third party is pending at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when any insurance or third-party proceeds are received by the Indemnified Party, the indemnifiable Losses shall be adjusted to reflect the receipt of such proceeds and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable. The Company and Member shall each use reasonable commercial efforts to obtain waivers of the insurer's subrogation rights in each of its policies of insurance insuring matters which could constitute indemnifiable Losses under this Article VI.

     (d) The liability of an Indemnifying Party under this Article VI above shall be reduced by the net amount of any Tax benefits actually realized by the Indemnified Party or its members to the extent the claim for which indemnification is sought gives rise to a deductible loss or expense. In the event Tax benefits have not been actually realized (through a refund of or deduction or credit against Taxes payable), or the net Tax benefit cannot finally be determined, at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when the Tax benefits are actually realized and the net amount thereof finally determined, the indemnifiable Losses shall be adjusted to reflect the net Tax benefits realized and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable.

     (e) Except as specifically set forth in this Article VI, the Company waives any rights and claims the Company may have against Member, whether at law or equity, relating to the Contributed Assets or the transactions contemplated hereby, other than claims for fraud. The rights and claims waived by the Company include claims for contribution or other rights of recovery arising out of or relating to any Environmental Law (whether now or hereinafter in effect), claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the date hereof, Sections 6.2 and 6.3 will, in the absence of fraud, provide the exclusive remedy of the Company or any other member of the Company against Member, or Member against the Company, for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Section 2.4(c) and 3.2) or other claims arising out of this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. Signatures sent by telecopy shall constitute originals.

     7.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telecopy (provided that if sent by telecopy, a copy shall also be sent by first class mail or overnight courier service) and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of delivery by professional overnight courier service when delivered to the notice address, or, in the case of delivery by telecopy, upon confirmation of receipt, and addressed to the party at its address set forth immediately below, or at such other address as the party shall have furnished the other parties in accordance with this Section. The parties will use reasonable efforts to provide a courtesy copy of any notice by facsimile or electronic mail to any party who has provided such a facsimile or electronic mail address, but unless otherwise agreed, failure to send such a courtesy copy will not cause the notice to be ineffective if provided in writing as above.

         If to the Company                 ____________________________
                                           ____________________________
                                           ____________________________
                                           ____________________________

                                           with a copy to:

                                           ____________________________
                                           ____________________________
                                           ____________________________


         If to Member                      Franciscan Trio Sub, LLC
                                           c/o Constellation Brands, Inc.
                                           370 Woodcliff Drive
                                           Fairport, New York  14450
                                           Fax: (585)
                                           with a copy to:

                                           Nixon Peabody, LLP
                                           1300 Clinton Square
                                           Rochester, New York 14604
                                           Attention: James A. Locke, III
                                           Fax:  (585) 263-1600

     7.3 Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party and any attempted assignment without the required consent shall be void. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

     7.5 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the party against which enforcement of the amendment, modification, or supplement is sought.

     7.6 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, the Conveyance Documents, the Joint Venture Agreement and the other documents executed or delivered pursuant hereto or thereto contains the complete agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.

     7.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added, automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     7.8 Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     7.9 Constellation Guaranty.

     (a) Constellation hereby irrevocably and unconditionally guarantees to the Company the prompt and full discharge by Member of all of Member's covenants, agreements, obligations and liabilities under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by Member hereunder, when and as the same shall become due and payable (collectively, the "Member Obligations"), in accordance with the terms hereof. Constellation acknowledges and agrees that, with respect to all Member Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Member. If Member shall default in the due and punctual performance of any Member Obligation, including the full and timely payment of any amount due and payable pursuant to any Member Obligation, Constellation will forthwith perform or cause to be performed such Member Obligations and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

     (b) The liabilities and obligations of Constellation pursuant to this Agreement are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of any Member Obligation by operation of law or otherwise;

          (ii) the invalidity or unenforceability, in whole or in part, of this Agreement;

          (iii) any modification or amendment of or supplement to this Agreement;

          (iv) any change in the corporate existence, structure or ownership of the Company, Member or Constellation or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their assets; or

          (v) any other act, omission to act, delay of any kind by any party hereto or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of Constellation hereunder.

     (c) Constellation hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Member or the Company to proceed against or take any action against or pursue any remedy with respect to Member, the Company or any other Person or make presentment or demand for performance or give any notice of nonperformance before Member or the Company may enforce its rights hereunder against Constellation.

     (d) Constellation's obligations hereunder shall remain in full force and effect until the Member Obligations shall have been performed in full. If at any time any performance by any Person of any Member Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Member or otherwise,

Constellation's obligations hereunder with respect to such Member Obligation shall be reinstated at such time as though such Member Obligation had become due and had not been performed.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intention of being bound by this Agreement as of the day and year first above written.


                                     TRIPLE WINES, LLC

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Its:
                                         ---------------------------------------


                                     FRANCISCAN TRIO SUB, LLC

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Its:
                                         ---------------------------------------


The undersigned executes this Agreement for purposes of its obligations under
Section 7.9 only:


                                     CONSTELLATION BRANDS, INC.

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Its:
                                         ---------------------------------------


Signature Page to Franciscan Contribution Agreement

                                                                    Schedule 1.1

                                    EQUIPMENT

----------------------------------------------------------------------------------------------------------------------
                                                               Est   Rem                        2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                 Life  Life  Svc Date   AcqValue     A/D       A/D
----------------------------------------------------------------------------------------------------------------------
  B    3/21/2002   F-02195   Oakville house-professional svcs  480   474   3/21/2002     2,331       29        87
  B    1/31/2003   F-02300   Oakville House-interior design    480   474   1/31/2003     2,745       34       103
  B    12/31/2002  F-02307   Oakville House Remodel 01         396   366   12/31/2000      761       58        81
  B    3/1/2002    F-02308   Oakville House Remodel 01         396   366   12/31/2000    6,104      462       647
  B    1/31/2003   F-02309   Oakville House Remodel 01         396   366   1/31/2001     1,695      128       180
  B    1/31/2003   F-02310   Oakville House Remodel 01         396   366   1/31/2001    36,770    2,786     3,900
  B    1/31/2003   F-02311   Oakville House Remodel 01         396   366   1/31/2001    30,725    2,328     3,259
  B    3/1/2002    F-02312   Oakville House Remodel 01         396   366   2/28/2001    35,000    2,652     3,712
  B    3/1/2002    F-02314   Oakville House Remodel 02         396   378   5/30/2001   366,154   16,182    27,278
  B    7/1/1982    F1-00464  STEEL BLDG FOUNDATN               480   234   7/1/1982     24,460   12,592    13,203
  B    9/1/1992    F1-00826  IMPRV - HOUSE                     120    -    9/1/1992      7,401    7,400     7,401
  B    6/1/1992    F1-00827  IMPRV - OFFICE                    120    -    6/1/1992     11,518   11,518    11,518
  B    5/1/1992    F1-00828  IMPRV - SHOP                      120    -    5/1/1992     14,622   14,622    14,622
  B    6/1/1992    F1-00829  IMPRV - TOWER                     120    -    6/1/1992      3,533    3,533     3,533
  B    10/31/1998  F1-01542  OAKVILLE OFFICE ROOF              480   426   10/31/1998    4,290      474       581
  B    12/1/2001   F1-02181  Oakville Vyd Office Buildout      396   378   12/1/2001    20,170      917     1,528
----------------------------------------------------------------------------------------------------------------------
B Total                                                                                568,280   75,714    91,633
----------------------------------------------------------------------------------------------------------------------
  FE   1/31/2003   F-02196   Oakville House Furn               120   114   1/31/2003    15,801      790     2,370
  FE   3/31/1998   F1-01540  OAKVILLE OFFICE FURN              120    66   3/31/1998     3,031    1,515     1,818
----------------------------------------------------------------------------------------------------------------------
FE Total                                                                                18,832    2,305     4,189
----------------------------------------------------------------------------------------------------------------------
  LI   5/1/1992    F1-00824  REFURBISH WELL BL560              120     -   5/1/1992      8,324    8,324     8,324
  LI   1/1/1992    F1-00832  514 SOIL PREP                     120     -   1/1/1992      5,513    5,327     5,513
  LI   1/1/1992    F1-00833  514 OTHER - DEVEL.                120     -   1/1/1992     54,485   52,673    54,485
  LI   1/1/1992    F1-00837  515C SOIL PREP                    120     -   1/1/1992      9,059    8,759     9,059
  LI   1/1/1992    F1-00838  515C OTHER - DEVEL.               120     -   1/1/1992     77,190   74,617    77,190
  LI   1/1/1993    F1-00960  BLK 550 SOIL PREP                 120     -   1/1/1993     32,176   31,107    32,176
  LI   1/1/1993    F1-00965  BLK 555 SOIL PREP                 120     -   1/1/1993     14,348   13,871    14,348
  LI   1/1/1994    F1-01076  551 SOIL PREP                     120     6   1/1/1994     11,256   10,321    11,256
  LI   1/1/1994    F1-01081  565 SOIL PREP                     120     6   1/1/1994      3,261    2,989     3,261
  LI   1/1/1995    F1-01218  516 SOIL PREP                     120    18   1/1/1995     18,383   15,012    16,850
  LI   1/1/1995    F1-01222  519 SOIL PREP                     120    18   1/1/1995        429      351       394
  LI   1/1/1995    F1-01229  531 SOIL PREP                     120    18   1/1/1995      8,689    7,097     7,966
  LI   1/1/1995    F1-01233  546 SOIL PREP                     120    18   1/1/1995     17,467   14,266    16,013
  LI   1/1/1996    F1-01387  505 SOIL PREP                     120    30   1/1/1996     21,185   15,185    17,303
  LI   1/1/1997    F1-01460  526 SOIL PREP                     120    42   1/1/1997     34,089   21,022    24,431
  LI   1/1/1997    F1-01465  532 SOIL PREP                     120    42   1/1/1997     23,568   14,534    16,891
  LI  4/30/1998    F1-01543  OAKVILLE RESERVOIR                240   186   4/30/1998    62,259    9,339    12,452
  LI   1/1/1998    F1-01602  501 SOIL PREP                     120    54   1/1/1998     62,683   32,386    38,654
  LI   1/1/1998    F1-01607  510 SOIL PREP                     120    54   1/1/1998     37,208   19,224    22,945
  LI   1/1/1998    F1-01612  511 SOIL PREP                     120    54   1/1/1998    133,104   68,770    82,081
  LI   1/1/1998    F1-01614  511 DRAINAGE                      120    54   1/1/1998     50,984   26,341    31,440
  LI   1/1/1998    F1-01621  517 SOIL PREP                     120    54   1/1/1998     73,515   37,984    45,335
  LI   1/1/1998    F1-01623  517 DRAINAGE                      120    54   1/1/1998     16,132    8,335     9,948
  LI   1/1/1998    F1-01627  518 SOIL PREP                     120    54   1/1/1998      5,049    2,609     3,114
  LI   1/1/1998    F1-01632  519 SOIL PREP                     120    54   1/1/1998      3,467    1,792     2,139
  LI   1/1/1998    F1-01637  599 DRAINAGE                      120    54   1/1/1998     19,739   10,200    12,174
----------------------------------------------------------------------------------------------------------------------
(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                    NBV        NBV      Sys#        Vendor/Mfg            Disp Date
------------------------------------------------------------------------------------------------------------------------------------
  B    3/21/2002   F-02195   Oakville house-professional svcs    2,302       2,244    3608  Leong & Asso
  B    1/31/2003   F-02300   Oakville House-interior design      2,711       2,642    3616
  B    12/31/2002  F-02307   Oakville House Remodel 01             704         681    3495  Leong & Associates
  B    3/1/2002    F-02308   Oakville House Remodel 01           5,642       5,457    3496  Leong & Associates
  B    1/31/2003   F-02309   Oakville House Remodel 01           1,567       1,515    3497  Leong & Associates
  B    1/31/2003   F-02310   Oakville House Remodel 01          33,984      32,870    3498  Thollander Hawks Construc
  B    1/31/2003   F-02311   Oakville House Remodel 01          28,397      27,466    3499  Thollander Hawks Construc
  B    3/1/2002    F-02312   Oakville House Remodel 01          32,348      31,288    3500  Thollander Hawks Construc
  B    3/1/2002    F-02314   Oakville House Remodel 02          49,972      38,877    3502  Pauls Trucking-pallet woo
  B    7/1/1982    F1-00464  STEEL BLDG FOUNDATN                11,869      11,257     903
  B    9/1/1992    F1-00826  IMPRV - HOUSE                           1           -    1179
  B    6/1/1992    F1-00827  IMPRV - OFFICE                          -           -    1180
  B    5/1/1992    F1-00828  IMPRV - SHOP                            -           -    1181
  B    6/1/1992    F1-00829  IMPRV - TOWER                           -           -    1182
  B    10/31/1998  F1-01542  OAKVILLE OFFICE ROOF                3,816       3,709    1792
  B    12/1/2001   F1-02181  Oakville Vyd Office Buildout       19,253      18,642    3062
------------------------------------------------------------------------------------------------------------------------------------
B Total                                                        492,566     476,648
------------------------------------------------------------------------------------------------------------------------------------
  FE   1/31/2003   F-02196   Oakville House Furn                15,011      13,431    3609  Huneeus
  FE   3/31/1998   F1-01540  OAKVILLE OFFICE FURN                1,516       1,213    1790
------------------------------------------------------------------------------------------------------------------------------------
FE Total                                                        16,527      14,643
------------------------------------------------------------------------------------------------------------------------------------
  LI   5/1/1992    F1-00824  REFURBISH WELL BL560                    -           -    1177
  LI   1/1/1992    F1-00832  514 SOIL PREP                         186           -    1185
  LI   1/1/1992    F1-00833  514 OTHER - DEVEL.                  1,812           -    1186
  LI   1/1/1992    F1-00837  515C SOIL PREP                        300           -    1190
  LI   1/1/1992    F1-00838  515C OTHER - DEVEL.                 2,574           -    1191
  LI   1/1/1993    F1-00960  BLK 550 SOIL PREP                   1,069           -    1290
  LI   1/1/1993    F1-00965  BLK 555 SOIL PREP                     477           -    1294
  LI   1/1/1994    F1-01076  551 SOIL PREP                         935           -    1387
  LI   1/1/1994    F1-01081  565 SOIL PREP                         272           -    1392
  LI   1/1/1995    F1-01218  516 SOIL PREP                       3,371       1,533    1512
  LI   1/1/1995    F1-01222  519 SOIL PREP                          78          35    1515
  LI   1/1/1995    F1-01229  531 SOIL PREP                       1,592         723    1520
  LI   1/1/1995    F1-01233  546 SOIL PREP                       3,201       1,454    1523
  LI   1/1/1996    F1-01387  505 SOIL PREP                       6,001       3,882    1653
  LI   1/1/1997    F1-01460  526 SOIL PREP                      13,067       9,658    1717
  LI   1/1/1997    F1-01465  532 SOIL PREP                       9,034       6,677    1722
  LI  4/30/1998    F1-01543  OAKVILLE RESERVOIR                 52,920      49,807    2535
  LI   1/1/1998    F1-01602  501 SOIL PREP                      30,297      24,029    1841
  LI   1/1/1998    F1-01607  510 SOIL PREP                      17,984      14,263    1845
  LI   1/1/1998    F1-01612  511 SOIL PREP                      64,334      51,023    1849
  LI   1/1/1998    F1-01614  511 DRAINAGE                       24,643      19,544    2512
  LI   1/1/1998    F1-01621  517 SOIL PREP                      35,532      28,180    1855
  LI   1/1/1998    F1-01623  517 DRAINAGE                        7,797       6,184    2515
  LI   1/1/1998    F1-01627  518 SOIL PREP                       2,440       1,935    1859
  LI   1/1/1998    F1-01632  519 SOIL PREP                       1,675       1,328    1863
  LI   1/1/1998    F1-01637  599 DRAINAGE                        9,539       7,565    2519
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                               Est   Rem                        2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                 Life  Life  Svc Date   AcqValue     A/D       A/D
---------------------------------------------------------------------------------------------------------------------
LI Total                                                                               803,562  512,432   575,739
  ME   7/1/1994    F1-01043  OAKVILLE DECK/TRELIS              60    -     7/1/1994      6,767    6,767     6,767
  ME   7/31/1998   F1-01541  AIR CONDITIONER                   120   66    7/31/1998       909      425       516
  ME   2/28/2002   F1-02155  Well Filter- Oakville             120   102   2/28/2002    17,198    2,580     4,300
  ME   2/28/2002   F1-02183  Septic Tank                       120   102   2/28/2002       689      103       172
---------------------------------------------------------------------------------------------------------------------
ME Total                                                                                25,563    9,875    11,754
---------------------------------------------------------------------------------------------------------------------
  V    1/1/1990    F1-00698  BLOCK 519                         120   -     1/1/1990      1,629    1,629     1,629
  V    1/1/1990    F1-00699  BLOCK 517                         120   -     1/1/1990     11,835   11,835    11,835
  V    1/1/1991    F1-00742  513A VINES                        240   90    1/1/1991     33,865   20,599    22,292
  V    1/1/1992    F1-00834  514 VINES                         240   102   1/1/1992     46,408   25,908    28,229
  V    1/1/1992    F1-00839  515C VINES                        240   102   1/1/1992     54,298   30,317    33,032
  V    1/1/1993    F1-00962  BLK 550 VINES                     240   114   1/1/1993     40,331   20,505    22,521
  V    1/1/1993    F1-00967  BLK 555 VINES                     240   114   1/1/1993     15,059    7,656     8,409
  V    1/1/1994    F1-01073  555 VINES                         240   126   1/1/1994        794      366       406
  V    1/1/1994    F1-01078  551 VINES                         240   126   1/1/1994     61,481   28,179    31,253
  V    1/1/1994    F1-01083  565 VINES                         240   126   1/1/1994     14,993    6,875     7,625
  V    1/1/1994    F1-01087  535 VINES                         240   126   1/1/1994        566      258       286
  V    1/1/1995    F1-01236  516 VINES                         240   138   1/1/1995     21,061    8,600     9,653
  V    1/1/1995    F1-01237  519 VINES                         240   138   1/1/1995     25,141   10,266    11,523
  V    1/1/1995    F1-01238  546 VINES                         240   138   1/1/1995     48,619   19,853    22,284
  V    1/1/1995    F1-01239  530 VINES                         240   138   1/1/1995      1,946      793       890
  V    1/1/1996    F1-01391  505 VINES                         240   150   1/1/1996     40,715   14,590    16,626
  V    1/1/1996    F1-01392  516 VINES                         240   150   1/1/1996     15,936    5,711     6,508
  V    1/1/1997    F1-01463  526 VINES                         240   162   1/1/1997     29,476    9,089    10,563
  V    1/1/1997    F1-01468  532 VINES                         240   162   1/1/1997     18,144    5,594     6,501
  V    1/1/1998    F1-01601  501 VINES                         240   174   1/1/1998     59,411   15,349    18,319
  V    1/1/1998    F1-01606  510 VINES                         240   174   1/1/1998     58,034   14,993    17,895
  V    1/1/1998    F1-01611  511 VINES                         240   174   1/1/1998     88,316   22,815    27,231
  V    1/1/1998    F1-01617  516 VINES                         240   174   1/1/1998      1,936      500       597
  V    1/1/1998    F1-01620  517 VINES                         240   174   1/1/1998     79,890   20,640    24,634
  V    1/1/1998    F1-01626  518 VINES                         240   174   1/1/1998      8,923    2,305     2,752
  V    1/1/1998    F1-01631  519 VINES                         240   174   1/1/1998      8,893    2,298     2,743
  V    1/1/1998    F1-01636  599 VINES                         240   174   1/1/1998        923      238       285
---------------------------------------------------------------------------------------------------------------------
V Total                                                                                788,623  307,762   346,520
---------------------------------------------------------------------------------------------------------------------
  VE   2/1/1981    F1-00432  BIG R SOFT VYD WIRE               144   -     2/1/1981      4,885    4,885     4,885
  VE   4/1/1989    F1-00594  BLK 517N EXP TRELLIS              144   -     4/1/1989     15,360   15,360    15,360
  VE   4/1/1989    F1-00595  BLK 511 EXP TRELLIS               144   -     4/1/1989      2,104    2,104     2,104
  VE   1/1/1989    F1-00596  BL 515B REGRFT MERLT              144   -     1/1/1989     25,155   25,155    25,155
  VE   1/1/1991    F1-00743  513A SPRINKLER                    120   -     1/1/1991        328      328       328
  VE   1/1/1991    F1-00744  513A TRELLIS                      120   -     1/1/1991     12,136   12,136    12,136
  VE   8/1/1991    F1-00745  599 SPRINKLER                     120   -     8/1/1991    112,517  112,517   112,517
  VE   4/1/1992    F1-00825  SHOP PUMP STA ELEC                120   -     4/1/1992      2,672    2,672     2,672
  VE   1/1/1992    F1-00830  514 TRELLIS                       120   -     1/1/1992     20,248   19,575    20,248
  VE   1/1/1992    F1-00831  514 SPRINKLER                     120   -     1/1/1992         91       88        91
  VE   1/1/1992    F1-00835  515C TRELLIS                      120   -     1/1/1992     44,726   43,239    44,726
  VE   1/1/1992    F1-00836  515C SPRINKLER                    120   -     1/1/1992      1,062    1,025     1,062
---------------------------------------------------------------------------------------------------------------------
(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                    NBV        NBV      Sys#        Vendor/Mfg            Disp Date
------------------------------------------------------------------------------------------------------------------------------------
LI Total                                                       291,130     227,823
  ME   7/1/1994    F1-01043  OAKVILLE DECK/TRELIS                    -           -    1355
  ME   7/31/1998   F1-01541  AIR CONDITIONER                       484         393    1791
  ME   2/28/2002   F1-02155  Well Filter- Oakville              14,619      12,899    3036  Oakville Pump Service
  ME   2/28/2002   F1-02183  Septic Tank                           585         517    3227
------------------------------------------------------------------------------------------------------------------------------------
ME Total                                                        15,688      13,809
------------------------------------------------------------------------------------------------------------------------------------
  V    1/1/1990    F1-00698  BLOCK 519                               -           -    1083
  V    1/1/1990    F1-00699  BLOCK 517                               -           -    1084
  V    1/1/1991    F1-00742  513A VINES                         13,266      11,573    1114
  V    1/1/1992    F1-00834  514 VINES                          20,500      18,179    1187
  V    1/1/1992    F1-00839  515C VINES                         23,981      21,266    1192
  V    1/1/1993    F1-00962  BLK 550 VINES                      19,826      17,810    1291
  V    1/1/1993    F1-00967  BLK 555 VINES                       7,403       6,650    1295
  V    1/1/1994    F1-01073  555 VINES                             428         388    1384
  V    1/1/1994    F1-01078  551 VINES                          33,302      30,228    1389
  V    1/1/1994    F1-01083  565 VINES                           8,118       7,368    1394
  V    1/1/1994    F1-01087  535 VINES                             308         280    1398
  V    1/1/1995    F1-01236  516 VINES                          12,461      11,408    1526
  V    1/1/1995    F1-01237  519 VINES                          14,875      13,618    1527
  V    1/1/1995    F1-01238  546 VINES                          28,766      26,335    1528
  V    1/1/1995    F1-01239  530 VINES                           1,153       1,056    1529
  V    1/1/1996    F1-01391  505 VINES                          26,125      24,089    1656
  V    1/1/1996    F1-01392  516 VINES                          10,225       9,428    1657
  V    1/1/1997    F1-01463  526 VINES                          20,387      18,913    1720
  V    1/1/1997    F1-01468  532 VINES                          12,550      11,643    1725
  V    1/1/1998    F1-01601  501 VINES                          44,062      41,092    1840
  V    1/1/1998    F1-01606  510 VINES                          43,041      40,139    1844
  V    1/1/1998    F1-01611  511 VINES                          65,501      61,085    1848
  V    1/1/1998    F1-01617  516 VINES                           1,436       1,339    1852
  V    1/1/1998    F1-01620  517 VINES                          59,251      55,256    1854
  V    1/1/1998    F1-01626  518 VINES                           6,618       6,171    1858
  V    1/1/1998    F1-01631  519 VINES                           6,595       6,150    1862
  V    1/1/1998    F1-01636  599 VINES                             685         638    1866
------------------------------------------------------------------------------------------------------------------------------------
V Total                                                        480,861     442,103
------------------------------------------------------------------------------------------------------------------------------------
  VE   2/1/1981    F1-00432  BIG R SOFT VYD WIRE                     -           -     880
  VE   4/1/1989    F1-00594  BLK 517N EXP TRELLIS                    -           -     998
  VE   4/1/1989    F1-00595  BLK 511 EXP TRELLIS                     -           -     999
  VE   1/1/1989    F1-00596  BL 515B REGRFT MERLT                    -           -    1000
  VE   1/1/1991    F1-00743  513A SPRINKLER                          -           -    1115
  VE   1/1/1991    F1-00744  513A TRELLIS                            -           -    1116
  VE   8/1/1991    F1-00745  599 SPRINKLER                           -           -    1117
  VE   4/1/1992    F1-00825  SHOP PUMP STA ELEC                      -           -    1178
  VE   1/1/1992    F1-00830  514 TRELLIS                           673           -    1183
  VE   1/1/1992    F1-00831  514 SPRINKLER                           3           -    1184
  VE   1/1/1992    F1-00835  515C TRELLIS                        1,487           -    1188
  VE   1/1/1992    F1-00836  515C SPRINKLER                         37           -    1189
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                               Est   Rem                        2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                 Life  Life  Svc Date   AcqValue     A/D       A/D
----------------------------------------------------------------------------------------------------------------------
  VE   1/1/1993    F1-00958  BLK 550 SPRINKLER                 120    -    1/1/1993      7,034    6,797     7,034
  VE   1/1/1993    F1-00959  BLK 550 TRELLIS                   120    -    1/1/1993     35,426   34,248    35,426
  VE   1/1/1993    F1-00961  BLK 550 OTHER                     120    -    1/1/1993     70,830   68,469    70,830
  VE   1/1/1993    F1-00963  BLK 555 SPRINKLER                 120    -    1/1/1993      3,762    3,636     3,762
  VE   1/1/1993    F1-00964  BLK 555 TRELLIS                   120    -    1/1/1993     21,528   20,812    21,528
  VE   1/1/1993    F1-00966  BLK 555 OTHER                     120    -    1/1/1993     32,431   31,349    32,431
  VE   1/1/1994    F1-01071  550 TRELLIS                       120    6    1/1/1994      2,144    1,963     2,144
  VE   1/1/1994    F1-01072  555 TRELLIS                       120    6    1/1/1994        843      771       843
  VE   1/1/1994    F1-01074  551 TRELLIS                       120    6    1/1/1994     44,929   41,186    44,929
  VE   1/1/1994    F1-01075  551 SPRINKLER                     120    6    1/1/1994     19,626   17,993    19,626
  VE   1/1/1994    F1-01077  551 OTHER DEVEL                   120    6    1/1/1994     92,958   85,212    92,958
  VE   1/1/1994    F1-01079  565 TRELLIS                       120    6    1/1/1994      8,927    8,185     8,927
  VE   1/1/1994    F1-01080  565 SPRINKLER                     120    6    1/1/1994      2,106    1,933     2,106
  VE   1/1/1994    F1-01082  565 OTHER DEVEL                   120    6    1/1/1994     18,202   16,684    18,202
  VE   1/1/1994    F1-01084  535 TRELLIS                       120    6    1/1/1994      4,178    3,831     4,178
  VE   1/1/1994    F1-01085  535 SPRINKLER                     120    6    1/1/1994      1,986    1,823     1,986
  VE   1/1/1994    F1-01086  535 OTHER DEVEL                   120    6    1/1/1994        214      194       214
  VE   1/1/1995    F1-01219  516 SPRINKLER                     120   18    1/1/1995      6,721    5,488     6,160
  VE   1/1/1995    F1-01220  516 TRELLIS                       120   18    1/1/1995     25,865   21,126    23,712
  VE   1/1/1995    F1-01221  516 OTHER                         120   18    1/1/1995     48,318   39,460    44,292
  VE   1/1/1995    F1-01223  519 OTHER                         120   18    1/1/1995      4,554    3,717     4,173
  VE   1/1/1995    F1-01227  530 OTHER                         120   18    1/1/1995         83       66        74
  VE   1/1/1995    F1-01228  531 OTHER                         120   18    1/1/1995     22,262   18,181    20,407
  VE   1/1/1995    F1-01230  531 SPRINKLER                     120   18    1/1/1995      3,057    2,499     2,805
  VE   1/1/1995    F1-01231  531 TRELLIS                       120   18    1/1/1995      9,409    7,685     8,626
  VE   1/1/1995    F1-01232  546 OTHER                         120   18    1/1/1995     44,290   36,170    40,599
  VE   1/1/1995    F1-01234  546 TRELLIS                       120   18    1/1/1995     46,289   37,804    42,433
  VE   1/1/1995    F1-01235  546 SPRINKLER                     120   18    1/1/1995      5,674    4,631     5,199
  VE   5/1/1996    F1-01306  TILE SUMP                         120   42    5/1/1996      2,589    1,770     2,029
  VE   1/1/1996    F1-01386  505 OTHER                         120   30    1/1/1996     98,957   70,920    80,816
  VE   1/1/1996    F1-01388  505 SPRINKLER                     120   30    1/1/1996      5,349    3,834     4,369
  VE   1/1/1996    F1-01389  505 TRELLIS                       120   30    1/1/1996     28,769   20,619    23,496
  VE   1/1/1996    F1-01390  516 OTHER                         120   30    1/1/1996     11,101    7,956     9,066
  VE   1/1/1996    F1-01397  546 OTHER                         120   30    1/1/1996      7,647    5,482     6,247
  VE   1/1/1997    F1-01458  505 OTHER                         120   42    1/1/1997      3,291    2,029     2,358
  VE   1/1/1997    F1-01459  526 OTHR                          120   42    1/1/1997     82,918   51,133    59,425
  VE   1/1/1997    F1-01461  526 SPRINKLER                     120   42    1/1/1997     17,243   10,632    12,356
  VE   1/1/1997    F1-01462  526 TRELLIS                       120   42    1/1/1997     22,554   13,907    16,163
  VE   1/1/1997    F1-01464  532 OTHER                         120   42    1/1/1997     58,726   36,216    42,088
  VE   1/1/1997    F1-01466  532 SPRINKLER                     120   42    1/1/1997     10,264    6,329     7,356
  VE   1/1/1997    F1-01467  532 TRELLIS                       120   42    1/1/1997     15,056    9,287    10,792
  VE   1/1/1998    F1-01603  501 SPRINKLER                     120   54    1/1/1998     45,543   23,531    28,085
  VE   1/1/1998    F1-01604  501 TRELLIS                       120   54    1/1/1998     64,328   33,236    39,669
  VE   1/1/1998    F1-01605  501 OTHER                         120   54    1/1/1998    135,656   70,091    83,656
  VE   1/1/1998    F1-01608  510 SPRINKLER                     120   54    1/1/1998     16,944    8,754    10,449
  VE   1/1/1998    F1-01609  510 TRELLIS                       120   54    1/1/1998     42,235   21,823    26,046
----------------------------------------------------------------------------------------------------------------------
(Table continued)

-----------------------------------------------------------------------------------------------------------------------------------
                                                               2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                   NBV        NBV      Sys#        Vendor/Mfg            Disp Date
-----------------------------------------------------------------------------------------------------------------------------------
  VE   1/1/1993    F1-00958  BLK 550 SPRINKLER                    238           -    1288
  VE   1/1/1993    F1-00959  BLK 550 TRELLIS                    1,179           -    1289
  VE   1/1/1993    F1-00961  BLK 550 OTHER                      2,362           -    2473
  VE   1/1/1993    F1-00963  BLK 555 SPRINKLER                    127           -    1292
  VE   1/1/1993    F1-00964  BLK 555 TRELLIS                      716           -    1293
  VE   1/1/1993    F1-00966  BLK 555 OTHER                      1,082           -    2474
  VE   1/1/1994    F1-01071  550 TRELLIS                          181           -    1382
  VE   1/1/1994    F1-01072  555 TRELLIS                           72           -    1383
  VE   1/1/1994    F1-01074  551 TRELLIS                        3,743           -    1385
  VE   1/1/1994    F1-01075  551 SPRINKLER                      1,633           -    1386
  VE   1/1/1994    F1-01077  551 OTHER DEVEL                    7,746           -    1388
  VE   1/1/1994    F1-01079  565 TRELLIS                          742           -    1390
  VE   1/1/1994    F1-01080  565 SPRINKLER                        173           -    1391
  VE   1/1/1994    F1-01082  565 OTHER DEVEL                    1,518           -    1393
  VE   1/1/1994    F1-01084  535 TRELLIS                          347           -    1395
  VE   1/1/1994    F1-01085  535 SPRINKLER                        163           -    1396
  VE   1/1/1994    F1-01086  535 OTHER DEVEL                       20           -    1397
  VE   1/1/1995    F1-01219  516 SPRINKLER                      1,233         561    1513
  VE   1/1/1995    F1-01220  516 TRELLIS                        4,740       2,153    1514
  VE   1/1/1995    F1-01221  516 OTHER                          8,858       4,026    2484
  VE   1/1/1995    F1-01223  519 OTHER                            837         381    2485
  VE   1/1/1995    F1-01227  530 OTHER                             17           9    1519
  VE   1/1/1995    F1-01228  531 OTHER                          4,081       1,855    2486
  VE   1/1/1995    F1-01230  531 SPRINKLER                        558         252    1521
  VE   1/1/1995    F1-01231  531 TRELLIS                        1,724         783    1522
  VE   1/1/1995    F1-01232  546 OTHER                          8,120       3,691    2487
  VE   1/1/1995    F1-01234  546 TRELLIS                        8,485       3,856    1524
  VE   1/1/1995    F1-01235  546 SPRINKLER                      1,043         475    1525
  VE   5/1/1996    F1-01306  TILE SUMP                            819         560    1593
  VE   1/1/1996    F1-01386  505 OTHER                         28,037      18,141    2492
  VE   1/1/1996    F1-01388  505 SPRINKLER                      1,515         980    1654
  VE   1/1/1996    F1-01389  505 TRELLIS                        8,150       5,273    1655
  VE   1/1/1996    F1-01390  516 OTHER                          3,145       2,035    2493
  VE   1/1/1996    F1-01397  546 OTHER                          2,165       1,400    2495
  VE   1/1/1997    F1-01458  505 OTHER                          1,262         933    2499
  VE   1/1/1997    F1-01459  526 OTHR                          31,785      23,493    1716
  VE   1/1/1997    F1-01461  526 SPRINKLER                      6,611       4,887    1718
  VE   1/1/1997    F1-01462  526 TRELLIS                        8,647       6,391    1719
  VE   1/1/1997    F1-01464  532 OTHER                         22,510      16,638    1721
  VE   1/1/1997    F1-01466  532 SPRINKLER                      3,935       2,908    1723
  VE   1/1/1997    F1-01467  532 TRELLIS                        5,769       4,264    1724
  VE   1/1/1998    F1-01603  501 SPRINKLER                     22,012      17,458    1842
  VE   1/1/1998    F1-01604  501 TRELLIS                       31,092      24,659    1843
  VE   1/1/1998    F1-01605  501 OTHER                         65,565      52,000    2510
  VE   1/1/1998    F1-01608  510 SPRINKLER                      8,190       6,495    1846
  VE   1/1/1998    F1-01609  510 TRELLIS                       20,413      16,189    1847
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                               Est   Rem                          2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                 Life  Life  Svc Date   AcqValue       A/D       A/D
-----------------------------------------------------------------------------------------------------------------------
  VE   1/1/1998    F1-01610  510 OTHER                         120   54    1/1/1998    102,742     53,084    63,358
  VE   1/1/1998    F1-01613  511 SPRINKLER                     120   54    1/1/1998     61,541     31,796    37,950
  VE   1/1/1998    F1-01615  511 TRELLIS                       120   54    1/1/1998     91,174     47,106    56,224
  VE   1/1/1998    F1-01616  511 OTHER                         120   54    1/1/1998    177,313     91,611   109,342
  VE   1/1/1998    F1-01618  516 TRELLIS                       120   54    1/1/1998         50         26        31
  VE   1/1/1998    F1-01619  516 OTHER                         120   54    1/1/1998     14,319      7,399     8,831
  VE   1/1/1998    F1-01622  517 SPRINKLER                     120   54    1/1/1998     35,632     18,410    21,973
  VE   1/1/1998    F1-01624  517 TRELLIS                       120   54    1/1/1998     62,314     32,194    38,426
  VE   1/1/1998    F1-01625  517 OTHER                         120   54    1/1/1998    143,929     74,364    88,757
  VE   1/1/1998    F1-01628  518 SPRINKLER                     120   54    1/1/1998      4,186      2,164     2,582
  VE   1/1/1998    F1-01629  518 TRELLIS                       120   54    1/1/1998      4,268      2,205     2,632
  VE   1/1/1998    F1-01630  518 OTHER                         120   54    1/1/1998     15,049      7,776     9,281
  VE   1/1/1998    F1-01633  519 SPRINKLER                     120   54    1/1/1998      4,312      2,228     2,659
  VE   1/1/1998    F1-01634  519 TRELLIS                       120   54    1/1/1998      4,723      2,440     2,912
  VE   1/1/1998    F1-01635  519 OTHER                         120   54    1/1/1998     16,330      8,437    10,070
  VE   1/1/1998    F1-01638  599 SPRINKLER                     120   54    1/1/1998     17,476      9,030    10,777
  VE   1/1/1998    F1-01639  599 TRELLIS                       120   54    1/1/1998        105         56        66
  VE   1/1/1998    F1-01640  599 OTHER                         120   54    1/1/1998      2,154      1,112     1,328
  VE   4/30/1999   F1-01686  AIR CONDITIONER                    60   18    4/30/1999     1,002        784       985
  VE   5/31/1999   F1-01689  WEATHER STATION                    84   42    5/31/1999     5,179      2,837     3,576
  VE   5/26/2000   F1-01863  Oakville pump motor/hdwe          120   90    5/26/2000    11,685      2,921     4,090
-----------------------------------------------------------------------------------------------------------------------
VE Total                                                                             2,269,583  1,556,521 1,747,201
-----------------------------------------------------------------------------------------------------------------------
  VM   ???         ???       Kubota M6030N tractor
  VM   ???         ???       Kubota B7500DT tractor/w LA272 loader
  VM   ???         ???       Schmeiser V072PW 8 foot seeder
  VM   ???         ???       Schmeiser DDD-48-PW-WB 6 foot seeder
  VM   ???         ???       L&H hoe plow
  VM   ???         ???       Gyro 84 8 1/2 foot rotary mower
  VM   ???         ???       Gearmore L90 rototiller 4 foot
  VM   ???         ???       Rears Nifty 25 gal sprayer
  VM   ???         ???       Gearmore 300 gal sprayer
  VM   ???         ???       26 painted steel valley bins 2.5 ton
  VM   ???         ???       5 harvest trailers 6 foot
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 500gal
  VM   ???         ???       Diesel fuel tank 1000gal
  VM   ???         ???       Gasoline tank 1000gal
  VM   ???         ???       Domries 6 foot discs
  VM   ???         ???       4 Craftsman tool boxes
  VM   ???         ???       Dayton Speedaire air compressor
  VM   ???         ???       Highbopy storage shed
  VM   ???         ???       Eagle fire resistant storgae container
  VM   ???         ???       Craftsman air compressor
-----------------------------------------------------------------------------------------------------------------------
(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                    NBV        NBV      Sys#        Vendor/Mfg            Disp Date
------------------------------------------------------------------------------------------------------------------------------------
  VE   1/1/1998    F1-01610  510 OTHER                          49,658      39,384    2511
  VE   1/1/1998    F1-01613  511 SPRINKLER                      29,745      23,591    1850
  VE   1/1/1998    F1-01615  511 TRELLIS                        44,068      34,950    1851
  VE   1/1/1998    F1-01616  511 OTHER                          85,702      67,971    2513
  VE   1/1/1998    F1-01618  516 TRELLIS                            24          19    1853
  VE   1/1/1998    F1-01619  516 OTHER                           6,920       5,488    2514
  VE   1/1/1998    F1-01622  517 SPRINKLER                      17,222      13,659    1856
  VE   1/1/1998    F1-01624  517 TRELLIS                        30,120      23,888    1857
  VE   1/1/1998    F1-01625  517 OTHER                          69,565      55,172    2516
  VE   1/1/1998    F1-01628  518 SPRINKLER                       2,022       1,604    1860
  VE   1/1/1998    F1-01629  518 TRELLIS                         2,063       1,636    1861
  VE   1/1/1998    F1-01630  518 OTHER                           7,273       5,768    2517
  VE   1/1/1998    F1-01633  519 SPRINKLER                       2,084       1,653    1864
  VE   1/1/1998    F1-01634  519 TRELLIS                         2,283       1,811    1865
  VE   1/1/1998    F1-01635  519 OTHER                           7,893       6,260    2518
  VE   1/1/1998    F1-01638  599 SPRINKLER                       8,446       6,699    1867
  VE   1/1/1998    F1-01639  599 TRELLIS                            50          39    1868
  VE   1/1/1998    F1-01640  599 OTHER                           1,042         826    1869
  VE   4/30/1999   F1-01686  AIR CONDITIONER                       218          17    1914
  VE   5/31/1999   F1-01689  WEATHER STATION                     2,342       1,603    1917
  VE   5/26/2000   F1-01863  Oakville pump motor/hdwe            8,764       7,595    2034
------------------------------------------------------------------------------------------------------------------------------------
VE Total                                                       713,061     522,381
------------------------------------------------------------------------------------------------------------------------------------
  VM   ???         ???       Kubota M6030N tractor
  VM   ???         ???       Kubota B7500DT tractor/w LA272 loader
  VM   ???         ???       Schmeiser V072PW 8 foot seeder
  VM   ???         ???       Schmeiser DDD-48-PW-WB 6 foot seeder
  VM   ???         ???       L&H hoe plow
  VM   ???         ???       Gyro 84 8 1/2 foot rotary mower
  VM   ???         ???       Gearmore L90 rototiller 4 foot
  VM   ???         ???       Rears Nifty 25 gal sprayer
  VM   ???         ???       Gearmore 300 gal sprayer
  VM   ???         ???       26 painted steel valley bins 2.5 ton
  VM   ???         ???       5 harvest trailers 6 foot
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 1000gal
  VM   ???         ???       Steel fuel tank 500gal
  VM   ???         ???       Diesel fuel tank 1000gal
  VM   ???         ???       Gasoline tank 1000gal
  VM   ???         ???       Domries 6 foot discs
  VM   ???         ???       4 Craftsman tool boxes
  VM   ???         ???       Dayton Speedaire air compressor
  VM   ???         ???       Highbopy storage shed
  VM   ???         ???       Eagle fire resistant storgae container
  VM   ???         ???       Craftsman air compressor
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                               Est   Rem                          2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                 Life  Life  Svc Date   AcqValue       A/D       A/D
----------------------------------------------------------------------------------------------------------------------
  VM   ???         ???       Lincoln Electric arc welder
  VM   ???         ???       Oxy acetylene torch
  VM   ???         ???       Honda 5 hp trash pump
  VM   ???         ???       Stihl M5310 chain saw
  VM   ???         ???       Stihl FS120 weed eater
  VM   ???         ???       Husqvarna 235RII weedeater
  VM   ???         ???       Central Machinery drill press
  VM   ???         ???       Duracraft bench grinder
  VM   ???         ???       PMS model 610 pressure chamber
  VM   5/1/1990    F1-00688  VALLEY TOWN DUSTER                120     -   5/1/1990      2,603      2,603     2,603
  VM   7/1/1991    F1-00736  CANE CUTTERS                      120     -   7/1/1991      7,756      7,756     7,756
  VM   4/1/1996    F1-01307  PERFECT FLAILMOWER                120    42   4/1/1996     10,403      7,194     8,234
  VM   6/1/1997    F1-01431  GEARMORE SPRAYER                  120    54   6/1/1997      7,207      4,145     4,866
  VM   7/17/2001   F1-02020  Kubota M8200SDNBC Tractor         120   102   7/17/2001    37,645      5,647     9,411
  VM   6/22/2001   F1-02023  Gearmore S420 Sulfer Duster       120   102   6/22/2001     2,944        442       736
  VM   6/22/2001   F1-02024  Gearmore S420 Sulfer Duster       120   102   6/22/2001     2,944        442       736
  VM   7/6/2001    F1-02029  Domries SN2224F-9 Disc w/shields  120   102   7/6/2001      3,598        540       900
  VM   7/6/2001    F1-02031  Domries 4'6 Clod Crusher
                             Ringroller                        120   102   7/6/2001      1,603        241       401
  VM   6/7/2001    F1-02034  2001 Honda ATV TRX500              60    42   6/7/2001      6,900      2,070     3,450
  VM   6/7/2001    F1-02035  2001 Honda ATV TRX500              60    42   6/7/2001      6,900      2,070     3,450
  VM   7/6/2001    F1-02038  Domries SP400 Shatter Plow        120   102   7/6/2001      1,925        289       481
  VM   5/31/2001   F1-02041  2001 Ford Ranger 4x4               60    42   5/31/2001    21,572      6,472    10,786
----------------------------------------------------------------------------------------------------------------------
VM Total                                                                               114,001     39,909    53,810
----------------------------------------------------------------------------------------------------------------------
  L    6/4/1999    E-00004   Oakville land                       -     -   6/4/1999  6,361,922          -         -
----------------------------------------------------------------------------------------------------------------------
  L Total                                                                            6,361,922          -         -
----------------------------------------------------------------------------------------------------------------------
Grand Total                                                                         10,950,366  2,504,518 2,830,846
----------------------------------------------------------------------------------------------------------------------
OTable continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                  2/28/2003  2/29/2004
Class    AcqDate    Asset#         Description                      NBV        NBV      Sys#        Vendor/Mfg            Disp Date
------------------------------------------------------------------------------------------------------------------------------------
  VM   ???         ???       Lincoln Electric arc welder
  VM   ???         ???       Oxy acetylene torch
  VM   ???         ???       Honda 5 hp trash pump
  VM   ???         ???       Stihl M5310 chain saw
  VM   ???         ???       Stihl FS120 weed eater
  VM   ???         ???       Husqvarna 235RII weedeater
  VM   ???         ???       Central Machinery drill press
  VM   ???         ???       Duracraft bench grinder
  VM   ???         ???       PMS model 610 pressure chamber
  VM   5/1/1990    F1-00688  VALLEY TOWN DUSTER                        -           -     1073
  VM   7/1/1991    F1-00736  CANE CUTTERS                              -           -     1108
  VM   4/1/1996    F1-01307  PERFECT FLAILMOWER                    3,209       2,169     1594
  VM   6/1/1997    F1-01431  GEARMORE SPRAYER                      3,062       2,341     1691
  VM   7/17/2001   F1-02020  Kubota M8200SDNBC Tractor            31,998      28,234     2901 Lampson
  VM   6/22/2001   F1-02023  Gearmore S420 Sulfer Duster           2,502       2,208     2904 Lampson
  VM   6/22/2001   F1-02024  Gearmore S420 Sulfer Duster           2,502       2,208     2905 Lampson
  VM   7/6/2001    F1-02029  Domries SN2224F-9 Disc w/shields      3,059       2,699     2910 Lampson
  VM   7/6/2001    F1-02031  Domries 4'6 Clod Crusher
                             Ringroller                            1,363       1,203     2912 Lampson
  VM   6/7/2001    F1-02034  2001 Honda ATV TRX500                 4,830       3,450     2915 Parriott Motors
  VM   6/7/2001    F1-02035  2001 Honda ATV TRX500                 4,830       3,450     2916 Parriott Motors
  VM   7/6/2001    F1-02038  Domries SP400 Shatter Plow            1,636       1,444     2919 Lampson
  VM   5/31/2001   F1-02041  2001 Ford Ranger 4x4                 15,101      10,786     2922 Lithia Ford
------------------------------------------------------------------------------------------------------------------------------------
VM Total                                                          74,092      60,191
------------------------------------------------------------------------------------------------------------------------------------
  L    6/4/1999    E-00004   Oakville land                     6,361,922   6,361,922
------------------------------------------------------------------------------------------------------------------------------------
  L Total                                                      6,361,922   6,361,922
------------------------------------------------------------------------------------------------------------------------------------
Grand Total                                                    8,445,848   8,119,520
------------------------------------------------------------------------------------------------------------------------------------





Schedules to Franciscan Contribution Agreement

                                                                    Schedule 4.9


                                  REAL PROPERTY

                               (Legal Description)

The land referred to herein is situated in the State of California, County of Napa and is described as follows:

BEING Lots 17, 18, 19 and 20 in Block D and a portion of the lands of J. M. Mayfield as shown on the map entitled, "Map of the Subdivision of the Caymus Grant in Napa County, California", recorded January 2, 1974 and filed in Book 1 of Maps at page 81 in the office of the Napa County Recorder, described as follows:

BEGINNING at a 3/4" iron pipe on the southeasterly line of the Oakville Cross Road at the most Northerly corner of Parcel 1, as said parcel is shown on map No. 2384 entitled, "Parcel Map of the Lands of Raymond T. Duncan", recorded May 25, 1973 and filed in Book 5 of Parcel Maps at page 28 in said Recorders Office; thence North 60o 02' 55" East along said Southeasterly line of said Oakville Cross Road 251.93 feet to a 3/4" iron pipe; thence South 35o East 1799.89 feet to a 3/4" iron pipe on the Northwesterly line of Lot 17 of said Caymus Grant; thence along said Northwesterly line of said Lot 17, North 59o 50' East 1530.52 feet to a 6"x 6" Redwood stake on the Westerly line of the County road known as "Middle Valley Road" as shown on said map of said Caymus Grant, from which the remnants of a large oak stump bears South 26" East 44.2 feet; thence along the Westerly line of said "Middle Valley Road" South 22o 20' 35" East 1885.90 feet to a 3/4" iron pipe at the most Easterly corner of lot 20 of said Caymus Grant; thence South 52o 35' 10" West along the Southeasterly line of said Lot 20 and Lot 19 of said Caymus Grant 3784.03 feet to the center of the Napa River, thence up the center of the Napa River, North 85o 50" West 13.16 feet, North 81o 29' West 93.9 feet, North 64o 43' West 88.5 feet, North 41o 42' West 79.9 feet North 56o 38' West 125.9 feet, North 85o 28' West 135.7 feet, North 89 06' West 100.7 feet, North 71o 42' West 96.4 feet, South 71o 33' West 115.3 feet, South 78o 46' West 158.1 feet, North 50o 12' West 96.1 feet, North 50o 18' West 87.7 feet, North 29o 44' West 136.1 feet, North 11o 50' West 102.0 feet, North 15o 20' West
147.0 feet, North 38o 04' East 124.5 feet, North 5o 13' East 100.4 feet, North 5o 36' West 97.7 feet, North 44o 56' West 94.0 feet, North 39o 32' West 72.0 feet, North 26o 21' West 130.9 feet, North 33o 18' West 112.6 feet, North 60o 13' West 79.6 feet, North 72o 07' West 80.5 feet, North 40o 51' West 149.6 feet, North 19o 41' West 103.2 feet, North 58o 30' West 75.8 feet, North 89o 07' West
99.4 feet, and North 74o 03' West 103.87 feet to the Northwesterly line of Lot 18 of said Caymus Grant; thence along said Northwesterly line of said Lot 18, North 59o 50' East 894.19 feet to a 1 1/4" iron pipe at the most Easterly corner of the 26.49 acre tract of land shown on map number 426 entitled, "Record of Survey Map of the Lands of Peter Del Bondio", recorded September 1, 1959 and filed in Book 5 of Surveys at page 4 in said Recorders Office; thence along the Northeasterly line of said 26.49 acre tract, North 34 o 57' 36" West 1808.92 feet to a 1 1/4" iron pipe at the most Northerly corner of said 26.49 acre tract on the Southeasterly line of said Oakville Cross Road; thence along the Southeasterly line of said road, North 60o 02' 55" East 968.40 feet to a 3/4" iron pipe that replaces the 1 1/4" iron pipe at the most Westerly corner of Parcel B shown on map number 1539 entitled, "Record of Survey Map of the lands of Barry N. Harding et ux", recorded August 15, 1966 and filed in Book 15 of Surveys at page 21 in said Recorders Office; thence along the Southwesterly line of said Parcel B, South 34o 57' 08" East 1805.25 feet to a 3/4" iron pipe on the

Northeasterly line of said Lot 18; thence along the Northwesterly line of said Lot 18 and said Lot 17, North 59o 50' East 970.82 feet to a 3/4" iron pipe on the Southwesterly line of the "Remaining Lands of Duncan", as shown on said map number 2384; thence along said Southwesterly line of Duncan, North 35o West 1566.99 feet to a 3/4" iron pipe at the most Southerly corner of said Parcel 1 shown on said map number 2384; thence along the Southeasterly and Northeasterly lines of said Parcel 1, North 60o 02' 55" East 232.87 feet to a 3/4" iron pipe and North 35o West 234.73 feet to the point of beginning.

EXCEPTING THEREFROM that certain Parcel conveyed to Raymond T. Duncan by Deed recorded November 25, 1980 in Book 1184 at page 479 of Official Records of Napa County.

APNs 031-080-009 and 031-080-027

                                                             Exceptions Schedule

4.9(c) -- Any wireless internet connections to the network and systems of Franciscan Vineyards, Inc., found in any of the Improvements, will be disconnected and removed by Member prior to the Closing.

4.9(j) - The Real Property is located in a 100 year flood plain.

4.9(d), (g), (h), and (i) - Authorities have periodically over the last several years entered into discussions over the possibility of creating set-backs for planting vineyards within a certain distance from the Napa River. Member has no knowledge of how far back from the Napa River any such set-backs would be set.

4.10 Environmental

-------------------------------------------------------------------------------
Area of Concern            Findings
-------------------------------------------------------------------------------
Aboveground tanks          There are five aboveground storage tanks: (1) 500
                           gal. Diesel fuel; (1) 1,000 gal. Diesel fuel; (1)
                           1,000 gasoline and (1) 500 gal. used oil that does
                           not have secondary containment. However, there are
                           new double-wall tanks at the property which
                           apparently are meant to replace the current tanks.
-------------------------------------------------------------------------------
Historical Oil Spills      In 1999, URS observed soil staining near an
                           above-ground fuel storage tank.

                           ESC observed soil staining near the used oil tank
-------------------------------------------------------------------------------
Storm-water                The facility did not have a storm-water permit or
                           storm-water pollution prevention plan
-------------------------------------------------------------------------------

                                                               Exhibit C to AEJV


                             CONTRIBUTION AGREEMENT


                                     Between

                              HUNEEUS VINTNERS LLC,

                                       And


                                TRIPLE WINES, LLC






                             Dated: [________], 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1

         1.1      Definitions..................................................1
         1.2      Construction.................................................9

ARTICLE II CONTRIBUTION OF ASSETS BY MEMBER...................................10

         2.1      Contribution of Assets......................................10
         2.3      Contribution of Liabilities.................................10
         2.4      Retained Liabilities........................................10
         2.5      Non-Assignable Agreements and Rights........................11
         2.6      Issuance of Membership Interest.............................11
         2.7      Allocation..................................................11
         2.8      Transfer Taxes..............................................11

ARTICLE III CONVEYANCE DOCUMENTS..............................................12

         3.1      Documents of Conveyance.....................................12
         3.2      Reasonable Efforts..........................................12
         3.3      Bulk Sales..................................................12

ARTICLE III-A  APPORTIONMENTS AND REIMBURSEMENTS..............................12

         3A.1     Apportionment of Property Taxes.............................13
         3A.2     Reimbursement for 2005 Crop Costs...........................13
         3A.3     Reimbursement for Pavilion Costs............................13
         3A.4     Allocation of Custom Crushing Service Costs and Revenues....13
         3A.5     Allocation of Utilities and Other Costs.....................13
         3A.6     Debt Restructuring Expenses.................................14
         3A.7     Reimbursement for Certain Barrels...........................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEMBER...........................14

         4.1      Due Organization, Qualification and Company Power...........14
         4.2      Consents....................................................15
         4.3      No Breach...................................................15
         4.4      Financial Materials.........................................15
         4.5      Litigation..................................................16
         4.6      Compliance With Laws........................................16
         4.7      Assets of the Company.......................................17
         4.8      Title to Assets.............................................17
         4.9      Tangible Personal Property..................................17
         4.10     Real Property...............................................17

         4.11     Environmental Matters.......................................18
         4.12     Inventory...................................................19
         4.13     Proprietary Assets..........................................19
         4.14     Employee Benefit Plans......................................19
         4.15     Employees...................................................20
         4.16     Contracts; No Default.......................................21
         4.17     Insurance...................................................21
         4.18     Major Distributors and Suppliers............................22
         4.19     Investor Representations....................................22

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................22

         5.1      Due Organization............................................22
         5.2      Power and Authority.........................................22
         5.3      Consents....................................................23

ARTICLE VI INDEMNIFICATION AND CERTAIN REMEDIES...............................23

         6.1      Survival of Representations and Warranties..................23
         6.2      Obligation of Member to Indemnify for Certain Liabilities...23
         6.3      Obligation of the Company to Indemnify......................24
         6.4      Procedure...................................................24
         6.5      Limitation on Losses; Exclusive Remedy......................25

ARTICLE VII MISCELLANEOUS.....................................................26

         7.1      Counterparts and Facsimile Signatures.......................26
         7.2      Notices.....................................................26
         7.3      Successors and Assigns......................................27
         7.4      Governing Law...............................................27
         7.5      Waiver and Other Action.....................................27
         7.6      Entire Agreement............................................27
         7.7      Severability................................................28
         7.8      Third Party Beneficiaries...................................28

                                                                            Page
                                                                            ----
SCHEDULES

1.1............................     Equipment

1.2............................     Contributed Liabilities

1.3............................     Excluded Personal Property

4.10...........................     Real Property

4.13...........................     Proprietary Assets

4.14...........................     Employee Benefit Plans

4.16...........................     Contracts

Exceptions Schedule

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT is made this ____ day of ____, 2004, by and between Huneeus Vintners LLC, a Delaware limited liability company ("Member"), and Triple Wines, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Constellation Brands, Inc. ("Constellation"), Member and Domaines Barons de Rothschild (Lafite) SCA ("DBR") entered into an Agreement to Establish Joint Venture dated as of October 30, 2004 (the "Joint Venture Agreement") with the intent to create the Company and make it one of the world's most prestigious luxury wines companies; and

     WHEREAS, pursuant to the Joint Venture Agreement, each of Constellation, Member and DBR agreed to contribute or cause to be contributed certain assets to the Company in exchange for membership interests in the Company (each an "Initial Capital Contribution"); and

     WHEREAS, as and for its Initial Capital Contribution, Member desires to contribute and transfer certain of its assets relating to vineyards in Rutherford, California and to substantially all of the assets relating to Member's wine production, sales, marketing and distribution business currently conducted under the "Quintessa" trademark (collectively, the "Business"); and

     WHEREAS, certain of the vineyards being contributed by Member were formerly owned by Member's Affiliates, Huneeus Chantre Properties LLC ("HCP"), Angaston Limited-Liability Company ("Angaston"), Clarevale Limited-Liability Company ("Clarevale") and Trimont Vista LLC ("Trimont" and collectively with HCP, Angaston and Clarevale, the "Vineyard Affiliates"); and

     WHEREAS, the parties hereto intend such contribution and transfer to qualify as a contribution to a partnership under Section 721 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Member and the Company agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and

"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Contribution Agreement, the exhibits, and schedules hereto, and the Conveyance Instruments.

     "Alcoholic Beverage Authorities" means the United States Alcohol and Tobacco Tax and Trade Bureau, the California Department of Alcohol and Beverage Control and any other governmental authority relating to the wine business.

     "Appurtenances" has the meaning assigned to such term in Subsection (iii) of the definition of Contributed Assets.

     "Appurtenant Easement" means a public or private easement extending from a parcel of the Real Property to one or more other parcels of Real Property or to public streets, public rights-of way or utility facilities, and includes easements for ingress, egress, support and utilities.

     "Authorization" means any license, membership, approval, variance or permit, consent, order, decree, notification, declaration, registration, filing, certificate or other authorization, domestic or foreign.

     "Benefit Plan" means any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other similar plan, arrangement, payroll practice, agreement or understanding (whether or not written or legally binding and whether or not subject to ERISA).

     "Business" has the meaning assigned to such term in the recitals to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment Date" means May 16, 2004.

     "Company" has the meaning assigned to such term in the recitals to this Agreement.

     "Conservation Easements" has the meaning assigned to such term in the Joint Venture Agreement.

     "Contracts" has the meaning assigned to such term in Subsection (viii) of the definition of Contributed Assets.

     "Contributed Assets" means all of Member's right, title and interest in and to the following assets, properties, business and goodwill of the Business, wherever located, but specifically excluding the Retained Assets:

          (i) The real property described on Schedule 4.10, exclusive of the Excluded Residence Rights, the Retained Parcels and the Reserved Easements;

          (ii) 240 tons of the grapes harvested in 2004 from the vineyards located on the Real Property (those 240 tons being the "2004 Quintessa Grapes"), or, if the 2004 harvest has been completed prior to the date hereof and the vinification process begun as of the date hereof, the wine made from the 2004 Quintessa Grapes;

          (iii) Except to the extent specifically excluded in this Agreement, all structures, buildings, building systems (including roof, HVAC, electrical, plumbing, sprinklers and fire safety systems), irrigation systems, drainage systems, wells, septic systems, vineyards, fixtures and other improvements on, servicing, or related to the Real Property (collectively, "Improvements"); and all rights of Member appurtenant to the Real Property, including rights to roads, ingress, egress, water, utilities, minerals, hydrocarbons and river access (the "Appurtenances");

          (iv) All drawings, plans, designs, permits, applications and other rights related to the pavilion being constructed on the Real Property (the "Pavilion");

          (v) (A) all wines, bottled or unbottled, including bottled wines labeled with brand names, unlabeled case goods, and bulk wines, produced from the vineyards on the Real Property or for the Quintessa label, (B) without duplication, all inventory of 2002 and 2003 vintage wines produced from the vineyards on the Real Property or bearing the "Quintessa" label,
     (C) without duplication, all unsold "library" wines bearing the Quintessa label from vintages prior to 2001, and 500 9-liter cases of the 2001 vintage, and (D) all of Member's raw materials, retail sales merchandise and supplies, consumable manufacturing supplies, spare parts and repair materials acquired in the course of the Business and related to the making or sale of wines, but excluding (x) any wines owned or being made for third parties pursuant to custom crushing and wine making arrangements and (y) all of the 2001 vintage in excess of the 500 9-liter cases described in clause (C) above (collectively, the "Inventory");

          (vi) All cooperage, barrels, racks, winery equipment, furniture and fixtures, computer equipment and software, vehicles, tools, appliances and other tangible personal property used in the Business, wherever located (identified as of the date hereof on Schedule 1.1) (the "Equipment");

          (vii) All formulae, recipes, and blending instructions and manufacturing know-how currently used in making wine for the Business and all right, title, and interest in and to any patents and any pending patent applications, and in and to any copyrights, trade names, brand names, trademarks or service marks, whether registered or not, domain names, trade dress, label designs, bottle designs, and other designs, advertising campaigns and layouts, Uniform Product Codes (including the prefixes of the Companies) trade secrets, inventions, models, and any other similar intellectual property rights used in the wine making operation of the Business, together with the goodwill thereof symbolized thereby (collectively, the "Proprietary Assets"), including those trade names, trademarks, service marks, brand names, trademark applications and domain names listed on Schedule 4.13, and any other intangible personal property owned by Member and relating to ownership or use of the Contributed Assets, and all Authorizations, Appurtenant

     Easements and other rights necessary to utilize the Contributed Assets (the "Other Intangible Property") (the Proprietary Assets and Other Intangible Property collectively referred to herein as the "Intangibles");

          (viii) The contracts and personal property leases (including barrel leases) set forth on Schedule 4.16 (collectively, the "Contracts"), including those custom crushing and winemaking contracts listed on Schedule 4.16;

          (ix) All prepaid expenses of the Member that relate exclusively to the Business (the "Prepaid Expenses");

          (x) All of Member's books and records necessary for the continued ownership, use and operation of the Contributed Assets (it being understood that Member may retain copies of any of such books and records and that the Company will allow Member free access at reasonable times and upon reasonable notice to the originals of such books and records and will permit Member to make copies thereof at Member's cost); and

          (xi) the goodwill associated with the Business and the foregoing assets.

     "Contributed Liabilities" means (i) liabilities arising under the Contracts on or after the date hereof, and (ii) those liabilities of Member set forth on
Schedule 1.2.

     "Debt Restructuring Expenses" has the meaning assigned to such term in
Section 3A.6.

     "Employees of the Business" has the meaning assigned to such term in
Section 4.15(a).

     "Environmental Laws" shall mean all applicable federal, state, local or foreign Laws, in each case as in effect as of the date hereof, relating to protection of human health and safety, use and conservation of water, and the protection and clean-up of the environment and activities or conditions related thereto, including those relating to the use, manufacture, recycling, generation, handling, disposal, transportation or Release of Hazardous Substances.

     "Equipment" has the meaning assigned to such term in Subsection (vi) of the definition of Contributed Assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is treated with a Person as a single employer under Section 414(b), (c),
(m) or (o) of the Code.

     "Excluded Residence Rights" has the meaning assigned to such term in the definition of Retained Assets.

     "Financial Materials" has the meaning assigned to such term in Section 4.4(a).

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Hazardous Substances" means: (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any other chemicals, materials or substances defined or regulated as hazardous or as a pollutant, contaminant or waste under any Environmental Law, including, without limitation, those included in the definition of a "hazardous waste," "hazardous material," "hazardous substance," "acutely hazardous waste," "toxic substance," "pollutant," "toxic pollutant," "solid waste," "industrial waste," or "restricted hazardous waste" under any Environmental Law.

     "Improvements" has the meaning assigned to such term in Subsection (iii) of the definition of Contributed Assets.

     "Initial Capital Contribution" has the meaning assigned to such term in the recitals hereto.

     "Intangibles" has the meaning assigned to such term in Subsection (vii) of the definition of Contributed Assets.

     "Inventory" has the meaning assigned to such term in Subsection (v) of the definition of Contributed Assets.

     "IRS" means the United States Internal Revenue Service.

     "JV Date" means the date of execution of the Joint Venture Agreement.

     "Knowledge" means the actual knowledge of the relevant party or parties. In the case of Member, Knowledge shall mean the actual knowledge of Agustin Huneeus and Agustin Francisco Huneeus, in each case after review of such Person's own files, if any, and inquiry of those current employees of Member who would reasonably be expected to have knowledge of the specific matter at issue.

     "Law" means any law, statute, order, ordinance, code, governmental rule or regulation, requirement, specification, directive, policy, decree or judgment, whether federal, state, local or municipal, domestic or foreign.

     "Lien" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claim of a third party of any kind, except for (a) liens for Taxes or governmental charges or claims
(i) not yet due and payable or (ii) being contested in good faith if a reserve or other appropriate provision is made in the Financial Materials; (b) statutory liens of landlords, lien of carriers, warehousemen's, mechanics and materialmen's and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable and (ii) being contested in good faith, if a reserve or other appropriate provision shall have been made therefor in the Financial Materials; (c) all producers liens under the California Food and Agricultural Code Section 55631 et. seq.; (d) the Contributed Liabilities; and (e) with respect to the Real Property, the Permitted Real Property Encumbrances.

     "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company as in effect on the date hereof.

     "Loss" means any claim, demand, cause of action, proceeding, loss, liability, damage, deficiency, interest, penalty, expense, judgment or cost (including reasonable attorneys', consultants' and accountants' fees and disbursements, court costs, amounts paid in settlement and expenses of investigation).

     "Material Adverse Effect" means a material adverse effect on the assets, business, condition or results of operations of a Person or on the Contributed Assets or any effect which would materially delay or hinder or render unlawful the consummation of the transactions contemplated by this Agreement and the Joint Venture Agreement.

     "Membership Interest" means the "Class B Membership Interest" (as defined in the Limited Liability Company Agreement) of the Company, which interest represents a "Membership Percentage Interest" (as defined in the Limited Liability Company Agreement) equal to thirty-three and twenty-four one-hundredths percent (33.24%).

     "Merger" means the Merger between The Chalone Wine Group, Ltd., and Triple Wines, Inc., to be effected pursuant to the Merger Agreement.

     "Merger Agreement" means the Merger Agreement dated as of October 30, 2004 among DBR, Triple Wines, Inc. and The Chalone Wine Group, Ltd.

     "Other Intangible Property" has the meaning assigned to such term in Subsection (vii) of the definition of Contributed Assets.

     "Pavilion" has the meaning assigned to such term in Subsection (iv) of the definition of Contributed Assets.

     "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA.

     "Permitted Real Property Encumbrances" means those encumbrances of record on the title of the Real Property, the Reserved Easements and the Conservation Easements.

     "Person" means any individual, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity or government agency or authority.

     "Plans" means the Pension Plans, Welfare Plans and Benefit Plans of Member or any ERISA Affiliate of Member.

     "Prepaid Expenses" has that meaning assigned to such term in Subsection
(ix) of the definition of Contributed Assets.

     "Property Law" means any Law (including, without limitation, applicable building, health, fire, safety, subdivision, zoning or other similar regulatory Law and the Americans with Disabilities Act) related to real property.

     "Proprietary Asset" has the meaning assigned to such term in Subsection
(vii) of the definition of Contributed Assets.

     "Real Property" means the real property described on Schedule 4.10, exclusive of the Excluded Residence Rights, the Retained Parcels and the Reserved Easements, together with the Improvements and Appurtenances.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance, including the on-site abandonment, discarding, burying or disposal of barrels, containers and other receptacles containing any Hazardous Substance.

     "Reserved Easements" has the meaning assigned to such term in the definition of Retained Assets.

     "Restructured Debt" has the meaning assigned to such term in Section 3A.6.

     "Retained Assets" means all assets of Member other than the Contributed Assets, including (i) the right to construct residences or other structures on the Real Property other than on the parcels on which the winery is constructed and the Pavilion is to be constructed (the "Excluded Residence Rights"); (ii) the three parcels designated as "Retained" on Schedule 4.10 (the "Retained Parcels"), together with reserved easements for utilities, communications, ingress, egress, and water for domestic purposes for the Retained Parcels (the "Reserved Easements"); (iii) the grapes from the 2004 harvest of the vineyards on the Real Property, other than the 2004 Quintessa Grapes;1 (iv) the airplane, passenger motor vehicles, farm equipment for farming those of Member's vineyards which are not Contributed Assets, office furniture and equipment for use in connection with the vineyard businesses not contributing Contributed Assets, and certain personal or antique furniture, decorations and works of art, all as listed on Schedule 1.3; (v) other than the agreement between Franciscan Vineyards, Inc., and Member for the purchase of grapes from the Quintessa Vineyard, the existing contracts between Member and Franciscan Vineyards, Inc., with respect to the purchase of grapes or wine or the making of wine (it being understood that new agreements covering the subject matter of those contracts are being entered into directly between the Member and Franciscan Vineyards, Inc.); (vi) all contracts of Member with other Persons with respect to the "Veramonte" brand or with the owners or distributors of wines under that brand;
(vii) all accounts receivable or notes receivable owed to Member, whether or not relating to the Business; (viii) Member's existing insurance policies and any unearned premiums thereon as of the date hereof; (ix) Member's books and records other than those necessary for the continued ownership, use and operation of the Contributed Assets (it being understood that Member will allow the Company free access at reasonable times and upon reasonable notice to such books and records, and permit the Company to make copies thereof, to the extent reasonably required by the Company); and (x) all rights to

----------
1 Note for Completion of Form: If the Closing occurs prior to the 2004 harvest, a provision will be added permitting Huneeus to remain in possession and to farm the vineyards on the Real Property at its sole risk, cost and expense until the completion of the 2004 harvest and to retain all of the grapes from the 2004 harvest other than the 2004 Quintessa Grapes.

use the names and marks "Huneeus" and "Huneeus Vintners," whether alone or in conjunction with other trademarks or trade names (it being understood that the Company shall have a non-exclusive, perpetual, fully-paid, royalty free, non-terminable license to use such names and marks in connection with, but only in connection with, Quintessa branded products).

     "Retained Parcels" has the meaning assigned to such term in the definition of Retained Assets.

     "Retained Liabilities" has the meaning assigned to such term in Section
2.4.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

     "Transfer Tax" means any excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains or similar Tax, but excluding any income taxes, related to the transfer of assets.

     "Utilities Facilities" has the meaning assigned to such term in Section
4.10.

     "Venture Loss" means any Loss, but only insofar as such Loss arises out of or is based upon the Joint Venture Agreement, the Commitment Letter (the "Commitment Letter") among Constellation, Member and DBR (the "JV Parties") dated May 16, 2004 or the making of a proposal with respect to the Merger by the JV Parties to the Board of Directors of The Chalone Wine Group, Ltd., or the consummation of the Transactions (as defined in the Joint Venture Agreement), including the Merger, pursuant to the Commitment Letter or the Joint Venture Agreement; provided, however, that Venture Loss shall not include any Loss incurred by a JV Party which at any time arises out of or is based upon:

          (A) actions or discussions by another JV Party inconsistent with the course of conduct or direction approved or consented to by the JV Parties;

          (B) the failure of another JV Party to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC Report");

          (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another JV Party, which such statement or omission originated from such other JV Party;

          (D) any act or omission by another JV Party which would constitute fraud, gross negligence or willful misconduct by such other JV Party; or

          (E) the violation by another JV Party of any obligation of such other JV Party under any agreement relating to the Transactions (as defined in the Joint Venture Agreement).

     "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

     1.2 Construction.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article", "Section", "Schedule" or "Exhibit" refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

     (e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II
                        CONTRIBUTION OF ASSETS BY MEMBER

     2.1 Contribution of Assets. Member hereby assigns, transfers, and delivers to the Company, as a capital contribution, all of Member's right, title, and interest as of the date hereof in, to, and under the Contributed Assets[, together with a cash payment of two million dollars ($2,000,000)].2

     2.2 Retained Assets. Notwithstanding anything herein to the contrary, Member does not assign, transfer, or deliver to the Company the Retained Assets.

     2.3 Contribution of Liabilities. Member hereby assigns to the Company and the Company hereby assumes and agrees to pay, discharge, or fulfill all of the Contributed Liabilities.

     2.4 Retained Liabilities. Notwithstanding any provision of this Agreement to the contrary, the Company only assumes the Contributed Liabilities and does not assume any other liability or obligation of Member (or of any predecessor owner of all or part of the Business or the Contributed Assets, including the Vineyard Affiliates) of whatever nature whether presently in existence or arising hereafter (it being understood that the Company is responsible for any liabilities or obligations arising out of ownership or use of the Contributed Assets or the conduct and operation of the Business on and after the date hereof) and all such other liabilities and obligations have been retained by and remain liabilities of Member (collectively, the "Retained Liabilities"), including:

     (a) all debts, claims, liabilities or obligations for any Tax arising from or with respect to the Contributed Assets (other than Taxes related to the transfer and contribution of the Contributed Assets as provided in Section 2.8 (Transfer Taxes)) or the operations or conduct of the Business on or prior to the date hereof;

     (b) all debts, claims, liabilities or obligations specifically arising out of or relating to any of the Retained Assets;

     (c) all debts, claims, liabilities or obligations related in any way to the Plans, other than accrued but unpaid vacation and sick leave, if any;

     (d) liabilities under Environmental Laws, including those arising out of the treatment, storage, disposal, recycling, reuse or arrangements for disposal (whether at the Real Property or other locations) of wastes and Hazardous Materials generated, used, handled or transported by or on behalf of Member in connection with the operation of the Business or the use and occupancy of the Real Property on or prior to the date hereof; and

----------
2 Note for Completion of Form: If Member elects to contribute a $2,000,000 cash capital contribution, as permitted under Section 3.3(b) of the JV Agreement, then the bracketed language is to be added and the total of debt contributed by Member shall not exceed $18,000,000. Otherwise, the total debt contributed shall not exceed $16,000,000. See note on Schedule 1.2.

     (e) all debts, claims, liabilities or obligations arising out of contracts other than those liabilities specifically assumed with respect to the Contracts (subject to the agreed prorations with regard to certain operating expenses and Taxes specifically provided for in the Joint Venture Agreement).

     2.5 Non-Assignable Agreements and Rights.

     (a) Non-Assignability. To the extent any lease, contract or other agreement or any Authorization is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or a party thereto or any third party, including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense thereof.

     (b) Parties to Use Reasonable Efforts. Each of the parties hereto agrees to use commercially reasonable efforts to obtain the consents and waivers referred to in Section 2.5(a) hereof and to obtain any other consents and waivers necessary to assign, convey, settle, deliver and transfer the Contributed Assets. The Company shall pay all costs and expenses associated with obtaining such consents and waivers.

     (c) If Waivers or Consents Cannot be Obtained. If any of the consents or waivers referred to in Section 2.5(a) are not obtained, or if there is a delay in obtaining such consents, (i) Member and the Company will, at the Company's expense, cooperate in a mutually agreeable arrangement under which the Company would obtain the rights and benefits of and bear the obligations and liabilities under the applicable lease, contract, other agreement or Authorization contemplated by this Agreement, and (ii) Member and the Company shall continue to use commercially reasonable efforts to attempt to obtain such consents or waivers. The Company will indemnify and otherwise make whole Member for any claims, obligations and liabilities (including all costs and expenses incurred in connection therewith) arising under any such leases, contracts, agreements and Authorizations.

     2.6 Issuance of Membership Interest. In consideration of the contribution and transfer of the Contributed Assets and Contributed Liabilities by Member to the Company, Company hereby issues to Member the Membership Interest.

     2.7 Allocation. The parties hereto agree that (a) the aggregate net value of the Initial Capital Contribution is the amount set forth as the Agreed Valuation of Net Contribution with respect to Member in Section 3.2 of the Joint Venture Agreement, and (b) the allocation of the gross value of such Initial Capital Contribution among the assets contributed by Member shall be as determined by the Board of Directors of the Company pursuant to the Limited Liability Company Agreement. The parties agree to report the transaction contemplated by this Agreement in accordance with the foregoing for all federal, state and local income tax purposes.

     2.8 Transfer Taxes. Any excise, transfer, sales, use, value added, registration real estate transfer, documentary stamp or similar Taxes imposed by any taxing authority applicable to, imposed upon or arising out of the contribution of the Contributed Assets and the other transactions contemplated by this Agreement shall be paid by the Company.

                                   ARTICLE III
                              CONVEYANCE DOCUMENTS

     3.1 Documents of Conveyance. Contemporaneously with execution hereof, Member is delivering to the Company and the Company is delivering to the Member, as the case may be, the following documents, to the extent the same are applicable to the transfer of the Contributed Assets to the Company and the assumption by the Company of the Contributed Liabilities (the "Conveyance Instruments"):

     (a) a bill of sale duly executed by Member in favor of the Company;

     (b) a deed or deeds transferring all right, title and interest in and to the Real Property and Improvements from Member to the Company, free and clear of all Liens other than Liens for the Taxes to be borne by the Company under
Section 2.8;

     (c) a certificate of non-foreign status as described in Section 1445 of the Code, duly executed by Member;

     (d) an assignment and assumption agreement duly executed by Member and the Company, assigning the Intangibles and the Contracts to the Company; and

     (e) a trademark assignment in a form or forms recordable in the offices of the relevant registration authorities, duly executed by Member in favor or the Company, assigning the Trademarks to the Company.

     3.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Company and Member will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and Member agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the Company good title to the Contributed Assets.

     3.3 Bulk Sales. Member and the Company each hereby waives compliance by Member with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

                                  ARTICLE III-A
                        APPORTIONMENTS AND REIMBURSEMENTS

     Within 60 days following the date hereof, the parties shall determine the amounts due to Member and the Company in respect of the following apportionments and reimbursements. The net amount due to Member or the Company, as applicable, shall be paid by transfer to an account designated by the party to which such net amount is owing.

     3A.1 Apportionment of Property Taxes.

     (a) Real property and personal property taxes and similar ad valorem obligations levied with respect to the Real Property and Improvements and Equipment related thereto for taxable periods which include, but do not end on, the date hereof, shall be apportioned between Member and the Company, based on the number of days included in the taxable period up to and including October 31 on the one hand, and the number of days included in the taxable period following October 31 on the other hand.

     (b) If the actual taxes and assessments payable during the current taxable year are not known as of the date the apportionment pursuant to this Section 3A.1 is to be completed, the apportionment of such taxes shall be upon the basis of taxes and assessments for the Contributed Assets payable during the immediately preceding year. If the taxes and assessments payable during the current year are later determined to be more or less than the taxes and assessments payable during the preceding year, Member and the Company shall promptly adjust the apportionment theretofore made pursuant to this Section 3A.1 and Member or the Company, as the case may be, shall pay to the other any amount required as a result of such adjustment.

     3A.2 Reimbursement for 2005 Crop Costs. The Company will reimburse Member for all reasonable, documented out-of-pocket costs expended by Member and the Vineyard Affiliates between November 1, 2004 and the date hereof in connection with the maintenance of the vineyards on the Real Property and preparation for the 2005 grape crop thereon, including cultural costs, maintenance, insurance and other customary costs. (The parties acknowledge that the 2005 grape crop is included in the Contributed Assets and will belong solely to the Company.)

     3A.3 Reimbursement for Pavilion Costs. The Company will reimburse Member for all reasonable, documented out-of-pocket costs and expenses incurred by Member since May 1, 2004 in connection with the design and construction of the Pavilion.

     3A.4 Allocation of Custom Crushing Service Costs and Revenues. Member will be entitled to retain any payments received from third parties for custom crushing and winemaking services under agreements included in the Contracts to the extent such payments are made pursuant to invoices issued by Member on or prior to the date hereof in accordance with Member's historic billing and collection policies. Member will pay over to the Company any other amounts received by Member after the date hereof in connection with such Contracts, whether pursuant to invoices issued by Member or the Company. The Company will reimburse Member for all reasonable, documented out-of-pocket costs and expenses incurred by Member prior to the date hereof in connection with custom crushing and winemaking services invoiced by the Company, or for which payments are to be retained by the Company, after the date hereof.

     3A.5 Allocation of Utilities and Other Costs. All other costs customarily pro-rated between a buyer and seller in a sale of assets, to the extent not already provided for herein, including the cost of utilities, utility deposits and maintenance contracts, will be prorated between Member and the Company as of the date hereof.

     3A.6 Debt Restructuring Expenses. The Company shall reimburse Member for that portion of Debt Restructuring Expenses (as defined below) equal to the total Debt Restructuring Expenses multiplied by a fraction, the numerator of which is equal to the amount of the Restructured Debt being assumed by the Company as Contributed Liabilities, and the denominator of which is equal to the total amount of Restructured Debt. As used herein, "Debt Restructuring Expenses" means all reasonable, documented, out-of-pocket costs and expenses incurred by Member to refinance or restructure any debt of Member secured by the Contributed Assets ("Restructured Debt") such that Member can contribute the Contributed Assets to the Company free and clear of all Liens and such that the Company can assume the Contributed Liabilities; provided, however, that "Debt Restructuring Expenses" do not include any costs and expenses incurred by Member in connection with dividing the collateral for any such debt between the Contributed Assets and the Retained Assets.

     3A.7 Reimbursement for Certain Barrels. The Company will reimburse Member the United States Dollar equivalent of Euro 156,945 (based on the conversion rate at the close of business on the day before the Closing Date) for barrels used to store wine processed from 96.34 tons of grapes from the 2004 harvest at Oakville Estate vineyard delivered by Franciscan Vineyards, Inc., to Member prior to execution of this Agreement. On the Closing Date, Member will deliver to the Company such barrels and the wine produced from such grapes.

                                   ARTICLE iV
                    REPRESENTATIONS AND WARRANTIES OF MEMBER

     Member, for itself and on behalf of the Vineyard Affiliates, represents and warrants to the Company that (x) as of the date hereof with respect to Sections 4.1, and 4.2, and (y) otherwise as of the JV Date, but in all cases subject to any exceptions shown on a schedule corresponding in number to the applicable section of this Article IV (which Schedule shall be deemed to modify or limit only the representations and warranties contained in the section of this Article IV to which it corresponds in number):

     4.1 Due Organization, Qualification and Company Power

     (a) Organization/Qualification. Member is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the property owned or operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the operations of Member relating to the Contributed Assets or on the Contributed Assets.

     (b) Authority of Member. Member has the full company power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Member and no other company proceedings on the part of Member are necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Member, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     4.2 Consents. Except as required by the Alcoholic Beverage Authorities, there are no Authorizations of any governmental or regulatory authority or third party required by Member in connection with the execution, delivery or performance by Member of this Agreement or the consummation by Member of the transactions contemplated hereby that have not been obtained by Member prior to the date hereof.

     4.3 No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the articles of formation or operating agreement of Member. Neither the execution and delivery of this Agreement by Member nor the consummation of the transactions contemplated hereby will:

     (a) with respect to the Contracts, require any payment or the incurring of any obligation (other than the Contributed Liabilities) or result in a loss of rights or default, with or without notice or lapse of time, under the terms, conditions or provisions of any such Contracts, except for such defaults as to which requisite waivers or consents have been obtained;

     (b) to the Knowledge of Member, violate any Law or Authorization applicable to Member or the Business; or

     (c) except for Liens to secure the Taxes to be borne by the Company pursuant to Section 2.8, result in the creation or imposition of any Lien (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, Law, equity or otherwise, on any of the Contributed Assets.

     4.4 Financial Materials.

     (a) Member has delivered to the Company true, correct and complete copies of the following unaudited accounting materials ("Financial Materials"): (i) with respect to the Business, a summary from the books and records of Member of the capital and operating expenses and revenues for the years ended December 31, 2001, December 31, 2002 and December 31, 2003, and on a year to date basis for the most recently ended calendar quarter of 2004, together with a summary of the rootstock and clone of the vines planted in the vineyards on the Real Property and their production history over this period, (ii) with respect to wines produced by or for Member for sale under the "Quintessa" or "Dragon's Terrace" brands, a summary from the books and records of Member of the capital and operating expenses and revenues for the years ended December 31, 2001, December 31, 2002 and December 31, 2003, and on a year to date basis for the most recently ended calendar quarter of 2004, together with the calendar year end inventories of such wines, (iii) with respect to the construction of the Improvements related to the winery on the Real Property, a summary from the books and records of Member of the capital costs thereof, and (iv) a summary from the books and records of Member of its federal and state income tax basis for the Contributed Assets. The Company shall have access to the work papers and other schedules used by Member or its accountants in the preparation thereof.

     (b) To Member's Knowledge, the Financial Materials are consistent with the books and records of Member and fairly present the information therein as of the respective dates thereof and the results of the described operations for the periods then ended (it being understood that no representation is being made to the effect that Member's accounts are in accordance with GAAP or that the Financial Materials are in accordance with GAAP). Member has no debts, obligations, guaranties of the obligations of others or liabilities of any kind, except those incurred or entered into in the ordinary course of business of its business.

     4.5 Litigation. There is no (i) suit, action, litigation or other similar proceeding pending or threatened against Member affecting the Contributed Assets or operations of the Business or (ii) order, judgment or decree to which the Member or the Contributed Assets or operations of the Business is subject.

     4.6 Compliance With Laws. Member is in compliance with all Laws applicable to the Business and the ownership and operation of the Contributed Assets, including all Property Laws, Environmental Laws, and Laws related to the employment of the Employees of the Business and maintenance of the Plans. Member has not, since January 1, 2000, received any notification of any asserted past or present failure to comply with any Law. Member has provided the Company with true, correct and complete copies of all of the Authorizations under which Member operates the Contributed Assets or the Business, which Authorizations also represent all such Authorizations that are necessary for the ownership and use of the Contributed Assets as used by Member or the operation of the Business. Each of such Authorizations is valid and existing under all applicable Laws and is in full force and effect, and in final, non-appealable form. Member is not in breach of or default under, nor has any event occurred that (immediately or upon the giving of notice or the passage of time or both) would constitute a default by Member under, any of such Authorizations.

     4.7 Assets of the Company. The Contributed Assets constitute all of the rights, interests, property and assets necessary for the operation of the Business as conducted on the JV Date.

     4.8 Title to Assets. Member has good and marketable title to, or in the case of leased or subleased assets, valid leasehold interests in, all of the Contributed Assets, free and clear of all Liens other than Liens related to the Taxes to be borne by the Company pursuant to Section 2.8; provided that Member makes no representation as to title to the Real Property, as to which the Company is relying upon title insurance to be obtained in accordance with the terms of the Joint Venture Agreement.

     4.9 Tangible Personal Property. All of the tangible personal property included in the Contributed Assets is in good operating condition and repair, except for ordinary wear and tear.

     4.10 Real Property.

     (a) Schedule 4.10 sets forth a complete and accurate list and legal descriptions of the Real Property. Member is not a party to any contract, lease or other agreement regarding the Real Property, other than the Contracts, the Reserved Easements, the Conservation Easements and this Agreement.

     (b) The Real Property has free and unimpeded vehicular and pedestrian access to a dedicated public way via a dedicated public way or Appurtenant Easements.

     (c) All electric, communications, telephone, irrigation and drainage facilities and all other utilities required by law or for the present use and operation of the Real Property ("Utilities Facilities") are: (i) installed to the boundary lines of the Real Property and the buildings and, in the case of irrigation and drainage facilities, are installed in or connected to the vineyards situated thereon, (ii) connected and operating pursuant to valid Authorizations, (iii) adequate to service the Real Property and to permit compliance with all Property Laws and the present usage of the Real Property by the Business, and (iv) are connected to the Real Property by means of one or more Appurtenant Easements. To the Knowledge of Member, neither the Real Property (including the Improvements) nor the Utilities Facilities encroach on the property of others or rely on any facilities located on other property not subject to Appurtenant Easements. To the Knowledge of Member, all of the Utilities Facilities not located on the Real Property are situate within and comply at all times with the provisions of the Appurtenant Easements.

     (d) All Improvements are (i) in good working order and repair (ordinary wear and tear excepted) and (ii) suitable for the use presently being made of such Improvements by the Business.

     (e) Member has not committed or obligated itself in any manner whatsoever to sell, transfer or lease any Real Property to any Person, or otherwise encumber any Real Property, other than as contemplated by this Agreement.

     (f) Member has not caused any work or improvements to be performed upon or made to the Real Property for which there remains outstanding any material payment obligation that could result in the imposition of any Lien on the Real Property.

     (g) There are no eminent domain, condemnation or similar proceedings pending or, to Member's Knowledge, threatened in writing against the Real Property which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of the Real Property.

     (h) The Real Property, and its continued use and operation in the same manner as on the JV Date, does not constitute a nonconforming use under any Property Law.

     (i) Member has not received notice of any pending or proposed change in the zoning or any special use permit of the Real Property or any proposal for a new special assessment district including the Real Property. To Member's Knowledge, the transfer of ownership of the Real Property to the Company will not result in a change of the zoning or any special use permit applicable to the Real Property or require any alterations or improvements to the Real Property in order to maintain compliance with any zoning requirement or any special use permit.

     (j) To Member's Knowledge, no part of the Real Property is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map.

     (k) Notwithstanding anything to the contrary in this Section 4.10, Member makes no representation as to any matter relating to the title to, encumbrances upon or restrictions upon the use and occupancy of, the Real Property to the extent that such matter is affirmatively insured under the title insurance policy referred to in Section 4.8.

     4.11 Environmental Matters.

     (a) Member has not manufactured, recycled, released, discharged, or disposed of any Hazardous Substances on, under, in or about the Real Property. To Member's Knowledge there are no Hazardous Substances on, under, in or about the Real Property, the presence of which: (i) is a violation of any applicable Environmental Law, or (ii) requires reporting, investigation, monitoring and/or remediation under any applicable Environmental Law.

     (b) Member has not received any notice or request for information from any governmental agency or authority or other third party with respect to (i) a Release or threatened Release of any Hazardous Substances from any Real Property, or any facility or location to which Hazardous Substances have been sent by or on behalf of Member from the Real Property or otherwise in connection with the Business for recycling, treatment, storage, or disposal, (ii) the presence of any Hazardous Substances on or under any Real Property, or (iii) a violation or alleged violation of any Environmental Law. Member has not received notice of any claim from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Substance or violation of any Environmental Law.

     4.12 Inventory. All of the Inventory is owned by Member free and clear of all Liens and consists of items of a quality usable and salable in the ordinary course of business consistent with past practices of the Business (it being understood that `library' wines are subject to customary changes and sometimes to deterioration over the course of time), and (except as to wines, including unharvested grapes, as to which no representation as to quantity is being made) are and will be in quantities sufficient for the normal operation of the Business consistent with past practice.

     4.13 Proprietary Assets.

     (a) Schedule 4.13 is a true, complete and accurate list all Proprietary Assets that are trade names, trademarks, service marks, brand names, World Wide Web domain names, and logos, whether or not registered, in each case currently used by or being prepared for use by Member in the Business or in connection with the Contributed Assets, and all applications for registration of any of the foregoing. All Proprietary Assets shown on Schedule 4.13 have been properly registered where indicated on Schedule 4.13, all pending registrations and applications have been properly made and filed and all annual, maintenance, renewal and other fees relating to the registrations or applications for registration of such Proprietary Assets are current.

     (b) In order to conduct the Business as conducted on the JV Date, Member does not require any Proprietary Assets that it does not already own or have the right to use perpetually without the payment of any royalty, commission, fee or other consideration. Member is not infringing and has not infringed any Proprietary Assets of another, nor, to the Knowledge of Member, is any other Person infringing the Proprietary Assets of the Business. Member has not granted any license or made any assignment of any Proprietary Assets of the Business. Member has not received notice of any inquiries, investigations, claims or litigation challenging or threatening to challenge Member's right, title and interest with respect to its continued use and right to preclude others from using the Proprietary Assets currently used by or being prepared for use by the Business. Member owns the Proprietary Asset "Quintessa" and all similar or related names, marks and logos.

     (c) The Proprietary Assets are not, and upon contribution will not be, subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person.

     4.14 Employee Benefit Plans.

     (a) Schedule 4.14 sets forth a complete and accurate list of all Plans applicable to any current Employees of the Business.

     (b) Each Plan is in writing and Member has previously furnished the Company with a true and complete copy of each Plan document, including all amendments thereto, each summary plan description and summary of material modification, and the most recently received IRS determination letter for each Plan that is intended to be qualified under Section 401(a) of the Code.

     (c) Member and any current or former ERISA Affiliates of Member have never maintained, sponsored or contributed to any benefit plan subject to Title IV of ERISA or

Section 412 of the Code, including but not limited to a money purchase pension plan, a multiple employer plan subject to Sections 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and no event or fact exists which could give rise to any liability under Title IV of ERISA or
Section 412 of the Code.

     (d) Neither Member nor any ERISA Affiliate of Member maintains a Welfare Plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense), and Member and each of the ERISA Affiliates of Member have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

     (e) Each individual providing services to Member or any ERISA Affiliate of Member has been properly characterized and treated as being either an employee or an independent contractor.

     (f) No "Employee of the Business" (as defined below) will become entitled to any bonus, retirement, severance, job security or similar benefit, or the enhancement of any such benefit, as a result of the transactions contemplated hereby and by the Joint Venture Agreement. No payment or benefit which will or may be made with respect to any employee or former employee of Member as a result of the transactions contemplated by this Agreement and the Joint Venture Agreement will be reasonably likely to fail to be deductible pursuant to Section 280G of the Code.

     4.15 Employees.

     (a) Identification. Member has provided to the Company a complete and accurate list of each employee of Member that works in substantial part in the operations of the Business or the services of whom are material to the operations of the Business (including any such employee who is on a leave of absence or on layoff status) (each an "Employee of the Business") and sets forth, with respect to each such employee:

          (i) the name of such employee;

          (ii) such employee's title;

          (iii) such employee's annualized compensation as of the date of this Agreement; and

          (iv) each Plan in which such employee participates or is eligible to participate (including, without limitation, whether such employee is currently inactive by reasons of short term disability, long term disability, or workers compensation).

     (b) Contractors. Member has provided to the Company a list of individuals who are currently performing services for Member in relation to the Business and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

     (c) Terminable. Except as may otherwise be provided under the terms of a Contract, the employment of each Employee of the Business is terminable by Member at will. Except for the Contracts, Member is not a party to or bound by, and has never been a party to or bound by, any employment agreement with respect to the Employees of the Business.

     (d) Manuals. Member has delivered to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, and other materials relating to the employment of the current and former Employees of the Business.

     (e) Labor Matters. Member is not a party to or bound by, and has never been a party to or bound by, any union contract, collective bargaining agreement or similar contract. Member has not experienced any attempt by organized labor or its representatives to make Member conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of Member. There is no unfair labor practice charge or complaint against Member pending before any governmental agency, and Member has not experienced a work stoppage or other labor difficulty.

     (f) Termination of Employees. Member has provided to the Company a true and accurate list of those employees whose employment has been terminated by Member within the last ninety (90) days, and whether such termination was for cause or not.

     4.16 Contracts; No Default. Member is not a party to any contract or other agreement, whether written or oral, that (i) imposes, or will impose any Lien on any of the Contributed Assets that has not been removed, except for the Contributed Liabilities, or (ii) would prevent or threaten the consummation of the transaction contemplated by this Agreement. Complete and accurate copies of all Contracts have been delivered to the Company prior to the execution and delivery of this Agreement. All Contracts are valid and enforceable in accordance with their respective terms. Member is not in default in the performance of any of its obligations under any of the Contracts and no event that (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute such a default by Member has occurred. To the Knowledge of Member, no other party to any of the Contracts is in default in the performance of any of its obligations thereunder and no event that (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute such a default by any other party to any of the Contracts has occurred. To the Knowledge of Member no other party to any of the Contracts has any counterclaim, offset or defense with respect thereto.

     4.17 Insurance. Member currently maintains in full force and effect policies of insurance of the type and having such coverage amounts as are commercially reasonable given the nature of and the value of the Contributed Assets and the Business. There is no current default by Member with respect to the payment of premiums under any such policy of insurance.

     4.18 Major Distributors and Suppliers.

     (a) During the past two (2) years, Member has sold its wine only to Franciscan Vineyards, Inc. (other than for sales through its retail tasting room).

     (b) During the past two (2) years, Member has not purchased grapes from any other grower.

     4.19 Investor Representations.

     (a) Member has, during the course of this transaction, had the opportunity to ask questions of, and has received answers from, the Company and its representatives concerning the Company and this transaction.

     (b) Member is acquiring the Membership Interest for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act.

     (c) Member understands that because the sale of the Membership Interest to Member has not been registered under the Securities Act, Member cannot dispose of the Membership Interest or any portion thereof until the Membership Interest has been registered under the Securities Act or an exemption from such registration is available.

     (d) Member is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of Member's investment in the Company, and Member is able to bear the economic risk of loss of Member's entire investment in the Company. Member is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

     (e) Member has been advised that the issuance of the Membership Interest by the Company pursuant to the transactions contemplated in this Agreement has not been registered under the Securities Act or under the "blue sky" Laws of any jurisdiction and that the Company is issuing the Membership Interest to Member pursuant to this Agreement in reliance upon, among other things, the representations and warranties of Member contained in this Section 4.19.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Member as follows:

     5.1 Due Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Power and Authority. The Company has the full company power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and no other company proceeding on the part of the Company is necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     5.3 Consents. Except as required by the Alcoholic Beverage Authorities, there are no Authorizations of any governmental or regulatory authority or third party required by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

                                   ARTICLE VI
                      INDEMNIFICATION AND CERTAIN REMEDIES

     6.1 Survival of Representations and Warranties. The respective representations and warranties of Member and the Company contained herein or in any certificate, document or other writing delivered pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and shall survive for a period of twelve (12) months after the date hereof (the "Survival Period").

     6.2 Obligation of Member to Indemnify for Certain Liabilities. Member shall indemnify the Company and hold the Company harmless and, upon the Company's request, defend the Company, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against any Losses incurred by the Company based upon, arising out of or otherwise in respect of (a) any breach by Member of any representation or warranty contained in this Agreement, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, (b) any breach by Member of any covenant contained in Section 5.1 of the Joint Venture Agreement, or (c) any Retained Liability; provided, however, that:

          (i) Member shall not have any liability under clause (a) above unless the aggregate of all Losses relating thereto for which Member would, but for this proviso, be liable exceeds $1,000,000 on a cumulative basis and then only to the extent of any such excess;

          (ii) Member shall not have any liability under clause (b) above unless the aggregate of all Losses relating thereto for which Member would, but for this proviso, be liable exceeds $100,000 on a cumulative basis and then only to the extent of any such excess;

          (iii) the aggregate liability of Member under clause (a) above shall in no event exceed an amount equal to $10,000,000; and

          (iv) Member shall not have any liability under clause (a) or clause
     (b) above after the expiration of the Survival Period; but provided further that if, at any time on or prior to the end of the Survival Period, the Company delivers to Member a written notice indicating that the Company has determined, in good faith, that there has been a breach of any representation or warranty of Member hereunder or of any covenant in
     Section 5.1 of the Joint Venture Agreement, then the obligation of Member to indemnify and hold harmless the Company with respect to such breach shall survive until any indemnification claim relating to such breach has been fully and finally resolved.

     6.3 Obligation of the Company to Indemnify. The Company shall indemnify and hold Member harmless and, upon Member's request, defend Member, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against (a) any Losses arising out of or otherwise in respect of any breach of the Company's representations and warranties contained herein, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, (b) any Losses arising out of or otherwise in respect of any Contributed Liability, and (c) any Losses arising out of the use of any Contributed Assets after the date hereof or the operation of the Company's business after the date hereof. Notwithstanding the foregoing, the Company shall not have any liability under clause (a) after the expiration of the Survival Period provided that if, at any time on or prior to the end of the Survival Period, Member delivers to the Company a written notice indicating that Member has determined, in good faith, that there has been a breach of any representation or warranty of the Company, then the obligation of the Company to indemnify and hold harmless Member with respect to such breach shall survive until any indemnification claim relating to such breach has been fully and finally resolved.

     6.4 Procedure.

     (a) Promptly after the commencement of any action or proceeding against a party having a right to indemnification under this Article VI (an "Indemnified Party") which could give rise to a claim for indemnification under this Article VI, the Indemnified Party shall give notice to the other party (the "Indemnifying Party") if it wishes to assert a claim for indemnification under this Article VI, provided, however, that the failure so to notify the Indemnifying Party (i) will not relieve the Indemnifying Party from its indemnification obligations in this Article VI unless and then only to the extent the Indemnifying Party did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification provisions in this Article VI.

     (b) Following delivery of the notice specified in Section 6.4(a), the Indemnifying Party shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party (but prior to assuming such defense, the Indemnifying Party shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Party). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of a claim, the Indemnifying Party shall not be liable to such Indemnified Party under this
Article VI for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party assumes the defense of such an action, (1) no compromise or settlement thereof may be effected by the

Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (2) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the commencement of any action and it does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld).

     6.5 Limitation on Losses; Exclusive Remedy.

     (a) Losses payable by an Indemnifying Party under this Article VI shall not include Venture Losses.

     (b) Except with regard to compensation for claims paid to third parties, Losses payable by an Indemnifying Party under this Article VI shall not include punitive damages.

     (c) The amount of indemnifiable Losses incurred by an Indemnified Party under this Article VI, prior to application of applicable indemnification percentages, caps and thresholds, shall be (a) reduced by any insurance proceeds actually received by the Indemnified Party with respect to the Loss for which indemnification may be sought, net of retrospective premium adjustments and similar charges, and (b) reduced by any amounts actually recovered from any third parties, by way of indemnification or otherwise, with respect to the Loss for which indemnification may be sought, in each case net of expenses incurred by the Indemnified Party in collecting such proceeds or amounts. In the event an insurance or other claim by an Indemnified Party against a third party is pending at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when any insurance or third-party proceeds are received by the Indemnified Party, the indemnifiable Losses shall be adjusted to reflect the receipt of such proceeds and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable. The Company and Member shall each use reasonable commercial efforts to obtain waivers of the insurer's subrogation rights in each of its policies of insurance insuring matters which could constitute indemnifiable Losses under this Article VI.

     (d) The liability of an Indemnifying Party under this Article VI above shall be reduced by the net amount of any Tax benefits actually realized by the Indemnified Party or its members to the extent the claim for which indemnification is sought gives rise to a deductible loss or expense. In the event Tax benefits have not been actually realized (through a refund of or deduction or credit against Taxes payable), or the net Tax benefit cannot finally be determined, at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when the Tax benefits are actually realized and the net amount thereof finally determined, the indemnifiable Losses shall be adjusted to reflect the net Tax benefits realized and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable.

     (e) Except as specifically set forth in this Article VI, the Company waives any rights and claims the Company may have against Member, whether at law or equity, relating to the Contributed Assets or the transactions contemplated hereby, other than claims for fraud. The rights and claims waived by the Company include claims for contribution or other rights of recovery arising out of or relating to any Environmental Law (whether now or hereinafter in effect), claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the date hereof, Sections 6.2 and 6.3 will, in the absence of fraud, provide the exclusive remedy of the Company or any other member of the Company against Member, or Member against the Company, for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 2.5(c) and 3.2) or other claims arising out of this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. Signatures sent by telecopy shall constitute originals.

     7.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telecopy (provided that if sent by telecopy, a copy shall also be sent by first class mail or overnight courier service) and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of delivery by professional overnight courier service when delivered to the notice address, or, in the case of delivery by telecopy, upon confirmation of receipt, and addressed to the party at its address set forth immediately below, or at such other address as the party shall have furnished the other parties in accordance with this Section. The parties will use reasonable efforts to provide a courtesy copy of any notice by facsimile or electronic mail to any party who has provided such a facsimile or electronic mail address, but unless otherwise agreed, failure to send such a courtesy copy will not cause the notice to be ineffective if provided in writing as above.

         If to the Company               ____________________________
                                         ____________________________
                                         ____________________________
                                         ____________________________

                                         with a copy to:

                                         ____________________________
                                         ____________________________
                                         ____________________________
                                         ____________________________

         If to Member                    Huneeus Vintners LLC
                                         P.O. Box 505
                                         Rutherford, California  94573
                                         Attention:  Agustin Huneeus
                                         Fax: (707) 286-2727


                                         with a copy to:

                                         Farella Braun + Martel LLP
                                         235 Montgomery Street
                                         San Francisco, CA  94104
                                         Attention:  Jeffrey P. Newman
                                         Fax: (415) 954-4480

     7.3 Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party and any attempted assignment without the required consent shall be void. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

     7.5 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the party against which enforcement of the amendment, modification, or supplement is sought.

     7.6 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, the Conveyance Documents, the Joint Venture Agreement and the other documents executed or delivered pursuant hereto or thereto, contains the complete agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.

     7.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added, automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     7.8 Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intention of being bound by this Agreement as of the day and year first above written.

                                           TRIPLE WINES, LLC


                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Its:
                                               ---------------------------------


                                           HUNEEUS VINTNERS LLC


                                           By:
                                              ----------------------------------
                                                    Agustin Huneeus, Manager

Signature Page to Huneeus Contribution Agreement

                                                                    Schedule 1.1


                                                     EQUIPMENT


                                                Hunees Vintners LLC
                                                  SPECIAL REPORT

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 66      Barrels               100 Demptos Barrels                   10/1/2002         60,000.00      52,222.23        7,777.77
 67      Barrels               100 Saury Barrel                      10/1/2002         59,100.00      51,438.89        7,661.11
 68      Barrels               103 Seguin Moreau Barrels             10/1/2002         65,718.00      57,198.94        8,519.06
 69      Barrels               97 Artisan Barrels                    10/1/2002         56,822.00      49,456.06        7,365.94
 71      Barrels               60 Nadalie Barrels                    10/1/2002         38,450.00      33,465.83        4,984.17
 72      Barrels               100 Sylvain Barrels                   10/1/2002         64,007.00      55,709.81        8,297.19
 70      Barrels               140 Radoux Barrels                    10/1/2002         97,659.66      84,999.94       12,659.72
197      Barrels               329 Barrels                           7/31/2003        223,257.23     161,241.34       62,015.89
198      Barrels               10 Francois Frerer Barrels            8/22/2003          7,292.25       5,266.63        2,025.62
224      Barrels               80 Nadalie Barrels                    8/31/2003         54,902.02      39,651.46       15,250.56
225      Barrels               l0 Tarasund Barrels                   8/31/2003          7,863.57       5,679.25        2,184.32
201      Barrels               100 Tonnellerie Sylvain barrels       9/30/2003         71,706.96      51,788.36       19,918.60
202      Barrels               100 Tonnellerie Demptos barrels       9/30/2003         68,737.50      49,643.75       19,093.75
203      Barrels               40 Tonnellerie Radoux barrels         9/30/2003         31,577.46      22,805.94        8,771.52
204      Barrels               4 Tonnellerie Berger barrels          9/30/2003          2,881.48       2,081.07          800.41
205      Barrels               10 Redmond barrels                    9/30/2003          7,673.08       5,541.67        2,131.41
 41      Building - Admin      Entrance sign                          8/1/2002         18,301.00       7,622.09       10,678.91
226      Building - Admin      Interior Design                        3/1/2003         78,008.06       1,500.15       76,507.91
216      Building - Admin      Winery Building - Admin Office         3/1/2003      2,905,899.40      77,614.84    2,828,284.56
 1       Building - Cellar     Winery Building                        9/1/2002     14,098,360.00     557,306.51   13,541,053.49
 2       Building - Cellar     Pump House                             9/1/2002         13,009.00         513.96       12,495.04
 3       Building - Cellar     Caves                                  9/1/2002      2,116,386.00   1,183,352.36      933,033.64
215      Building - Cellar     Caves                                 7/31/2003         24,128.90      13,934.13       10,194.77
218      Building - Cellar     Winery Building                       7/31/2003        362,631.24       6,418.01      356,213.23
 12      Buildings             Foreman's House                       5/15/1990         30,175.00      16,596.75       13,578.25
 13      Buildings             Barn                                  5/15/1990        124,702.00      68,586.10       56,115.90
 14      Buildings             Machine Storage Shed                  5/15/1990         28,932.00      15,911.60       13,020.40
 15      Buildings             Open Shed                             5/15/1990         21,688.00      11,928.40        9,759.60
 24      Buildings             Fence - Entrance                      5/15/1990          1,509.00       1,037.31          471.69

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 23      Buildings             Septic System                         9/15/1990          1,373.00         944.81          428.19
 26      Buildings             Domestic Waterline                     1/1/1991            430.00         273.87          156.13
 25      Buildings             Telephone Lines                        8/1/1991            564.00         358.25          205.75
 16      Buildings             Foreman House - Ins                   11/1/1991            853.00         434.65          418.35
 17      Buildings             Barn Slab                              9/1/1992          6,568.00       3,858.50        2,709.50
 18      Buildings             Foreman's House Repairs                9/1/1993         22,183.00      10,002.15       12,180.85
 19      Buildings             Barn - Repairs                         9/1/1993         17,753.00       7,706.65       10,046.35
120      Buildings             Garage And Tractor Shed               4/12/1995          2,454.00         563.65        1,890.35
131      Buildings             Deck                                  8/31/1996          6,076.00       1,188.75        4,887.25
136      Buildings             Entrance Gate                         2/14/1997          6,692.00       6,529.33          162.67
135      Buildings             Platform                              6/30/1997          9,668.00       1,683.87        7,984.13
147      Buildings             Pump Station Roof                     11/8/1999         24,821.00       9,736.77       15,084.23
143      Buildings             Building                             11/30/1999         83,271.00      25,694.73       57,576.27
 30      Drainage              Irrigation/Drainage - Blk 1-5         7/15/1990         50,667.00      50,667.00            0.00
 48      Drainage              Irrigation/Drainage - Blk 1-5         7/15/1990         61,086.00      61,086.00            0.00
 97      Drainage              Drainage - Blk l & 5                   1/1/1991            681.00         681.00            0.00
 33      Drainage              Drainage - Blk l & 5                   1/1/1991             34.00          34.00            0.00
 51      Drainage              Drainage - Blk l & 5                   1/1/1991             67.00          67.00            0.00
 31      Drainage              Irrigation/Drainage                   6/15/1991         25,431.00      25,431.00            0.00
 49      Drainage              Irrigation/Drainage                   6/15/1991         48,767.00      48,767.00            0.00
 37      Equipment             Gas Tank                              7/15/1990          1,437.00       1,437.00            0.00
 46      Equipment             Kubota Tractor                        7/15/1990         29,219.00      29,219.00            0.00
 38      Equipment             Diesel Tank                           8/15/1990          2,395.00       2,395.00            0.00
 41      Equipment             Air Compressor                        8/15/1990            483.00         483.00            0.00
 42      Equipment             Bench Grinder                         8/15/1990            208.00         208.00            0.00
 43      Equipment             Tool Box                              8/15/1990            418.00         418.00            0.00
 44      Equipment             Torch & Misc. Tools                   8/15/1990            518.00         518.00            0.00
 40      Equipment             Water Tank                            9/15/1990          8,107.00       8,107.00            0.00
 39      Equipment             Fuel Tank Pad                        11/15/1990          1,293.00       1,293.00            0.00
 45      Equipment             Ford 1920 Tractor                    11/15/1990         12,763.00      12,763.00            0.00
 47      Equipment             Water Truck - 1974 Chevy               4/1/1991         10,108.00      10,108.00            0.00
 48      Equipment             Rock Trailer                           6/1/1991          3,511.00       3,511.00            0.00
 20      Equipment             Fuel Pump & Tank                       9/1/1993          4,950.00       2,660.37        2,289.63

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
138      Equipment             Cultivator                            4/15/1998         10,484.00       8,878.50        1,605.50
139      Equipment             Mower                                 4/27/1998          3,771.00       3,193.50          577.50
141      Equipment             Fertilizer Sitrrer                    4/15/1999          7,014.00       5,080.92        1,933.08
142      Equipment             Weather Station                       4/15/1999         12,651.00       9,164.78        3,486.22
148      Equipment             Chemical Container                    6/11/1999          1,814.00       1,313.86          500.14
149      Equipment             Sprayer                               6/25/1999          6,961.00       5,042.71        1,918.29
150      Equipment             Domries Disc                          6/30/1999          5,991.00       4,340.14        1,650.86
151      Equipment             Domries Roller                        6/30/1999          1,809.00       1,310.78          498.22
152      Equipment             Mower                                  7/7/1999          6,971.00       5,050.14        1,920.86
153      Equipment             Harvest Bins & Trailer                8/26/1999          5,711.00       4,137.28        1,573.72
 34      Equipment - Cellar    Well                                   7/1/2002         28,005.00      11,662.88       16,342.12
 4       Equipment - Cellar    Density Meter                          9/1/2002          2,007.00       1,208.50          798.50
 5       Equipment - Cellar    TOAD Fluid Distribution                9/1/2002          1,634.00         983.47          650.53
 8       Equipment - Cellar    Winery Software                        9/1/2002         10,560.00       5,221.00        5,339.00
 9       Equipment - Cellar    6 Jabsco Impeller pumps                9/1/2002         47,518.00      28,607.91       18,910.09
 15      Equipment - Cellar    Waukesha Pumps                         9/1/2002         47,410.00      28,542.76       18,867.24
 16      Equipment - Cellar    Winery Equipment                       9/1/2002          7,804.00       4,698.06        3,105.94
 18      Equipment - Cellar    Refrigeration                          9/1/2002        345,310.00     207,890.72      137,419.28
 21      Equipment - Cellar    Tank Vents                             9/1/2002          4,338.00       2,611.79        1,726.21
 23      Equipment - Cellar    Hoses                                  9/1/2002         12,055.00       7,257.28        4,797.72
 28      Equipment - Cellar    Pumps                                  9/1/2002         45,106.00      27,155.92       17,950.08
 31      Equipment - Cellar    Destemmer Crusher                      9/1/2002         17,655.00      10,628.71        7,026.29
 35      Equipment - Cellar    Barrel Washer                          9/1/2002         11,096.00       6,680.51        4,415.49
 38      Equipment - Cellar    1/2 ton harvest bins                   9/1/2002         12,737.00       7,668.39        5,068.61
 39      Equipment - Cellar    Stainless Steel tanks                  9/1/2002        489,549.00     294,728.55      194,820.45
 40      Equipment - Cellar    Water Filtration System                9/1/2002         18,420.00      11,089.60        7,330.40
 42      Equipment - Cellar    Sorting Table                          9/1/2002         43,046.00      25,915.72       17,130.28
 43      Equipment - Cellar    Winery Equipment                       9/1/2002         62,938.00      37,891.38       25,046.62
 45      Equipment - Cellar    Oak Tank Storage                       9/1/2002            225.00         135.13           89.87
 46      Equipment - Cellar    Scale                                  9/1/2002          2,716.00       1,635.41        1,080.59
 49      Equipment - Cellar    Set Stainless Tanks                    9/1/2002         16,017.00       9,643.09        6,373.91
 50      Equipment - Cellar    Fittings                               9/1/2002          3,170.00       1,908.47        1,261.53
 51      Equipment - Cellar    Tank elbows                            9/1/2002            400.00         240.82          159.18

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 53      Equipment - Cellar    Oak Tanks                              9/1/2002        236,812.00     142,570.36       94,241.64
 55      Equipment - Cellar    Tables                                 9/1/2002            964.00         580.10          383.90
 56      Equipment - Cellar    Catwalk                                9/1/2002        315,475.00     189,928.50      125,546.50
 57      Equipment - Cellar    Stainless Steel wine Lines             9/1/2002         24,495.00      14,746.66        9,748.34
 58      Equipment - Cellar    Aluminum Pedstals                      9/1/2002          3,434.00       2,067.14        1,366.86
 63      Equipment - Cellar    Grape Transfer Chutes                  9/1/2002         43,100.00      25,947.96       17,152.04
 64      Equipment - Cellar    Misc Fittings                          9/1/2002          6,284.00       3,782.96        2,501.04
 10      Equipment - Cellar    Pumpover Sprinkler                    9/15/2002          2,909.00       1,751.41        1,157.59
 11      Equipment - Cellar    Sparge Device & Fittings              9/15/2002          2,617.00       1,575.74        1,041.26
 l2      Equipment - Cellar    20 kegs                               9/15/2002          2,815.00       1,694.42        1,120.58
 20      Equipment - Cellar    Solution Dispensing System            9/15/2002          3,763.00       2,265.28        1,497.72
 26      Equipment - Cellar    Radios                                9/15/2002          4,284.00       2,988.65        1,295.35
 30      Equipment - Cellar    Lab Equipment                         9/15/2002         10,127.00       6,097.07        4,029.93
 33      Equipment - Cellar    Forklift                              9/17/2002         33,272.00      20,030.97       13,241.03
 6       Equipment - Cellar    Silicon Bungs                         10/1/2002          5,334.00       4,642.67          691.33
 7       Equipment - Cellar    Chemstat Analyzer                     10/1/2002          7,512.00       4,522.40        2,989.60
 13      Equipment - Cellar    SS Tank Conversion                    10/1/2002          1,486.88         895.37          591.51
 14      Equipment - Cellar    Cellar Fittings                       10/1/2002          4,264.00       2,566.84        1,697.16
 19      Equipment - Cellar    Barrel Racks                          10/1/2002          8,612.00       5,184.64        3,427.36
 22      Equipment - Cellar    Sump Carts                            10/1/2002         14,180.00       8,536.94        5,643.06
 24      Equipment - Cellar    Fittings                              10/1/2002         12,787.00       7,698.50        5,088.50
 27      Equipment - Cellar    CO2 Instruments                       10/1/2002          1,452.00         874.03          577.97
 29      Equipment - Cellar    Tank signs                            10/1/2002          1,626.00         979.19          646.81
 37      Equipment - Cellar    Basket Press                          10/1/2002         52,154.00      31,398.57       20,755.43
 44      Equipment - Cellar    Set Basket press                      10/1/2002            870.00         523.77          346.23
 47      Equipment - Cellar    CO2 Monitors                          10/1/2002          3,211.00       1,933.09        1,277.91
 52      Equipment - Cellar    Computer                              10/1/2002          4,115.00       2,870.57        1,244.43
 54      Equipment - Cellar    Fittings                              10/1/2002         23,080.00      13,895.10        9,184.90
 59      Equipment - Cellar    Tank Top Grates                       10/1/2002          6,465.00       3,891.87        2,573.13
 65      Equipment - Cellar    Racking elbows                        10/1/2002          1,603.00         964.88          638.12
 17      Equipment - Cellar    Computer                              10/9/2002          1,354.00         944.79          409.21
 48      Equipment - Cellar    Tank Thermometer                     10/15/2002            964.00         580.10          383.90
 60      Equipment - Cellar    Aluminum Hose Racks                   11/1/2002          6,993.00       4,209.88        2,783.12

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 61      Equipment - Cellar    Bucket Trees                          11/1/2002          1,293.00         778.24          514.76
 62      Equipment - Cellar    Fitting Boards                        11/1/2002          2,983.00       1,795.69        1,187.31
 36      Equipment - Cellar    Floor cleaner                         12/1/2002          1,185.00         713.09          471.91
219      Equipment - Cellar    Pumpover Lines                        3/31/2003         10,675.00       4,727.50        5,947.50
183      Equipment - Cellar    Sump Cart                             3/31/2003          2,009.54         889.94        1,119.60
184      Equipment - Cellar    Scott Labs Mixer Stand                3/31/2003          1,441.70         638.47          803.23
185      Equipment - Cellar    Pipe Mixer                            3/31/2003          4,223.80       1,870.54        2,353.26
186      Equipment - Cellar    Wire Security Cage                    5/22/2003          4,968.00       2,990.94        1,977.06
187      Equipment - Cellar    Bottling Line Filter                  5/30/2003         11,390.27       6,857.41        4,532.86
188      Equipment - Cellar    Scale                                 6/24/2003          1,295.00         779.64          515.36
189      Equipment - Cellar    Ozone Machine                         8/18/2003         11,313.75       6,811.35        4,502.40
190      Equipment - Cellar    Scale Printer                         8/18/2003            479.19         306.69          172.50
191      Equipment - Cellar    Grape Press                           8/22/2003         61,142.74      36,810.43       24,332.31
192      Equipment - Cellar    Dump Trailer                           9/9/2003          3,600.00       2,167.35        1,432.65
193      Equipment - Cellar    Stainless Steel Tank                  9/22/2003         16,809.00      10,119.70        6,689.30
194      Equipment - Cellar    Bin Dumper                            9/24/2003         27,739.50      16,700.31       11,039.19
206      Equipment - Cellar    Recirculating Chiller                 9/30/2003          3,158.79       1,901.73        1,257.06
195      Equipment - Cellar    Tank Piping and controls             10/16/2003          6,451.00       3,883.77        2,567.23
196      Equipment - Cellar    Lab Tables                           12/31/2003          2,400.00       1,444.90          955.10
 94      Equipment - Office    Office Furniture                      9/30/1999         55,366.00      43,475.71       11,890.29
 95      Equipment - Office    Vineyard Photos                       9/30/1999          8,582.00       6,738.92        1,843.08
 96      Equipment - Office    Office Furniture                       8/1/2000          3,022.00       2,145.82          876.18
 97      Equipment - Office    Dell Laptop Computer                   9/1/2000          4,510.00       3,860.50          649.50
101      Equipment - Office    Office furniture                       1/1/2001          5,715.00       3,394.24        2,320.76
 98      Equipment - Office    AutoCad SureTrak Software              1/4/2001          1,290.00       1,290.00            0.00
 99      Equipment - Office    Designjet 500 Printer                  1/4/2001          3,511.00       2,601.10          909.90
100      Equipment - Office    Sony Camcorder                         1/4/2001          1,637.00       1,212.56          424.44
102      Equipment - Office    Computer Equipment                    1/25/2002          4,495.23       3,135.69        1,359.54
103      Equipment - Office    Dell Computer                         5/30/2002          1,581.78       1,103.21          478.57
104      Equipment - Office    Dell Computer                         8/23/2002          2,065.00       1,440.49          624.51
106      Equipment - Office    Dell Computer                         9/15/2002          1,163.72         811.86          351.86
105      Equipment - Office    Small Business Server                 10/2/2002          1,461.38       1,019.68          441.70
107      Equipment - Office    Cisco Router                         10/15/2002          1,335.67         931.77          403.90

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
108      Equipment - Office    Computer Equipment                   10/25/2002          2,000.37       1,395.43          604.94
207      Equipment - Office    Furniture from Chile                   1/6/2003         11,972.72       5,302.21        6,670.51
208      Equipment - Office    Furniture from Chile                   1/6/2003         13,960.00       6,182.29        7,777.71
209      Equipment - Office    Office Files & Chairs                  1/6/2003         19,718.85       8,732.64       10,986.21
182      Equipment - Office    4 Tasting Room Tables                  2/4/2003          4,308.35       1,907.99        2,400.36
168      Equipment - Office    Espresso Machine                      3/10/2003          3,026.10       1,500.94        1,525.16
169      Equipment - Office    Retail Sales System                   3/13/2003          6,266.40       3,108.14        3,158.26
170      Equipment - Office    Dell Computer                         3/24/2003          3,092.05       1,533.67        1,558.38
210      Equipment - Office    Office Shades                         3/27/2003         10,900.00       4,827.14        6,072.86
171      Equipment - Office    Server                                3/27/2003            617.69         306.38          311.31
211      Equipment - Office    Winery Sculpture                      3/31/2003         19,841.25       8,786.85       11,054.40
212      Equipment - Office    Retail Room Artwork                   3/31/2003         30,000.00      13,285.72       16,714.28
172      Equipment - Office    Nextel Cellular phones                3/31/2003            993.99         493.02          500.97
213      Equipment - Office    Light for Retail Room                 3/31/2003            279.36         123.72          155.64
173      Equipment - Office    Retail Register Equipment              4/1/2003          6,958.16       3,451.25        3,506.91
214      Equipment - Office    Carpet Retail room                    4/22/2003          1,800.00         797.14        1,002.86
174      Equipment - Office    Rug - Tasting Room                    7/29/2003          4,710.00       3,014.40        1,695.60
180      Equipment - Office    Timekeeping Software Web based        7/31/2003          2,520.00       1,575.00          945.00
222      Equipment - Office    Furniture & Antiques - Retail room    7/31/2003         84,844.17      51,079.66       33,764.51
223      Equipment - Office    Chairs                                7/31/2003          1,664.19       1,001.92          662.27
175      Equipment - Office    Office Mini Blinds                    8/18/2003          4,250.00       2,558.67        1,691.33
176      Equipment - Office    BBQ                                   8/31/2003          1,494.48         956.47          538.01
177      Equipment - Office    VH Computer                           8/31/2003          3,880.05       2,483.23        1,396.82
221      Equipment - Office    Metal Planters                        9/15/2003          5,100.00       3,070.41        2,029.59
178      Equipment - Office    G/L Software Upgrade                 11/30/2003          6,301.45       3,938.41        2,363.04
179      Equipment - Office    Upgrade Winery Software              12/31/2003          2,909.25       1,818.29        1,090.96
232      Equipment - Office    AH Laptop Computer                    1/30/2004          1,960.44       1,029.23          931.21
 29      Land                  Total Land                            5/15/1990      7,448,887.00           0.00    7,448,887.00
 54      Land                  Land - Lot Line Split                 5/30/2001        364,637.00           0.00      364,637.00
 30      Land                  Land Not Contributed 33.24 Acre
                               @ $27,984 per                                         -930,188.16                    -930,188.16
 22      Land Improvements     Rock Wall                             8/15/1990         10,690.00       7,212.12        3,477.88
 99      Land Improvements     Land - Terracing And Grading         12/31/1990        137,571.00           0.00      137,571.00
 35      Land Improvements     Land - Terracing And Grading         12/31/1990         31,069.00           0.00       31,069.00

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 53      Land Improvements     Land - Terracing And Grading         12/31/1990         55,160.00           0.00       55,160.00
 21      Land Improvements     Land Additions                         1/1/1991         52,402.00           0.00       52,402.00
 98      Land Improvements     Land Reservoir/Spillway                1/1/1991         53,257.00           0.00       53,257.00
 34      Land Improvements     Land Reservoir/Spillway                1/1/1991         23,860.00           0.00       23,860.00
 52      Land Improvements     Land Reservoir/Spillway                1/1/1991         42,363.00           0.00       42,363.00
 27      Land Improvements     Roads                                  1/1/1992         36,026.00      21,164.62       14,861.38
 1       Land Improvements     Roads                                  1/1/1992          8,385.00       4,925.06        3,459.94
 19      Land Improvements     Roads                                  1/1/1992         13,815.00       8,117.43        5,697.57
 28      Land Improvements     Roads                                  7/1/1993          1,475.00         793.18          681.82
 2       Land Improvements     Roads                                  7/1/1993            343.00         183.43          159.57
 20      Land Improvements     Roads                                  7/1/1993            566.00         303.37          262.63
110      Land Improvements     Landscaping - Clarevale               7/31/1994         17,354.00       8,403.62        8,950.38
126      Land Improvements     Entrance                              8/31/1996         20,537.00      11,744.88        8,792.12
129      Land Improvements     Landscaping                           8/31/1996         63,563.00      36,350.76       27,212.24
130      Land Improvements     Landscaping                           8/31/1996         82,747.00      47,323.50       35,423.50
127      Land Improvements     Entrance                             12/21/1996          2,835.00       1,621.26        1,213.74
137      Land Improvements     Roads                                 3/25/1997          6,608.00       3,389.63        3,218.37
140      Land Improvements     Lot Line Engineering Costs           12/31/1998         22,705.00           0.00       22,705.00
154      Land Improvements     Rock Wall                             6/30/1999          9,662.00       3,790.64        5,871.36
 73      Land Improvements     Landscape                              9/1/2002        883,795.00     117,839.58      765,955.42
181      Land Improvements     Landscaping                           3/31/2003        158,521.15      53,936.83      104,584.32
220      Land Improvements     Gate Work                             5/13/2003         11,690.00       6,276.07        5,413.93
 70      Trellis / Irrigation  Trellis - Blk 1-5                     7/15/1990         87,709.00      87,709.00            0.00
 94      Trellis / Irrigation  Irrigation/Drainage - Blk 1-5         7/15/1990        111,779.00     111,779.00            0.00
 6       Trellis / Irrigation  Trellis - Blk 1-5                     7/15/1990         27,393.00      27,393.00            0.00
 24      Trellis / Irrigation  Trellis - Blk 1-5                     7/15/1990         32,623.00      32,623.00            0.00
 96      Trellis / Irrigation  Irrigation                             6/1/1991         79,938.00      79,938.00            0.00
 32      Trellis / Irrigation  Irrigation                             6/1/1991         13,033.00      13,033.00            0.00
 50      Trellis / Irrigation  Irrigation                             6/1/1991         38,179.00      38,179.00            0.00
 71      Trellis / Irrigation  Trellis -                             6/15/1991         10,620.00      10,620.00            0.00
 95      Trellis / Irrigation  Irrigation/Drainage                   6/15/1991        123,697.00     123,697.00            0.00
 7       Trellis / Irrigation  Trellis -                             6/15/1991          1,232.00       1,232.00            0.00
 25      Trellis / Irrigation  Trellis -                             6/15/1991          4,403.00       4,403.00            0.00

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 72      Trellis / Irrigation  Trellis -                              7/1/1991         88,714.00      88,714.00            0.00
 8       Trellis / Irrigation  Trellis -                              7/1/1991         26,702.00      26,702.00            0.00
 26      Trellis / Irrigation  Trellis -                              7/1/1991         66,879.00      66,879.00            0.00
 73      Trellis / Irrigation  Trellis/Irrigation                    12/1/1992         54,704.00      54,704.00            0.00
 9       Trellis / Irrigation  Trellis/Irrigation                    12/1/1992         11,889.00      11,889.00            0.00
 27      Trellis / Irrigation  Trellis/Irrigation                    12/1/1992         26,132.00      26,132.00            0.00
 74      Trellis / Irrigation  Trellis/Irrigation                    12/1/1993         34,385.00      34,385.00            0.00
 10      Trellis / Irrigation  Trellis/Irrigation                    12/1/1993          5,911.00       5,910.55            0.45
 28      Trellis / Irrigation  Trellis/Irrigation                    12/1/1993         13,443.00      13,443.00            0.00
111      Trellis / Irrigation  Irrigation Pipe & Sprinklers          3/22/1994          3,224.00       3,176.00           48.00
109      Trellis / Irrigation  Trellis - Hillside                    8/11/1994          1,521.00       1,475.12           45.88
112      Trellis / Irrigation  Trellis - Hillside                    8/11/1994          1,601.00       1,552.12           48.88
113      Trellis / Irrigation  Trellis - Hillside / Angaston         8/11/1994          1,681.00       1,629.12           51.88
114      Trellis / Irrigation  Trellis - Hillside / Clarevale        8/11/1994          1,574.00       1,525.75           48.25
121      Trellis / Irrigation  Trellis Wiring                        5/31/1995         20,201.00      17,675.12        2,525.88
 36      Vehicle               1984 Fl50 Ford Truck                  6/15/1990          2,000.00       2,000.00            0.00
 9       Vehicle               1991 Nissan Truck                      5/1/1991         15,223.00      15,223.00            0.00
 35      Vineyard              Vineyard Phase I                       1/1/1992        233,319.00     136,555.43       96,763.57
 75      Vineyard              Vineyard Phase II                      1/1/1993        859,556.00     859,555.80            0.20
131      Vineyard Equipment    Bege Scraper                           6/4/1999          2,107.00       1,497.57          609.43
132      Vineyard Equipment    Ford tractor 4430                      6/4/1999         21,819.00      15,504.86        6,314.14
133      Vineyard Equipment    Tandem Disc                            6/4/1999          2,069.00       1,470.50          598.50
 74      Vineyard Equipment    Flowry pump & gear                     1/1/2000         10,586.00       6,371.11        4,214.89
 76      Vineyard Equipment    Kubota Tractor                         8/1/2000         30,165.00      18,156.61       12,008.39
 77      Vineyard Equipment    Digital Crane                          8/1/2000          3,675.00       2,211.77        1,463.23
 75      Vineyard Equipment    Bio-dynamic Stirring Machine          10/1/2000         16,282.00       9,800.06        6,481.94
 78      Vineyard Equipment    72" Loader                            11/1/2000          5,075.00       3,054.95        2,020.05
 81      Vineyard Equipment    Toro Spreader                         5/25/2001          7,192.00       3,448.28        3,743.72
 82      Vineyard Equipment    French Plow                           6/19/2001          3,634.00       1,741.74        1,892.26
142      Vineyard Equipment    Domeries Disc                          1/1/2002          3,518.00       1,182.28        2,335.72
144      Vineyard Equipment    Disc                                   1/1/2002          5,550.00       1,865.35        3,684.65
145      Vineyard Equipment    Fuel Tank                              1/1/2002          1,393.00         467.93          925.07
146      Vineyard Equipment    Harvest Trailer                        1/1/2002          1,654.00         555.67        1,098.33

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
147      Vineyard Equipment    Harvest Trailer                        1/1/2002          1,654.00         555.67        1,098.33
152      Vineyard Equipment    Honda Trailer Tank                     1/1/2002          7,180.00       2,412.64        4,767.36
153      Vineyard Equipment    Dump Trailer                           1/1/2002          3,030.00       1,018.50        2,011.50
154      Vineyard Equipment    Lime Spreader                          1/1/2002         12,930.00       4,344.88        8,585.12
 83      Vineyard Equipment    Model 1700 Toro Spader                3/13/2002          7,192.00       3,849.12        3,342.88
 84      Vineyard Equipment    3 Weedeaters                           4/4/2002          1,389.81         743.70          646.11
 85      Vineyard Equipment    2 Trimmers                            4/11/2002            927.00         496.52          430.48
 86      Vineyard Equipment    Bin Trailer                            6/1/2002          1,968.53       1,053.90          914.63
 87      Vineyard Equipment    Domries Disc, Ring Roller             6/27/2002          9,442.73       5,053.94        4,388.79
 88      Vineyard Equipment    Lawn Tractor                          8/31/2002          2,833.10       1,516.02        1,317.08
 89      Vineyard Equipment    4 Valley bin Trailers                 8/31/2002          6,856.85       3,669.84        3,187.01
163      Vineyard Equipment    New Holland Tractor                   3/27/2003         38,017.50      15,529.47       22,488.03
159      Vineyard Equipment    Weed Eaters                           3/31/2003            926.54         378.47          548.07
160      Vineyard Equipment    Compost Tea Brewer                    3/31/2003          4,392.45       1,794.24        2,598.21
161      Vineyard Equipment    Pressure Chamber Inst.                4/16/2003          2,675.00       1,092.70        1,582.30
158      Vineyard Equipment    Barn Electrical                       7/29/2003         15,670.00       9,049.23        6,620.77
164      Vineyard Equipment    2004 Honda ATV                        9/30/2003          5,336.15       3,081.57        2,254.58
234      Vineyard Equipment    New Holland Tractor                   3/18/2004         23,529.75      11,890.93       11,638.82
 5       Vineyards             Vineyard Phase I                       1/1/1992        133,073.00      78,182.06       54,890.94
 23      Vineyards             Vineyard Phase I                       1/1/1992        134,087.00      78,775.43       55,311.57
 11      Vineyards             Vineyard Phase II                      1/1/1993        162,165.00     115,542.31       46,622.69
 29      Vineyards             Vineyard Phase II                      1/1/1993        410,387.00     410,387.00            0.00
 91      Vyd Devel - CIP       Quintessa Vyd under Development      12/31/2000        501,694.77           0.00      501,694.77
167      Vyd Devel - CIP       2003 Vineyards Under Development      7/31/2003        120,543.20           0.00      120,543.20
229      Vyd Devel - CIP       Vyd Development                      12/31/2003         10,282.06           0.00       10,282.06
230      Vyd Devel - CIP       Vineyard Development - Cap. Int      12/31/2003         31,389.30           0.00       31,389.30
 78      Wells & Pumps         Ejector 100 Ppd                       5/15/1990            212.00         212.00            0.00
 81      Wells & Pumps         Vac Regulator Cl2                     5/15/1990            736.00         736.00            0.00
 14      Wells & Pumps         Ejector 100 Ppd                       5/15/1990             50.00          50.00            0.00
 17      Wells & Pumps         Vac Regulator C12                     5/15/1990            171.00         171.00            0.00
 32      Wells & Pumps         Ejector 100 Ppd                       5/15/1990             82.00          82.00            0.00
 35      Wells & Pumps         Vac Regulator Cl2                     5/15/1990            282.00         282.00            0.00
 79      Wells & Pumps         Iron Well                             6/15/1990          6,800.00       4,676.00        2,124.00

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 80      Wells & Pumps         River Well                            6/15/1990          5,394.00       3,709.12        1,684.88
 15      Wells & Pumps         Iron Well                             6/15/1990          1,582.00       1,087.87          494.13
 16      Wells & Pumps         River Well                            6/15/1990          1,256.00         864.50          391.50
 33      Wells & Pumps         Iron Well                             6/15/1990          2,608.00       1,792.00          816.00
 34      Wells & Pumps         River Well                            6/15/1990          2,069.00       1,422.31          646.69
 76      Wells & Pumps         Cornell Pump                          7/15/1990          1,200.00       1,200.00            0.00
 77      Wells & Pumps         Corner Well                           7/15/1990          2,685.00       1,845.81          839.19
 12      Wells & Pumps         Cornell Pump                          7/15/1990            280.00         280.00            0.00
 13      Wells & Pumps         Corner Well                           7/15/1990            625.00         625.00            0.00
 30      Wells & Pumps         Cornell Pump                          7/15/1990            461.00         461.00            0.00
 31      Wells & Pumps         Corner Well                           7/15/1990          1,030.00         708.37          321.63
 83      Wells & Pumps         Booster Pump                          8/15/1990          1,170.00       1,170.00            0.00
 85      Wells & Pumps         Pump At Lake                          8/15/1990          1,363.00       1,363.00            0.00
 19      Wells & Pumps         Booster Pump                          8/15/1990            272.00         272.00            0.00
 21      Wells & Pumps         Pump At Lake                          8/15/1990            317.00         317.00            0.00
 37      Wells & Pumps         Booster Pump                          8/15/1990            448.00         448.00            0.00
 39      Wells & Pumps         Pump At Lake                          8/15/1990            523.00         523.00            0.00
 82      Wells & Pumps         Domestic Well                         9/15/1990          2,489.00       1,710.56          778.44
 84      Wells & Pumps         Sump Pump                             9/15/1990          3,970.00       3,970.00            0.00
 18      Wells & Pumps         Domestic Well                         9/15/1990            579.00         398.18          180.82
 20      Wells & Pumps         Sump Pump                             9/15/1990            924.00         924.00            0.00
 36      Wells & Pumps         Domestic Well                         9/15/1990            954.00         657.62          296.38
 38      Wells & Pumps         Sump Pump                             9/15/1990          1,523.00       1,523.00            0.00
 86      Wells & Pumps         Pump Station                         12/15/1990         43,600.00      43,600.00            0.00
 22      Wells & Pumps         Pump Station                         12/15/1990         10,148.00      10,148.00            0.00
 40      Wells & Pumps         Pump Station                         12/15/1990         16,720.00      16,720.00            0.00
 88      Wells & Pumps         Domestic Well                          2/1/1991          1,112.00         709.50          402.50
 24      Wells & Pumps         Domestic Well                          2/1/1991            259.00         165.18           93.82
 42      Wells & Pumps         Domestic Well                          2/1/1991            427.00         270.68          156.32
 89      Wells & Pumps         Sump Pump - Blks                       5/1/1991          4,190.00       4,190.00            0.00
 25      Wells & Pumps         Sump Pump - Blks                       6/1/1991            975.00         975.00            0.00
 43      Wells & Pumps         Sump Pump - Blks                       6/1/1991          1,607.00       1,607.00            0.00
 87      Wells & Pumps         Pump Station                           7/1/1991         65,792.00      65,792.00            0.00

                                                                        Tax             Tax            Tax            Tax
Sys No.      Classification                 Description            In Ser Date       Acq Value     Curr Acc Dep    Current NBV
-------  --------------------- ---------------------------------   -----------       ---------     ------------    -----------
 23      Wells & Pumps         Pump Station                           7/1/1991         15,314.00      15,314.00            0.00
 41      Wells & Pumps         Pump Station                           7/1/1991         25,230.00      25,230.00            0.00
 90      Wells & Pumps         Pump Station                           2/1/1992         10,971.00      10,971.00            0.00
 26      Wells & Pumps         Pump Station                           2/1/1992          2,553.00       2,553.00            0.00
 44      Wells & Pumps         Pump Station                           2/1/1992          4,207.00       4,207.00            0.00
 91      Wells & Pumps         Pump Station                           3/1/1992          7,528.00       7,528.00            0.00
 27      Wells & Pumps         Pump Station                           3/1/1992          1,753.00       1,753.00            0.00
 45      Wells & Pumps         Pump Station                           3/1/1992          2,887.00       2,887.00            0.00
 92      Wells & Pumps         Pump Station                           4/1/1992            506.00         506.00            0.00
 29      Wells & Pumps         Pump Station                           4/1/1992            119.00         119.00            0.00
 47      Wells & Pumps         Pump Station                           4/1/1992            195.00         195.00            0.00
 93      Wells & Pumps         Pump Station                           6/1/1992             90.00          90.00            0.00
 28      Wells & Pumps         Pump Station                           6/1/1992             21.00          21.00            0.00
 46      Wells & Pumps         Pump Station                           6/1/1992             35.00          35.00            0.00
122      Wells & Pumps         Pump Station                          4/12/1995          3,573.00       3,573.00            0.00
123      Wells & Pumps         Lake Line                             7/24/1995          1,124.00       1,124.00            0.00

                                                                                   36,510,079.80   7,928,230.80   28,581,849.00

                                                                    Schedule 1.2

                            CONTRIBUTED LIABILITIES(3)

1. The debt owing to Bank of America National Trust and Savings Association ("Bank of America"), pursuant to a loan agreement dated September 24, 1996, among Bank of America, Huneeus-Chantre Properties, Angaston LLC, and Clarevale LLC, as amended to date, having a remaining balance of approximately $5,158,667 as of July 31, 2004.

2. The debt owing to Bank of America, pursuant to a loan agreement dated June 26, 2002, among Bank of America, Huneeus Vintners LLC and Huneeus-Chantre Properties, LLC, as amended to date, having a remaining balance of approximately $13,500,000 as of July 31, 2004.

3. The contracts, commitments and other liabilities made or incurred by Huneeus in connection with the design and construction of the Pavilion which exist on the Closing Date.

4. The accrued, but unused vacation and sick leave obligations of Member to each Transferred Quintessa Employee.



----------
3 Note for Completion of Form: If Member elects to contribute a $2,000,000 cash capital contribution, as permitted under Section 3.3(b) of the JV Agreement, the total of all Contributed Liabilities in #1 and #2 above is not to exceed $18,000,000 on the Closing Date. Otherwise, the total of all Contributed Liabilities in #1 and #2 above is not to exceed $16,000,000 on the Closing Date.


Schedules to Huneeus Contribution Agreement

                                                                    Schedule 1.3

                           EXCLUDED PERSONAL PROPERTY


1.   Agustin Huneeus' personal office furniture and oil painting.

2.   Non-Quintessa wine collection at Quintessa.

3. Two antique side tables and one antique bench presently in the foyer of the Quintessa Visitor Center.


Schedules to Huneeus Contribution Agreement

                                                                   Schedule 4.10

                                  REAL PROPERTY

-------------------------------------------------------------------------------
     Tax Parcel #       Total Acreage     Plantable Acreage
-------------------------------------------------------------------------------
      030-060-053            7.28               5.175
-------------------------------------------------------------------------------
      030-060-052            7.36                 0                  RETAINED
-------------------------------------------------------------------------------
      030-060-051            6.42                 0                  RETAINED
-------------------------------------------------------------------------------
      030-060-050             12                  0                  RETAINED
-------------------------------------------------------------------------------
      030-060-054           55.39              46.815
-------------------------------------------------------------------------------
      030-060-049           46.27              34.427
-------------------------------------------------------------------------------
      030-060-059            52.1               28.77
-------------------------------------------------------------------------------
      030-060-055            45.8               34.61
-------------------------------------------------------------------------------
   030-060-056(060)           8                 5.76
-------------------------------------------------------------------------------
      030-060-057            7.46               1.433
-------------------------------------------------------------------------------
   030-060-058(061)          18.1               8.191
-------------------------------------------------------------------------------
        TOTAL:              266.18             165.181
-------------------------------------------------------------------------------
     TOTAL (LESS
      RETAINED):            240.40             165.181
-------------------------------------------------------------------------------


Schedules to Huneeus Contribution Agreement

                               [GRAPHIC OMITTED]


Schedules to Huneeus Contribution Agreement

                                                                   Schedule 4.13

                               PROPRIETARY ASSETS

Trademarks
----------

--------------------------------------------------------------------------------
   Mark             Country        Registration   Class/Goods       Renewal Date
                                     No./Date
--------------------------------------------------------------------------------
QUINTESSA     United States         1,933,427     Class 33: Wine    11/07/05
                                    11/07/95
--------------------------------------------------------------------------------
QUINTESSA     Canada                TMA522804     Wine              2/9/15
                                    2/9/00
--------------------------------------------------------------------------------
QUINTESSA     European Community    594390        Class 33: Wine    7/31/07
                                    11/21/01      but not
                                                  including
                                                  sherry wine
--------------------------------------------------------------------------------
QUINTESSA     Japan                 4311014       Class 33: Wine    11/04/09
                                    11/04/99
--------------------------------------------------------------------------------
QUINTESSA     Switzerland           448,920       Class 33: wine    8/4/07
                                    8/4/97
--------------------------------------------------------------------------------


Domain Names
------------
www.quintessa.com


Schedules to Huneeus Contribution Agreement

                                                                   Schedule 4.14

                             EMPLOYEE BENEFIT PLANS


Life insurance -- $10,000 / employee & $2,000 for each dependent

AD&D  -- $20,000 for employee / $2,000 for each dependent (no increase)

Health -- Blue Cross thru California Grower Foundation
          Inpatient Care - $250 copay then 80%/20% plan (non participating 60%) Doctor visit - PPO $10 copay & then 100% (non participating 60%) Emergency room - $50 copay then 80%/20% plan (non participating 60%) Other services generally follow the 80%/20% plan
          Prescription Drugs -
              Formulary is $5 copay for Generic & $20 copay for Brand Name Non-formulary - 25% of discounted rate or $20 whichever is greater Vision - not included
         Dental - Delta Dental thru California Grower Foundation
                  Deductible - $50, waived for preventive
                  Annual Maximum - $1,000
                  Co-insurance: Preventive - 100% / Basic 80%/20% plan /
                    Major 50%/50%
                  Orthodontia - not included
         Huneeus Vintners pays 100% of the employee insurance cost (required by the plan) and 50% of dependent cost for all health plans

Other benefits include:

         401(k) plan with 50% employer match up to 6% of employee deferral Vacation - in general 2 weeks/year after 5 years = 3 weeks/year Sick time - one week per year
         Holidays - eleven
         Employee wine discount of 50%


Schedules to Huneeus Contribution Agreement

                                                                   Schedule 4.16

                                    CONTRACTS

1)  Memo of Employment Agreement with Aaron Pott dated April 21, 2004.

2)  Those credit agreements set forth on Schedule 1.2.

3)  Barrel leases:
         Line Amount - $500,000
         Lease term - 48 months
         Lease payment - 2.2001% of lessor cost - estimate payments to be $6,600 Lessor Cost - approximately $305,000
         End of term option - FMV or 1.7% of equipment cost


Schedules to Huneeus Contribution Agreement

                                                             Exceptions Schedule


4.10(j) -- Parcels APN 030-060-049 and 030-060-050 --- have a small area along a river, and are in an "A1 floodplain zone"; and as a result, these 2 parcels are situated in a "Special Flood Hazard Area".

4.13  Environmental Matters

--------------------------------------------------------------------------------
Area of Concern              Findings
--------------------------------------------------------------------------------
Aboveground Tanks:           Oil staining observed adjacent to underground
                             piping connections from the tanks to the irrigation pumps. Concerns are:

250 gal. diesel tank         o Soil Contamination
1,000 gal. diesel tank       o Potential Groundwater contamination
--------------------------------------------------------------------------------
Wastewater Pond              The waste water ponds permit was not made
                             available to ESC.

                             There is the potential that the waste water ponds
                             are discharging to other surface water without a
                             permit
--------------------------------------------------------------------------------
Storm-water                  The facility did not have a storm-water permit or
                             storm-water pollution prevention plan
--------------------------------------------------------------------------------
Used Oil                     The facility is not managing used oil in
                             accordance with requirements.
--------------------------------------------------------------------------------


Schedules to Huneeus Contribution Agreement

                                                               Exhibit D to AEJV


                             CONTRIBUTION AGREEMENT


                                     Between

                          THE CHALONE WINE GROUP, LTD.,

                                       And


                                TRIPLE WINES, LLC






                             Dated: [________], 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1

         1.1      Definitions..................................................1
         1.2      Construction.................................................5

ARTICLE II CONTRIBUTION OF ASSETS BY MEMBER....................................5

         2.1      Contribution of Assets.......................................5
         2.2      Retained Assets..............................................5
         2.3      Contribution of Liabilities; Retained Liabilities............5
         2.4      Non-Assignable Agreements and Rights.........................6
         2.5      Issuance of Membership Interest/Cancellation of Note.........6
         2.6      Allocation...................................................6
         2.7      Transfer Taxes...............................................7

ARTICLE III CONVEYANCE DOCUMENTS...............................................7

         3.1      Documents of Conveyance......................................7
         3.2      Reasonable Efforts...........................................7
         3.3      Bulk Sales...................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEMBER............................8

         4.1      Due Organization, Qualification..............................8
         4.2      Authority of Member..........................................8
         4.3      Investor Representations.....................................8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................9

         5.1      Due Organization.............................................9
         5.2      Power and Authority..........................................9
         5.3      Consents.....................................................9

ARTICLE VI INDEMNIFICATION AND CERTAIN REMEDIES................................9

         6.1      Survival of Representations and Warranties...................9
         6.2      Obligation of DBR and Member to Indemnify for
                  Certain Liabilities..........................................9
         6.3      Obligation of the Company to Indemnify......................10
         6.4      Procedure...................................................11
         6.5      Limitation on Losses; Exclusive Remedy......................12

ARTICLE VII MISCELLANEOUS.....................................................13

         7.1      Counterparts and Facsimile Signatures.......................13
         7.2      Notices.....................................................13

         7.3      Successors and Assigns......................................14
         7.4      Governing Law...............................................14
         7.5      Waiver and Other Action.....................................14
         7.6      Entire Agreement............................................14
         7.7      Severability................................................14
         7.8      Third Party Beneficiaries...................................14
         7.9      DBR Guaranty................................................15

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT is made this ____ day of ____, 2004, by and between The Chalone Wine Group, Ltd., a California corporation ("Member"), and Triple Wines, LLC, a Delaware limited liability company (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Constellation Brands, Inc. ("Constellation"), Huneeus Vintners LLC ("Huneeus") and Domaines Barons de Rothschild (Lafite) SCA ("DBR") entered into an Agreement to Establish Joint Venture dated as of October 30, 2004 (the
"Joint Venture Agreement") with the intent to create the Company and make it one of the world's most prestigious luxury wines companies; and

     WHEREAS, pursuant to the Joint Venture Agreement, each of Constellation, Huneeus and DBR agreed to contribute or cause to be contributed certain assets to the Company in exchange for membership interests in the Company (each an "Initial Capital Contribution"); and

     WHEREAS, as and for its Initial Capital Contribution, DBR desires to cause Member to contribute and transfer to the Company substantially all of Member's assets.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Member and the Company agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Contribution Agreement, the exhibits, and schedules hereto, and the Conveyance Instruments.

     "Alcoholic Beverage Authorities" means the United States Bureau of Alcohol, Tobacco & Firearms, the California Department of Alcohol and Beverage Control and any other governmental authority relating to the wine business.

     "Authorization" means any license, membership, approval, variance or permit, consent, order, decree, notification, declaration, registration, filing, certificate or other authorization, domestic or foreign.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning assigned to such term in the recitals to this Agreement.

     "Contributed Assets" means all right, title and interest of the Member as of the date hereof in its assets, properties, business and goodwill, of every kind and description, tangible and intangible, real, personal and mixed, whether identifiable or contingent, wherever located, including Member's equity interests in Edna Valley Brand Name, LLC, and Edna Valley Vineyards (General Partnership), other than the Retained Assets.

     "Contributed Liabilities" means all liabilities of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) of Member or otherwise related to any of the assets or the business of Member, other than the Retained Liabilities. For the avoidance of doubt, Contributed Liabilities include all liabilities of the Member for Taxes, including Taxes arising as a result of the Initial Capital Contribution, for all Tax periods (or portions thereof) ending on or before the date hereof. In the case of any Taxes imposed on a periodic basis which are payable for a Tax period that includes (but does not end on) the date hereof, the portion of such Taxes attributable to the portion of such Tax period ending on and including the date hereof shall (x) if such Taxes are based upon or relate to income, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the date hereof, or (y) if such Taxes are not based upon or related to income, be deemed to be the amount of such Taxes for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the date hereof and the denominator of which is the number of days in the entire Tax period.

     "Damages Cap" means an amount equal to ten million dollars ($10,000,000).

     "Damages Threshold" means an amount equal to two million dollars ($2,000,000).

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Initial Capital Contribution" has the meaning assigned to such term in the recitals hereto.

     "IRS" means the United States Internal Revenue Service.

     "JV Date" means the date of execution of the Joint Venture Agreement.

     "Law" means any law, statute, order, ordinance, code, governmental rule or regulation, requirement, specification, directive, policy, decree or judgment, whether federal, state, local or municipal, domestic or foreign.

     "Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Company as in effect on the date hereof.

     "Loss" means any claim, demand, cause of action, proceeding, loss, liability, damage, deficiency, interest, penalty, expense, judgment or cost (including reasonable attorneys', consultants' and accountants' fees and disbursements, court costs, amounts paid in settlement and expenses of investigation).

     "Material Adverse Effect" means a material adverse effect on the assets, business, condition or results of operations of a Person or on the Contributed Assets or any effect which would materially delay or hinder or render unlawful the consummation of the transactions contemplated by this Agreement and the Joint Venture Agreement.

     "Membership Interest" means the "Class C Membership Interest" (as defined in the Limited Liability Company Agreement) of the Company, which interest represents a "Membership Percentage Interest" (as defined in the Limited Liability Company Agreement) equal to twenty-nine and fifteen one-hundredths percent (29.15%).

     "Merger" means the Merger between Member and Triple Wines, Inc., to be effected pursuant to the Merger Agreement.

     "Merger Agreement" means the Merger Agreement dated as of October 30, 2004 among DBR, Triple Wines, Inc. and The Chalone Wine Group, Ltd.

     "Person" means any individual, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity or government agency or authority.

     "Retained Assets" means Member's equity interest in Chateau Duhart-Milon SCA, the proceeds of any sale of Member's equity interest in Chateau Duhart-Milon SCA, and the corporate books and records of Member, including those relating to Taxes constituting Retained Liabilities, and all rights of Member under this Agreement and the Limited Liability Company Agreement.

     "Retained Liabilities" means (i) all indebtedness of Member to DBR or any Affiliate of DBR, (ii) all liabilities of Member at any time (whether before or after the date hereof) arising out of or relating to its equity interest in Chateau Duhart-Milon SCA, and (iii) all liabilities of Member arising out of the activities or operations of Member, or the ownership by Member of its property or other assets (including its Membership Interest in the Company), on or after the date hereof, including all liabilities of Member under this Agreement and the Limited Liability Company Agreement and liabilities of Member for Taxes for all Tax periods (or portions thereof) beginning after the date hereof (but specifically excluding Taxes arising as a result of the Initial Capital Contribution). In the case of any Taxes imposed on a periodic basis which are payable for a Tax period that includes (but does not end on) the date hereof, the portion of such Taxes attributable to the portion of such Tax period beginning after the date hereof shall be determined on the basis described in the definition of "Contributed Liabilities."

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

     "Transfer Tax" means any excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains or similar Tax, but excluding any income taxes, related to the transfer of assets.

     "Venture Loss" means any Loss, but only insofar as such Loss arises out of or is based upon the Joint Venture Agreement, the Commitment Letter (the "Commitment Letter") among Constellation, Huneeus and DBR (the "JV Parties") dated May 16, 2004 or the making of a proposal with respect to the Merger by the JV Parties to the Board of Directors of Member, or the consummation of the Transactions (as defined in the Joint Venture Agreement), including the Merger, pursuant to the Commitment Letter or the Joint Venture Agreement; provided, however, that Venture Loss shall not include any Loss incurred by a JV Party which at any time arises out of or is based upon:

     (A) actions or discussions by another JV Party inconsistent with the course of conduct or direction approved or consented to by the JV Parties;

     (B) the failure of another JV Party to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC Report");

     (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another JV Party, which such statement or omission originated from such other JV Party;

     (D) any act or omission by another JV Party which would constitute fraud, gross negligence or willful misconduct by such other JV Party; or

     (E) the violation by another JV Party of any obligation of such other JV Party under any agreement relating to the Transactions (as defined in the Joint Venture Agreement).

     1.2 Construction.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article", "Section", "Schedule" or "Exhibit" refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement is the joint drafting product of the parties hereto and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.

     (e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE II
                        CONTRIBUTION OF ASSETS BY MEMBER

     2.1 Contribution of Assets. Member hereby assigns, transfers, and delivers to the Company, as a capital contribution, all of Member's right, title, and interest in, to, and under the Contributed Assets, "as-is", "where-is", "with all faults.

     2.2 Retained Assets. Notwithstanding anything herein to the contrary, Member does not assign, transfer, or deliver to the Company the Retained Assets.

     2.3 Contribution of Liabilities; Retained Liabilities.

     (a) Member hereby assigns to the Company and the Company hereby assumes and agrees to pay, discharge, or fulfill all of the Contributed Liabilities.

     (b) Notwithstanding any provision of this Agreement to the contrary, the Company does not assume any Retained Liability of whatever nature, whether presently in existence or arising hereafter. All Retained Liabilities have been retained by and remain liabilities of Member.

     (c) To the extent any Contributed Liability, including any Contributed Liability relating to Taxes, cannot be assumed by the Company, the Company shall pay such Contributed Liability on behalf of Member.

     2.4 Non-Assignable Agreements and Rights.

     (a) Non-Assignability. To the extent any lease, contract or other agreement or any Authorization is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the issuer thereof or a party thereto or any third party, including a government or governmental unit, or if such assignment, transfer, sublease or sublicense or attempt to assign, transfer, sublease or sublicense would constitute a breach thereof or a violation of any Law, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense thereof.

     (b) Parties to Use Reasonable Efforts. Each of the parties hereto agrees to use commercially reasonable efforts to obtain the consents and waivers referred to in Section 2.4(a) hereof and to obtain any other consents and waivers necessary to assign, convey, settle, deliver and transfer the Contributed Assets. The Company shall pay all costs and expenses associated with obtaining such consents and waivers.

     (c) If Waivers or Consents Cannot be Obtained. If any of the consents or waivers referred to in Section 2.4(a) are not obtained, or if there is a delay in obtaining such consents, (i) Member and the Company will, at the Company's expense, cooperate in a mutually agreeable arrangement under which the Company would obtain the rights and benefits of and bear the obligations and liabilities under the applicable lease, contract, other agreement or Authorization contemplated by this Agreement, and (ii) Member and the Company shall continue to use commercially reasonable efforts to attempt to obtain such consents or waivers. The Company will indemnify and otherwise make whole Member for any claims, obligations and liabilities (including all costs and expenses incurred in connection therewith) arising under any such leases, contracts, agreements and Authorizations.

     2.5 Issuance of Membership Interest/Cancellation of Note. In consideration of the contribution and transfer of the Contributed Assets and Contributed Liabilities by Member to the Company, Company hereby (a) issues to Member the Membership Interest, and (b) as part of the contribution of the Contributed Liabilities and in reimbursement of the preformation capital expenditures incurred by Member, cancels the loans made to Holdco (and assumed by Member by virtue of the Merger) referred to in Sections 3.7 and 3.8(d), if applicable, of the Joint Venture Agreement. The advance of funds pursuant to the loans referred to in clause (b) above and the related cancellation of such loans is intended to constitute a reimbursement of the preformation capital expenditures incurred by Member for purposes of Treasury Regulations Section 1.707-4(d). Within sixty
(60) days of the Closing Date, Member shall deliver to the Company a list of all such preformation capital expenditures.

     2.6 Allocation. The parties hereto agree that (a) the aggregate net value of the Initial Capital Contribution is the amount set forth as the Agreed Valuation of Net Contribution with respect to Member in Section 3.2 of the Joint Venture Agreement, and (b) the allocation of the gross value of such Initial Capital Contribution among the assets contributed by Member shall be as determined by the Board of Directors of the Company pursuant to the Limited Liability Company Agreement. The parties agree to report the transaction contemplated by this Agreement in accordance with the foregoing for all federal, state and local income tax purposes.

     2.7 Transfer Taxes. Any excise, transfer, sales, use, value added, registration real estate transfer, documentary stamp or similar Taxes imposed by any taxing authority applicable to, imposed upon or arising out of the contribution of the Contributed Assets and the other transactions contemplated by this Agreement shall be paid by the Company.

                                   ARTICLE III
                              CONVEYANCE DOCUMENTS

     3.1 Documents of Conveyance. Contemporaneously with execution hereof, Member is delivering to the Company and the Company is delivering to the Member, as the case may be, the following documents, to the extent the same are applicable to the transfer of the Contributed Assets to the Company and the assumption by the Company of the Contributed Liabilities (the "Conveyance Instruments"):

     (a) a bill of sale duly executed by Member in favor of the Company;

     (b) a deed or deeds transferring all right, title and interest in and to any real property of Member to the Company, subject to all liens and encumbrances;

     (c) a certificate of non-foreign status as described in Section 1445 of the Code, duly executed by Member;

     (d) an assignment and assumption agreement duly executed by Member and the Company, assigning any accounts receivable, intangibles and contracts of Member to the Company; and

     (e) a trademark assignment in a form or forms recordable in the offices of the relevant registration authorities, duly executed by Member in favor or the Company, assigning any trademarks of Member to the Company.

     3.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, the Company and Member will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and Member agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the Company good title to the Contributed Assets.

     3.3 Bulk Sales. Member and the Company each hereby waives compliance by Member with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF MEMBER

     Member represents and warrants to the Company as follows:

     4.1 Due Organization, Qualification. Member is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned or operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Member or the Contributed Assets.

     4.2 Authority of Member. Member has the full corporate power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Member and no other corporate proceedings on the part of Member are necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Member, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     4.3 Investor Representations.

     (a) Member has, during the course of the transactions contemplated by this Agreement, had the opportunity to ask questions of, and has received answers from, the Company and its representatives concerning the Company and this transaction.

     (b) Member is acquiring the Membership Interest for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act.

     (c) Member understands that because the sale of the Membership Interest to Member has not been registered under the Securities Act, Member cannot dispose of the Membership Interest or any portion thereof until the Membership Interest has been registered under the Securities Act or an exemption from such registration is available.

     (d) Member is sufficiently knowledgeable and experienced in financial matters so as to be able to evaluate the risks and merits of Member's investment in the Company, and Member is able to bear the economic risk of loss of Member's entire investment in the Company. Member is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

     (e) Member has been advised that the issuance of the Membership Interest by the Company pursuant to the transactions contemplated in this Agreement has not been registered under the Securities Act or under the "blue sky" Laws of any jurisdiction and that the Company is issuing the Membership Interest to Member pursuant to this Agreement in reliance upon, among other things, the representations and warranties of Member contained in this Section 4.3.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Member as follows:

     5.1 Due Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Power and Authority. The Company has the full company power and authority to carry on its business as now being conducted, and the authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder and otherwise to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and no other company proceedings on the part of the Company is necessary to authorize this Agreement or to consummate and perform the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity.

     5.3 Consents. Except as required by the Alcoholic Beverage Authorities, there are no Authorizations of any governmental or regulatory authority or third party required by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

                                   ARTICLE VI
                      INDEMNIFICATION AND CERTAIN REMEDIES

     6.1 Survival of Representations and Warranties. The respective representations and warranties of Member and the Company contained herein or in any certificate, document or other writing delivered pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and shall survive for a period of twelve (12) months after the date hereof (the "Survival Period").

     6.2 Obligation of DBR and Member to Indemnify for Certain Liabilities. DBR and Member, jointly and severally, shall indemnify the Company and hold the Company harmless and, upon the Company's request, defend the Company, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against (a) any Losses incurred by the Company based upon, arising out of or otherwise in respect of any breach by Member of any representation or warranty contained in this Agreement, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, (b) any Retained

Liabilities, and (c) forty-nine percent (49%) of any Losses incurred by the Company as a result of there being any liability of Member as of the JV Date (other than accounts payable and other current liabilities incurred by Member in the ordinary course of business in accordance with past practice between the date of its last balance sheet made publicly available prior to the JV Date (the "Latest Balance Sheet") and the JV Date) that (x) was not publicly disclosed prior to the JV Date, recorded or reserved against on the Latest Balance Sheet or otherwise disclosed to Constellation, Huneeus or the Company in writing prior to the JV Date, and (y) did not arise out of the performance by Member, in the ordinary course of business and in accordance with their terms, of any agreements or arrangements which prior to the JV Date were either publicly disclosed by Member or made available to Constellation, Huneeus or the Company by Member or DBR; provided, however, that:

          (i) DBR and Member shall not have any liability under clause (a) or clause (c) above unless the aggregate of all Losses relating thereto for which they would, but for this proviso, be liable (i.e. 100% of the Losses described in clause (a) and 49% of the Losses described in clause (c)) exceeds on a cumulative basis an amount equal to the Damages Threshold and then only to the extent of any such excess;

          (ii) the aggregate liability of DBR and Member under clause (a) and clause (c) shall in no event exceed an amount equal to the Damages Cap; and

          (iii) DBR and member shall not have any liability under clause (a) or clause (c) after the expiration of the Survival Period; but provided further that if, at any time on or prior to the end of the Survival Period, the Company delivers to Member or DBR a written notice indicating that the Company has determined, in good faith, that it has a claim under clause (a) or clause (c), then the obligation of DBR and Member to indemnify and hold harmless the Company with respect to each such claim shall survive until such claim has been fully and finally resolved.

     6.3 Obligation of the Company to Indemnify. The Company shall indemnify and hold Member harmless and, upon Member's request, defend Member, or its Affiliates, subsidiaries, managers, officers, employees, agents and assigns from and against (a) any Losses arising out of or otherwise in respect of any breach of the Company's representations and warranties contained herein, provided, that if any such representation or warranty is qualified in any respect by Knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such qualification will in all respects be ignored, and (b) any Losses arising out of or otherwise in respect of any Contributed Liability. Notwithstanding the foregoing, the Company shall not have any liability under clause (a) after the expiration of the Survival Period provided that if, at any time on or prior to the end of the Survival Period, Member delivers to the Company a written notice indicating that Member has determined, in good faith, that there has been a breach of any representation or warranty of the Company, then the obligation of the Company to indemnify and hold harmless Member with respect to such breach shall survive until any indemnification claim relating to such breach has been fully and finally resolved.

     6.4 Procedure.

     (a) Promptly after the commencement of any action or proceeding against a party having a right to indemnification under this Article VI (an "Indemnified Party") which could give rise to a claim for indemnification under this Article VI, the Indemnified Party shall give notice to the other party (the "Indemnifying Party") if it wishes to assert a claim for indemnification under this Article VI, provided, however, that the failure so to notify the Indemnifying Party (i) will not relieve the Indemnifying Party from its indemnification obligations in this Article VI unless and then only to the extent the Indemnifying Party did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification provisions in this Article VI.

     (b) Following delivery of the notice specified in Section 6.4(a), the Indemnifying Party shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party (but prior to assuming such defense, the Indemnifying Party shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Party). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of a claim, the Indemnifying Party shall not be liable to such Indemnified Party under this
Article VI for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party assumes the defense of such an action, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (2) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Party of the commencement of any action and it does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Party shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld).

     6.5 Limitation on Losses; Exclusive Remedy.

     (a) Losses payable by an Indemnifying Party under this Article VI shall not include Venture Losses.

     (b) Except with regard to compensation for claims paid to third parties, Losses payable by an Indemnifying Party under this Article VI shall not include punitive damages.

     (c) The amount of indemnifiable Losses incurred by an Indemnified Party under this Article VI, prior to application of applicable indemnification percentages, caps and thresholds, shall be (a) reduced by any insurance proceeds actually received by the Indemnified Party with respect to the Loss for which indemnification may be sought, net of retrospective premium adjustments and similar charges, and (b) reduced by any amounts actually recovered from any third parties, by way of indemnification or otherwise, with respect to the Loss for which indemnification may be sought, in each case net of expenses incurred by the Indemnified Party in collecting such proceeds or amounts. In the event an insurance or other claim by an Indemnified Party against a third party is pending at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when any insurance or third-party proceeds are received by the Indemnified Party, the indemnifiable Losses shall be adjusted to reflect the receipt of such proceeds and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable. The Company and Member shall each use reasonable commercial efforts to obtain waivers of the insurer's subrogation rights in each of its policies of insurance insuring matters which could constitute indemnifiable Losses under this Article VI.

     (d) The liability of an Indemnifying Party under this Article VI above shall be reduced by the net amount of any Tax benefits actually realized by the Indemnified Party or its members to the extent the claim for which indemnification is sought gives rise to a deductible loss or expense. In the event Tax benefits have not been actually realized (through a refund of or deduction or credit against Taxes payable), or the net Tax benefit cannot finally be determined, at the time indemnification is sought from an Indemnifying Party, no reduction shall be made to the amount payable by the Indemnifying Party but, as and when the Tax benefits are actually realized and the net amount thereof finally determined, the indemnifiable Losses shall be adjusted to reflect the net Tax benefits realized and the Indemnified Party shall promptly refund to the Indemnifying Party any excess of the indemnification payment theretofore made over the adjusted amount payable.

     (e) Except as specifically set forth in this Article VI, the Company waives any rights and claims the Company may have against Member, whether at law or equity, relating to the Contributed Assets or the transactions contemplated hereby, other than claims for fraud. The rights and claims waived by the Company include claims for contribution or other rights of recovery arising out of or relating to any environmental law (whether now or hereinafter in effect), claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the date hereof, Sections 6.2 and 6.3 will, in the absence of fraud, provide the exclusive remedy of the Company or any other member of the Company against Member, or Member against the Company, for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 2.4(c) and 3.2) or other claims arising out of this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original. Signatures sent by telecopy shall constitute originals.

     7.2 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing or by telecopy (provided that if sent by telecopy, a copy shall also be sent by first class mail or overnight courier service) and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, against receipt, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, return receipt requested, or, in the case of delivery by professional overnight courier service when delivered to the notice address, or, in the case of delivery by telecopy, upon confirmation of receipt, and addressed to the party at its address set forth immediately below, or at such other address as the party shall have furnished the other parties in accordance with this Section. The parties will use reasonable efforts to provide a courtesy copy of any notice by facsimile or electronic mail to any party who has provided such a facsimile or electronic mail address, but unless otherwise agreed, failure to send such a courtesy copy will not cause the notice to be ineffective if provided in writing as above.

         If to the Company        ____________________________
                                  ____________________________
                                  ____________________________
                                  ____________________________

                                  with a copy to:

                                  ____________________________
                                  ____________________________
                                  ____________________________
                                  ____________________________

         If to Member             The Chalone Wine Group, Ltd.
                                  621 Airpark Road
                                  Napa, California  94558
                                  Fax:________________________

                                  with a copy to:

                                  Mr. Emmanuel Roth
                                  Domaines Barons de Rothschild
                                  33, rue de la Baume
                                  75008 Paris, France
                                  Fax: +33-1-53-89-7801

     7.3 Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party and any attempted assignment without the required consent shall be void. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.4 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

     7.5 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the party against which enforcement of the amendment, modification, or supplement is sought.

     7.6 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, the Conveyance Documents, the Joint Venture Agreement and the other documents executed or delivered pursuant hereto or thereto, contains the complete agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.

     7.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added, automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     7.8 Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     7.9 DBR Guaranty.

     (a) DBR hereby irrevocably and unconditionally guarantees to the Company the prompt and full discharge by Member of all of Member's covenants, agreements, obligations and liabilities under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by Member hereunder, when and as the same shall become due and payable (collectively, the "Member Obligations"), in accordance with the terms hereof. DBR acknowledges and agrees that, with respect to all Member Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Member. If Member shall default in the due and punctual performance of any Member Obligation, including the full and timely payment of any amount due and payable pursuant to any Member Obligation, DBR will forthwith perform or cause to be performed such Member Obligations and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

     (b) The liabilities and obligations of DBR pursuant to this Agreement are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of any Member Obligation by operation of law or otherwise;

          (ii) the invalidity or unenforceability, in whole or in part, of this Agreement;

          (iii) any modification or amendment of or supplement to this Agreement;

          (iv) any change in the corporate existence, structure or ownership of the Company, Member or DBR or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their assets; or

          (v) any other act, omission to act, delay of any kind by any party hereto or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of DBR hereunder.

     (c) DBR hereby waives any right, whether legal or equitable, statutory or non-statutory, to require Member or the Company to proceed against or take any action against or pursue any remedy with respect to Member, the Company or any other Person or make presentment or demand for performance or give any notice of nonperformance before Member or the Company may enforce its rights hereunder against DBR.

     (d) DBR's obligations hereunder shall remain in full force and effect until the Member Obligations shall have been performed in full. If at any time any performance by any Person of any Member Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Member or otherwise, DBR's obligations hereunder with respect to such Member Obligation shall be reinstated at such time as though such Member Obligation had become due and had not been performed.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intention of being bound by this Agreement as of the day and year first above written.

                                        TRIPLE WINES, LLC

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Its:
                                            ------------------------------------



                                        The Chalone Wine Group, Ltd.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Its:
                                            ------------------------------------


     The undersigned executes this Agreement for purposes of its obligations under Article VI and Section 7.9 only:

                                        DOMAINES BARONS DE ROTHSCHILD
                                        (LAFITE) SCA


                                        By
                                            ------------------------------------

                                        Name:  Eric de Rothschild
                                        Its:   Managing Director


Signature Page to Chalone Contribution Agreement

                                                               Exhibit F to AEJV

                               FRANCISCAN ESTATES

                            GRAPE PURCHASE AGREEMENT

This grape purchase agreement effective this ____ day of ________, 2004 consists of the following terms and conditions and annexes hereto ("Agreement")

TW:        TRIPLE WINES LLC             GROWER:   FRANCISCAN VINEYARDS, INC.
(Buyer)    Address                      (Seller)  801 Main Street
           City, ST Zip                           St. Helena, California 94574


VINEYARD:         Stonewall Canyon
                  Monterey County
                  : 7


1) VARIETY: Pinot Noir

2) BLOCK: Prior to 15 February each year during the term of this Agreement, Franciscan Vineyards, Inc. ("FV") will provide Triple Wines LLC ("TW") its reasonable estimate of the vineyard's total yield in the upcoming harvest, by block. Then, the parties will agree on the tonnage to be made available to TW, recognizing that the following priorities for grapes from the vineyard shall be observed: (a) First, FV shall have priority over TW for up to 125% of FV's requirements for grapes for Estancia's reserve Pinot Noir program, then (b) TW shall have priority of FV for up to 125% of TW's requirements for grapes for its Chalone Santa Lucia Highlands appelated Pinot Noir program, and, finally (c) FV shall have priority over TW for all remaining grapes. TW and FV will then agree on the blocks to be designated as the source of grapes for TW during the upcoming harvest, on or before 1 March of each year during the term of this Agreement. TW may notify FV of the blocks of the vineyard from which it does not wish to receive grapes, provided that the blocks so identified do not account for more than 25% of the total, estimated tonnage yield of the vineyard. FV will then designate, from the remaining blocks, those from which the grapes sold hereunder will be obtained. Notwithstanding the reasonable, professional, good-faith estimates of FV hereunder, it is understood and agreed by TW that the actual, ultimate yield is based on the vagaries of viticulture, weather, and other matters beyond the control of the parties, so the final tonnage resulting from the designated blocks may be more, or fewer, than is estimated by FV. If, for any reason, FV has grapes in excess of its requirements derived from the blocks that are not designated for TW, FV may offer such grapes to TW on the same terms and conditions as are set forth herein, and vice versa. In the event that the parties agree that TW shall purchase more than 50% of the tons of grapes estimated to be produced in any year, the percentage of excludable blocks hereunder shall be reduced to 15%.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 1 of 5

                            GRAPE PURCHASE AGREEMENT

3) TERM: This Agreement is effective as of the date first above written, and shall continue in full force and effect until the completion of deliveries of the grapes from the fifth harvest following the date on which notice of termination is given by either party. By way of illustration, if notice of termination were given on 15 June 2005, the Agreement would terminate upon the completion of the delivery of grapes from the harvest of 2009.

4) PRICE: During the term of this Agreement, the price shall be set annually based on the following formula: the base price, which shall also be the minimum price during the term of this Agreement, is $1,800/ton. In the 2005 harvest, the base price shall be multiplied by a percentage which is the lesser of the percentage change in (i) the weighted average grower returns for Pinot Noir in District Seven for transactions between unrelated parties between the immediately preceding two harvest years, as reported in the most recent Final Grape Crush Report published by the California Department of Food and Agriculture or (ii) the percentage change in the San Francisco Bay Area Consumer Price Index during the immediately preceding two twelve-month periods ending in August of the year with respect to which the calculation is made. Thereafter, the prior year's price shall become the base price for application of the foregoing formula. Notwithstanding the foregoing, the price shall not increase or decrease in any year by more than 5% when compared to the prior year's price. During the term hereof, TW may elect, by notice to FV delivered prior to 1 March of the calendar year of the harvest to which such election applies, that it desires to convert this Agreement to an acreage agreement, at a price of $6,300/acre plus all incremental costs for viticultural services specifically requested by TW.

PAYMENT TERMS: The purchase price shall be paid in full on or before December 1st of the year in which the harvest occurs.

PAYEE NAME:    Check Payable To:
               Franciscan Vineyards, Inc.
               801 Main Street
               St. Helena, California
               Tax ID# 94-2602962

5) FREIGHT: FV shall deliver the grapes to TW's designated winery at no cost to TW, provided such winery is no more than twenty miles from the vineyard. If it is more than twenty miles, the parties shall agree on a supplemental delivery charge.

6) SPECIFICATIONS: The Specifications for the grapes are set forth at Annex A hereto, and the parties shall agree in good faith to adjustments which may be necessitated by the patterns of the vintage and climate. Incremental costs will be shared as agreed in good faith between the parties.

7) HARVESTING: TW shall determine when the grapes are at their desired maturity and may be harvested, and shall so notify FV which shall, thereafter, harvest the grapes within a reasonable amount of time. TW may reject any grapes not delivered within twelve hours after being harvested.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 2 of 5

                            GRAPE PURCHASE AGREEMENT


8) GRAPE CONDTIONS

     A Weight: All grapes shall be weighed at delivery by a certified weighmaster where delivered, or at a scale agreed upon by FV and TW.

     B Mildew, Molds, Rot and/or MOG: Generally, any load with rot, mold, mildew, insects, animals, leaves, and materials other than grapes ("MOG") exceeding 2.0%, or volatile acidity levels greater than .015%, or raisining or sunburning greater than 3% may be rejected. TW and FV agree that the determination of the inspector of the California Department of Food and Agriculture, Fruit and Vegetable Quality Control, or a third party inspector agreed upon by FV and TW, shall be conclusive.

     C Fruit Quality: The grapes must be sound, fully mature, and of good characteristic color for high quality grapes of that variety. The grapes shall be in sanitary condition and, subject to the limitations in (8)(B), above, be free of mold, mildew, rot, insects, waterberry, volatile acid smell, sunburn, berry deterioration, raisining and MOG, or any other defect which could adversely affect the quality of table wine made from the grapes. FV warrants that the grapes provided hereunder are strictly first crop grapes. The quality of the finished wine is a direct result of the health of the grapes received. FV will strive to harvest fruit at less than 68(Degree) F and work with TW on a delivery schedule agreed upon by the parties.

          The grapes will be delivered in clean equipment suitable to protect the quality of the fruit. Bulk tanks and gondolas may not leak and those made of metal must have satisfactory food-grade interior surfaces to ensure that no bare iron will come in contact with the grapes.

     D Pesticides, Fertilizers, and Amendments. FV shall abide by federal, state and local laws, and follow all pesticide use regulations of the U.S. Environmental Protection Agency, the California Department of Pesticide Regulation, and local Agricultural Commissioner. FV shall abide by all fertilizer and amendment use regulations as set forth by the California Department of Food and Agriculture. Use or misuse of any such prohibited substance shall be an immediate and material breach of this Agreement and TW may reject the grapes or, if converted to juice or wine prior to discovery, the juice or wine.

     E Prior to harvest, or upon TW's request, FV must furnish TW documentation of all pesticides used during the season, consisting of either copies of all pesticide use reports pertaining to the grapes submitted by the FV, or on the FV's behalf, to the county agriculture commissioner. In the absence of such a report, TW may provide a form to be completed by FV, requiring the information TW reasonably deems necessary. No grapes will be accepted hereunder without proper pesticide use documentation.

     F Viticulture Plan: FV acknowledges and agrees that the quality of grapes delivered is of prime importance to TW, so TW has a material interest in the viticultural practices applied to such grapes. Unless otherwise directed, FV will continue to manage the vineyard using the same


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 3 of 5

                            GRAPE PURCHASE AGREEMENT


          viticultural practices as are currently used. FV and the TW shall cooperate in a mutual effort to obtain the highest quality grapes. FV undertakes and agrees to use viticultural practices that are consistent with producing grapes for premium quality wines in the district in which the grapes are grown, and will adhere to any specific viticultural plan agreed by the parties and set forth in the Specifications, as such may be amended from time to time.

     G In consultation with FV, the TW representative shall be allowed to enter and inspect FV's vineyard. Should any condition exist which would prohibit access to a particular vineyard, this situation should be clearly communicated to the TW representative.

9) Arbitration Of Disputes: If there is a dispute between FV and TW, the parties agree to meet in a good faith effort to resolve the disagreement. If there is no resolution, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding and judgment on said award may be entered in any court having jurisdiction thereof. The venue of arbitration shall be San Francisco, or in such other California city as the parties may mutually agree. The arbitration process will be completed within 90 days. FV shall not be relieved of its obligation to deliver all grapes covered by this Agreement by reason of any dispute hereunder.

10) Sale of Vineyard: This Agreement will survive any sale of the vineyard and be binding on the successor owner to FV.

11) Warranty of Grape Source and Variety: FV shall not deliver grapes from sources other than from those specifically contracted. FV shall maintain complete and accurate written records with respect to the source of fruit delivered to TW. FV further warrants that all grapes sold to TW shall not be mislabeled, nor shall they, at the time of delivery, constitute an item which could not be introduced into commerce under the Food, Drug and Cosmetic Act. Should FV breach this warranty, TW may refuse to accept delivery of any, or all, non-conforming grapes.

12) Warranty of Exclusive Sale and Encumbrances: FV represents that it has not sold, or contracted to sell, to any third party the grapes herein sold to TW, and that said grapes are now and will be kept free of any and all liens and encumbrances other than those necessary to assure TW's payment therefor.

13) Force majeure: If the business of either party is interfered with for any reason beyond such party's control, and such interference prevents the party's performance of hereunder, such party may suspend the performance of obligations by both parties under this Agreement for the period of time affected thereby with no obligation to deliver, accept, or pay for undelivered grapes.

14) Assignability: Subject to the provisions of paragraph 10, above, this Agreement may not be assigned by FV without the written consent of TW, which shall not be withheld unreasonably.

15) Right of First Refusal: If at any time during the term of this Agreement FV receives a bona fide third party offer (other than from an affiliate of FV) to purchase the vineyard, whether such offer was unsolicited or resulted from efforts by FV to sell the vineyard, before FV can accept such offer FV shall give TW notice of


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 4 of 5

                            GRAPE PURCHASE AGREEMENT


such offer and shall not enter into an agreement to sell the vineyard (or portion thereof) without first giving TW a right of first refusal, of at least 30 days duration, to purchase the vineyard (or portion thereof) on the same terms as set forth in such third party offer.


     TRIPLE WINES LLC                         FRANCISCAN VINEYARDS, INC.


     --------------------------------         ---------------------------------
     Signature                                Signature


     --------------------------------         ---------------------------------
     Print Name                               Print Name


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 5 of 5

                                                               Exhibit G to AEJV

                               FRANCISCAN ESTATES

                            GRAPE PURCHASE AGREEMENT

This grape purchase agreement effective this ___ day of _____, 2004 consists of the following terms and conditions and annexes hereto ("Agreement")

TW:        TRIPLE WINES LLC          GROWER:   FRANCISCAN VINEYARDS, INC.
(Buyer)    Address                   (Seller)  801 Main Street
           City, ST Zip                        St. Helena, California 94574


VINEYARD:  Pinnacles Vineyard
           Monterey County
           District 7
           Apellation


1) VARIETY: Pinot Noir and Chardonnay

2) BLOCK: Prior to 15 February each year during the term of this Agreement, Franciscan Vineyards, Inc. ("FV") will provide Triple Wines LLC ("TW") its reasonable estimate of the vineyard's total yield in the upcoming harvest, by block. Then, the parties will agree on the tonnage to be made available to TW, recognizing always that FV's requirements for grapes from the vineyard are paramount. TW and FV will then agree on the blocks to be designated as the source of grapes for TW during the upcoming harvest, on or before 1 March of each year during the term of this Agreement. TW may notify FV of the blocks of the vineyard from which it does not wish to receive grapes, provided that the blocks so identified do not account for more than 25% of the total, estimated tonnage yield of the vineyard. FV will then designate, from the remaining blocks, those from which the grapes sold hereunder will be obtained. Notwithstanding the reasonable, professional, good-faith estimates of FV hereunder, it is understood and agreed by TW that the actual, ultimate yield is based on the vagaries of viticulture, weather, and other matters beyond the control of the parties, so the final tonnage resulting from the designated blocks may be more, or fewer, than is estimated by FV. If, for any reason, FV has grapes in excess of its requirements derived from the blocks that are not designated for TW, FV may offer such grapes to TW on the same terms and conditions as are set forth herein, and vice versa. In the event that the parties agree that TW shall purchase more than 50% of the tons of grapes estimated to be produced in any year, the percentage of excludable blocks hereunder shall be reduced to 15%.

3) TERM: This Agreement is for a fixed term of five harvests, beginning with the harvest of 2005 and ending with the harvest of 2009. After the Harvest of 2009, this Agreement shall become a "one-harvest evergreen" agreement, which begins on 1 January of each calendar year. The Agreement may be terminated by either party at any time by giving written notice of termination to the other


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 1 of 5

                            GRAPE PURCHASE AGREEMENT


          party on or before December 31st of any year after the harvest of 2008, and such termination shall be effective at the completion of the harvest next following notice. By way of illustration, to terminate the agreement immediately after the harvest of 2009, notice would need to be given by December 31st, 2008.

4) PRICE: During the term of this Agreement, the price shall be set annually based on the following formula: For Pinot Noir, the base price, which shall also be the minimum price during the term of this Agreement, is $1,400/ton. For Chardonnay, the base price, which shall also be the minimum price during the term of this Agreement, is $1,000/ton. In the 2005 harvest, the base price shall be multiplied by a percentage which is the lesser of the percentage change in
(i) the weighted average grower returns for Pinot Noir in District Seven for transactions between unrelated parties between the immediately preceding two harvest years, as reported in the most recent Final Grape Crush Report published by the California Department of Food and Agriculture or (ii) the percentage change in the San Francisco Bay Area Consumer Price Index during the immediately preceding two twelve-month periods ending in August of the year with respect to which the calculation is made. Thereafter, the prior year's price shall become the base price for application of the foregoing formula. Notwithstanding the foregoing, the price shall not increase or decrease in any year by more than 5% when compared to the prior year's price.

PAYMENT TERMS: The purchase price shall be paid in full on or before December 1st of the year in which the harvest occurs.

PAYEE NAME:  Check Payable To:
             Franciscan Vineyards, Inc.
             801 Main Street
             St. Helena, California
             Tax ID# 94-2602962

5) FREIGHT: FV shall deliver the grapes to TW's designated winery at no cost to TW, provided such winery is no more than [number] miles from the vineyard. If it is more than [same number] miles, the parties shall agree on a supplemental delivery charge.

6) SPECIFICATIONS: The Specifications for the grapes are set forth at Annex A hereto, and the parties shall agree in good faith to adjustments which may be necessitated by the patterns of the vintage and climate. Incremental costs will be shared as agreed in good faith between the parties.

7) HARVESTING: TW shall determine when the grapes are at their desired maturity and may be harvested, and shall so notify FV which shall, thereafter, harvest the grapes within a reasonable amount of time. TW may reject any grapes not delivered within twelve hours after being harvested.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 2 of 5

                            GRAPE PURCHASE AGREEMENT


8) GRAPE CONDTIONS

     A Weight: All grapes shall be weighed at delivery by a certified weighmaster where delivered, or at a scale agreed upon by FV and TW.

     B Mildew, Molds, Rot and/or MOG: Generally, any load with rot, mold, mildew, insects, animals, leaves, and materials other than grapes ("MOG") exceeding 2.0%, or volatile acidity levels greater than .015%, or raisining or sunburning greater than 3% may be rejected. TW and FV agree that the determination of the inspector of the California Department of Food and Agriculture, Fruit and Vegetable Quality Control, or a third party inspector agreed upon by FV and TW, shall be conclusive.

     C Fruit Quality: The grapes must be sound, fully mature, and of good characteristic color for high quality grapes of that variety. The grapes shall be in sanitary condition and, subject to the limitations in (8)(B), above, be free of mold, mildew, rot, insects, waterberry, volatile acid smell, sunburn, berry deterioration, raisining and MOG, or any other defect which could adversely affect the quality of table wine made from the grapes. FV warrants that the grapes provided hereunder are strictly first crop grapes. The quality of the finished wine is a direct result of the health of the grapes received. FV will strive to harvest fruit at less than 68(Degree) F and work with TW on a delivery schedule agreed upon by the parties.

          The grapes will be delivered in clean equipment suitable to protect the quality of the fruit. Bulk tanks and gondolas may not leak and those made of metal must have satisfactory food-grade interior surfaces to ensure that no bare iron will come in contact with the grapes.

     D Pesticides, Fertilizers, and Amendments. FV shall abide by federal, state and local laws, and follow all pesticide use regulations of the U.S. Environmental Protection Agency, the California Department of Pesticide Regulation, and local Agricultural Commissioner. FV shall abide by all fertilizer and amendment use regulations as set forth by the California Department of Food and Agriculture. Use or misuse of any such prohibited substance shall be an immediate and material breach of this Agreement and TW may reject the grapes or, if converted to juice or wine prior to discovery, the juice or wine.

     E Prior to harvest, or upon TW's request, FV must furnish TW documentation of all pesticides used during the season, consisting of either copies of all pesticide use reports pertaining to the grapes submitted by the FV, or on the FV's behalf, to the county agriculture commissioner. In the absence of such a report, TW may provide a form to be completed by FV, requiring the information TW reasonably deems necessary. No grapes will be accepted hereunder without proper pesticide use documentation.

     F Viticulture Plan: FV acknowledges and agrees that the quality of grapes delivered is of prime importance to TW, so TW has a material interest in the viticultural practices applied to such grapes. Unless otherwise directed, FV will continue to manage the vineyard using the same


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 3 of 5

                            GRAPE PURCHASE AGREEMENT


          viticultural practices as are currently used. FV and the TW shall cooperate in a mutual effort to obtain the highest quality grapes. FV undertakes and agrees to use viticultural practices that are consistent with producing grapes for premium quality wines in the district in which the grapes are grown, and will adhere to any specific viticultural plan agreed by the parties and set forth in the Specifications, as such may be amended from time to time.

     G In consultation with FV, the TW representative shall be allowed to enter and inspect FV's vineyard. Should any condition exist which would prohibit access to a particular vineyard, this situation should be clearly communicated to the TW representative.

9) Arbitration Of Disputes: If there is a dispute between FV and TW, the parties agree to meet in a good faith effort to resolve the disagreement. If there is no resolution, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding and judgment on said award may be entered in any court having jurisdiction thereof. The venue of arbitration shall be San Francisco, or in such other California city as the parties may mutually agree. The arbitration process will be completed within 90 days. FV shall not be relieved of its obligation to deliver all grapes covered by this Agreement by reason of any dispute hereunder.

10) Sale of Vineyard: This Agreement will survive any sale of the vineyard and be binding on the successor owner to FV.

11) Warranty of Grape Source and Variety: FV shall not deliver grapes from sources other than from those specifically contracted. FV shall maintain complete and accurate written records with respect to the source of fruit delivered to TW. FV further warrants that all grapes sold to TW shall not be mislabeled, nor shall they, at the time of delivery, constitute an item which could not be introduced into commerce under the Food, Drug and Cosmetic Act. Should FV breach this warranty, TW may refuse to accept delivery of any, or all, non-conforming grapes.

12) Warranty of Exclusive Sale and Encumbrances: FV represents that it has not sold, or contracted to sell, to any third party the grapes herein sold to TW, and that said grapes are now and will be kept free of any and all liens and encumbrances other than those necessary to assure TW's payment therefor.

13) Force majeure: If the business of either party is interfered with for any reason beyond such party's control, and such interference prevents the party's performance of hereunder, such party may suspend the performance of obligations by both parties under this Agreement for the period of time affected thereby with no obligation to deliver, accept, or pay for undelivered grapes.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 4 of 5

                            GRAPE PURCHASE AGREEMENT


14) Assignability: Subject to the provisions of paragraph 10, above, this Agreement may not be assigned by FV without the written consent of TW, which shall not be withheld unreasonably.

     TRIPLE WINES LLC                       FRANCISCAN VINEYARDS, INC.


     --------------------------------       ---------------------------------
     Signature                              Signature


     --------------------------------       ---------------------------------
     Print Name                             Print Name


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 5 of 5

                                                               Exhibit H to AEJV

                               FRANCISCAN ESTATES

                            GRAPE PURCHASE AGREEMENT

This grape purchase agreement effective this ___ day of ______, 2004 consists of the following terms and conditions and annexes hereto an "Agreement"

FV:       FRANCISCAN VINEYARDS, INC.         TW:        TRIPLE WINES LLC
(Buyer)   801 Main Street                    (Seller)   Address
          St. Helena, California 94574                  City, ST Zip


1)  VINEYARD:  Oakville Ranch
               Address
               District: 4
               Apellation

VARIETY: Cabernet Sauvignon, Merlot, Cabernet Franc, Malbec and Petit Verdot


2) BLOCK: [_] During the term of this Agreement, FV will purchase an annually decreasing share of the total production of the vineyard. From the 2005 harvest, FV will purchase approximately: 65% of the tons of the foregoing varieties (expected to total 614 tons); from the 2006 harvest, 58% (expected to total 587 tons); from the 2007 harvest, 43% (expected to total 553 tons); from the 2008 harvest, 24% (expected to total 273 tons); from the 2009 harvest, 15% (expected to total 176 tons). Prior to 15 February each year during the term of this Agreement, TW will provide FV its reasonable estimate of the vineyard's total yield in the upcoming harvest, by block. Then, the parties will agree on the tonnage to be made available to FV. TW and FV will then agree on the blocks to be designated as the source of grapes for TW during the upcoming harvest, on or before 1 March of each year during the term of this Agreement. FV may notify TW of the blocks of the vineyard from which it does not wish to receive grapes, provided that the blocks so identified do not account for more than 15% of the total, estimated tonnage yield of the vineyard. TW will then designate, from the remaining blocks, those from which the grapes sold hereunder will be obtained. Notwithstanding the reasonable, professional, good-faith estimates of TW hereunder, it is understood and agreed by FV that the actual, ultimate yield is based on the vagaries of viticulture, weather, and other matters beyond the control of the parties, so the final tonnage resulting from the designated blocks may be more, or fewer, than is estimated by TW. If, for any reason, TW has grapes in excess of its requirements derived from the blocks that are not designated for FV, TW may offer such grapes to FV on the same terms and conditions as are set forth herein, and vice versa. Notwithstanding the foregoing, in the event that FV accepts grapes from any of the excluded blocks, the price therefor shall be reduced by 10%, and the provision in paragraph 4, below, that prices shall not drop below the base price, shall not apply with respect to any such purchases by FV.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 1 of 5

                            GRAPE PURCHASE AGREEMENT


3) TERM: This Agreement is for a fixed term of five harvests, beginning with the harvest of 2005 and ending with the harvest of 2009. After the Harvest of 2009, this Agreement shall become a "one-harvest evergreen" agreement, which begins on 1 January of each calendar year. The Agreement may be terminated by either party at any time by giving written notice of termination to the other party on or before December 31st of any year after the harvest of 2008, and such termination shall be effective at the completion of the harvest next following notice. By way of illustration, to terminate the agreement immediately after the harvest of 2009, notice would need to be given by December 31st, 2008.

4. PRICE: During the term of this Agreement, the base price for Cabernet Sauvignon shall be $4,011 per ton; for Merlot, the base price shall be $2,715 per ton; for Cabernet Franc, the base price shall be $3,861; for Malbec, the base price shall be $3,915 per ton; for Petit Verdot, the base price shall be $5,035 per ton. The price of those varieties shall not be reduced below such base prices, and shall be set annually, based on the following formula: for the 2005 harvest, the price shall be the lesser of (i) the weighted average grower returns for Cabernet Sauvignon and Merlot, as appropriate, in District Four for transactions between unrelated parties in the immediately preceding harvest year, as reported in the most recent Final Grape Crush Report published by the California Department of Food and Agriculture or (ii) the base price, adjusted by the percentage change in the San Francisco Bay Area Consumer Price Index during the immediately preceding two twelve-month periods ending in August of the year with respect to which the calculation is made. Thereafter, the prior year's price shall become the base price for application of the formula described in 4(ii), above. Notwithstanding the foregoing, the price shall not increase or decrease in any year by more than 5% when compared to the prior year's price.

PAYMENT TERMS: The purchase price shall be paid in full on or before December 1st of the year in which the harvest occurs.

PAYEE NAME:       Check Payable To:
                  Triple Wines LLC
                  [address]
                  Tax ID# 20-1259866

5) FREIGHT: TW shall deliver the grapes to FV's designated winery at no cost to FV, provided such winery is no more than twenty miles from the vineyard. If it is more than twenty miles, the parties shall agree on a supplemental delivery charge.

6) SPECIFICATIONS: The Specifications for the grapes are set forth at Annex A hereto, and the parties shall agree in good faith to adjustments which may be necessitated by the patterns of the vintage and climate. Incremental costs will be shared as agreed in good faith between the parties.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 2 of 5

                            GRAPE PURCHASE AGREEMENT


7) HARVESTING: FV shall determine when the grapes are at their desired maturity and may be harvested, and shall so notify TW, which shall, thereafter, harvest the grapes within a reasonable amount of time. FV may reject any grapes not delivered within twelve hours after being harvested.

8) GRAPE CONDTIONS

     A Weight: All grapes shall be weighed at delivery by a certified weighmaster where delivered, or at a scale agreed upon by TW and FV.

     B Mildew, Molds, Rot and/or MOG: Generally, any load with rot, mold, mildew, insects, animals, leaves, and materials other than grapes ("MOG") exceeding 2.0%, or volatile acidity levels greater than .015%, or raisining or sunburning greater than 3% may be rejected. FV and TW agree that the determination of the inspector of the California Department of Food and Agriculture, Fruit and Vegetable Quality Control, or a third party inspector agreed upon by TW and FV, shall be conclusive.

     C Fruit Quality: The grapes must be sound, fully mature, and of good characteristic color for high quality grapes of that variety. The grapes shall be in sanitary condition and, subject to the limitations in (8)(B), above, be free of mold, mildew, rot, insects, waterberry, volatile acid smell, sunburn, berry deterioration, raisining and MOG, or any other defect which could adversely affect the quality of table wine made from the grapes. TW warrants that the grapes provided hereunder are strictly first crop grapes. The quality of the finished wine is a direct result of the health of the grapes received. TW will strive to harvest fruit at less than 68(Degree) F and work with FV on a delivery schedule agreed upon by the parties.

          The grapes will be delivered in clean equipment suitable to protect the quality of the fruit. Bulk tanks and gondolas may not leak and those made of metal must have satisfactory food-grade interior surfaces to ensure that no bare iron will come in contact with the grapes.

     D Pesticides, Fertilizers, and Amendments. TW shall abide by federal, state and local laws, and follow all pesticide use regulations of the U.S. Environmental Protection Agency, the California Department of Pesticide Regulation, and local Agricultural Commissioner. TW shall abide by all fertilizer and amendment use regulations as set forth by the California Department of Food and Agriculture. Use or misuse of any such prohibited substance shall be an immediate and material breach of this Agreement and FV may reject the grapes or, if converted to juice or wine prior to discovery, the juice or wine.

     E Prior to harvest, or upon FV's request, TW must furnish FV documentation of all pesticides used during the season, consisting of either copies of all pesticide use reports pertaining to the grapes submitted by the TW, or on the TW's behalf, to the county agriculture commissioner. In the absence of such a report, FV may provide a form to be completed by TW, requiring the information FV reasonably deems necessary. No grapes will be accepted hereunder without


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 3 of 5

                            GRAPE PURCHASE AGREEMENT


          proper pesticide use documentation.

     F Viticulture Plan: TW acknowledges and agrees that the quality of grapes delivered is of prime importance to FV, so FV has a material interest in the viticultural practices applied to such grapes. Unless otherwise directed, TW will continue to manage the vineyard using the same viticultural practices as are currently used. TW and the FV shall cooperate in a mutual effort to obtain the highest quality grapes. TW undertakes and agrees to use viticultural practices that are consistent with producing grapes for premium quality wines in the district in which the grapes are grown, and will adhere to any specific viticultural plan agreed by the parties and set forth in the Specifications, as such may be amended from time to time.

     G In consultation with TW, the FV representative shall be allowed to enter and inspect TW's vineyard. Should any condition exist which would prohibit access to a particular vineyard, this situation should be clearly communicated to the FV representative.

9) Arbitration of Disputes: If there is a dispute between TW and FV, the parties agree to meet in a good faith effort to resolve the disagreement. If there is no resolution, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding and judgment on said award may be entered in any court having jurisdiction thereof. The venue of arbitration shall be San Francisco, or in such other California city as the parties may mutually agree. The arbitration process will be completed within 90 days. TW shall not be relieved of its obligation to deliver all grapes covered by this Agreement by reason of any dispute hereunder.

10) Sale of Vineyard: This Agreement will survive any sale of the vineyard and be binding on the successor owner to TW.

11) Warranty of Grape Source and Variety: TW shall not deliver grapes from sources other than from those specifically contracted. TW shall maintain complete and accurate written records with respect to the source of fruit delivered to FV. TW further warrants that all grapes sold to FV shall not be mislabeled, nor shall they, at the time of delivery, constitute an item which could not be introduced into commerce under the Food, Drug and Cosmetic Act. Should TW breach this warranty, FV may refuse to accept delivery of any, or all, non-conforming grapes.

12) Warranty of Exclusive Sale and Encumbrances: TW represents that it has not sold, or contracted to sell, to any third party the grapes herein sold to FV, and that said grapes are now and will be kept free of any and all liens and encumbrances other than those necessary to assure FV's payment therefor.

13) Force majeure: If the business of either party is interfered with for any reason beyond such party's control, and such interference prevents the party's performance of hereunder, such party may suspend the performance of obligations by both parties under this Agreement for the period of time affected thereby with no obligation to deliver, accept, or pay for undelivered grapes.


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 4 of 5

                            GRAPE PURCHASE AGREEMENT


14) Assignability: Subject to the provisions of paragraph 10, above, this Agreement may not be assigned by TW without the written consent of FV, which shall not be withheld unreasonably.

     TRIPLE WINES LLC                           FRANCISCAN VINEYARDS, INC.


     --------------------------------           --------------------------------
     Signature                                  Signature


     --------------------------------           --------------------------------
     Print Name                                 Print Name


Initials_____/_____                                    Contract Number:________
         TW  / FV                                                   Page 5 of 5

                                                             Exhibit I-1 to AEJV

             RATIFICATION AND AMENDMENT OF GRAPE PURCHASE AGREEMENT

This Ratification and Amendment of Grape Purchase Agreement, effective this
   day          , 2004 ("Agreement"), by and among Huneeus-Chantre Properties,
LLC, a California limited liability company with an address at PO Box 407, Rutherford, California 94573 ("Grower"), Constellation Brands, Inc., a Delaware corporation with offices at 390 Woodcliff Office Park, Fairport, New York 14610 ("CBI"), Triple Wines LLC, a California limited liability company with offices at Napa, California ("TW") and Franciscan Vineyards, Inc., a Delaware corporation with offices at 801 Main Street, St. Helena, California 94574 ("FV")


WITNESSETH:

WHEREAS, Grower, FVI and CBI entered into a Grape Purchase Agreement as of June 4, 1999, by which FVI purchases Cabernet Sauvignon, Merlot, Cabernet Franc, Malbec and Petit Verdot grapes from Grower's Quintessa vineyards ("GPA"), and

WHEREAS, FVI has notified Grower of its election to terminate the GPA effective at the end of the 2006 harvest, and the parties hereto desire to set forth the terms and conditions that will govern their relationship under the GPA from the date first above written to the end of the GPA's term, and

WHEREAS, FVI has a continuing obligation to purchase Grapes (as defined in the GPA) under the GPA through the 2006 harvest, and

WHEREAS, Grower has, directly or indirectly, contributed the GPA to TW, in which Grower and FVI are members directly, or indirectly through affiliates, and

WHEREAS, FVI requires grapes of the type and quality of Grapes until the expiration of the GPA, and

WHEREAS, TW is willing to continue to provide Grapes to FVI in accordance with the GPA as modified by the terms and conditions set forth herein, and

WHEREAS, the parties desire to amend the GPA,

NOW, THEREFORE, the parties agree and do hereby agree to the following terms and conditions of this Agreement.

1. Grower hereby records its contribution of the GPA to TW as a capital contribution. CBI and FVI hereby consent to such contribution and acknowledge that their respective rights, duties, obligations and benefits under the GPA run to, and flow from, TW.

2. Notwithstanding the said capital contribution, TW is, during the term of this Agreement, limited to the following total quantities of Grapes, which shall be comprised of Cabernet Sauvignon, Merlot, Cabernet Franc, Malbec and Petit Verdot in tonnages to be agreed between FVI and TW, it being understood and agreed that FVI's requirements shall always take precedence over those of TW during the term of this Agreement and the GPA:

                           2005 Harvest:  262 tons
                           2006 harvest:  281 tons

3. FVI shall purchase from TW the balance of the crop. FVI has no obligation to purchase hereunder more Grapes than it is obliged to purchase under the GPA.

4. FVI undertakes and agrees to purchase Grapes hereunder from TW, at the price per varietal calculated in accordance with paragraph 5, infra.

5.   Section 3 of the GPA is deleted, and the following substituted therefor:
     "During the term of this Agreement, the price shall be set annually based on the following formula: the base price, which shall also be the minimum price during the term of this Agreement, and the price for the 2005 harvest, is $4,011/ton for Cabernet Sauvignon, $2,715/ton for Merlot, $3,861 for Cabernet Franc, $3,915 for Malbec, and $5,035 for Petit Verdot. In the 2006 harvest, the base price shall be multiplied by a percentage which is the lesser of the percentage change in (i) the weighted average grower returns for the relevant varietal in District 4 for transactions between unrelated parties between the immediately preceding two harvest years, as reported in the California Department of Food and Agriculture's most recent Grape Crush Report or (ii) the percentage change in the San Francisco Bay Area Consumer Price Index during the immediately preceding two twelve-month periods ending in August of the year with respect to which the calculation is made. Thereafter, the prior year's price shall become the base price for application of the foregoing formula. Notwithstanding the foregoing, the price shall not increase or decrease in any year by more than 5% when compared to the prior year's price."

6. The obligation of FVI to purchase wine for blending under Section 2.2 is hereby terminated. The termination of this obligation for the 2004 harvest is hereby ratified and confirmed by Grower, nunc pro tunc.

7. The obligation of CBI to provide a guarantee of FVI's performance, provided for in Section 14, is hereby terminated.

8. FVI and TW shall meet promptly after execution of this Agreement to review the current block designations of the Property (as defined in the GPA) developed pursuant to Section 2.3 of the GPA and, if appropriate, to redesignate them. Further, FVI and TW shall designate two blocks to be farmed to produce greater yields in the 2005 and 2006 harvests. If FVI is satisfied with the quality of the grapes produced on such blocks utilizing the modified viticultural practices, FVI and TW may, at FVI's election, enter into FVI's standard grape purchase agreement pursuant to which FVI shall purchase the grapes from such blocks during the harvest years 2007-2011, inclusive. The pricing formula set forth in paragraph 4, supra, shall be used to calculate the price per ton of such grapes.

9. The parties hereby ratify and confirm the GPA, except to the extent that it is modified hereby. In the event of a conflict between the terms of the GPA and those of this Agreement, the terms hereof shall apply. Further, the parties acknowledge that the GPA and this Agreement terminate, effective at the conclusion of the harvest in 2006.


IN WITNESS WHEREOF, the parties have caused their corporate names to be affixed hereto as of the date first above written.


FRANCISCAN VINEYARDS, INC.          CONSTELLATION BRANDS, INC.


BY:___________________________      BY:__________________________


TRIPLE WINES LLC                    HUNEEUS-CHANTRE PROPERTIES, LLC


BY:___________________________      BY:________________________________

                                                             Exhibit I-2 to AEJV

THIS AMENDMENT TO GRAPE PURCHASE AGREEMENT, effective this    day of          ,
2004, by and among Franciscan Vineyards, Inc., a Delaware corporation with offices at 801 Main Street, St. Helena, California 94574 ("FVI"), H/Q Vineyards LLC, a Delaware limited liability company ("Grower") , and Constellation Brands, Inc., a Delaware corporation with offices at 370 Woodcliff Drive, Fairport, New York 14450 (formerly known as Canandaigua Brands, Inc.) ("CBI")

WITNESSETH:

WHEREAS, FVI, Grower and CBI entered into a grape purchase agreement as of 4 June 1999 pursuant to which Grower provides grapes from its Lewis vineyard to FVI ("GPA"), and

WHEREAS, Grower has, at the request of FVI, undertaken certain additional viticultural expenditures for the improvement of the quality of Grapes sold to FVI pursuant to the GPA, and

WHEREAS, Grower desires to be compensated therefor,

NOW, THEREFORE, the parties agree and do hereby agree as follows:

1. Section 3 of the GPA is hereby modified by the addition, at the end thereof, of the following sentence:

"The price for Grapes delivered hereunder from harvest years 2005 and 2006 shall be increased, in each such year, by the amount of $479,850."

2.   No other provisions of the GPA are hereby changed or modified.


IN WITNESS WHEREOF, FVI, Grower and CBI have caused their corporate names to be affixed hereto as of the date first above written.


FRANCISCAN VINEYARDS, INC.          H/Q VINEYARDS LLC


BY:__________________________       BY:_____________________


CONSTELLATION BRANDS, INC.


BY:__________________________

                                                               Exhibit J to AEJV
Newco
address




Gentlemen:

This is to confirm that, if Triple Wines, LLC ("TW") desires to add an Australian or New Zealand wine ("Wines") to its portfolio, Constellation Brands, Inc. ("CB") will place its wineries in those countries at the disposal of TW for the production of such Wines.

It is the intent of the parties that the trademark for such Wines will be owned by TW, and that the production will be done pursuant to a standard form CB production agreement.

Please indicate your consent to these principles by executing and returning to me a copy of this letter.


Very truly yours,
CONSTELLATION BRANDS, INC.


By:____________________________



Agreed this    day of          , 2004
[newco]


by:_________________________________________
         Agustin F. Huneeus

                                                               Exhibit K to AEJV


                           CUSTOM PROCESSING AGREEMENT

THIS AGREEMENT is made and entered into this __ day of ____________, 2004 ("Agreement"), by and between TRIPLE WINES LLC, a California limited liability corporation with offices at ___________________________, Napa, California ("TW"), and FRANCISCAN VINEYARDS, INC., a Delaware corporation with offices at 1178 Galleron Road, St. Helena, California ("FV")

                                   WITNESSETH:

WHEREAS, FV possesses the experience, skill, and equipment necessary to receive, crush, process grapes into wine, blend wine and provide such other services as may be agreed with TW ("Services"), in accordance with TW's specifications to be set forth at Annex A ("Specifications"), as mutually agreed by the parties, and

WHEREAS, TW desires FV to provide the Services,

NOW, THEREFORE, TW and FV agree and do hereby agree to the following terms and conditions of this Agreement:

1. Nature of Agreement

TW agrees to deliver grapes to FV, annually during the term of this Agreement, the tonnages and varieties of which will be agreed on or before 1 March of each year, with respect to which FV will render the Services, or such of the Services as TW shall require, in accordance with available capacity beyond the needs of its own requirements.

2. Responsibilities of Parties

TW agrees to deliver, or cause to be delivered, grapes to FV's Estancia winery at Soledad, California or FV's Franciscan Winery at Napa, California ("Winery"), as directed by FV. FV shall render the Services and store the finished wine until removed by TW. TW shall be responsible for arranging and paying for removal of the wine from the Winery as agreed herein.

3. Processing Charges and Fees

TW will pay FV, for all Services rendered hereunder, a fee equal to the lesser of (a) FV's costs for performing the Services (or other services) plus twelve percent (12%), or (b) prevailing market prices for similar services. All payments will be made hereunder within 30 days from the date of FV's invoice therefor, or at the time of removal of the wine from the Winery, whichever is earlier.

4. Grape Quality

FV shall inspect all grapes delivered to the Winery for processing, and notify TW if the grapes will not, in the opinion of FV, make wine conforming to the Specifications.

In the event that any grapes received cannot, in FV's judgment, be processed into wine consistent with the Specifications, FV shall promptly notify TW of its opinion, identifying the grapes and stating its reasons.

5. Wine Quality

FV hereby warrants that wine produced from grapes delivered by TW under this Agreement shall be uncontaminated and unadulterated during the production process, and that such process shall produce wine which fully conforms to the Specifications. FV further warrants that the wine shall be of merchantable quality and free from defects. Further, wine produced for TW under this Agreement shall be produced in accordance with all applicable Federal and State laws and regulations.

6. TW To Pay For Grapes

TW represents and warrants to FV that TW shall make prompt and complete payment to growers for grapes delivered to FV in connection with this Agreement and will hold FV harmless from any claims by growers with respect to such grapes.

7. Policy of Insurance

TW shall provide, at its sole cost and expense, a policy of insurance covering the wine stored by FV under this Agreement against destruction by fire, theft, vandalism, act of God, or other cause, for the period of time during which such wine remains in storage at the Winery.

     A. The policy of insurance to be obtained by TW pursuant hereto shall name FV as a co-insured. Payment to FV in the event of a loss or destruction of the wine while in storage shall not be subject to, or reduced in any manner by, the deductible provisions of the policy.

     B. TW shall furnish to FV a copy of the certificate naming FV as a co-insured and shall further furnish to FV proof that premiums due under the policy have been timely paid.

     C. FV shall be provided thirty (30) days prior notice of any cancellation or modification of this policy.

TW agrees to indemnify and hold FV harmless from and against any claim, action, loss, cost, damage, or expense, including reasonable attorneys' fees, arising out of TW's sale or other use of the wine made pursuant hereto, except when such claim, action, loss, cost, damage or expense is due to FV's failure to follow the Specifications. FV agrees to indemnify and hold TW harmless from and against any claim, action, loss, cost, damage or expense, including reasonable attorneys' fees, arising out of FV's negligence, or failure to follow the Specifications.

8. Scheduling and Delivery of Grapes

The daily tonnage of grapes to be delivered to the Winery shall be scheduled by FV and TW, weekly in advance. Deliveries, crushing, processing, and shipping are to be done during FV's normal working hours.

9. Removal of Wine by TW

TW agrees that it shall complete the removal of all wine stored at the Winery under this Agreement not later than _________________.

10. Tax Payment

TW expressly agrees that it shall be solely liable for the payment of all Federal, State, and local taxes and fees that may be charged, levied, or assessed by reason of the conversion of grapes into wine pursuant to this Agreement. Any and all such taxes shall be paid prior to any tax-paid removal of the wine from FV facilities.

11. Reporting to State of California

TW shall, in a timely manner, report to the Department of Agriculture, State of California, all grape tonnages delivered to FV as well as purchase prices, by variety, by pricing district, as required by law. TW shall also be responsible for timely payment to the State of California of any wine grape assessment that may be in effect on grapes crushed by wineries in California.

12. TW Right of Inspection

TW representatives may review quality control with FV personnel throughout the entire processing operation; coordinate receiving and shipping schedules; inspect all conveyances; receive and approve all paperwork to ensure proper completion of shipping papers, balance weight tags, reconcile yields, and obtain samples at various stages for quality control. TW representatives shall be admitted to FV's premises during normal working hours for these purposes upon proper notification to FV.

13. Failure to Perform Due to Certain Causes

Neither party shall be required to perform or be liable for failure to perform if such non-performance is occasioned by strikes, acts of God, action of the elements, equipment failure, crop failure, or other causes beyond the control of the party so unable to perform; and it is specifically agreed that neither party hereto shall be obligated to meet or conform to any labor demands in order to avoid or terminate any labor dispute in effect or threatened.

14. Replacement

In the event that FV does not produce wine conforming to the Specifications, FV shall, at its own cost and expense, replace any defective or nonconforming wine, where defect or nonconformity has resulted from FV's failure to follow the Specifications or, at FV's option, to pay TW's net profit expected on such wine, as set forth in the books of TW.

15. No Joint Venture

It is understood, agreed, and intended by the parties that in performing this Agreement the parties are each separately and independently carrying out their respective businesses, that the Agreement does not and shall not create or constitute a partnership or joint venture between them, and that each is and shall be as to each other an independent contractor and not an employee. This Agreement shall at all times be read, interpreted, and applied in accordance with that intent.

Any changes in this Agreement that may be reasonably required to carry out the understanding and intent of the parties shall be promptly embodied in a supplement or amendment to this Agreement to be signed by both parties and shall be effective from the date of commencement of this Agreement.

16. Right to Assign Agreement

Except as expressly permitted herein, the parties hereto expressly agree that no obligation or right to receive performance under this Agreement shall be assignable or otherwise transferable by either party to this Agreement, except upon the prior written consent of the other party to such assignment or transfer. Notwithstanding the foregoing, such consent shall not be required where (i) either party assigns this agreement to an affiliate of such party, provided such assigning party shall not be relieved of its obligations hereunder, and (ii) either party assigns this agreement to any purchaser of all or substantially all of the assets of such party.

17. Term and Termination

This Agreement begins on the date first set forth above, and terminates on 28 February 2009. If no notice is given prior to 31 August 2008, this Agreement shall be automatically renewed for successive five-year terms, until either party gives to the other notice of intent to terminate the Agreement, prior to the 31 August immediately preceding the end of the then-current five year term.

The parties expressly agree that in addition to any other right or condition of termination set forth above, this Agreement may be terminated at any time, as follows:

     A. If either party to this Agreement makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankruptcy, then rights granted hereunder shall forthwith cease and terminate without any prior notice or legal action by the other party.

     B. In the event that either party to this Agreement fails to comply with any other provision of this Agreement, the party not in default may, at its option, within thirty (30) days of such breach, give written notice of its intention to terminate this Agreement at the end of thirty (30) days from the date on which such notice is received by the party in default. The notice of intended termination shall be personally served upon the party in default or sent to its address in the manner provided in the article of this Agreement entitled "Notices." If the party in default shall correct the breach or breaches identified in the notice within such thirty (30) day period following service of the notice, the contract shall remain in full force and effect between the parties.

18. Notices

Any notices, other than notices of changes to the Specifications, which are required to be sent or permitted to be given to another party under this Agreement shall be in writing, and shall be provided in person or sent by certified U.S. mail with return receipt to the recipient party at the address shown below. Notices are effective upon receipt. Two copies of any notice must be sent to TW and FV as provided herein. Addresses for the sending of notices are as follows:

     FV   Franciscan Vineyards, Inc.
          [address, fax and telephone]


     TW   Triple Wines LLC
          [address, fax and telephone]

19. Modification of Agreement

This Agreement may be modified or amended only in written form signed by both parties, or by the successor in interest of one or both, if any. Any purported modification or amendment of this Agreement which does not comply with this procedure shall be void and of no force or effect.

20. Agreement Binding on Successors

This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their permitted successors and assigns.

21. Time is of the Essence

Time is of the essence in the performance of all obligations under this contract, unless the parties have expressly agreed otherwise in this document, or in any subsequently executed document conforming to the article of this Agreement governing modifications.

22. Article Headings

The titles contained in article headings of this Agreement are merely for convenience and are not intended to give notice of all of the matter in the articles following such titles. Said titles do not constitute any part of this Agreement and are not to be considered in its interpretation.

23. Severability of Agreement

If any part or parts of this Agreement are found to be illegal or unenforceable, the remainder shall be considered severable, shall remain in full force and effect, and shall be enforceable.

24. Governing Law

This Agreement shall be governed by, construed, and enforced in accordance with, and be subject to, the laws of the State of California, and is solely justiciable in the Federal courts sitting at San Francisco, California.

25. Entire Agreement

This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof, and no representations or understandings other than those herein expressed shall add to, vary, or modify the agreement between the parties with respect to the subject of this Agreement unless such addition, variance, or modification is made in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have set their hands hereunto the day and year first hereinabove first written.


FRANCISCAN VINEYARDS, INC.          TRIPLE WINES, LLC


By:  ________________________       By:  ____________________________

Its:  _________________________     Its:  ____________________________

                                                               Exhibit M to AEJV








                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                                 VENTURECO, LLC









                         Dated as of ________ ___, 2004

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 VENTURECO, LLC


     This Amended and Restated Limited Liability Company Agreement of VentureCo, LLC, a Delaware limited liability company (the "Company"), dated as of ________, 2004, is made by and among the Persons listed on Schedule I hereto, as amended from time to time (individually, a "Member" and, collectively, together with any additional members hereafter admitted to the Company in accordance with this Limited Liability Company Agreement, the "Members").

                              W I T N E S S E T H:

     WHEREAS, on _______, 2004, _________________, as the sole Member of the
Company (the "Initial Member"), caused the Company to be formed by filing a Certificate of Formation with the Delaware Secretary of State; and

     WHEREAS, on ______, 2004 the Initial Member executed a Limited Liability Company Agreement pursuant to the Act (the "Original Limited Liability Company Agreement"); and

     WHEREAS, the parties hereto desire to amend the Original Limited Liability Company Agreement, and to restate such agreement in its entirety as herein set forth (this "Agreement"), in order to define and express all of their respective rights and obligations with respect to the operation of the Company as a limited liability company within the meaning of Section 18-101(7) of the Act (as defined below); and

     WHEREAS, the parties hereto desire to be bound by the terms of this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1.1. Definitions. As used in this Agreement, the following terms shall have the meanings specified (terms in the singular to have the correlative meaning in the plural and vice versa):

     "Act" means the Delaware Limited Liability Company Act set forth in Title 6 of the Delaware Code (6 Del. C.ss.18-101, et seq.), as amended from time to time.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Assistance Agreement" means the Assistance Agreement between the Company and DBR dated ______, as that agreement may be amended form time-to-time.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day on which banking institutions in San Francisco, California and Paris, France are not authorized or obligated by law to close.

     "Capital Account" means the individual accounts established and maintained pursuant to Section 8.1 hereof.

     "Capital Contribution" for each Member means the aggregate of any cash, cash equivalents and the fair market value of property that a Member contributes to the Company pursuant to Article VIII.

     "CBI" means Constellation Brands, Inc., a Delaware corporation.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State on _____, 2004, in the form set forth on Annex A hereto.

     "Change of Control" means,

     (A) with respect to CBI, the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended - the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that no voting stock or other equity held by any member of the Sands family shall be included in any such beneficial ownership), directly or indirectly, of more than 50% of the total outstanding voting stock or voting equity of CBI; (2) individuals who on the date hereof constituted the board of directors of CBI, together with any new directors whose election to such board or whose nomination for election by the stockholders of CBI was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such board of directors then in office; (3) CBI consolidates with or merges with or into any other Person or conveys, transfers or leases all or substantially all of its assets to any other Person, or any corporation consolidates with or merges into or with CBI, in any such event pursuant to a transaction in which the outstanding voting stock or voting equity of CBI is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or voting equity of CBI is not changed or exchanged at all, except to the extent necessary to reflect a change in the jurisdiction of incorporation of CBI or where no "person" or "group" (excluding members of the Sands family) owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding voting stock or voting equity of the surviving corporation; or (4) CBI is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     (B) with respect to HVL, the occurrence of any event or series of events that results in a majority of the voting or economic interests of the members being held by Persons who are not Agustin Huneeus, his spouse or descendants or trusts for their benefit or entities controlled by them or by such trusts.

     (C) with respect to DBR, if less than 50% of the total outstanding voting equity of such DBR or any Person which directly or indirectly controls DBR is owned by members (or Affiliates of members) of the branch of the Rothschild family which owns Chateau Lafite.

     "Class A Director" means a Director designated by the Class A Members.

     "Class B Director" means a Director designated by the Class B Members.

     "Class C Director" means a Director designated by the Class C Members.

     "Class A Membership Interest" means the Membership Interest held by a Class A Member.

     "Class B Membership Interest" means the Membership Interest held by a Class B Member.

     "Class C Membership Interest" means the Membership Interest held by a Class C Member.

     "Class A Member" means a Member designated as a Class A Member on Schedule I hereto or any permitted transferee of a Class A Membership Interest in accordance with the provisions of this Agreement.

     "Class B Member" means a Member designated as a Class B Member on Schedule I hereto or any permitted transferee of a Class B Membership Interest in accordance with the provisions of this Agreement.

     "Class C Member" means a Member designated as a Class C Member on Schedule I hereto or any permitted transferee of a Class C Membership Interest in accordance with the provisions of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Custom Processing, Marketing and Distribution Agreement" means that Custom Processing, Marketing and Distribution Agreement entered into between the Company and Newco dated ________, as that agreement may be amended from time-to-time.

     "DBR" means Domaines Barons de Rothschild (Lafite) SCA, a French societe en commandite par actions.

     "Director" means a manager (as defined in Section 18-101(10) of the Act) of the Company who is a member of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "HVL" means Huneeus Vintners LLC, a Delaware limited liability company.

     "Majority Approval" has the meaning set forth in Section 4.5(b).

     "Membership Interest" means all of the rights and obligations attendant to a Member's ownership interest in the Company, including, but not limited to, the right to receive distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions and credits of the Company, and any and all other rights and obligations a Member is entitled to as a holder of an ownership interest in the Company, including voting rights, as and to the extent provided in this Agreement.

     "Membership Units" means, as to any Member, the number of units forth opposite such Member's name on Schedule I hereto.

     "Newco" means Triple Wines, LLC, a limited liability company organized under the laws of the State of Delaware.

     "Newco Transferee" has the meaning set forth in Section 10.2 hereof.

     "Person" means any individual, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

     "Regulations" means Treasury Regulations promulgated under the Code.

     "Transfer" means any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of a Membership Interest or any portion thereof, and includes any such transaction between Members.

     "Unanimous Consent" has the meaning set forth in Section 4.4(c).

     "Voting Power" has the meaning set forth in Section 4.5(a) hereof.

     1.2. Terms.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article", "Section", "Schedule" or "Exhibit" refer to the specified Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specifically stated; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and, except to the extent specifically provided below, references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE II.

                           ORGANIZATION OF THE COMPANY

     2.1. Formation; Qualification. The Company was formed under the laws of the State of Delaware on _______, 2004 upon the filing of the Certificate of Formation with the Delaware Secretary of State. The Chairman of the Board of the Company shall (a) file such other documents and instruments with such appropriate authorities as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in Delaware, and (b) execute and file all requisite documents and instruments to enable the Company to qualify to do business as a foreign limited liability company in the State of California and in each other jurisdiction in which, in the reasonable judgment of the Board, such qualification may be necessary or appropriate for the conduct of the business of the Company. The Members hereby agree to operate the Company as a limited liability company under and pursuant to the provisions of this Agreement and the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

     2.2. Name. The business of the Company shall be conducted under the name "VentureCo, LLC".

     2.3. Purpose. The purpose for which the Company is formed is to create and sell wine under a brand to be determined by the Members, which wine is produced pursuant to the Custom Processing, Marketing and Distribution Agreement and approved by DBR pursuant to the Assistance Agreement.

     2.4. Powers. The Company shall possess and may exercise all powers necessary, convenient or incidental to the conduct, promotion or attainment of its business, purposes or activities to the fullest extent provided in the Act.

     2.5. Principal Place of Business: Registered Office and Agent. The Company's registered office shall be at the office of its registered agent located at 15 East North Street, Dover, Delaware 19901, in the City of Dover, County of Kent, State of Delaware, and the registered agent at such address shall be [Incorporating Services, Ltd.]. The registered office and agent may be changed from time to time by the Board by amending the Certificate of Formation in accordance with the provisions of this Agreement and the Act. The Board shall cause prompt notice of any such change to be given to the Members. The principal offices of the Company shall be in Napa County, California, or another place in California approved by the Board.

     2.6. Term. The term of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Act.

     2.7. Organization Expenses. The Company shall pay the fees of its registered agent, registration and filing fees and other like expenses incurred in connection with its formation and organization, whether paid initially by the Company or by any of the Members. All expenses of the Members, including legal fees for the preparation and review of the organizational documents of the Company, shall be paid and borne by the Members. Organizational or other expenses of the Company which are paid and borne by the Members shall, in accordance with GAAP, be recorded as Company expenses on the books of the Company, with the amounts paid by the Members being reflected as Capital Contributions of such Members.

                                  ARTICLE III.

                         MEMBERS AND MEMBERS' INTERESTS

     3.1. Membership Interests; Members.

     (a) There shall be three classes of Membership Interest in the Company:
Class A Membership Interests, Class B Membership Interests and Class C Membership Interests.

     (b) Except as otherwise provided in this Agreement with regard to the designation and removal of Directors, each of the Class A Membership Interests, Class B Membership Interests and Class C Membership Interests shall be entitled to the same benefits, rights, duties and obligations and shall vote together on all matters as a single class.

     (c) The names of the initial Members and their respective Membership Units are set forth on Schedule I hereto.

     3.2. Limitation on Liability. No Member shall be liable for any debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Member shall be required to make any contribution to the Company by reason of any negative balance in the Member's Capital Account nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

     3.3. Exclusivity. Franciscan and Huneeus each agree that, except as contemplated by the Assistance Agreement, they will not and will not permit any of their respective Affiliates (including without limitation Constellation Brands, Inc.) to enter into any partnership, joint venture or similar business relationship with any member of the Rothschild family for the purpose of producing wine in North America. Chalone agrees that, except as contemplated by the Assistance Agreement, it will not and will not allow any of its Affiliates (including without limitation DBR) to produce, or join in any partnership, joint venture or similar business relationship with any other Person for the purpose of producing still wine in North America. The foregoing, however, shall not preclude Franciscan or any of its Affiliates (including without limitation Constellation Brands, Inc. and its other Affiliates) from acquiring an entity or entering into any business combination or relationship with any Person who, prior to such transaction, is a party to any arrangement that Franciscan or such Affiliate would be prohibited from entering into pursuant to this Section 3.3, provided that immediately following consummation of any such acquisition or business combination, Franciscan or such Affiliate shall provide written notice to DBR seeking approval of DBR to continue with such prohibited arrangement. Within thirty (30) days of receipt of such notice, DBR shall have the right to either approve Franciscan or such Affiliate continuing with such arrangement, or to require that Franciscan or such Affiliate divest or terminate such arrangement. If DBR requires that such arrangement be divested or terminated, Franciscan or such Affiliate shall either divest or terminate such arrangement within a commercially reasonable period of time.

     3.4. Business Transactions Involving a Member or Affiliate of a Member. A Member or Affiliate of a Member may lend money to, provide services to and transact other business with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Member or an Affiliate of a Member, provided that such loan, service or transaction has been authorized by specific resolution of the Board and a written memorandum describing the terms of the loan, service or transaction so authorized has been signed by such Member or Affiliate and by a representative of each of the other Members.

     3.5. Management by Members. Except as authorized by the Board in accordance with this Agreement, no Member (in his, her or its capacity as such) or representative of a Member shall take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except and only to the extent expressly delegated by the Board or specified in this Agreement, no Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

                                  ARTICLE IV.

                            MANAGEMENT OF THE COMPANY

     4.1. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, in the manner of the board of directors of a Delaware corporation. Subject to the provisions of
Section 4.5, the Board shall consist of three classes of Directors: Class A Directors, who shall be selected and nominated by the holders of the Class A Membership Interests; Class B Directors, who shall be selected and nominated by the holders of the Class B Membership Interests; and Class C Directors, who shall be selected and nominated by the holders of the Class C Membership Interests. To the extent permitted by applicable law, any action that could be taken by the Members may be taken by the Board of Directors, as provided below. The holders of each class of Class A and Class B Membership Interests shall each select and nominate one Director of the corresponding class and the holders of the Class C Membership Interest shall select and nominate two Directors. The classes may select and nominate additional Directors of each class, so long as the proportions set forth in the previous sentence are maintained. Each Director on the Board shall continue to serve as a Director until such time as his or her death, resignation, incapacity or removal in accordance with Section 4.7.

     4.2. Powers and Authority of the Board. Except where approval of the Members is expressly required by nonwaivable provisions of applicable law, the Board shall have full, exclusive and complete discretion to direct and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to authorize management of the Company or such other Persons as it may designate to take all such actions as it deems necessary or appropriate to accomplish the foregoing and the purposes of the Company as set forth herein. Only the Board, acting collectively, shall have the power to bind the Company, except and to the extent otherwise set forth in
Article V or as expressly delegated to any other Person by the Board, but such delegation shall not cause the Board to cease to be responsible for the management of the Company.

     4.3. Meetings; Quorum.

     (a) Meetings of the Board of Directors shall be held [at least quarterly]. Meetings may be called by order of the Chief Executive Officer or any Director. Notice of the time and place of each meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least twelve (12) Business Days before the meeting, or by sending the same by nationally recognized overnight courier service at least ten (10) Business Days before the meeting, or by telephoning, telecopying, e-mailing or delivering personally the same at least ten (10) Business Days before the meeting to each Director; provided, however, that notice of any special meeting of the Board may be given by nationally recognized (for notices to Directors in the United States) or internationally recognized (for notices to other Directors) overnight courier service, or by telephoning, telecopying, e-mailing (in each case confirmed on the same day by nationally or internationally, as appropriate, recognized courier service) or delivering personally the same, at least three
(3) Business Days before the meeting to each Director. Except as otherwise specified in the notice thereof, or as required by the Act, the Certificate of Formation or this Agreement, any and all business may be transacted at any meeting.

     (b) At any meeting of the Board of Directors, the presence in person or by proxy of at least one Class A Director, one Class B Director and one Class C Director shall constitute a quorum for the transaction of business or of any specified item of business. In the absence of a quorum those Directors present may adjourn the meeting to a specified date (which shall not be less than 72 hours after the date of the originally-scheduled meeting). If a quorum is lacking at the adjourned meeting, that meeting may again be adjourned to a specified date (which shall not be less than 72 hours after the date of the first adjourned meeting).

     (c) The secretary of each meeting of the Board shall record the deliberations and determinations of the Board in written minutes which will be circulated by the secretary to the Directors following the meeting for their review and approval at the next meeting of the Board.

     4.4. Organization. Every meeting of the Board shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by such Director as shall be selected by the majority of the Directors present. The Chairman of the Board or the presiding Director, as the case may be, shall select a person (who need not be a Director) to act as the secretary of the meeting. The Chairman of the Board shall be selected by the Class C Directors at the first meeting of the Board of Directors subsequent to the date hereof.

     4.5. Vote.

     (a) At any meeting of the Board of Directors, the Class A Directors and Class B Directors shall each have one vote (each vote representing 25% of the power to vote on issues before the Board of Directors ("Voting Power")) and the Class C Directors shall have two votes (representing 50% of the Voting Power); provided that (i) if one of the Members transfers its Membership Interest pursuant to Article 10 hereof and the remaining Members do not unanimously agree to allow the transferee to assume the transferring Member's Voting Power, or
(ii) if one of the Class A or Class B Members transfers its Membership Interest in Newco and the remaining Members do not unanimously agree to allow the transferring Member to retain its Voting Power, then such Class shall have no Voting Power and shall not be entitled to appoint a Director. The Voting Power of the Class of Directors of such transferring Member shall be distributed equally between the remaining Members and the corresponding number of votes shall be adjusted. Those Directors of each Class which have Voting Power and are present at the meeting shall determine among themselves the vote or votes to be cast for such Class.

     (b) Except as to matters requiring Unanimous Consent pursuant to Section 4.5(c) or another section of this Agreement, the affirmative vote, approval or consent of not less than a majority of the Voting Power of Directors ("Majority Approval") shall be necessary and required for the approval of any item of business; provided, that if the Board of Directors at any time is comprised of only two Classes of Directors with Voting Power then, in addition to the items below which require Unanimous Consent, no material decisions shall be made without the consent of each of the remaining Classes of Directors with Voting Power.

     (c) Notwithstanding the provisions of Section 4.5(b), the following actions or transactions shall require the affirmative vote, approval or consent of the Directors of each Class of Membership Interests which have Voting Power ("Unanimous Consent"):

          (i) any amendment to the Assistance Agreement;

          (ii) any amendment of the Custom Processing, Marketing and Distribution Agreement;

          (iii) the granting to a transferee of a Member's Membership Interest pursuant to Article 10 of the right to the Voting Power that such Membership Interest carried in the hands of the transferor; or a decision to allow a Member who transfers such Member's interest in Newco to retain such Member's Voting Power in the Company;

          (iv) any distributions pursuant to Section 9.1; and

          (v) the entry into any agreements other than the Assistance Agreement and the Custom Processing, Marketing and Distribution Agreement.

     4.6. Action Without Meeting; Telephone Meetings. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting upon written Unanimous Consent of the Board. Any one or more Directors on the Board and the Chief Executive Officer of the Company shall be entitled to participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     4.7. Vacancies and Removal. Any Director shall be removed upon a non-approved Transfer as provided in Section 4.5(a). Any Director may be removed at any time, with or without cause, by the holders of the class of Membership Interests who selected and nominated such Director. Subject to Section 4.5(a), any vacancy occurring in the Board due to the death, resignation, incapacity, or removal, with or without cause, of a Director shall be filled by the holders of the class of Membership Interests who selected and nominated such Director pursuant to Section 4.1, and if necessary, the Members agree to vote the Membership Interests owned by them in favor of such replacement nominee at a special meeting of the Company's Members or to execute a written consent in lieu thereof.

     4.8. Committees. The Board of Directors by Unanimous Consent of the Board may designate committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     4.9. Compensation of Directors. The Directors shall be entitled to reimbursement by the Company for reasonable out-of-pocket expenses incurred in connection with the business of the Company. No Director shall receive a salary or other compensation for his services as Director.

     4.10. Status and Duties of Directors; Transactions with the Company.

     (a) Each Director on the Board of Directors shall be a "manager" for purposes of the Act, entitled to all rights, privileges and protections of a "manager" thereunder, provided that no Director shall, absent specific delegation or authorization by the Board, have the right or responsibility, acting individually, to manage the business or affairs of the Company or otherwise to act for or bind the Company as an agent, but may only act collectively through actions or determinations of the Board taken by appropriate majority in accordance with the provisions of this Agreement.

     (b) Each Director shall perform his duties as a Director in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (i) one or more agents or employees of the Company, or (ii) counsel, public accountants or other persons as to matters that such Director believes to be within such person's professional or expert competence. If a Director so performs the duties of Director in accordance with this Section 4.10, then he shall have no liability by reason of being or having been a Director of the Company.

     (c) Each Director shall devote such of his time as he deems reasonably necessary to the affairs of the Company. No Director shall be required to devote any specified amount of time or efforts to the business and affairs of the Company. No Director shall have any obligation to loan money to the Company or to fund operating deficits. Except as provided in Section 3.3(a), no Director shall be required to offer any investment opportunities to the Company and each Director may make investments or undertake activities that compete or conflict with the Company.

     4.11. Limitations on Liability.

     (a) No Director shall be liable for any debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Director shall be required to make any Capital Contribution to the Company in his capacity as a Director.

     (b) Provided that he has acted in good faith, and not directly contrary to any express prohibitions contained in this Agreement, no Director shall be liable to the Company or the Members for any mistakes in judgment or for any failure to perform any of his obligations hereunder, or for any loss due to such mistake or failure to perform, or due to the negligence, dishonesty, fraud or bad faith of any other Person, including any other Director, Member, employee, agent or independent contractor of the Company or any other Person with which the Company transacts business.

     4.12. Business Transactions Involving a Director or Affiliate of a Director. A Director and any other corporation, partnership, limited liability company or other business entity in which a Director is a manager, director or officer or has a substantial financial interest may enter into contracts or other transactions with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Director or related to a Director or an Affiliate of a Member.

                                   ARTICLE V.

                                    OFFICERS

     5.1. General. The Board may elect such officers of the Company, as the Board deems necessary or appropriate. The Board may give such officers any powers and duties that the Board deems necessary or appropriate. The Chairman of the Board shall be the Chief Executive Officer.

     5.2. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

                                  ARTICLE VI.

                          EXCULPATION; INDEMNIFICATION

     6.1. Exculpation.

     (a) No Member or Director or Affiliate, partner, representative or agent of a Member or Director (each, a "Covered Person") shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     6.2. Indemnification.

     (a) To the greatest extent not inconsistent with the laws and public policies of Delaware, the Company shall indemnify any Covered Person made a party to any proceeding because such Person is or was a Member or Director, or an Affiliate, partner, representative or agent of a Member or Director, as a matter of right, against all liability incurred by such Person in connection with any proceeding; provided that the Covered Person has met the standard of conduct for indemnification set forth in subsection (c) of this Section 6.2. To the maximum extent permitted by the laws and public policies of Delaware, the Company shall pay for or reimburse the reasonable expenses incurred by a Covered Person in connection with any such proceeding in advance of final disposition thereof if (i) the Covered Person furnishes the Company a written affirmation of the Covered Person's good faith belief that it has met the standard of conduct for indemnification described in subsection (c) of this Section 6.2 and (ii) the Covered Person furnishes the Company a written undertaking, executed personally or on such Covered Person's behalf, to repay the advance if it is ultimately determined that such Covered Person did not meet such standard of conduct. The undertaking described in subsection (a)(ii) above must be a general obligation of the Covered Person, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company shall indemnify a Covered Person who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the Covered Person in connection with the proceeding without the requirement of a determination as set forth in subsection (c) of this Section 6.2. Upon demand by a Covered Person for indemnification or advancement of expenses, as the case may be, the Company shall expeditiously determine whether the Covered Person is entitled thereto in accordance with this Section 6.2. The indemnification and advancement of expenses provided for under this Section 6.2 shall only be applicable to a proceeding arising from acts or omissions occurring after the Effective Date.

     (b) The Company shall have the power, but not the obligation, to indemnify any Person who is or was an officer, employee or agent of the Company or was serving as such at the request of the Company to the same extent as if such Person was a Covered Person designated in Section 6.1.

     (c) Indemnification of a Covered Person is permissible under this Section
6.2 only if (i) such Covered Person reasonably believed that it conducted itself in good faith; (ii) such Covered Person reasonably believed that its conduct was in or at least not opposed to the Company's best interest and was within the authority delegated to it by this Agreement or by the Directors; (iii) in the case of any criminal proceeding, such Covered Person had no reasonable cause to believe its conduct was unlawful; and (iv) such Covered Person is not adjudged in any such proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent to have failed to meet the standard of conduct described in this subsection (c).

     (d) A Covered Person who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines:

          (i) in a proceeding in which the Covered Person is wholly successful, on the merits or otherwise, the Covered Person is entitled to indemnification under this Section 6.2, in which case the court shall order the Company to pay the Covered Person its reasonable expenses incurred to obtain such court ordered indemnification; or

          (ii) the Covered Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Covered Person met the standard of conduct set forth in subsection (c) of this Section 6.2.

     (e) Nothing contained in this Section 6.2 shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any Person who is or was a Member or Director of the Company or is or was serving at the Company's request as a director, officer, partner, manager, trustee, employee, or agent of another foreign or domestic company, partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise, whether for-profit or not. Nothing contained in this Section 6.2 shall limit the ability of the Company to otherwise indemnify or advance expenses to any Person. It is the intent of this Section 6.2 to provide indemnification to Covered Persons to the fullest extent now or hereafter permitted by the law consistent with the terms or conditions of this Section
6.2. Indemnification shall be provided in accordance with this Section 6.2 irrespective of the nature of the legal or equitable theory upon which a claim is made, including negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal law or violation of any law of any other jurisdiction.

     (f) For purposes of this Section 6.2:

          (i) The term "expenses" includes all direct and indirect costs (including counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section 6.2, applicable law or otherwise.

          (ii) The term "liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (iii) The term "party" includes a Person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

          (iv) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     The Company may purchase and maintain insurance for its benefit, the benefit of any Covered Person who is entitled to indemnification under this
Section 6.2, or both, against any liability asserted against or incurred by such Covered Person in any capacity or arising out of such Covered Person's service with the Company, whether or not the Company would have the power to indemnify such Covered Person against such liability.

                                  ARTICLE VII.

                             ACCOUNTING AND RECORDS

     7.1. Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company in accordance with GAAP and, to the extent necessary to comply with the provisions of this Agreement and applicable tax law, in accordance with federal income tax rules. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain and preserve, during the term of the Company, and for seven years thereafter, all such books and records. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

     7.2. Auditors. The firm of KPMG LLP or such other firm of certified public accountants as may be subsequently designated by the Board, shall serve as the auditors of the Company. The Board shall cause the auditors to complete their audit and review of the Company's annual financial statements no later than sixty (60) days following the end of each fiscal year of the Company.

     7.3. Access to Accounting Records. All books and records of the Company shall be maintained at the Company's principal place of business or at such other location as may be designated by the Board, and each Member, and the Member's duly authorized representative, shall have access to them at such location and the right to inspect and copy them at reasonable times for any purpose reasonably related to his interest in the Company. All confidential financial and business information in such books and records shall be kept confidential by the Members and their authorized representatives, shall not be disclosed to any other Person and shall be used solely for the purpose of managing the Member's investment in the Company.

     7.4. Deposit and Use of Company Funds. Upon formation of the Company, all cash Capital Contributions shall be transferred to a separate Company account or accounts in such banks or other financial institutions as may be selected by the Board. Such account or accounts shall be maintained in the name of or for the benefit of the Company. Thereafter, all revenues, bank loans, proceeds and other receipts shall be deposited and maintained in such account or accounts, which may or may not bear interest, and all expenses, costs and similar items payable by the Company shall be paid from such accounts. The Company's funds, including, but not limited to, the Members' cash Capital Contributions, Company revenue and the proceeds of any borrowing by the Company, may be invested as the Board, in its sole discretion, deems advisable. Any interest or other income generated by such deposits or investments shall be considered part of the Company's account. Company funds from any of the various sources mentioned above may be commingled with other Company funds, but not with the separate funds of any other Person, and may be withdrawn, expended and distributed as authorized by the terms and provisions of this Agreement.

     7.5. Financial and Tax Information.

     (a) The Board shall furnish or cause to be furnished to each Member such financial information as any such Member may request from time to time, including all financial information as may be required by a Member to satisfy its quarterly reporting requirements under applicable United States or foreign securities laws.

     (b) The Board shall use its best efforts to cause the Company to deliver to each Member, within 90 days after the end of each fiscal year of the Company, all information necessary for the preparation of such Member's federal income tax return.

     7.6. Accounting Decisions. All decisions as to accounting matters shall be made by the Board.

     7.7. Tax Matters Partner; Federal Income Tax Elections. To the extent permitted by Treasury Regulations or the Code, the Company shall elect to be treated as a partnership for income tax purposes. The Board shall designate a "Tax Matters Partner" for purposes of the Code. The Tax Matters Partner shall notify the Members of any audit or other matters of which he is notified or becomes aware. All decisions as to tax elections and accounting matters shall be made by the Board (or by the Tax Matters Partner pursuant to an authorized delegation by the Board).

     7.8. Other Records. The Company shall maintain records at the principal place of business of the Company or such other place as the Directors may determine, which shall include the following:

          (a) financial reports of the Company, if any, for the most recent fiscal year;

          (b) a current list of the name and last known business, residence or mailing address of each Member;

          (c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

          (d) a copy of the Certificate of Formation and all amendments thereto;

          (e) a copy of this Limited Liability Company Agreement and all amendments thereto;

          (f) copies of any written information with respect to the amount of cash and a description of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future and the date such Member became a Member;

          (g) minutes of every meeting of the Board of Directors and the Members;

          (h) any written consents obtained from Directors or Members for actions taken by the Board or by Members without a meeting; and

          (i) a copy of the Company's most recent annual report delivered to the Delaware Secretary of State.

                                 ARTICLE VIII.

                      CAPITAL CONTRIBUTIONS AND ALLOCATIONS

     8.1. Initial Capital Contributions. Each Class A Member, Class B Member and Class C Member shall contribute, in exchange for such Member's Membership Interest in the Company, the cash listed on Schedule I hereto.

     8.2. Additional Capital Contributions. Except as otherwise provided under applicable state law, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company in excess of those made pursuant to Section 8.1. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member. No Member shall be required to make up, or to make any payment to any Person on account of, any deficit in its Capital Account.

     8.3. Status of Capital Contributions.

     (a) Except as otherwise expressly provided herein, no Member shall be entitled to withdraw or demand a refund or return of any Capital Contributions or any interest thereon. No return of a Member's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

     (b) No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.

                                  ARTICLE IX.

                                  DISTRIBUTIONS

     9.1. Distributions. The Company shall distribute to the Members pro rata in accordance with their respective Membership Units in such amounts as shall be determined by the Board of Directors from time to time.

     9.2. Amounts Withheld. The Tax Matters Partner is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts which it reasonably determines may be required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any allocation or distribution to any Member shall be treated as amounts distributed to such Member pursuant to this Article for all purposes under this Agreement.

     9.3. Allocations. For U.S. federal income tax purposes, all allocations of tax items shall be made to the Members pro rata in accordance with their respective Membership Units.

                                   ARTICLE X.

                        TRANSFER OF MEMBERSHIP INTERESTS;
                WITHDRAWAL; ADDITIONAL MEMBERS; CHANGE OF CONTROL

     10.1. Transfer of Member Interests; Withdrawal. Other than as set forth in
Section 10.2, no Member shall have the right or power (a) directly or indirectly, to Transfer or otherwise dispose of all or any portion of its interest as a Member in the Company, or to grant or assign any participation in its right to receive distributions or allocations or profits or losses in respect thereof, whether voluntarily or by operation of law, or (b) to withdraw prior to the dissolution or winding up of the Company, except with the prior written Unanimous Consent, which consent may be granted or withheld by any such Director in his sole discretion. Any attempt to Transfer a Member's interest in the Company, or to withdraw from the Company, in violation of this Section 10.1 shall be void, the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of a Membership Interest pursuant to any such Transfer, and the Member attempting to effect such Transfer or withdrawal shall indemnify the Company for any costs or expenses it may incur in connection with the attempted Transfer or withdrawal.

     10.2. Transfers in Connection with Transfer of Newco Interest. If a Member transfers such Member's interest in Newco, such Member may simultaneously transfer such Member's Membership Interest in the Company to the identical transferee (a "Newco Transferee"). A Newco Transferee will, subject to compliance with the requirements of this Article X, be entitled to receive the transferor Member's share of distributions and allocations of a Member holding the Class of Membership Interest Transferred to it. A Newco Transferee will not acquire any Voting Power unless the remaining Members have given their written Unanimous Consent.

     10.3. Additional Restrictions on Transfer. Any Transfer of a Membership Interest which is pursuant to Section 10.2 shall be subject to the following additional requirements and conditions:

          (a) The Board may require the transferee to pay a Transfer fee to the Company sufficient to cover all reasonable expenses connected with the assignment, including legal fees, and to do all other things and execute and deliver all such papers as may be necessary or reasonably requested by the Board in order to consummate the Transfer of such Membership Interest.

          (b) The transferee shall deliver to the Company a signed counterpart of this Agreement or a written acknowledgment that the Membership Interest to be received in such proposed Transfer is subject to this Agreement and that the proposed recipient and its successors in interest are bound hereby and agree to comply with this Agreement, each such document to be in form and substance reasonably satisfactory to the Board.

          (c) Such Transfer, if legally required, shall be made pursuant to an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption from such registration, and prior to any such Transfer the

     Member proposing to Transfer a Membership Interest shall give the Company
     (i) notice describing the manner and circumstances of the proposed Transfer (copies of which the Company shall furnish to each Member following receipt thereof by the Company) and (ii) if such Transfer is to be made pursuant to an exemption from such registration and if reasonably requested by the Company, a written opinion of counsel, who shall be reasonably satisfactory to the Company and its counsel, such opinion to be in form and substance reasonably satisfactory to the Company and its counsel, to the effect that the proposed Transfer of Membership Interest may be effected without registration under the Securities Act of 1933, as amended, and any applicable state securities laws.

     10.4. Substitute or Additional Members.

     (a) Any Person wishing to be admitted to the Company as an additional Member, other than by virtue of the permitted Transfer to such Person of a Membership Interest pursuant to Section 10.2 above, may be admitted only with the Unanimous Consent of the Board, which consent may be granted or withheld in the sole discretion of the Directors and may be made subject to the satisfaction of such conditions as the Board may require.

     (b) Upon the admission of a substitute or additional Member, Schedule I annexed hereto shall be amended to reflect the revised Membership Units of the Members. No Person shall become a Member until such Person shall have become a party to, and adopted all of the terms and conditions of, this Agreement.

     10.5. Change of Control.

     (a) If a Change of Control of CBI, HVL or DBR occurs, then the Class A Member in the case of CBI, the Class B Member in the case of HVL, or the Class C Member in the case of DBR (the "Affected Member") shall promptly (and in no event later than ten Business Days after consummation of the Change of Control) notify the other Members, identifying in reasonable detail the Person or Persons who have assumed control of the Affected Member. The other Members will then have the right, by notice given to the Affected Member no later than forty-five
(45) days after receipt of notice of the Change of Control from the Affected Member (or, if no such notice is given, the date they actually discover the Change of Control has occurred) to purchase the entire Membership Interest held by the Affected Member, in either case at the fair market value thereof. If no notice of purchase or sale is given within the forty-five (45) day period specified above, no purchase or sale shall take place and the Affected Member shall continue as a Member of the Company with no modification to its rights or obligations. If both of the other Members choose to purchase the Membership Interest held by the Affected Member, each of the other Members will purchase its pro rata share of such Membership Interest, based upon their respective Membership Units, provided that the other Members may agree between themselves (which agreement will be binding upon the Affected Member) that they will divide the purchase of the Affected Member's Membership Interest among themselves on a non-pro rata basis or that the Company will purchase the Affected Member's Membership Interest. If only one of the other Members chooses to purchase the Membership Interest held by the Affected Member, such Member will purchase the entire Affected Member's Membership Interest.

     (b) Unless otherwise agreed among the Affected Member and the other Members, any sale pursuant to this Section 10.5 shall be for cash, payable in full at the closing of the sale, and shall be made on an "as is, where is" basis without representations from any party other than customary representations as to title to the Membership Interests being Transferred and due authorization, power and authority for the Transfer. The closing of the Transfer shall take place at the offices of the Company, at a time specified by the purchasing Member which shall be no later than the later of (i) ninety (90) days following delivery of the notice of purchase from the other Members, and (ii) ten (10) days following resolution of the fair market value of the Membership Interests being Transferred in accordance with Section 10.5(c).

     (c) The fair market value of any Membership Interest to be sold hereunder will be the amount that would be distributed to the holder of such Membership Interest if the Company's assets, subject to its liabilities, were sold at an aggregate amount equal to the fair market value of the Company as a going concern in an arms-length sale between a willing buyer and seller ("Going Concern Value"), the Company liquidated and the liquidation proceeds distributed to the Members in accordance with Section 11.2. Unless it is determined by agreement among the Affected Member and the other Members, fair market value of a Membership Interest for purposes of this Section 10.5 will be determined by the following process: No later than thirty (30) days after delivery of the notice of purchase from the other Members, the Affected Member, on the one hand, and the other Member or Members (by agreement between them), as the case may be, on the other hand, will each specify a Going Concern Value of the Company, including with their submission such supporting information as they may select, and each will submit its proposal to an arbitrator, who shall be experienced in the valuation of businesses similar to the Company's business. The arbitrator shall conduct a hearing to receive additional information about the basis of and support for the two proposals. The arbitrator will then determine the Going Concern Value of the Company by choosing one or the other of the two proposals; provided that the arbitrator shall not have the discretion or authority to choose any other value. The fair market value of the Membership Interest or Interests to be sold will then be determined by the Company's management based upon the Going Concern Value so established, by application of Section 11.2. If any Member disagrees with the value established by management and that disagreement cannot be resolved between or among the concerned Members, the determination of the fair market value of the Membership Interest or Interests to be sold based upon the established Going Concern Value will be resubmitted to the arbitrator. The timing and procedure before the arbitrator (including the requirement that the arbitrator choose the value of one or the other of the competing proposals) will be the same as that followed for the original establishment of the Going Concern Value.

                                  ARTICLE XI.

                           DISSOLUTION OF THE COMPANY

     11.1. Dissolution of the Company. The Company shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

          (a) a unanimous determination by the Members that the Company should be dissolved;

          (b) Unanimous Consent by the Board of Directors that the Company should be dissolved;

          (c) the entry of a decree of judicial dissolution under section 18-802 of the Act; and

          (d) at such earlier time as may be required by applicable law.

     11.2. Distribution of Assets. The Company's assets or the proceeds from the sale thereof shall be applied and distributed to the maximum extent permitted by law, in the following order:

          (a) first, to the satisfaction (whether by payment or by the making of reasonable provision for payment) of all of the Company's debts and liabilities to creditors other than the Members; and

          (b) the balance, if any, to the Members pro rata in accordance with their respective Membership Units.

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

The Board shall comply with any applicable requirements of applicable law pertaining to the winding up of the Company and the final distribution of its assets.

     11.3. Filing of Certificate of Cancellation.

     (a) Upon the dissolution and complete winding up of the Company, a Certificate of Cancellation shall be delivered to the Delaware Secretary of State.

     (b) Upon the issuance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Board (or, in the absence of a Board, the remaining Directors) shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

     11.4. Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                  ARTICLE XII.

                                  MISCELLANEOUS

     12.1. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) transmitted by telecopier (and confirmed by return facsimile), or (b) delivered, if sent by Express Mail, Federal Express or other express delivery service, or registered or certified mail, return receipt requested, to the addressee at the address or telecopier number set forth on Schedule I hereto (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision).

     12.2. Amendments. Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, unless in a writing signed by each of the Class A Members, Class B Members and Class C Members.

     12.3. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and permitted assigns; provided, however, that nothing contained in this Section 14.3 shall be construed to permit any attempted assignment or other transfer which would be prohibited or void pursuant to any other provision of this Agreement.

     12.4. Title to Company Property. All property and assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity and no Member individually, shall have any ownership of such property and assets.

     12.5. Partition. No Member nor any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, and its successors, successors-in-title, executors, administrators, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement and that the right of any Member or successor-in-interest to assign, Transfer, sell or otherwise dispose of such Member's interest in the Company shall be subject to the limitations and restrictions of this Agreement.

     12.6. Directors and Officers Liability Insurance. The Board of Directors may in its discretion obtain and continue in effect directors and officers liability insurance coverage for Directors and employees of the Company, in such amounts and under such terms and conditions as the Board shall deem prudent.

     12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.8. Headings. All headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall not be considered in the construction or interpretation of any provision of this Agreement.

     12.9. Schedules and Annexes. All schedules and annexes hereto, including those hereafter added or amended in accordance with the terms of this Agreement, are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such schedules or annexes shall be deemed to refer to and include all such schedules and annexes.

     12.10. Severability. Each provision hereof is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     12.11. Entire Agreement. This Agreement, including all Schedules and Annexes hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and supersedes any prior oral and written understandings or agreements.

     12.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

     12.13. No Waiver. No course of dealing between the Company and any Member, and no delay by the Company in exercising any right, power or remedy, shall operate as a waiver or otherwise prejudice the exercise by the Company of that right, power or remedy against that or any other Member.

Signature Page to LLC Agreement of Ventureco

     IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.

                                            FRANCISCAN TRIO SUB, LLC


                                            By:
                                                -------------------------------


                                            HUNEEUS  VINTNERS LLC


                                            By:
                                                -------------------------------


                                            THE CHALONE WINE GROUP, LTD.


                                            By:
                                                -------------------------------

                                                                         Annex A



                        Form of Certificate of Formation



                            CERTIFICATE OF FORMATION
                                       OF
                                 VENTURECO, LLC


     This Certificate of Formation of VentureCo, LLC is being executed and filed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

     (1) The name of the limited liability company formed hereby is VentureCo, LLC.

     (2) The address of the registered office of the Company in the State of Delaware is 15 East North Street, Dover, Delaware 19901, in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such address is Incorporating Services, Ltd..

     IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has executed this Certificate of Formation as of the ___ day of _____, 2004.


                                                   ____________________________

                                                   _____________, Organizer


Schedules to LLC Agreement of Ventureco

                                                                      SCHEDULE I


                               Membership       Number of        Initial Capital
Members                          Class       Membership Units      Contribution
-------                        ----------    ----------------    --------------

Franciscan Trio Sub, LLC            A              386                $3.86
Huneeus Vintners LLC                B              323                $3.23
The Chalone Wine Group, Ltd.        C              291                $2.91



Schedules to LLC Agreement of Ventureco

                                                               Exhibit Q to AEJV

Chalone Shareholder Wine Program Continuation

     It is the intention of Venture following the merger that beneficial owners of shares of common stock immediately prior to the effective date of the Merger will be entitled for three months following the Closing Date to enroll at no additional cost as members of a new Founders Club, and the shareholders will receive a one-time wine dividend of $1.00 per share. This Founders Club membership and this one-time wine dividend will not be transferable, and the wines purchased with this dividend cannot be re-sold.

     This wine dividend can be used through the Founders Club to purchase wines at a 50% discount on all wine purchases up to an amount equal to $1.00 per share. So if a shareholder had 500 shares on the Closing Date and enrolled in the Founders Club, the shareholder would receive a $500.00 wine dividend that it could use to purchase $1,000.00 of wine at a 50% discount. This Founders Club wine dividend will remain valid for one year from the Closing Date.

     In addition to this wine dividend, this Founders Club membership will give members 15 years access to the following benefits:

     1) The Annual Founders Celebration. This will be an annual party where the Venture will invite all Founders Club members to one of the Venture's wineries for a special and exclusive celebration where the Venture will introduce new vintages and new wines to the members. This party will operate in a similar manner to Chalone's annual shareholders party.

     2) VIP Tours. Founders Club members will be able to participate in special VIP tours and tastings with special access at each of the Venture's wineries. As part of the Founders Club, the Venture will have a Concierge so that members can have one central place to conveniently schedule appointments at all wineries.

     3) Founders Club Discount. As was the tradition at Chalone, the Venture will give the Founders Club members special access to selections of its most exclusive wines and allocated bottlings. This will be done in quarterly communications the Venture will send to all Founders Club members. Founders Club members will also receive Founders Club discounted pricing on all these offerings. The special one-time wine dividend can be used in connection with these discounted prices. For example if the price of the wine selected by the Founders Club member was $75 after the standard Founders Club discount, the Founders Club member could use $37.50 of his or her one-time discount to purchase this wine and have to pay only $37.50 in cash for the purchase.

     4) Special Allocations. In addition, Founders Club members who purchase at least $500.00 per year (net of the wine dividend) from the Founders Club selections will qualify for special allocations of the Venture's most limited wines and unique sizes.

     The Founders Club will be subject to commercially reasonable rules, restrictions and modifications adopted by the Venture for all Founders Club members.

                                                               Exhibit R to AEJV

                                 PROMISSORY NOTE

$                                                       ___________, California
                                                        ______________, 2004

     FOR VALUE RECEIVED, TRIPLE WINES, INC., a Delaware corporation (the "Debtor"), hereby promises to pay to the order of TRIPLE WINES, LLC, a Delaware limited liability company (the "Holder"), ON DEMAND, the principal sum of ___________________________________ Dollars ($_____________), together with interest on the unpaid principal amount hereof from the first business day following the date of this Note to the date of repayment in full at a rate equal to 1-1/2% plus the rate from time to time publicly announced by Citibank N.A. at its principal office in New York City as its prime lending rate for domestic commercial loans. All payments shall be made to Holder at ___________________ _______________, or at such other place as the Holder may from time to time designate. As used herein, a "business day" means any day on which banking institutions are not authorized or obligated by law to close in either New York City or Paris, France.

     This Note may be prepaid at any time, in whole or in part, at the option of the Debtor. Any prepayment shall be made together with all interest accrued but unpaid through the date of prepayment but without penalty.

     If the Debtor shall make an assignment for the benefit of creditors, or a meeting of creditors is convened or a committee of creditors is appointed, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against the Debtor or any property of the Debtor, or any trustee or receiver is appointed for the Debtor or his property, and such petition or proceeding, if filed or commenced against the Debtor or his property, is not terminated within 5 days, the maturity of the unpaid balance of this Note shall be accelerated and the same, together with all accrued interest, shall become immediately due and payable without notice or demand.

     The Debtor waives diligence, demand (other than demand for payment of the principal balance hereof pursuant to the first paragraph of this Note), presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     This Note may not be modified or terminated orally.

     In the event the Holder institutes any action to enforce collection of this Note, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

     THE DEBTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT AGAINST THE DEBTOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR RELATING TO THIS NOTE.

     This Note shall be governed by the laws of the State of California applicable to agreements made and to be performed in that State.


                                             TRIPLE WINES, INC.


                                             By:  ____________________________

                                             Name: ___________________________

                                             Title: __________________________

                                                               Exhibit U to AEJV

                                LICENSE AGREEMENT

     THIS License Agreement, effective this ____________ day of _________ 200__ ("License"), by and between Franciscan Vineyards, Inc., a Delaware corporation having a place of business at 1178 Galleron Road, St. Helena California 94574 ("Licensor") and Triple Wines, LLC, a Delaware limited liability company having a place of business at 801 Main Street, St. Helena, California 94574 ("Licensee").

     1. RECITALS

     A. Licensor is the owner of the trademark "OAKVILLE ESTATE" (registered in the United States Patent and Trademark Office under registration number 2,106,185) and any other proprietary trade names, trademarks, trademark, or any other protectable rights in and to names and marks comprised of or including "OAKVILLE ESTATE" or phonetically equivalent or confusingly similar to "OAKVILLE ESTATE" (collectively, the "Trademark").

     B. Licensee wishes to obtain a license to use the Trademark.

     C. Licensor desires to grant Licensee certain rights to use the Trademark pursuant to the terms and provisions set forth herein.

     2. GRANT OF LICENSE

     A. Licensor hereby grants to Licensee the perpetual right and license to use the Trademark in connection with Products (as defined below), which license shall be exclusive, except to the extent set forth on Annex A hereto. Licensee shall, in its use of the Trademark, ensure that the Trademark is only used with wines ("Products") that are at least consistent with the quality of Products produced by Licensor in its prior use of the Trademark or such other additional quality standards as Licensor may approve hereafter.

     3. CONSIDERATION

     A. In consideration of this License, Licensee shall provide to Licensor, at no cost to Licensor, one 9-litre case of each variety of Products bearing the Trademark, from each vintage thereof.

     4. ASSIGNABILITY OF LICENSE

     The rights granted to Licensee under this License shall be transferable without Licensor's prior written consent.

     5. OWNERSHIP/ENFORCEMENT

     Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and the goodwill associated therewith, and will not, at any time do, or cause to be done, any act or thing contesting, or in any way impairing, or tending to impair, any part of such right, title, or interest. Licensee acknowledges that all uses of the Trademark pursuant to this License by Licensee shall inure to the benefit of Licensor. Licensor acknowledges the right of Licensee to enforce, as against third parties, its exclusive (subject to Annex A) right to use the Trademark for the Products, and shall assist Licensee, at Licensee's cost, in any defense or the prosecution of any proceedings necessary to preserve Licensee's exclusive (subject to Annex A) right to use the Trademark, or any confusingly similar mark in association with the Products, including by being joined as a party in any such proceedings. Licensor shall maintain all registrations of the Trademark. If Licensor fails or declines, for any reason, to maintain the Trademark, Licensee shall have the right, at Licensee's expense, to take all actions necessary to maintain such registrations, and Licensor hereby appoints Licensee as Licensor's attorney in fact for such purpose.

     6. INDEMNIFICATION

     Each party shall indemnify, defend, and hold harmless the other party, and its successors and assigns, against any and all claims, liabilities, or damages of any nature resulting from or arising out of a breach by the indemnifying party of any of its obligations hereunder. The indemnified party will give the indemnifying party prompt notice of any claim subject to indemnification hereunder, and the indemnified party shall have the right to control the defense of such claim.

     7. TERRITORY

     The licensed territory for use of the Trademark shall be worldwide, provided that licensee notifies Licensor at least sixty (60) days prior to entering a territory outside the United States of America. Upon notification, Licensor shall use any and all reasonable efforts to determine the availability of the Trademark in said territory, and may, in its own discretion, file an application to register the Trademark in such territory, at Licensee's cost and expense. If Licensor fails or declines, for any reason, to file or pursue any such application, Licensee shall have the right, at Licensee's expense, to do so on behalf of Licensor, and Licensor hereby appoints Licensee as Licensor's attorney-in-fact for such purpose. Notwithstanding the foregoing, Licensor makes no representation or warranty as to the availability of the Trademark for use in any territory outside the United States of America.

     8. MISCELLANEOUS

     A. Any notice required or permitted to be given hereunder to any parties shall be deemed given when in writing and delivered by the U.S. Postal Service or by a recognized overnight courier. Delivery shall be completed at the time of delivery shown on the receipt in each case. Delivery shall be made to the following addresses indicated for each party herein or to such other address as such party may, from time to time by written notice designate to the other:

     Licensor:         Franciscan Vineyards, Inc.
                       1178 Galleron Road
                       St. Helena, California 94574
                       with a copy to:

                       Stephen L. Baker, Esq.
                       Baker and Rannells, P.A.
                       626 North Thompson Street
                       Raritan, NJ  08869

     Licensee:         Triple Wines, LLC
                       801 Main Street
                       St. Helena, California 94574

                       with a copy to:




     B. Subject to the restriction on assignment, this License shall be binding upon and inure to the benefit of the personal representatives, successors-in-interest, heirs, and permitted assigns or transfers of the parties hereto.

     C. The captions at the beginning of each numbered paragraph in this License are solely for the convenience of the parties, and should not be construed as being part of this License or used as an aid in the interpretation hereof.

     D. All questions with respect to the construction of this License and the rights and liabilities of the parties shall be governed by the laws of the State of California. Each party consents to the jurisdiction of, and agrees that any litigation with respect to this License shall be brought only in, any federal court located in the Northern District of California, or in any California state court sitting at San Francisco, California. Each party waives the right to a jury trial in any such litigation.

     E. This License shall be construed without regard to the party or parties responsible for the preparation of the same and shall be deemed as prepared jointly by the parties hereto.

Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any party hereto by virtue of who may have drafted such provision.

     F. This License may only be amended or modified in writing executed by the party to be charged with such amendment or modification.

     G. If any term, provision, covenant or condition of this License is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provision or portion of this License shall not be affected thereby and shall remain in full force and effect.

     H. The waiver by either party hereof of any breach of or failure to comply with any provision of this License shall not be construed as or constitute a continuing waiver of said breach or default, or waiver of any other breach of or failure to comply with any provision of this License. No waiver of any provision of this License shall be effective unless specifically made in writing and signed by an officer of the waiving party.

     I. Licensee and Licensor both hereby acknowledge that they have read this Agreement, understand it, and agree to be bound by the terms, and further agree that it is the complete and explicit agreement between the parties and supersedes all other oral and written proposals, agreements, representations, warranties and communications between Licensee and Licensor relating to the subject matter of this Agreement.

     J. This License may be executed in two counterparts which taken together shall constitute one original instrument.

     IN WITNESS WHEREOF, Licensor and Licensee have executed this License at Napa, California as of the date first above written.

     FRANCISCAN VINEYARDS, INC.         TRIPLE WINES LLC

     BY:                                BY:
        ---------------------------        --------------------------

     ANNEX A


          1. Licensor's right to use the Trademark in connection with its wines;

          2. The right of the Oakville Grower's Association to use the Trademark in connection with their activities.